As filed with the Securities and Exchange Commission on August 16, 2006
                                                    Registration No. 333-135120
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                AMENDMENT NO. 1
                                       ON
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                        MACRO SECURITIES DEPOSITOR, LLC
                                  (Depositor)
             (Exact name of registrant as specified in its charter)

                  Claymore MACROshares Oil Down Holding Trust
                 Claymore MACROshares Oil Down Tradeable Trust
                (Issuers with respect to the Offered Securities)

                    Delaware                                  20-1072523
(State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                              130 7th Avenue, #356
                         New York, New York 10011-6632
                                 (800) 767-4696
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 --------------

                            Mr. Samuel Masucci, III
                                   President
                        MACRO Securities Depositor, LLC
                        130 Seventhth Avenue, Suite 113
                         New York, New York 10011-6632
                                 (800) 767-4796
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 --------------

                                   Copies to:

         Richard F. Kadlick, Esq.                   Nicholas Dalmaso, Esq.
 Skadden, Arps, Slate, Meagher & Flom LLP          Claymore Securities, Inc.
            Four Times Square                      2455 Corporate West Drive
         New York, New York 10036                    Lilse, Illinois 60532
              (212) 735-3000                           (630) 505-3700
        (212) 735-2000 (facsimile)                 (630) 799-3834 (facsimile)

                                 --------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
                                 --------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                                 CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                  Proposed Maximum      Proposed Maximum
     Title of Each Class of      Amount To Be    Aggregate Offering    Aggregate Offering       Amount of
   Securities to Be Registered    Registered       Price Per Unit           Price(1)         Registration Fee       Date Due
-------------------------------------------------------------------------------------------------------------------------------
  Claymore MACROshares Oil Down   $1,000,000       $1,000,000             $1,000,000            $107.00(2)         [ ], 2026
        Tradeable Shares
-------------------------------------------------------------------------------------------------------------------------------
  Claymore MACROshares Oil Down   $1,000,000             -                      -               $107.00(2)         [ ], 2026
         Holding Shares
===============================================================================================================================
(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)  $107.00 of which has been previously paid in connection with the initial filing of this Registration Statement.


                                 --------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

[FLAG]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




            PRELIMINARY, SUBJECT TO COMPLETION, DATED AUGUST 16, 2006
                                   Prospectus


 [ ] Claymore MACROshares Oil                [ ] Claymore MACROshares Oil
       Down Holding Shares                         Down Tradeable Shares

             Issued by                                Issued by

  Claymore MACROshares Oil Down              Claymore MACROshares Oil Down
     Holding Trust                              Tradeable Trust

                        MACRO Securities Depositor, LLC,
                                  as Depositor
         --------------------------------------------------------------

         The Claymore MACROshares Oil Down Holding Trust will issue [ ] Claymore MACROshares Oil Down Holding Shares on August[ ], 2006, and intends to issue additional shares after that date on a continuous basis through authorized participants.

         The Claymore MACROshares Oil Down Tradeable Trust will issue [ ] Claymore MACROshares Oil Down Tradeable Shares on August [ ], 2006, and intends to issue additional shares after that date on a continuous basis through authorized participants.

         The assets of the Claymore MACROshares Oil Down Holding Trust will consist of an income distribution agreement and settlement contracts entered into with the Claymore MACROshares Oil Up Holding Trust. The Claymore MACROshares Oil Down Holding Trust will also hold U.S. Treasuries and repurchase agreements on U.S. Treasuries to secure its obligations under the income distribution agreement and the settlement contracts. The Claymore MACROshares Oil Down Holding Trust will make quarterly distributions of income on the treasuries and a final distribution of all assets it holds on deposit on the final scheduled termination date, an early termination date or a redemption date. Each quarterly and final distribution will be based on the settlement price of NYMEX light sweet crude oil futures contracts of a designated maturity, as established and reported by NYMEX on each price determination day. This settlement price is the current Applicable Reference Price of Crude Oil. The Applicable Reference Price of Crude Oil was $[ ] on [ ], 2006, which will be the starting level for purposes of the transactions described in this prospectus. A substitute reference oil price may be used if the NYMEX crude oil futures price is no longer available. If the Applicable Reference Price of Crude Oil falls below its starting level, the Claymore MACROshares Oil Down Holding Trust's underlying value will increase to include all of its assets plus a portion of the assets of the paired Claymore MACROshares Oil Up Holding Trust. Conversely, if the level of the Applicable Reference Price of Crude Oil rises above its starting level, the Claymore MACROshares Oil Down Holding Trust's underlying value will decrease, because a portion of its assets will be included in the underlying value of its paired Claymore MACROshares Oil Up Holding Trust. The Claymore MACROshares Oil Down Holding Shares may be redeemed together with Claymore MACROshares Oil Up Holding Shares by any holder who is an authorized participant on any business day in MACRO units consisting of a minimum of 50,000 Claymore MACROshares Oil Down Holding Shares and 50,000 Claymore MACROshares Oil Up Holding Shares. The Claymore MACROshares Oil Down Holding Shares will always be redeemed together with the Claymore MACROshares Oil Up Holding Shares at the combined underlying values of the Claymore MACROshares Oil Down Holding Trust and the Claymore MACROshares Oil Up Holding Trust, as measured on the applicable redemption date. Unless earlier redeemed on a redemption date or an early termination date, a final distribution will be made on the Claymore MACROshares Oil Down Holding Shares and the Claymore MACROshares Down Tradeable Shares on [ ], 2026.

         The assets of the Claymore MACROshares Oil Down Tradeable Trust will consist of Claymore MACROshares Oil Down Holding Shares. The Claymore MACROshares Oil Down Tradeable Trust will pass through any quarterly distributions made on the Claymore MACROshares Oil Down Holding Shares it holds on deposit and any final distribution made on those Claymore MACROshares Oil Down Holding Shares on the earlier of the final scheduled termination date and an early termination date upon receipt by the Claymore MACROshares Oil Down Tradeable Trust of any of these distributions. The Claymore MACROshares Oil Down Tradeable Shares may be exchanged at any time by authorized participants for the underlying Claymore MACROshares Oil Down Holding Shares in minimum lots of 50,000.

         The Claymore MACROshares Oil Down Tradeable Shares trade on the American Stock Exchange under the symbol "[ ]." The Claymore MACROshares Oil Down Holding Shares will not be listed on any exchange.

         The Claymore MACROshares Oil Down Tradeable Shares and the Claymore MACROshares Oil Down Holding Shares are not insured or guaranteed by the United States government or any government agency or instrumentality and are not an investment in a money-market type fund.

AN INVESTMENT IN THE CLAYMORE MACROSHARES OIL DOWN HOLDING SHARES OR THE CLAYMORE MACROSHARES OIL DOWN TRADEABLE SHARES INVOLVES SIGNIFICANT RISKS,


               COPYRIGHT (C) 2006 MACRO Securities Depositor, LLC

INCLUDING THE RISK OF LOSS OF ALL OF YOUR INVESTMENT. YOU SHOULD REVIEW THE RISK FACTORS BEGINNING ON PAGE [28] OF THIS PROSPECTUS PRIOR TO INVESTING IN THE CLAYMORE MACROSHARES OIL DOWN HOLDING SHARES OR THE CLAYMORE MACROSHARES OIL DOWN TRADEABLE SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEITHER THE CLAYMORE MACROSHARES OIL DOWN HOLDING TRUST NOR THE CLAYMORE MACROSHARES OIL DOWN TRADEABLE TRUST HOLDS OR TRADES IN COMMODITY FUTURES CONTRACTS REGULATED BY THE COMMODITY FUTURES TRADING COMMISSION. NEITHER THE CLAYMORE MACROSHARES OIL DOWN HOLDING TRUST NOR THE CLAYMORE MACROSHARES OIL DOWN TRADEABLE TRUST IS A COMMODITY POOL OPERATOR AND THE DEPOSITOR IS NOT SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION AS A COMMODITY POOL OPERATOR OR A COMMODITY POOL ADVISOR.

         The Claymore MACROshares Oil Down Holding Trust will offer the Claymore MACROshares Oil Down Holding Shares and the Claymore MACROshares Oil Down Tradeable Trust will offer the Claymore MACROshares Oil Down Tradeable Shares through [ ] and [ ], acting as underwriters. The underwriters have, subject to certain conditions, agreed to purchase the Claymore MACROshares Oil Down Holding Shares and the Claymore MACROshares Oil Down Tradeable Shares at a per share price equal to the starting level of the Applicable Reference Price of Crude Oil, all as described in "PLAN OF DISTRIBUTION." Total proceeds from the sale of the Claymore MACROshares Oil Down Holding Shares and the Claymore MACROshares Oil Down Tradeable Shares will be $[ ]. Delivery of the Claymore MACROshares Oil Down Holding Shares is expected to be made on August [ ], 2006. Delivery of the Claymore MACROshares Oil Down Tradeable Shares is expected to be made on August [ ], 2006.

         The Claymore MACROshares Oil Down Holding Shares and Claymore MACROshares Oil Down Tradeable Shares will be offered by the underwriters at prices negotiated individually at the time of sale. The Claymore MACROshares Oil Down Holding Shares and the Claymore MACROshares Oil Down Tradeable Shares may be sold at different prices if sold by the underwriters at different times..


                 The date of this prospectus is August 16, 2006


               COPYRIGHT (C) 2006 MACRO Securities Depositor, LLC

         We are providing information to you about the Claymore MACROShares(1) Oil Down Holding Shares and the Claymore MACROshares Oil Down Tradeable Shares. You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any person to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, Claymore MACROshares Oil Down Holding Shares and Claymore MACROshares Oil Down Tradeable Shares only in states where such offers and sales are permitted.


                                                 Table of Contents

NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS......................................................iv
WHERE YOU CAN FIND MORE INFORMATION..............................................................................iv
REPORTS TO SHAREHOLDERS..........................................................................................iv
FORWARD-LOOKING STATEMENTS.......................................................................................iv
TRANSACTION DIAGRAM..............................................................................................vi
PROSPECTUS SUMMARY................................................................................................1
RISK FACTORS.....................................................................................................28
         You may lose your entire investment in the Down-MACRO holding shares or the
              Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution..............................28
         There is currently no market for the Down-MACRO shares, and no market may develop.......................30
         Fluctuations in the underlying value of the Down-MACRO holding trust and other factors may affect the market price of your Down-MACRO shares..............................................30
         An investment in the Down-MACRO shares may not resemble a direct investment in oil......................31
         The Down-MACRO holding trust will make distributions on the Down-MACRO holding shares solely from the assets deposited in the paired holding trusts......................................32
         The Down-MACRO tradeable trust will make distributions on the Down-MACRO tradeable shares solely from funds that it receives from the Down-MACRO holding trust........................33
         Income on the treasuries may be insufficient to make quarterly distributions............................34
         The return on your shares is uncertain..................................................................34
         The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price......................................................................................38
         Neither the Down-MACRO holding trust nor the Down-MACRO tradeable trust is regulated as a commodity pool...................................................................................39
         Redemption orders are subject to postponement, suspension or rejection by the administrative agent in certain circumstances.....................................................................39
         If the Down-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced............................................40
         If the Down-MACRO holding trust were determined not to qualify as a securitization partnership, and the Down-MACRO holding trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected............................................40
         You should be aware of the tax consequence of your investment in the Down-MACRO shares.
              For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions......................................................41
         The historical performance of the Applicable Reference Price of Crude Oil is not an
              indication of its future performance...............................................................41
         The Down-MACRO holding shares and the Down-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation...........41
         Potential conflicts of interests........................................................................41


----------------------
(1)  MACRO(R) is a federally-registered service mark of MacroMarkets LLC. MacroMarkets LLC considers all references, singular or plural, to "MACRO(R)" or "MACRO" in this prospectus its service mark and reserves all rights to that service mark.


         The members of the Settlement Price Committee are permitted to hold light sweet crude oil futures contracts and MACRO securities.............................................................42
GLOSSARY.........................................................................................................42
USE OF PROCEEDS..................................................................................................42
THE DEPOSITOR....................................................................................................42
MACROMARKETS LLC.................................................................................................43
FORMATION OF THE PAIRED HOLDING TRUSTS AND  THE DOWN-MACRO TRADEABLE TRUST.......................................44
DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES.......................................................46
         General.................................................................................................46
         Calculation of Underlying Value.........................................................................47
         Quarterly Distributions.................................................................................49
         Final Distribution......................................................................................52
         Subsequent Issuances....................................................................................57
         Book-Entry Registration.................................................................................59
         Termination Triggers....................................................................................62
         Listing.................................................................................................63
DESCRIPTION OF THE WORLD OIL MARKET..............................................................................63
         Oil Exploration, Extraction and Refining................................................................64
         Supply and Demand for Oil...............................................................................64
         Overview of Historical Trends in Oil Price Fluctuations.................................................67
DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL.......................................................71
         The NYMEX Division Light Sweet Crude Oil Futures Contract...............................................72
         The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract.................74
         Historical Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contract.....................75
         Description of New York Mercantile Exchange, Inc........................................................76
         Organization of NYMEX...................................................................................76
         NYMEX Rules and Procedures..............................................................................77
DESCRIPTION OF THE DOWN-MACRO TRADEABLE TRUST ASSETS.............................................................77
DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS...............................................................78
         General.................................................................................................78
         United States Treasury Obligations......................................................................78
         The Income Distribution Agreement.......................................................................79
         The Settlement Contracts................................................................................80
         The MACRO Licensing Agreement...........................................................................81
         The NYMEX Sublicensing Agreement........................................................................82
DESCRIPTION OF THE TRUST AGREEMENTS..............................................................................82
         General.................................................................................................82
         The Trustee.............................................................................................83
         The Administrative Agent................................................................................83
         Fees and Expenses of the Paired Holding Trusts..........................................................83
         Collections and Other Administrative Procedures.........................................................84
         Calculations............................................................................................84
         Certain Matters Regarding Us and the Trustee............................................................85
         Trustee Termination Events..............................................................................85
         Termination of the Trusts...............................................................................87
         Modification and Waiver.................................................................................87
         Voting..................................................................................................88
         Reports to Shareholders; Notices........................................................................89
         Evidence As To Compliance...............................................................................90
         Duties of the Trustee...................................................................................90
         Duties of the Administrative Agent......................................................................92
         Resignation of Trustee..................................................................................92
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...........................................................92
         Classification of the Down-MACRO Tradeable Trust........................................................93
         Classification of the Down-MACRO Holding Trust..........................................................94



         Classification of Down-MACRO Tradeable Shares...........................................................94
         Classification of Down-MACRO Holding Shares.............................................................94
         Income and Deductions...................................................................................94
         Allocation of Down-MACRO Holding Trust Income, Gains and Losses.........................................95
         Limitation on Deductibility of Partnership Losses.......................................................96
         Sale, Exchange, or Redemption of Down-MACRO Tradeable Shares or Down-MACRO Holding Shares...............96
         Adjusted Tax Basis for Down-MACRO Tradeable Shares and Down-MACRO Holding Shares........................97
         Adjustments to Basis in Down-MACRO Holding Trust Assets.................................................97
         Down-MACRO Holding Trust-Level Audits...................................................................98
         Investment Interest Limitation..........................................................................98
         Syndication and Organizational Expenditures.............................................................98
         Tax Shelter Regulations...................................................................................
         Information Reporting and Backup Withholding Tax........................................................99
         Non-U.S. Holders........................................................................................99
STATE TAX CONSEQUENCES...........................................................................................99
CERTAIN ERISA CONSIDERATIONS.....................................................................................99
         Down-MACRO Tradeable Shares.............................................................................99
         Down-MACRO Holding Shares..............................................................................100
PLAN OF DISTRIBUTION............................................................................................101
LEGAL OPINIONS..................................................................................................103
GLOSSARY OF DEFINED TERMS.......................................................................................104

Appendix A
Hypothetical Scenarios..........................................................................................A-1
Hypothetical Table 1:  Price Increases and Interest Rates Rise..................................................A-4
Hypothetical Table 2:  Price Increases and Interest Rates Fall..................................................A-5
Hypothetical Table 3:  Price Increases and Interest Rates Remain Constant.......................................A-6
Hypothetical Table 4:  Price Decreases and Interest Rates Rise..................................................A-7
Hypothetical Table 5:  Price Decreases and Interest Rates Fall..................................................A-8
Hypothetical Table 6:  Price Decreases and Interest Rates Remain Constant.......................................A-9
Hypothetical Table 7:  Price is Volatile with No Net Approximate Change and Interest Rates Rise................A-10
Hypothetical Table 8:  Price is Volatile with No Net Approximate Change and Interest Rates Fall................A-11
Hypothetical Table 9:  Price is Volatile with No Net Approximate Change and Interest Rates Remain Constant.....A-12
Hypothetical Table 10:  Price is Volatile with a Net Decrease and Interest Rates Increase......................A-13
Hypothetical Table 11:  Price is Volatile with a Net Decrease and Interest Rates Decrease......................A-14
Hypothetical Table 12:  Price is Volatile with a Net Decrease and Interest Rates Remain Constant...............A-15
Hypothetical Table 13:  Price is Volatile with a Net Increase and Interest Rates Increase......................A-16
Hypothetical Table 14:  Price is Volatile with a Net Increase and Interest Rates Decrease......................A-17
Hypothetical Table 15:  Price is Volatile with a Net Increase and Interest Rates Remain Constant...............A-18

Appendix B
Historical Graph of Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contracts...................B-1
Historical Month-End Yield on the 91-day United States Treasury Bill............................................B-2
Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO............................................B-3

Appendix C
Hypothetical Underlying Value Calculations......................................................................C-1

Report of Independent Registered Public Accounting Firm.........................................................F-1
Financial Statements for the Claymore MACROshares Oil Down Holding Trust........................................F-2
Report of Independent Registered Public Accounting Firm........................................................F-10
Financial Statements for the Claymore MACROshares Oil Down Tradeable Trust.....................................F-11

                                                       iii

         Unless otherwise indicated, all references in this prospectus to the "depositor," "we," "us," "our," or similar terms refer to MACRO Securities Depositor, LLC.

         We include cross-references in this prospectus to sections in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these sections begin.

          NOTE ABOUT CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS

         The information contained in the sections entitled "DESCRIPTION OF THE WORLD OIL MARKET" and "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL" is based on information obtained from the New York Mercantile Exchange, Inc., the website maintained by the United States Energy Information Administration at eia.doe.gov and other sources that we believe to be reliable. However, we have not independently verified the accuracy and completeness of such information.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, or the "SEC", a registration statement under the United States Securities Act of 1933, as amended, which we refer to as the "Securities Act," with respect to the shares offered in this prospectus. This prospectus contains summaries of the material terms of the documents it refers to, but does not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC's public reference facilities are located at its Public Reference Section, One Station Place, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information that we file electronically with the SEC. You may access the website at http://www.sec.gov.

         This is a combined prospectus for the offering of the Claymore MACROshares Oil Down Holding Shares and the offering of the Claymore MACROshares Oil Down Tradeable Shares. We are only offering the Claymore MACROshares Oil Down Holding Shares and the Claymore MACROshares Oil Down Tradeable Shares in this prospectus. This prospectus does not constitute an offer of shares to any person in any state or other jurisdiction in which such offer would be unlawful.

                            REPORTS TO SHAREHOLDERS

         Except as otherwise specified in this prospectus or unless and until physical certificates are issued, on each distribution date, the administrative agent will prepare and the trustee will file with the Securities and Exchange Commission and send to Cede & Co., as nominee of The Depository Trust Company, or DTC, and any other registered holder of the Claymore MACROshares Oil Down Holding Shares and the Claymore MACROshares Oil Down Tradeable Shares, in accordance with the requirements of the Securities Exchange Act of 1934, as amended, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K, containing information about the Claymore MACROshares Oil Down Holding Trust, Claymore MACROshares Oil Down Tradeable Trust, Claymore MACROshares Oil Up Holding Trust and Claymore MACROshares Oil Up Tradeable Trust. DTC forwards these reports to its participants. You should contact your broker to obtain copies of these reports. For more information on reports to shareholders, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Book-Entry Registration" and "DESCRIPTION OF THE TRUST AGREEMENTS -- Reports to Shareholders; Notices." The annual reports will include financial statements prepared in accordance with accounting principles generally accepted in the United States of America.

                           FORWARD-LOOKING STATEMENTS

         The SEC encourages issuers to disclose forward-looking information so that investors can better understand the future prospects of their investments and make informed investment decisions. This prospectus contains these types of statements. We make these statements directly in this prospectus. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with any discussion of the future performance of the shares offered in this prospectus are forward-looking statements. All forward-looking statements reflect our present expectation of future events and the realization of these future events is subject to a number of important variables that could cause actual results to differ materially from those described in the forward-looking statements. The "RISK FACTORS" section of this prospectus provides examples of these variables. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. Except for our ongoing obligation to disclose material information under the federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                              TRANSACTION DIAGRAM

         The following diagram shows the relationship between the Claymore MACROshares Oil Down Tradeable Trust, the Claymore MACROshares Oil Down Holding Trust, the Claymore MACROshares Oil Up Tradeable Trust and the Claymore MACROshares Oil Up Holding Trust. A majority of the Claymore MACROshares Down Holding Shares will be deposited into the Claymore MACROshares Oil Down Tradeable Trust. There is, however, no contractual relationship between the Claymore MACROshares Oil Down Tradeable Trust and the Claymore MACROshares Oil Up Tradeable Trust.





                               [GRAPHIC OMITTED]






(1) Under the income distribution agreement, as of any distribution date, the Down-MACRO holding trust will either (a) be required to pay all or a portion of its available income, as defined in this prospectus, to the Up-MACRO holding trust or (b) be entitled to receive all or a portion of the Up-MACRO holding trust's available income, based on the level of the Applicable Reference Price of Crude Oil on each day during the preceding calculation period.

(2) Under each settlement contract, in connection with the final scheduled termination date, an early termination date or any redemption date, the Down-MACRO holding trust will either (a) be required to make a final payment out of its assets to the Up-MACRO holding trust or (b) be entitled to receive a final payment from the Up-MACRO holding trust out of the assets of the Up-MACRO holding trust, based on the ending level of the Applicable Reference Price of Crude Oil.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus, but may not include all of the information that may be important to you. You should read this entire prospectus carefully, including the "RISK FACTORS" and "FORWARD-LOOKING STATEMENTS" sections, before making an investment decision.

         This is a combined prospectus for the offering of the Down-MACRO holding shares and the offering of the Down-MACRO tradeable shares. Only the Down-MACRO holding shares and the Down-MACRO tradeable shares are being offered by this prospectus. The Down-MACRO tradeable shares represent a pass-through investment in the Down-MACRO holding shares that are held on deposit in the Down-MACRO tradeable trust. In this prospectus, we discuss matters relating to the Down-MACRO holding trust and the Down-MACRO tradeable trust. We also discuss matters relating to the Up-MACRO holding trust to the extent that these matters are relevant to you, as a holder of Down-MACRO holding shares or a holder of Down-MACRO tradeable shares. However, disclosure about the Up-MACRO tradeable trust is very limited, because there is no contractual relationship between the Up-MACRO tradeable trust and either the Down-MACRO holding trust or the Down-MACRO tradeable trust and because the terms of, and any distributions made by, the Up-MACRO tradeable trust will have no impact on the Down-MACRO holding shares or the Down-MACRO tradeable shares. We discuss the Up-MACRO tradeable trust in this prospectus only to the extent that any matter relating to that trust is directly relevant to you, as a holder of Down-MACRO holding shares or a holder of Down-MACRO tradeable shares.

         Please note that when we refer in this summary to the "per share underlying value" that is represented by your Down-MACRO holding shares or your Down-MACRO tradeable shares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the settlement contracts and the Down-MACRO holding trust were to make a final distribution on your Down-MACRO holding shares or the Down-MACRO tradeable trust were to pass through such final distribution on your Down-MACRO tradeable shares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Down-MACRO holding shares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, a redemption date and you must sell your Down-MACRO holding shares in order to liquidate your investment in those shares at any time prior to those dates. As a holder of Down-MACRO tradeable shares, you are entitled to receive a final distribution on your Down-MACRO tradeable shares only on the earlier of the final scheduled termination date and an early termination date and you must sell your Down-MACRO tradeable shares in order to liquidate your investment in those shares at any time prior to those dates.

The Issuers and the Securities Offered

         On or about August [ ], 2006, or the "closing date," the Claymore MACROshares Oil Down Holding Trust, which is referred to in this prospectus as the "Down-MACRO holding trust," will issue [ ] Claymore MACROshares Oil Down Holding Shares, or the "Down-MACRO holding shares," in the form of certificates representing undivided beneficial interests in the Down-MACRO holding trust. The Down-MACRO holding trust was established under the laws of the State of New York on August [ ], 2006. We are MACRO Securities Depositor, LLC and we are acting as "depositor" for the Down-MACRO holding trust, as well as for the Down-MACRO tradeable trust described below. We are also acting as depositor for the Claymore MACROshares Oil Up Holding Trust, or the " Up-MACRO holding trust," and the Claymore MACROshares Oil Up Tradeable Trust, or the " Up-MACRO tradeable trust," both of which are described in this prospectus.

         For more information about the Down-MACRO holding trust, see "FORMATION OF THE PAIRED HOLDING TRUSTS AND THE DOWN-MACRO TRADEABLE TRUST." For more information about us, see "THE DEPOSITOR."

         On the closing date, the Claymore MACROshares Oil Down Tradeable Trust, which is referred to in this prospectus as the "Down-MACRO tradeable trust," will issue [ ] Claymore MACROshares Oil Down Tradeable Shares, or the "Down-MACRO tradeable shares," in the form of certificates representing undivided beneficial interests in the Down-MACRO tradeable trust. The Down-MACRO tradeable trust was established by us under the laws of the State of New York on August [ ], 2006.

         For more information about the Down-MACRO tradeable trust, see "FORMATION OF THE PAIRED HOLDING TRUSTS AND THE DOWN-MACRO TRADEABLE TRUST."

         This is a combined prospectus for the offering of the Down-MACRO holding shares and the offering of the Down-MACRO tradeable shares. Only the Down-MACRO holding shares and the Down-MACRO tradeable shares are being offered by this prospectus.

         On the closing date, the investors, acting through authorized participants, will deliver the proceeds from the sale of the Down-MACRO tradeable shares to the trustee for the Down-MACRO tradeable trust, who in turn will deliver these proceeds to the trustee for the Down-MACRO holding trust. These proceeds, together with any proceeds from the sale of any Down-MACRO holding shares to holders other than the Down-MACRO tradeable trust, will be deposited into the Down-MACRO holding trust. The trustee for the Down-MACRO holding trust will then deliver the Down-MACRO holding shares to the Down-MACRO tradeable trust and the other investors in the Down-MACRO holding trust and the trustee for the Down-MACRO tradeable trust will deliver the Down-MACRO tradeable shares to investors in the Down-MACRO tradeable trust.

         The trustee for the Down-MACRO holding trust will use the net proceeds of the sale of its Down-MACRO holding shares to acquire bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by the United States Treasury securities, that are, in each case, scheduled to mature prior to the first quarterly distribution date. We refer to these obligations generically as "treasuries."

The Paired Holding Trusts

         Concurrently with the formation of the Down-MACRO holding trust, we have also formed the Up-MACRO holding trust. We refer to the Down-MACRO holding trust and the Up-MACRO holding trust as the "paired holding trusts." The paired holding trusts will enter into an income distribution agreement and multiple settlement contracts with each other.

         The Up-MACRO holding trust will issue the Claymore MACROshares Oil Up Holding Shares, or the " Up-MACRO holding shares," which will be acquired by the Up-MACRO tradeable trust on the closing date. A portion of the Up-MACRO holding shares (representing less than 50% of the Up-MACRO holding shares) issued on the closing date may also be acquired by other investors who are not affiliated with the Up-MACRO tradeable trust. The Up-MACRO holding shares will be issued in the form of certificates, each representing an undivided beneficial interest in the Up-MACRO holding trust. We refer to the Down-MACRO holding shares and the Up-MACRO holding shares as the "paired holding shares."

         On the closing date, the investors, acting through authorized participants, will deliver the proceeds from the sale of the Down-MACRO tradeable shares to the trustee for the Down-MACRO tradeable trust, who in turn will deliver these proceeds to the trustee for the Down-MACRO holding trust. These proceeds, together with any proceeds from the sale of any Down-MACRO holding shares to holders other than the Down-MACRO tradeable trust, will be deposited into the Down-MACRO holding trust. The trustee for the Down-MACRO holding trust will then deliver the Down-MACRO holding shares to the Down-MACRO tradeable trust and the other investors in the Down-MACRO holding trust and the trustee for the Down-MACRO tradeable trust will deliver the Down-MACRO tradeable shares to investors in the Down-MACRO tradeable trust.

         The trustee for the Down-MACRO holding trust will use such net proceeds to purchase treasuries and repurchase agreements collateralized by treasuries that are scheduled to mature prior to the first quarterly distribution date.

         On each quarterly distribution date, the paired holding trusts will use income generated by their treasuries that remains available after each trust has paid its fees and expenses and the fees and expenses of the related tradeable trust to make payments under the income distribution agreement. On the final scheduled termination date or an early termination date, the paired holding trusts will make a final payment under each settlement contract using the maturity proceeds of the treasuries held by each trust. On any redemption date, one of the paired holding trusts will make a final payment under each settlement contract that is being settled by delivering to the other holding trust all or a portion of its cash and/or treasuries.

The Income Distribution Agreement and the Settlement Contracts

         The Down-MACRO holding trust will enter into an income distribution agreement with the Up-MACRO holding trust under which the Down-MACRO holding trust will, on each distribution date, either (1) be required to pay all or a portion of its available income to the Up-MACRO holding trust or (2) be entitled to receive all or a portion of the Up-MACRO holding trust's available income based, in each case, on the level of the Applicable Reference Price of Crude Oil on each day that has elapsed since the preceding distribution date. On each distribution date, a quarterly distribution of all available income on deposit in the Down-MACRO holding trust will be made on the Down-MACRO holding shares and passed through to the Down-MACRO tradeable shares after the Down-MACRO holding trust has made or received a payment under the income distribution agreement.

         For more information about the income distribution agreement, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Quarterly Distributions" and "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The Income Distribution Agreement."

         The Down-MACRO holding trust will also enter into multiple settlement contracts with the Up-MACRO holding trust. In order to facilitate paired subsequent issuances and paired optional redemptions, the paired holding trusts will settle one settlement contract in connection with the optional redemption of each MACRO unit and will enter into a new settlement contract in connection with the subsequent issuance of each new MACRO unit, except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MACRO units. A "MACRO unit" will consist of 50,000 Down-MACRO holding shares and 50,000 Up-MACRO holding shares. Under each settlement contract, the Down-MACRO holding trust will either (1) be required to make a final payment out of its asses to the Up-MACRO holding trust or (2) be entitled to receive a final payment from the Up-MACRO holding trust out of the assets of the Up-MACRO holding trust These settlement obligations will be based on the change in the level of the Applicable Reference Price of Crude Oil from its starting level to its ending level (i) on the last price determination day preceding the final scheduled termination date, (ii) on the last price determination day preceding an early termination date or (iii) in the case of a redemption, on the relevant price determination day on which a redemption order is placed by an authorized participant. The final distribution made on the Down-MACRO holding shares and passed through to the Down-MACRO tradeable shares will depend upon the final payment that the Down-MACRO holding trust was required to make or entitled to receive under the settlement contracts.

         For more information about the settlement contracts, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution" and "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

The Trust Agreements

         The Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust and the Up-MACRO tradeable trust will be formed and their activities will be proscribed under the terms of four separate trust agreements entered into by us, as depositor, Investors Bank & Trust Company, as the trustee for each of the trusts, and Claymore Securities, Inc., as administrative agent and marketing agent. If you hold Down-MACRO holding shares, your rights as a shareholder will be governed by the trust agreement for the Down-MACRO holding trust. If you hold Down-MACRO tradeable shares, your rights as a shareholder will be governed by the trust agreement for the Down-MACRO tradeable trust. For a description of the terms of the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

The Trustee

         Investors Bank & Trust Company, a Massachusetts trust company, will act as trustee for the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust and the Up-MACRO tradeable trust pursuant to four separate trust agreements. The trustee will perform a number of duties on behalf of the four trusts, of which the following are important to holders of Down-MACRO holding shares and holders of Down-MACRO tradeable shares:

     o effecting redemptions and subsequent issuances of paired holding shares and effecting exchanges of Down-MACRO tradeable shares;

     o making quarterly distributions and a final distribution to the holders of the Down-MACRO holding shares and passing through those distributions to the holders of the Down-MACRO tradeable shares;

     o investing cash on deposit in the paired holding trusts in treasuries in accordance with the directions of the administrative agent;

     o on each price determination day, calculating the price level percentage change, the underlying value of the Down-MACRO holding trust and the per share underlying value of one Down-MACRO holding share and one Down-MACRO tradeable share and posting these calculations on the website maintained by the administrative agent at http://www.claymoremacroshares.com;

     o calculating the price level percentage change and the respective underlying values of the paired holding trusts prior to each distribution date, redemption date, early termination date and the final scheduled termination date;

     o calculating, for each distribution date, the amount of available income on deposit in each of the paired holding trusts, the payment due under the income distribution agreement and the quarterly distributions to be made on the Down-MACRO holding shares and passed through to the Down-MACRO tradeable shares;

     o calculating, for the final scheduled termination date, an early termination date and each redemption date, the final payment due under the settlement contracts being settled and the final distribution to be made on the Down-MACRO holding shares and passed through to the Down-MACRO tradeable shares;

     o    delivering any notices required under any of the trust agreements;
          and

     o    monitoring the occurrence of certain of the termination triggers.

         For performing its duties under the Down-MACRO holding trust agreement and the Down-MACRO tradeable trust agreement the trustee will be compensated out of funds on deposit in the fee payment account. See "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

         You may inspect any of the trust agreements and the records maintained by the trustee on behalf of any of the trusts at the office of the trustee during regular business hours upon two business days' prior notice at 200 Clarendon Street, Boston, Massachusetts 02116.

         For more information about the trustee and its responsibilities under the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

The Administrative Agent

         Claymore Securities, Inc., a Kansas corporation, will act as the administrative agent and marketing agent for the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust and the Up-MACRO tradeable trust and will be a party to the trust agreement for each of the trusts. Its rights and responsibilities will be specified in each trust agreement. For performing its duties as administrative agent and marketing agent under the Down-MACRO holding trust agreement and the Down-MACRO tradeable trust agreement Claymore Securities, Inc. will be compensated out of funds on deposit in the fee payment account. See "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

         The administrative agent will perform or oversee the performance of a number of duties on behalf of the four trusts, of which the following are important to holders of Down-MACRO holding shares and holders of Down-MACRO tradeable shares:

     o directing the trustee in the acquisition of new treasuries for the paired holding trusts on each distribution date and each subsequent issuance date in accordance with the acquisition guidelines that are specified in the trust agreements for the paired holding trusts;

     o selecting treasuries and repurchase agreements on treasuries to be delivered in connection with the settlement of the settlement contracts and in connection with paired optional redemptions in accordance with the rules specified in the trust agreements;

     o preparing quarterly and annual reports for the Down-MACRO holding and tradeable trusts;

     o processing redemption and creation orders for holding and tradeable shares from authorized participants;

     o directing the trustee in effecting redemptions and subsequent issuances;

     o maintaining the website located at http://www.claymoremacroshares.com, where you can obtain information about the performance of your Down-MACRO holding shares or your Down-MACRO tradeable shares; and

     o    monitoring the occurrence of certain termination triggers.

         For more information about the administrative agent and its responsibilities under the trust agreements, see "DESCRIPTION OF THE TRUST AGREEMENTS."

Daily Reporting

         The American Stock Exchange, or the "AMEX," will act as a calculation agent for the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust and the Up-MACRO tradeable trust. Throughout each price determination day, from the opening of trading on the NYMEX at 10:00 a.m. New York City time to the close of trading of the tradeable shares on the AMEX at 4:15 p.m. New York City time, the AMEX will calculate and post on its website located at http://[ ] the following information every 15 seconds, immediately following each transmission from NYMEX of the current market price of the light sweet crude oil futures contract of the designated maturity, which is described in the next section of this summary:

     o an indicative percentage change in the price of the light sweet crude oil futures contract of the designated maturity from its starting level of $[ ]; and

     o an indicative underlying value of the Down-MACRO holding trust and the portion of that underlying value that is allocable to one Down-MACRO holding share and one Down-MACRO tradeable share.

         Not later than 7:15 p.m. New York City time on each price determination day, assuming that the NYMEX has posted the end-of-day settlement price for the light sweet crude oil futures contract of the designated maturity to the consolidated tape prior to that time, the AMEX will post to its website the following information:

     o any corrections made by NYMEX to the Applicable Reference Price of Crude Oil reported on previous price determination days; and

     o the closing price of the Down-MACRO tradeable shares and the Up-MACRO tradeable shares on the AMEX.

         For more information about the calculation agent and its daily reporting responsibilities, see "DESCRIPTION OF THE TRUST AGREEMENTS -- Calculations."

The Applicable Reference Price of Crude Oil

         The amount of each payment required to be made by the paired holding trusts under the income distribution agreement will be based on the daily level of the Applicable Reference Price of Crude Oil during the preceding calculation period and the amount of the settlement payment to be made under the settlement contracts will be based on the Applicable Reference Price of Crude Oil at the time those payments are made. When we refer to the "Applicable Reference Price of Crude Oil," we are referring to the settlement price of the NYMEX Division light sweet crude oil futures contract of the designated maturity, as established and reported by NYMEX on a per barrel basis in U.S. dollars at the end of each price determination day. When we refer to a light sweet crude oil futures contract of the "designated maturity," we mean the contract that matures (i) during the next succeeding calendar month if the date of determination is the first day of the current calendar month through and including the tenth business day of the current calendar month and (ii) during the second succeeding calendar month if the date of determination is the eleventh business day through the last day of the current calendar month. For example, from September 1 through the tenth business day in September, the Applicable Reference Price of Crude Oil will reflect the price of the NYMEX Division light sweet crude oil futures contract that is scheduled to settle in October. From the eleventh business day in September through and including September 30, the NYMEX contract of the designated maturity will be the contract that settles in November. From October 1 through and including the tenth business day in October, the NYMEX contract designated month will continue to be November. The reason for this is that around the middle of each calendar month, the highest volume of trading in NYMEX Division light sweet crude oil futures contracts generally moves from the contract that settles in the following month to the contract that settles in the second following month. Switching into the next month's contract around the eleventh business day of each month is intended to minimize the reflection in the Applicable Reference Price of Crude Oil of factors related to the physical delivery of crude oil, such as physical storage and delivery costs. If the eleventh business day of any month occurs later than the seventeenth calendar day of that month, then the switch to the second month's contract will be made on the preceding business day that occurs on or prior to the seventeenth day of that calendar month.

         The NYMEX Division light sweet crude oil futures contract, or the "light sweet crude oil futures contract," trades in units of 1,000 barrels under the trading symbol "CL," followed by a reference to the month and year in which such contract settles. The delivery point for the light sweet crude oil futures contract is Cushing, Oklahoma and the primary deliverable is West Texas Intermediate crude oil, which is a high-grade oil that is generally considered to be the U.S. benchmark grade of oil. 00The end-of-day "settlement price" or "closing price" for the light sweet crude oil futures contract for each delivery month is established by the NYMEX Settlement Price Committee and will generally equal, if certain minimum trading volume criteria are met, the weighted average price, rounded to the nearest minimum fluctuation, of all outright transactions in that contract month that occurred during the last two minutes of the regular trading session ending at 2:30 p.m. New York City time or, for the last day on which a contract trades, during the last 30 minutes of trading. If the minimum trading volume criteria are not met, the settlement price will be determined by the NYMEX Settlement Price Committee by application of a different methodology. For a description of how settlement prices are determined by the NYMEX, see "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL -- The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract" in this prospectus.

         MacroMarkets LLC has entered into a licensing agreement with NYMEX for the use of the settlement prices for certain of the commodity futures contracts that trade on the facilities of NYMEX, including the light sweet crude oil futures contracts. MacroMarkets LLC has sublicensed to us and to the paired holding trusts and the tradeable trusts the use of the settlement prices for light sweet crude oil futures contracts. The term of the license granted by NYMEX is five years and NYMEX has the right to terminate the license earlier, if it believes that MacroMarkets LLC or any of its sublicensees have misused the license. Upon termination of the NYMEX license, MacroMarkets LLC and we will seek to negotiate a renewal of the license on terms comparable to those of the existing license or, if NYMEX refuses to renew the license on acceptable terms, we will seek to negotiate a license with the Dow Jones Energy Service for its West Texas Intermediate crude oil spot price on terms comparable to the NYMEX license. If such a license is obtained, this spot price will become the new Applicable Reference Price of Crude Oil. The Dow Jones Energy Service has not consented as of the date of this prospectus to the use by us of its West Texas Intermediate crude oil spot price. "Dow Jones" is a registered trademark of Dow Jones & Company, Inc. If we are unable to obtain a license from the Dow Jones Energy Service, the holders of the paired holding shares (including the holders of the tradeable shares who will be entitled to vote the underlying holding shares on deposit in the tradeable trusts for this purpose) may vote to select a different crude oil price provider. If the shareholders are not able to agree unanimously on a new price provider or we are unable to negotiate a license with the provider selected by the shareholders, a termination trigger will occur and all outstanding holding and tradeable shares will be redeemed on the ensuing early termination date. The Dow Jones Energy Service, or any other price provider selected by the shareholders, is referred to in this prospectus as a "substitute oil price provider" and the crude oil price generated or determined by that provider is referred to as a "substitute reference oil price."

         When we refer to a "price determination day," we are referring to each day on which trading of the light sweet crude oil futures contract of the designated maturity occurs by open outcry on the trading floor of the NYMEX, meaning trading by individuals on the physical facilities of the NYMEX through the use of verbal or hand signals, rather than through electronic or other means. Price determination days are generally the same as business days - that is, any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close. If NYMEX replaces its open outcry trading procedures with an electronic trading platform, then the settlement price that is determined on the basis of trading on that platform will be the Applicable Reference Price of Crude Oil and the "price determination day" will be each day on which trading occurs on that platform. If a substitute reference oil price is being used, the "price determination day" will be each day on which this price is determined by, or in accordance with the rules of, the substitute oil price provider.

         On each price determination day, the administrative agent will use the Applicable Reference Price of Crude Oil established and reported by NYMEX or the substitute oil price provider on that day to determine the underlying value of the Down-MACRO holding trust. If the level of the Applicable Reference Price of Crude Oil decreases, the underlying value of the Down-MACRO holding trust will increase by a proportionate amount. Conversely, if the level of the Applicable Reference Price of Crude Oil increases, the underlying value of the Down-MACRO holding trust will decrease by a proportionate amount.

The Assets of the Down-MACRO Tradeable Trust

         The assets of the Down-MACRO tradeable trust will consist of:

     o at least a majority of the Down-MACRO holding shares issued by the Down-MACRO holding trust and outstanding at any time;

     o a securities account created under the Down-MACRO tradeable trust agreement into which all of the Down-MACRO holding shares acquired by the Down-MACRO tradeable trust on the closing date and on any subsequent issuance date will be deposited;

     o a distribution account created under the Down-MACRO tradeable trust agreement into which all distributions received on the Down-MACRO holding shares will be deposited prior to being distributed to the holders of the Down-MACRO tradeable shares; and

     o an authorized share account created under the Down-MACRO tradeable trust agreement in which the previously redeemed shares of the Down-MACRO tradeable trust are held and from which these shares may be issued to authorized participants who are creating shares.

         For more information about the assets of the Down-MACRO tradeable trust, see "DESCRIPTION OF THE DOWN-MACRO TRADEABLE TRUST ASSETS."

The Assets of the Down-MACRO Holding Trust

         The assets of the Down-MACRO holding trust will consist of:

     o treasuries and what we refer to as "income" on those treasuries, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Down-MACRO holding trust acquired that treasury;

     o    the trust's rights under the income distribution agreement;

     o    the trust's rights under the settlement contracts;

     o the trust's rights under the licensing agreement with MacroMarkets LLC to use the patented MACROs structure;

     o the trust's rights under the NYMEX sublicensing agreement entered into with MacroMarkets pursuant to which the trust will be permitted to use the settlement prices of a light sweet crude oil futures contract of the designated maturity and the NYMEX name;

     o the trust's rights under its trust agreement to rely on the services provided by the administrative agent, the marketing agent and the trustee;

     o a securities account created under the Down-MACRO holding trust agreement into which all of the treasuries will be deposited for the benefit of the holders of the Down-MACRO holding shares;

     o a distribution account created under the Down-MACRO holding trust agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used, first, to make a deposit to the fee payment account, second, to make payments to the Up-MACRO holding trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make quarterly and final distributions to the holders of the Down-MACRO holding shares; and

     o a fee payment account created under the Down-MACRO holding trust agreement into which the fee deduction amount will be deposited on each distribution date and applied to pay the expenses and fees of the Down-MACRO holding and tradeable trusts will be paid; and

     o an authorized share account created under the Up-MACRO holding trust agreement in which the previously redeemed shares of the Up-MACRO holding trust are held and from which these shares may be issued to authorized participants who are creating shares.

         The treasuries purchased on behalf of the Down-MACRO holding trust on the closing date, on any distribution date or in connection with any subsequent issuance of Down-MACRO holding shares may consist of bills, notes and bonds of varying maturities and repurchase agreements of varying terms that are fully collateralized by treasuries and entered into with counterparties that meet specified capital requirements or are deemed credit worthy by the administrative agent; however, each such treasury and repurchase agreement must mature or terminate prior to the next scheduled distribution date. When we refer to "treasuries" in this prospectus, the term includes repurchase agreements on treasuries. On each distribution date, except for the final scheduled termination date or an early termination date, the administrative agent will direct the trustee to reinvest the proceeds of the maturity of the paired holding trusts' treasuries in new treasuries. The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each subsequent issuance of paired holding shares. The obligations of the paired holding trusts to each other under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in each of those trusts.

         On each distribution date and each subsequent issuance date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the paired holding trusts, treasuries with the same maturities or terms, stated interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each holding trust agreement. Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the paired holding trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each paired holding trust invested in treasuries, a portion of the assets of a paired holding trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between distribution dates. In addition, any treasuries delivered in connection with a paired optional redemption will be selected by the administrative agent on a "last in, first out" basis. If interest rates are increasing and funds received in connection with paired subsequent issuances are being invested in higher-yielding treasuries, this method of selection may result in the relatively higher-yielding treasuries being delivered to redeeming authorized participants and relatively lower-yielding treasuries remaining in the paired holding trusts, thereby causing a decrease in both trusts' daily yield rates. Conversely, if interest rates are decreasing and funds received in connection with paired subsequent issuances are being invested in lower-yielding treasuries, this method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming authorized participants. The treasuries selected by the administrative agent to be delivered as the final distribution in a paired optional redemption will be distributed ratably, by type, to each redeeming authorized participant. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

         For more information about the assets of the Down-MACRO holding trust, see "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS."

Calculation of Underlying Value

         The final distribution made on the Down-MACRO holding shares on the final scheduled termination date, an early termination date or a redemption date, will be based upon the underlying value of the Down-MACRO holding trust
(1) in the case of the final scheduled termination date, on the last price determination day that precedes that date, (2) in the case of an early termination date, also on the last price determination day that precedes that date, and (3) in the case of a redemption date, on such redemption date. The underlying value of the Down-MACRO holding trust on each price determination day is calculated by reference to the level of the Applicable Reference Price of Crude Oil on that day and represents the aggregate amount of the assets in the paired holding trusts to which the Down-MACRO holding trust would be entitled if the settlement contracts were settled on that day. The underlying value of the Down-MACRO holding trust on each day also represents the aggregate final distribution to which holders of the Down-MACRO holding shares would be entitled if those shares were redeemed on that day. The underlying value of the Down-MACRO holding trust on any day that is not a price determination day will be equal to its underlying value on the last preceding price determination day.

         A decrease in the Applicable Reference Price of Crude Oil will result in a proportionate increase in the underlying value of the Down-MACRO holding trust. An increase in the Applicable Reference Price of Crude Oil will result in a proportionate decrease in the underlying value of the Down-MACRO holding trust. After the closing date, the Applicable Reference Price of Crude Oil may fluctuate above or below a "starting level" of $[ ], which represents the Applicable Reference Price of Crude Oil (rounded to the nearest dollar) on August [ ], 2006, which was the last price determination day prior to the closing date. The proportion of the funds in the Down-MACRO holding trust and the Up-MACRO holding trust will initially be 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and subsequent issuances must be done in MACRO units composed of an equal number of Down-MACRO and Up-MACRO holding shares. The underlying value formula described below and paired optional redemptions and issuances are designed to ensure that a $1 change in the settlement price of the Applicable Reference Price of Crude Oil will result in a $1 change in the per share underlying value of each Down-MACRO holding share.

         Underlying value is calculated on each price determination day as follows:

         If the "ending level" of the Applicable Reference Price of Crude Oil established and reported by NYMEX or the applicable substitute oil price provider on a price determination day is below the starting level, the "underlying value" of the Down-MACRO holding trust on that price determination day will equal:

     o the sum of the Down-MACRO earned income accrual for each day that has elapsed during the current calculation period, up to and including the current price determination day plus

     o    the Down-MACRO investment amount for that calculation period plus

     o the Up-MACRO investment amount for that calculation period multiplied by the "price level percentage change," which will equal, on any price determination day, the absolute value of (i) the ending level of the Applicable Reference Price of Crude Oil on that price determination day minus the starting level of the Applicable Reference Price of Crude Oil divided by (ii) the starting level.

s

         If the ending level of the Applicable Reference Price of Crude Oil on a price determination day is above the starting level, the "underlying value" of the Down-MACRO holding trust on that day will equal:

     o the sum of the Down-MACRO earned income accruals for each day that has elapsed during the current calculation period, up to and including the current price determination day plus

     o    the Down-MACRO investment amount for that calculation period minus

     o that Down-MACRO investment amount multiplied by the price level percentage change.

         If the ending level of the Applicable Reference Price of Crude Oil on a price determination day is equal to its starting level, the "underlying value" of the Down-MACRO holding trust on that price determination day will be equal to the Down-MACRO investment amount plus the sum of the Down-MACRO earned income accrual for each day that has elapsed during the current calculation period. We refer to the period between distribution dates, beginning on the preceding distribution date and ending on the day prior to the current distribution date, as a "calculation period."

         Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus.

         The "Down-MACRO investment amount" will equal, on any distribution date, the amount of cash that was actually invested on behalf of the Down-MACRO holding trust in treasuries on that distribution date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and
(y) all funds that the trust holds on deposit on that distribution date. The "Down-MACRO investment amount" on any day during a calculation period (other than the distribution date) will equal the aggregate par amount of the Down-MACRO holding shares that are outstanding on that day if the amount actually invested on the preceding distribution date was equal to the Down-MACRO aggregate par amount on that date. If the amount actually invested on the last distribution date was less than the Down-MACRO aggregate par amount, then the "Down-MACRO investment amount" for each day of the ensuing calculation period will equal the amount that was actually invested divided by the number of Down-MACRO holding shares outstanding on that distribution date, multiplied by the number of Down-MACRO holding shares that are outstanding on the day on which the calculation is being made. Since the trustee is required to invest an amount equal to the Down-MACRO aggregate par amount in treasuries on each distribution date, the Down-MACRO investment amount should be equal to the Down-MACRO aggregate par amount, as increased and decreased by redemptions and subsequent issuances, throughout the ensuing calculation period. The only case in which this will not be true is if the Down-MACRO holding trust's daily fee accrual rate exceeded the daily yield rate on its treasuries during one or more preceding calculation periods and the resulting deficiency was not made Down with income realized by the Down-MACRO holding trust during other preceding calculation periods following a general rise in interest rates. If a deficiency does exist during a calculation period, this deficiency will be reflected in the per share underlying value at which authorized participants may create and redeem the Down-MACRO holding shares.

         The "Down-MACRO investment amount" will be calculated in a similar manner as the Down-MACRO investment amount.

         The "Down-MACRO earned income accrual" for each price determination day will equal the Down-MACRO available income accrual for that day and either
(x) if on such day the ending level of the Applicable Reference Price of Crude Oil is below the starting level, plus the Up-MACRO available income accrual on that price determination day multiplied by the price level percentage change on that day or (y) if on such day the ending level is above the starting level, minus the Down-MACRO available income accrual multiplied by the price level percentage change on that day.

         The Down-MACRO and Up-MACRO earned income accrual for each calculation period will be equal to the sum of the earned income accruals for each day of that calculation period, as reduced by any portion of that accrual which was distributed in connection with one or more paired optional redemptions effected during that period and increased in connection with paired subsequent issuances by the portion of the underlying value at which shares were created that represents earned income accruals.. The earned income accrual for each day that is not a price determination day will be determined by reference to the price level percentage change on the last preceding price determination day.

         The "Down-MACRO available income accrual" and the " Up-MACRO available income accrual" for each day is (i) the sum of, for each treasury on deposit in the applicable trust on that day, the product of the purchase price at which the trust acquired that treasury multiplied by the daily yield rate applicable to that treasury minus (ii) the daily fee accrual. If the Down-MACRO or Up-MACRO available income accrual is a negative number, then such accrual will be equal to zero.

         The "daily fee accrual" for the Down-MACRO or Up-MACRO holding trust is the Down-MACRO or Up-MACRO asset amount, as applicable, on each day multiplied by the daily fee accrual rate. The sum of the daily fee accruals for each of the holding trusts for an entire calculation period will be equal to the fee deduction amount for that calculation period and that trust. The Down-MACRO asset amount and Up-MACRO asset amount are defined in the glossary of this prospectus.

         For purposes of calculating the Down-MACRO available income accrual and the Up-MACRO available income accrual, the "daily yield rate" for each treasury on deposit in the applicable holding trust will be the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. The "yield rate" for each treasury will be equal to its stated interest rate, if any, plus any applicable discount rate, based on the date of purchase and the purchase price at which the applicable holding trust acquired that treasury. The "daily fee accrual rate" will be equal to an annual rate of 1.60% until the second anniversary of the closing date and an annual rate of 1.50% for each succeeding year, divided by 365 or 366, depending on the actual number of days in the current year. These rates represent the annual rate at which the funds of each paired holding trust are allocated to be used for the payment of each trust's fees and expenses. For more information about calculating the income and expenses of the paired holding trusts, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Calculation of Underlying Value."

         The trustee will calculate the underlying value of the Down-MACRO holding trust and the portion of that underlying value that is allocable to one Down-MACRO holding share and one Down-MACRO tradeable share and post those values on the website maintained by the administrative agent at http://www.claymoremacroshares.com within 4 hours of the time when NYMEX or the applicable substitute oil price provider makes available the Applicable Reference Price of Crude Oil. NYMEX generally releases its light sweet crude oil futures contract by 3:15 p.m. New York City time, on each price determination day.

         For a more detailed description of the calculation of underlying value, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Calculation of Underlying Value."

Quarterly Distributions

         A "distribution date" is scheduled to occur for the paired holding shares and the tradeable shares on the 25th day of March, June, September and December of each year, or, if any of those days is not a business day, on the following business day, commencing in September of 2006. On each distribution date, the Down-MACRO holding trust will declare a quarterly distribution on the Down-MACRO holding shares. This quarterly distribution will be made out of the income that the Down-MACRO holding trust holds on deposit after it has deposited the fee deduction amount into the fee payment account and after it has either made or received a payment under the income distribution agreement on that distribution date. Each shareholder who is a registered holder of

Down-MACRO holding shares or Down-MACRO tradeable shares on the "record date," which is the second business day following the distribution date, will be entitled to receive the quarterly distribution. The quarterly distribution will be paid out to shareholders on the first business day of the month immediately following the month in which the related distribution date occurred, which we refer to as the "distribution payment date."

         The trustee for the Down-MACRO tradeable trust will pass through to each holder of the Down-MACRO tradeable shares that holder's proportionate share of the quarterly distribution that the Down-MACRO holding trust made to the Down-MACRO tradeable trust on the date it receives that quarterly distribution. The distribution date, record date and distribution payment date for the Up-MACRO tradeable trust are the same dates as for the Up-MACRO holding trust.

         On each distribution date, the Down-MACRO holding trust's entitlement under the income distribution agreement to its available income and the available income in the Up-MACRO holding trust will be based on the Applicable Reference Price of Crude Oil on each day during the preceding calculation period. On each day during the calculation period that precedes each distribution date, the entitlement of the Down-MACRO holding trust under the income distribution agreement, which we refer to as its "Down-MACRO earned income accrual," for that day is determined as follows:

     o On every day on which the ending level of the Applicable Reference Price of Crude Oil is below the starting level, the Down-MACRO holding trust will become entitled to retain all of its available income accrual for that day and to receive all or a portion of the Up-MACRO holding trust's available income accrual for that day.

     o On every each day which the ending level of the Applicable Reference Price of Crude Oil exceeds the starting level, the Down-MACRO holding trust will become required to pay all or a portion of its available income accrual to the Up-MACRO holding trust.

     o On every day on which the ending level of the Applicable Reference Price of Crude Oil is the same as the starting level, the Down-MACRO holding trust will not be required to pay or entitled to receive any payment under the income distribution agreement.

         The underlying value of the Down-MACRO holding trust on each distribution date will be calculated before available income, if any, is deducted from that underlying value and set aside for payment as a quarterly distribution on the related distribution payment date. As a result, the underlying value of the Down-MACRO holding trust on the day following each distribution date will reflect a relative decrease from the underlying value on that distribution date which will be unrelated to any movement in the level of the Applicable Reference Price of Crude Oil.

         On each distribution date, other than on the final scheduled termination date or an early termination date and other than with respect to any holding shares for which a redemption order was placed on that distribution date, the Down-MACRO holding trust will declare a "quarterly distribution" on each outstanding Down-MACRO holding share equal to:

     o the sum of Down-MACRO earned income accruals for each day of the preceding calculation period less any portion of this amount that was already distributed in connection with paired optional redemptions that occurred during that calculation period multiplied by

     o a fraction the numerator of which is one Down-MACRO holding share and the denominator of which is the aggregate number of outstanding Down-MACRO holding shares on that distribution date.

         On the distribution payment date that follows each distribution date, after the Down-MACRO holding trust has made a quarterly distribution on the Down-MACRO holding shares on deposit in the Down-MACRO tradeable trust, the Down-MACRO tradeable trust will pass through on each outstanding Down-MACRO tradeable share an amount equal to:

     o the quarterly distribution received by the Down-MACRO tradeable trust from the Down-MACRO holding trust on that distribution payment date divided by

     o the aggregate number of outstanding Down-MACRO tradeable shares on that distribution date.

         For a more detailed description of how payments under the income distribution agreement are calculated, see "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The Income Distribution Agreement."

         Distributions of the Down-MACRO earned income accruals on the final scheduled termination date, an early termination date or any redemption date will be made as part of the final distribution that is made on those dates, as described in the next section of this summary, entitled "-- Final Distribution," and in greater detail in the section entitled "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution."

         On each distribution date, the "available income" of the Down-MACRO holding trust will be equal to the sum of the available income accruals for each day of the preceding calculation period, as reduced by any portion of those accruals that were paid out as part of final distributions made in any paired optional redemptions made during that same period and increased in connection with paired subsequent issuances by the portion of the underlying value at which shares were created that represents earned income accruals.

         If the available income of the Down-MACRO holding trust for any calculation period is a negative number, then the available income of the Down-MACRO holding trust for the applicable distribution date will be equal to zero and the Down-MACRO holding trust will not make any payments under the income distribution agreement or any quarterly distribution to its shareholders on that distribution date unless it was entitled to and received a portion of the Up-MACRO holding trust's available income. However, since the administrative agent will be required to use commercially reasonable efforts to direct the acquisition of identical assets for each of the paired holding trusts, and each trust has the same daily fee accrual rate, it is unlikely that one but not the other paired holding trust would realize significant available income during any period.

         We refer to the product of the aggregate number of outstanding shares issued by the Down-MACRO holding trust and a stated par amount of $[ ] per share as the "Down-MACRO aggregate par amount" and to the product of the aggregate number of outstanding shares issued by the Up-MACRO holding trust and a stated par amount of $[ ] per share as the " Up-MACRO aggregate par amount." The stated par amount per share is equal to the starting level of the Applicable Reference Price of Crude Oil.

         If available, an amount equal to the Down-MACRO aggregate par amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each distribution date unless that distribution date is the final scheduled termination date or an early termination date. If a paired optional redemption is directed on a distribution date, the Down-MACRO aggregate par amount will first be reduced by the aggregate par amount of any Down-MACRO holding shares being redeemed on that date. If, after depositing the fee deduction amount into the fee payment account, the funds remaining on deposit in the Down-MACRO holding trust on any distribution date are equal to or less than the Down-MACRO aggregate par amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no available income on that date. If less than the Down-MACRO aggregate par amount is invested in treasuries on any distribution date because the fee deduction amount exceeded the income on the Down-MACRO holding trust's treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent distribution dates until the amount invested does equal the Down-MACRO aggregate par amount.

         The Down-MACRO holding trust may make minimal or no quarterly distributions to its shareholders on one or more distribution dates if treasury yield rates drop to and remain below the fee accrual rate of 1.60% for the first two years following the closing date or 1.50% thereafter. Assuming there are no deficiencies in the amount that was invested on behalf of the paired holding trusts during previous calculation periods, any daily yield on the treasuries during any calculation period that is in excess of the daily fee accrual rate for that calculation period will be distributed to the holders of the paired holding shares as a quarterly distribution. The allocation of this yield as between the Down-MACRO and the Up-MACRO holding shares will be determined under the income distribution agreement based on the respective underlying values of each of the paired holding trusts on each day of the preceding calculation period. See "RISK FACTORS --Income on the treasuries may be insufficient to make quarterly distributions."

         In a rising interest rate environment, any paired optional redemptions effected during a calculation period may result in a decrease in the daily yield rate on the treasuries in the paired holding trusts, because treasuries are selected to be delivered using a "last in, first out" method. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption." The treasuries selected by the administrative agent to be delivered as the final distribution in a paired optional redemption will be distributed ratably, by type, to each redeeming authorized participant.

         The available income of the Up-MACRO holding trust will be calculated in the same way as that of the Down-MACRO holding trust. If available, an amount equal to the Up-MACRO aggregate par amount on each distribution date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such distribution date is the final scheduled termination date or an early termination date), but the amount actually invested may be less on one or more distribution dates if the fee deduction amount of the Up-MACRO holding trust exceeded the Up-MACRO holding trust's income on those distribution dates.

         If the Down-MACRO holding trust has no available income on any distribution date, then it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Up-MACRO holding trust. Similarly, if on any distribution date the proceeds of the treasuries in the Up-MACRO holding trust minus its fee deduction amount are equal to or less than the Up-MACRO aggregate par amount, then the Up-MACRO holding trust will not have any available income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust on that distribution date. If either of the paired holding trusts fails to make a payment under the income distribution agreement on any distribution date, because it does not have any available income, that trust will not be required to make up that payment on any subsequent distribution date, even if it has funds available to do so.

         Furthermore, if on any distribution date the Down-MACRO holding trust does not have any available income and does not receive any available income from the Up-MACRO holding trust, it will not make any quarterly distribution to its shareholders on that distribution date. The Down-MACRO holding trust is not required to make quarterly distributions in any stated amount and if no funds are available to make a quarterly distribution on any distribution date, no amounts will be payable with respect to that distribution date on any subsequent date. See "RISK FACTORS -- You may lose your entire investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Final Distribution

         General

         The Down-MACRO holding trust will declare a final distribution on all or a portion of the Down-MACRO holding shares on the earliest to occur of:

     o [ ], 2026, which we refer to as the "final scheduled termination date;"

     o an "early termination date," which is the next distribution date that follows the occurrence of a termination trigger; and

     o a "redemption date," which is any business day on which an authorized participant places an order for a paired optional redemption of all or a portion of the paired holding shares.

         The final distribution made by the Down-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Up-MACRO holding trust under the settlement contracts being settled on that date. The final payment under the settlement contracts will, in turn, be based on the underlying value of the Down-MACRO holding trust on (1) the last price determination day preceding the final scheduled termination date, (2) the last price determination day preceding an early termination date and, (3) in the case of a paired optional redemption, the relevant redemption date.

         The underlying value on the relevant day will be calculated by reference to the ending level of the Applicable Reference Price of Crude Oil on that date. If the level of the Applicable Reference Price of Crude Oil on the relevant price determination day is below its starting level, the Down-MACRO holding trust will be entitled to receive a final payment from the Up-MACRO holding trust in an amount proportional to the decrease in the level of the Applicable Reference Price of Crude Oil. If the level of the Applicable Reference Price of Crude Oil on the relevant price determination day is above its starting level, the Down-MACRO holding trust will be required to make a final payment to the Up-MACRO holding trust in an amount proportional to the increase in the level of that price.

         The purpose of the final payment under the settlement contracts is to transfer assets between the paired holding trusts such that each trust has cash and treasuries in an amount equal to its underlying value at the time of settlement. For a more detailed description of how the underlying value of the Down-MACRO holding trust and payments under the settlement contracts are calculated, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Calculation of Underlying Value" and "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

         On the final scheduled termination date or an early termination date, the Down-MACRO holding trust will declare a final distribution in redemption of its Down-MACRO holding shares in an amount equal to the underlying value of the Down-MACRO holding trust on the last price determination day preceding the final scheduled termination date or early termination date. On the distribution payment date that follows the final scheduled termination date or the last price determination day preceding the early termination date, the trustee will pay the final distribution to each holder of the outstanding Down-MACRO holding shares in redemption of those shares. On that same distribution payment date, the Down-MACRO tradeable trust will pass through the final distribution that it receives on the Down-MACRO holding shares that it holds on deposit to the holders of its Down-MACRO tradeable shares in redemption of those shares.

         On any redemption date, all or only a portion of the paired holding shares may be redeemed in a paired optional redemption at the direction of one or more authorized participants who are the beneficial holders of those shares. Although the Down-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, authorized participants may acquire Down-MACRO tradeable shares and exchange them for the underlying Down-MACRO holding shares. As discussed in greater detail later in this section, unless you are an authorized participant, you will not have a right to exchange your Down-MACRO tradeable shares for the underlying Down-MACRO holding shares or to direct a redemption of the Down-MACRO holding shares on deposit in the Down-MACRO tradeable trust. Consequently, you will be able to liquidate your investment in the Down-MACRO tradeable shares prior to the final scheduled termination date or an early termination date only by selling them to an investor who is willing to purchase them from you, including any authorized participant who may wish to acquire those shares in order to exchange them for Down-MACRO holding shares and then direct a paired optional redemption. The market price that you are able to obtain for your Down-MACRO tradeable shares may be less than the price you paid for those shares and less than the per share underlying value that is represented by those shares for the reasons discussed in "RISK FACTORS -- Fluctuations in the underlying value of the Down-MACRO holding trust and other factors may affect the market price of your Down-MACRO shares."

         If the fee deduction amount that is required to be deposited into the fee payment account and made available for the payment of the expenses and fees of the Down-MACRO holding trust and the Down-MACRO tradeable trust exceeded the income of the Down-MACRO holding trust on the current distribution date or on one or more preceding distribution dates and the resulting deficiency in the Down-MACRO investment amount was not made up on subsequent distribution dates, the underlying value of the Down-MACRO holding trust and, consequently, the final distribution made by the Down-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption date will reflect that resulting deficiency.

         Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

         On the final scheduled termination date or an early termination date, the trustee will cause the paired holding trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries immediately prior to those dates. After the settlement contracts have been settled, the Down-MACRO holding trust will declare a final distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the distribution payment date that follows the final scheduled termination date or early termination date, the Down-MACRO holding trust will distribute on each outstanding Down-MACRO holding share a "final distribution" in cash equal to:

     o the underlying value of the Down-MACRO holding trust on the last price determination day preceding that final scheduled termination date or that early termination date divided by

     o the aggregate number of Down-MACRO holding shares that have been issued but not yet redeemed as of that date.

         For purposes of settling the settlement contracts and making a final distribution on the final scheduled termination date or an early termination date, underlying value will include the Down-MACRO earned income accrual for that final scheduled termination date or early termination date. The final distribution will include the cumulative Down-MACRO earned income accruals that would have been distributed as a quarterly distribution if the final scheduled termination date or early termination date had been an ordinary distribution date.

         The Down-MACRO tradeable trust will pass through any final distribution that it receives on the Down-MACRO holding shares that it holds on deposit on the final scheduled termination date or early termination date. On the distribution payment date that follows the final scheduled termination date or early termination date, the trustee will distribute on each outstanding Down-MACRO tradeable share an amount equal to:

     o the final distribution received from the Down-MACRO holding trust on that distribution payment date divided by

     o the aggregate number of outstanding Down-MACRO tradeable shares that have been issued but not yet redeemed as of that date.

         Upon receipt of a final distribution on the final scheduled termination date or an early termination date, your Down-MACRO holding shares or Down-MACRO tradeable shares will be considered to be redeemed in full and the Down-MACRO holding trust or the Down-MACRO tradeable trust, as applicable, will have no further obligations with respect to those shares even if the amount of the final distribution is less than the aggregate par amount of your Down-MACRO holding or tradeable shares or less than the purchase price you paid for those shares. See "RISK FACTORS -- You may lose your entire investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

         Authorized participants may continue to direct paired optional redemptions at the per share underlying value of the shares being redeemed after the occurrence of a termination trigger related to a decrease in the underlying value of one of the paired holding trusts to 15% or less of the assets which that trust holds on deposit. The last redemption order may be placed on the last business day prior to the early termination date that will follow the termination trigger.

         Final Distributions in Paired Optional Redemptions

         At any time prior to the final scheduled termination date or an early termination date, the paired holding shares may be redeemed on any business day in what we refer to as a "paired optional redemption." The discussion which follows describing paired optional redemptions and the final distribution that will be declared on the related redemption date applies only to the Down-MACRO holding shares, because the Down-MACRO tradeable shares cannot be redeemed. However, this discussion is relevant to holders of Down-MACRO tradeable shares, because it explains the rules that authorized participants must follow in order to effect paired optional redemptions and the ability to effect these redemptions may affect the demand for the Down-MACRO tradeable shares. See "RISK FACTORS -- The return on your shares is uncertain -- The Down-MACRO tradeable shares cannot be redeemed; the right to redeem the Down-MACRO holding shares is limited."

         On any price determination day, any authorized participant may direct a paired optional redemption in which the Down-MACRO holding shares and Up-MACRO holding shares will be redeemed concurrently and proportionately in MACRO units. A "MACRO unit" consists of 50,000 Down-MACRO holding shares and 50,000 Up-MACRO holding shares. Authorized participants may acquire one or more MACRO units by purchasing a sufficient number of holding shares or a sufficient number of tradeable shares which they exchange for the underlying Down-MACRO or Up-MACRO holding shares. The Down-MACRO tradeable shares are exchangeable for the underlying Down-MACRO holding shares in minimum lots of 50,000. A tender of paired holding shares for redemption will be irrevocable.

         In order to be an "authorized participant," an entity must (1) be a registered broker-dealer and a member in good standing with the National Association of Securities Dealers, Inc., which we refer to as the "NASD," or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of the NASD but still be permitted to engage in securities transactions, (2) be a participant in DTC or have indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant, (3) not be a benefit plan investor for purposes of the Employee Retirement Income Security Act of 1974, and (4) have entered into a "participants agreement" with us, the administrative agent and the trustee which specifies procedures for the subsequent issuance and redemption of paired holding shares. The participants agreement is described in this prospectus under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution."

         Authorized participants must place redemption orders with the trustee and the administrative agent at least thirty (30) minutes prior to the end of trading of light sweet crude oil futures contracts by open outcry on NYMEX on the relevant redemption date. When we refer to the "redemption date," we are referring to the date on which the authorized participant places a redemption order, not the date on which shares are actually redeemed. Each redeeming authorized participant must deliver to the administrative agent, a redemption order with the following information:

     o a written statement that a redemption is being directed, delivered electronically.

     o its personal identification number and, if applicable the name and personal identification number of the person on behalf of whom shares are being redeemed;

     o    the number of MACRO units being redeemed; and

     o the CUSIP numbers of the Down-MACRO holding shares and Up-MACRO holding shares being redeemed and/or the CUSIP numbers of the Down-MACRO and/or Up-MACRO tradeable shares being tendered for exchange and then redemption.

         After the authorized participant has submitted a redemption order, it must deliver the following to the trustee by 10:00 a.m. on the business day following the redemption date:

     o Down-MACRO holding shares and/or tradeable Up-MACRO holding shares and/or tradeable shares that in the aggregate constitute the requisite number of MACRO units being redeemed by such authorized participant;

     o a "redemption cash component," which is the cash that must be delivered to the Down-MACRO holding trust in connection with a paired optional redemption by the redeeming authorized participant to compensate the trust for the excess value that will be delivered to such redeeming authorized participant in the form of treasuries and delivered to it as a final distribution; and

     o a transaction fee of $500 for each of (i) any Down-MACRO holding shares being redeemed, (ii) any Down-MACRO tradeable shares being exchanged, (iii) any Up-MACRO holding shares being redeemed and (iv) any Up-MACRO tradeable shares being exchanged; the maximum transaction fee payable in connection with any redemption is $2,000, regardless of how many of each type of shares are presented for redemption or exchange; this fee will be payable directly to the trustee by the redeeming authorized participant to compensate the trustee for administrative costs that it will incur in connection with effecting the redemption.

         If all conditions to effecting a paired optional redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming authorized participant (i) by 3:00 p.m. New York City time on the first business day following the redemption date if only holding shares were tendered for redemption, or (ii) by 3:00 p.m. New York City time on the third business day following the redemption date if any tradeable shares were tendered for exchange into holding shares and then redemption. If the redemption order was placed on a distribution date, the redeeming authorized participant will receive cash. If there was a net increase in the aggregate par amount of the paired holding trusts on any settlement date for a paired optional redemption, because more MACRO units were created than redeemed, redeeming authorized participants will also receive their final distribution in cash out of the funds delivered to the trusts by the authorized participants who created shares on the same date. If any paired subsequent issuances were effected on the settlement date for the redemption, even if there was a net decrease in the aggregate par amount of the paired holding trusts, redeeming authorized participants will receive a portion of their final distribution in cash out of the funds delivered by the creating authorized participants and the remaining portion of that final distribution in treasuries. In all other cases, redeeming authorized participants will receive their final distribution in connection with a paired optional redemption in treasuries. The combination of cash and treasuries that will be delivered to any redeeming authorized participant will be within the discretion of the administrative agent.

         The amount of cash and/or treasuries delivered in a redemption will always be equal to the combined underlying values of the paired holding trusts. The combined underlying values of the paired holding trusts will consist of:

     o the underlying value of the Down-MACRO holding trust on the relevant redemption date multiplied by the applicable redemption percentage for the Down-MACRO holding shares plus

     o the underlying value of the Up-MACRO holding trust on the relevant redemption date multiplied by the applicable redemption percentage for the Up-MACRO holding shares.

         The "redemption percentage" for the Down-MACRO holding shares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Down-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Down-MACRO holding shares that are outstanding prior to the redemption. The "redemption percentage" for the Up-MACRO holding shares in a paired optional redemption is equal to a fraction the numerator of which is the aggregate number of Up-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Up-MACRO holding shares that are outstanding prior to the redemption.

         Upon receipt of the final distribution in a paired optional redemption, the Down-MACRO holding shares presented for redemption will be considered to be redeemed in full and the Down-MACRO holding trust will have no further obligations with respect to those shares, even if the amount of the final distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the authorized participant. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

         The number of settlement contracts that will be settled in connection with a paired optional redemption will be equal to the number of MACRO units that are being redeemed. If MACRO units are being both redeemed and issued on the same day at the direction of several authorized participants, new settlement contracts will be entered into if there is a net increase in the Up-MACRO and Down-MACRO aggregate par amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts in order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO unit.

         In connection with the settlement of the settlement contracts and payment of a final distribution in the case of redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a "last in, first out" basis with an aggregate value equal to the product of the applicable redemption percentage and the aggregate value of all of the treasuries held by each trust. The "value" of each treasury will be equal to the purchase price at which the applicable trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date. After the settlement contracts have been settled, the paired holding trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming authorized participant as the final distribution on the shares being redeemed. The paired holding trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other holding trust to the redeeming authorized participant as the final distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the final distribution will be distributed ratably, by type, to each redeeming authorized participant.

         Authorized participants may place an order with the trustee to exchange their tradeable shares in minimum lots of 50,000 for the underlying holding shares even if they do not wish to then effect a paired optional redemption. Authorized participants must pay a transaction fee of $500 for each exchange of Down-MACRO tradeable shares and $500 for each exchange of Up-MACRO tradeable shares to the trustee and will be registered as the beneficial holders of the holding shares on the third business day following the day on which the exchange order is placed.

         Following a paired optional redemption, the trustee will record a reduction in the aggregate number of Down-MACRO holding shares and Up-MACRO holding shares that are outstanding.

         For more information about paired optional redemptions, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution."

Subsequent Issuances

         Paired Subsequent Issuances

         At any time prior to the final scheduled termination date or an early termination date, on any day that is a price determination day, an authorized participant may effect a "paired subsequent issuance" by directing the paired holding trusts to issue additional shares in a minimum number of Down-MACRO and Up-MACRO holding shares constituting at least one MACRO unit. If so directed, the Down-MACRO holding trust and the Up-MACRO holding trust will issue additional paired holding shares to the authorized participant who may then sell those holding shares directly to investors or deposit all or a portion of them into the Down-MACRO and Up-MACRO tradeable trusts in minimum lots of 50,000 shares and direct the tradeable trusts to issue additional Down-MACRO and Up-MACRO tradeable shares, as applicable, to the authorized participant. Authorized participants may continue to direct subsequent issuances at the per share underlying value of the shares being created after the occurrence of a termination trigger related to a decrease in the underlying value of one of the paired holding trusts to 15% or less of the assets that trust holds on deposit. The last creation order may be placed on the last business day prior to the early termination date that will follow the termination trigger.

         For each additional Down-MACRO holding share that is deposited into the Down-MACRO tradeable trust, the Down-MACRO tradeable trust will issue one additional Down-MACRO tradeable share. Although the number of Down-MACRO tradeable shares will increase with each subsequent issuance and decrease with each exchange by an authorized participant of Down-MACRO tradeable shares for Down-MACRO holding shares, the Down-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by the Down-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Down-MACRO tradeable shares that are outstanding on any specified date.

         To create a new MACRO unit, an authorized participant must place a creation order with the administrative agent at least thirty (30) minutes before the end of trading of light sweet crude oil futures contracts by open outcry on the NYMEX on any price determination day. When we refer to the "subsequent issuance date," We are referring to the date on which the authorized participant places a creation order, not the date on which new shares are actually issued. Each creating authorized participant must deliver to the administrative agent, a creation order with the following information:

     o a written statement that a paired subsequent issuance is being directed, delivered electronically;

     o its name and its personal identification number and, if applicable, the name and personal identification number of the person on behalf of whom shares are being created; and

     o    the number of MACRO units being created.

         Concurrently with any paired subsequent issuance, an authorized participant may also create tradeable shares. On any subsequent issuance date, if an authorized participant wishes to create Down-MACRO and/or Up-MACRO tradeable shares, it must direct the paired holding trusts to issue additional paired holding shares for deposit into the applicable tradeable trusts and the Down-MACRO and/or Up-MACRO tradeable trusts to issue additional tradeable shares.

         By 10:00 a.m. New York City time on the next business day after the subsequent issuance date the authorized participant must deposit:

     o immediately available funds in an amount equal to the per share underlying value of the Down-MACRO holding shares being created, as measured on the subsequent issuance date;

     o immediately available funds in an amount equal to per share underlying value of the Up-MACRO holding shares being created, as measured on the subsequent issuance date; and

     o a transaction fee of $500 for each of (i) any Down-MACRO holding shares being issued, (ii) any Down-MACRO tradeable shares being issued, (iii) any Up-MACRO holding shares being issued and (iv) any Up-MACRO tradeable shares being issued. The maximum transaction fee payable in connection with any subsequent issuance is $2,000, regardless of how many of each type of shares are being issued; this fee will be payable directly to the trustee by the purchasing authorized participant to compensate the trustee for administrative costs that it will incur in connection with effecting the subsequent issuance.

         Creation orders for new MACRO units will be processed through a manual clearing process operated by DTC. Creation orders for tradeable shares will be processed through a manual clearing process operated by DTC or through an enhanced clearing process that is available only to those DTC participants that also are participants in the Continuous Net Settlement System of the National Securities Clearing Corporation, or the "NSCC." Upon the deposit of the amounts described above, the trustee will give notice to the DTC to credit the account of the applicable authorized participant.

         By 3:00 p.m. New York City time, on the next business day following the subsequent issuance date (in the case of an order for holding shares) or by 3:00 p.m. New York City time on the third business day following the subsequent issuance date (in the case of an order for tradeable shares), the administrative agent will instruct the trustee to deliver the new shares.

         The trustee will cause the paired holding trusts to enter into one new settlement contract for each new MACRO unit that is created in a paired subsequent issuance. If MACRO units are being both created and redeemed on the same day, new settlement contracts will be entered into only if there is a net increase in the Down-MACRO and Up-MACRO aggregate par amounts and settlement contracts will be settled if there is a net decrease in these aggregate par amounts in order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO unit.

         An authorized participant may also exchange its existing holding shares for tradeable shares (and vice versa) other than in connection with a subsequent issuance by delivering the holding shares or the tradeable shares to the trustee for the applicable trust and requesting the trustee to register the authorized participant as a beneficial holder of the related shares. A transaction fee of (i) $500 for any Down-MACRO holding shares or tradeable shares and (ii) $500 for any Up-MACRO holding shares or tradeable shares will be charged for such exchange.

         For more information about paired subsequent issuances, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Subsequent Issuances -- Paired Subsequent Issuances."

Termination Triggers

         The occurrence of specified events, which we refer to as "termination triggers," will cause an automatic termination of the income distribution agreement and the settlement contracts and an early redemption of the paired holding shares and the Down-MACRO and Up-MACRO tradeable shares. Upon obtaining knowledge or receiving notice of the occurrence of a termination trigger, the trustee will file a Form 8-K describing the termination trigger. The following events will constitute termination triggers:

     o any of the following circumstances persists for five (5) consecutive business days: (i) the Applicable Reference Price of Crude Oil is not established by NYMEX or the substitute oil price provider; (ii) NYMEX or such substitute oil price provider refuses to make that price available to the administrative agent for the purpose of calculating underlying value; or (iii)(a) NYMEX terminates the license it has granted to MacroMarkets LLC to use and sublicense certain of its futures prices, and we and MacroMarkets LLC are unable to enter into a licensing agreement with the Dow Jones Energy Service or (b) in the event that we and MacroMarkets LLC have already entered into a licensing agreement with the Dow Jones Energy Service or another substitute oil price provider, such substitute oil price provider terminates that license and, in the case of either (a) or (b), the shareholders do not select a substitute oil price provider or we and MacroMarkets LLC are unable to enter into a licensing agreement with the substitute oil price provider that was selected by the shareholders;

     o the Applicable Reference Price of Crude Oil falls to or below $[ ] or rises to or above $[ ] and, in either case, remains at that level for three (3) consecutive price determination days;

     o either of the paired holding trusts, the Down-MACRO tradeable trust or the Up-MACRO tradeable trust becomes an "investment company" required to register under the Investment Company Act of 1940, as amended;

     o either of the paired holding trusts, the Down-MACRO tradeable trust or the Up-MACRO tradeable trust is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days; or

     o the amount of cash and treasuries on deposit in the Down-MACRO holding trust or the Up-MACRO holding trust is reduced to less than ten (10) million dollars.

         On the next distribution date following the occurrence of a termination trigger, which we refer to as an "early termination date," the trustee will cause the paired holding trusts to settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the underlying value of the paired holding trust on the price determination day preceding the early termination date. This underlying value may be higher or lower than the underlying value at the time when the termination trigger occurred, as described under "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts and the tradeable trusts may terminate early.". The final distribution will be determined as described above under "-- Final Distribution" and in greater detail under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution." Following this final distribution, the Down-MACRO holding shares and the Down-MACRO tradeable shares will be considered to be redeemed in full and will cease to be outstanding.

         Any payments under the income distribution agreement and the settlement contracts and any quarterly or final distribution to be made by either of the paired holding trusts, or passed through on the Down-MACRO tradeable shares by the Down-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant termination trigger was the voluntary or involuntary bankruptcy of either of the paired holding trusts or of the Down-MACRO tradeable trust.

         The administrative agent will be responsible for monitoring the occurrence of termination triggers that are related to a specified decrease or increase in the Applicable Reference Price of Crude Oil and the failure by NYMEX or the applicable substitute oil price provider to establish the Applicable Reference Price of Crude Oil or its refusal to make it available to the administrative agent. The administrative agent must notify the trustee of any of these occurrences. The trustee will be responsible for monitoring the occurrence of the termination triggers described in the third through fifth bullet points above.

         For more information about termination triggers, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Termination Triggers."

Fees and Expenses

         On each distribution date, the Down-MACRO holding trust is required to deposit the fee deduction amount into the fee payment account to be applied to the payment of the expenses and fees incurred by the Down-MACRO holding trust and the Down-MACRO tradeable trust during the preceding calculation period. The "fee deduction amount" will equal, for each calculation period, the sum of, for each day during that calculation period, the Down-MACRO asset amount as of that day multiplied by an annual rate of 1.60% for the first two years following the closing date and an annual rate of 1.50% thereafter, divided by 365 or 366, depending upon the number of days in the current year. After first being used to pay the expenses of the trusts, which will include (i) registration fees,
(ii) prospectus printing and delivery expenses, (iii) trust administration expenses and (iv) treasury settlement expense, the remaining funds in the fee payment account will be applied to pay the fees charged by entities that provide services or license intellectual property to the trusts. These fees include (i) the fee payable to the trustee for administering the Down-MACRO holding trust and the Down-MACRO tradeable trust, (ii) the fee payable to the administrative agent for administrating the treasuries held by the Down-MACRO holding trust, and performing various calculations and other services on behalf of the trusts and to the marketing agent for its marketing and distribution services, (iii) the fee payable to MacroMarkets for sublicensing to the trusts the right to reference the settlement price of the light sweet crude oil futures contract and the NYMEX name, (iv) the licensing fee payable to MacroMarkets for the use of its intellectual property related to the patented MACROs structure, (v) fees payable to the independent accountants, (vi) fees payable to the AMEX for acting as listing exchange and calculation agent and
(vii) legal fees. These expenses and fees payable by the Down-MACRO holding trust will accrue during each calculation period and will be payable in arrears on each distribution date out of the fee deduction amount.

         To the extent that the remaining fee deduction amount after payment of expenses is insufficient to pay in full all of the fees, MacroMarkets LLC and Claymore Securities, Inc. will reduce the fees payable to each of them by the Down-MACRO holding trust. If any deficiencies in the payment of the fees and expenses of the trust continue to exist after the waiver of these fees, these deficiencies will be paid by us, in our capacity as depositor for the trusts. If any funds remain on deposit in the fee payment account after the fees and expenses of the Down-MACRO holding and tradeable trusts have been paid in full on a distribution date, the trustee will deliver these excess funds to us, in our capacity as the depositor for the trusts.

         A fee deduction amount will be calculated for the Up-MACRO holding trust in the same manner as that described above for the Down-MACRO holding trust and will be applied on each distribution date to pay the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust, which are expected to be comparable to those of the Down-MACRO holding and tradeable trusts.

         For more information about the fees and expenses of the paired holding trusts, see "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

Form of the Shares

         The Down-MACRO holding shares will be issued in the form of a global certificate representing an undivided beneficial interest in the Down-MACRO holding trust. There are no minimum lot purchase requirements applicable to the Down-MACRO holding shares. Authorized participants may deposit their Down-MACRO holding shares into the Down-MACRO tradeable trust and direct that trust to issue to them one Down-MACRO tradeable share for each Down-MACRO holding share so deposited. Authorized participants must deposit Down-MACRO holding shares into the Down-MACRO tradeable trust in minimum lots of 50,000.

         The Down-MACRO tradeable shares will be issued in the form of a global certificate representing an undivided beneficial interest in the Down-MACRO tradeable trust. There are no minimum lot purchase requirements applicable to the Down-MACRO tradeable shares. Authorized participants may exchange their Down-MACRO tradeable shares for the underlying Down-MACRO holding shares in minimum lots of 50,000. An authorized participant will receive one Down-MACRO holding share for each Down-MACRO tradeable share that it presents for exchange to the trustee.

         The Down-MACRO holding shares and the Down-MACRO tradeable shares will be issued in the form of one or more global certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company, or "DTC," and deposited with DTC in the United States or with Clearstream Banking, societe anonyme or Euroclear Bank S.A./NV in Europe. If you are not a participant in DTC or in Clearstream or Euroclear, you may hold an interest in the Down-MACRO holding shares or the Down-MACRO tradeable shares only by opening an account with a participant or with certain banks, brokers, dealers, trust companies and other parties that maintain a custodial relationship with a DTC participant. You will not receive a physical certificate and you will not be considered the registered holder of the global certificate representing your Down-MACRO holding shares or your Down-MACRO tradeable shares.

         For more information about the form of your shares, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Book-Entry Registration."

Listing

         The Down-MACRO tradeable shares will trade on the American Stock Exchange under the symbol "[ ]." See "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Listing."

         The Down-MACRO holding shares will not be listed on any exchange.

Federal Income Tax Considerations

         Skadden, Arps, Slate, Meagher & Flom LLP will issue its opinion that for United States federal income tax purposes (i) the Down-MACRO tradeable trust will be classified as a grantor trust and not as an association taxable as a corporation and (ii) the Down-MACRO holding trust will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation. Accordingly, holders of Down-MACRO tradeable shares will be required to include in income their distributive share of the income, gain, loss and deduction of the Down-MACRO holding trust regardless of any cash distributions on their shares; moreover, the ability of such holders to utilize those deductions and losses will be subject to limitations. In addition, gain or loss attributable to redemptions by holders of Down-MACRO holding shares will be attributed to such redeeming shareholders. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" for a more detailed discussion.

ERISA Considerations for Down-MACRO Tradeable Shares

         We anticipate that the Down-MACRO tradeable shares will meet the criteria for "publicly-offered securities" under the Plan Assets Regulation issued by the Department of Labor.

         Although no assurances can be given, we expect that:

     o there will be no restrictions imposed on the transfer of the Down-MACRO tradeable shares under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as "ERISA";

     o the Down-MACRO tradeable shares will be held by at least 100 independent investors at the conclusion of this offering; and

     o the Down-MACRO tradeable shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

         If the Down-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Down-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Down-MACRO tradeable trust. In that event, transactions involving the Down-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Internal Revenue Code of 1986, as amended, unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption to the prohibited transaction rules applies.

         For a detailed discussion of the ERISA-related considerations that apply to an investment in the Down-MACRO tradeable shares, see "CERTAIN ERISA CONSIDERATIONS."

ERISA Considerations for Down-MACRO Holding Shares

         It is not anticipated that the Down-MACRO holding shares will meet the criteria for "publicly-offered securities" or any other exception to the Plan Assets Regulation issued by the Department of Labor. Accordingly, in order to prevent the assets of the Down-MACRO holding trust from being treated as assets of a plan that is subject to ERISA or the Code, Benefit Plan Investors (as defined in "CERTAIN ERISA CONSIDERATIONS" below) will not be permitted to acquire the Down-MACRO holding shares. Each initial investor will be required to represent and each transferee or subsequent holder will be deemed to have represented that it is not a Benefit Plan Investor.

         Any purported purchase or transfer of any Down-MACRO holding share by a purchaser or to a transferee that is a Benefit Plan Investor shall be null and void ab initio.

         For a more detailed discussion of the ERISA-related considerations that apply to an investment in the Down-MACRO holding shares, see "CERTAIN ERISA CONSIDERATIONS."

CUSIP, Common Code and ISIN

         The CUSIP number, Common Code and International Securities Identification Number, or ISIN, assigned to the Down-MACRO holding shares, the Down-MACRO tradeable, the Up-MACRO holding shares and the Up-MACRO tradeable shares are as follows:

Down-MACRO holding shares                    Down-MACRO tradeable shares
-------------------------                    ---------------------------

CUSIP No.:  [   ]                            CUSIP No.:  [   ]
Common Code:  [   ]                          Common Code:  [   ]
ISIN:  [   ]                                 ISIN:  [   ]

Up-MACRO holding shares                      Up-MACRO tradeable shares
-----------------------                      -------------------------

CUSIP No.:  [   ]                            CUSIP No.:  [   ]
Common Code:  [   ]                          Common Code:  [   ]
ISIN:  [   ]                                 ISIN:  [   ]

                                  RISK FACTORS

         An investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares involves significant risks. You should carefully review the information contained in this section before making an investment decision. Please note that whenever we refer to the "Down-MACRO shares" in the risk factors that follow, we are discussing a risk that applies to both the Down-MACRO holding shares and the Down-MACRO tradeable shares. Any risk affecting the Down-MACRO holding shares will also directly affect the Down-MACRO tradeable shares, because the Down-MACRO tradeable shares are entitled to receive only pass-through distributions of amounts received by the Down-MACRO tradeable trust on the Down-MACRO holding shares it holds on deposit.

         Please note that when we refer in this section to the "per share underlying value" that is represented by your Down-MACRO holding shares or your Down-MACRO tradeable shares on any date, we mean the amount that you would be entitled to receive as a final distribution on that date if the paired holding trusts were to settle the settlement contracts and the Down-MACRO holding trust were to make a final distribution on your Down-MACRO holding shares or the Down-MACRO tradeable trust were to pass through such final distribution on your Down-MACRO tradeable shares. Such a final distribution is, however, merely hypothetical and we refer to it solely for the purpose of explaining the meaning of underlying value and the terms of the income distribution agreement and the settlement contracts. As a holder of Down-MACRO holding shares, you are entitled to receive a final distribution on those shares only on the final scheduled termination date, an early termination date or, if you are an authorized participant, a redemption date and you must sell your Down-MACRO holding shares in order to liquidate your investment in those shares at any time prior to those dates. As a holder of Down-MACRO tradeable shares, you are entitled to receive a final distribution on your Down-MACRO tradeable shares only on the earlier of the final scheduled termination date and an early termination date and you must sell your Down-MACRO tradeable shares in order to liquidate your investment in those shares at any time prior to those dates.

You may lose your entire investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution.

         The Down-MACRO holding trust will make the following distributions out of the funds to which it is entitled under the income distribution agreement and the settlement contracts: (i) quarterly distributions of the available income on deposit in the Down-MACRO holding trust on each distribution date after it has made or received the required payment under the income distribution agreement and (ii) a final distribution of the assets on deposit in the Down-MACRO holding trust after it has made or received the required final payment under the settlement contracts on the final scheduled termination date, an early termination date or any redemption date. The Down-MACRO holding trust will make quarterly distributions and a final distribution to each holder of its Down-MACRO holding shares, including the Down-MACRO tradeable trust. The Down-MACRO tradeable trust will pass through these distributions to the holders of its Down-MACRO tradeable shares. The Down-MACRO tradeable shares cannot be redeemed, so unless they are acquired by authorized participants and exchanged for the underlying Down-MACRO holding shares, they will remain outstanding until a final distribution is made on those shares on the final scheduled termination date or an early termination date.

         The amount of the quarterly distribution that the Down-MACRO holding trust will make on each distribution date will depend upon the amount of income realized by the paired holding trusts on their treasuries and on the movements in the level of the Applicable Reference Price of Crude Oil on the last price determination day during the calculation period that preceded that distribution date, which will determine the trust's entitlements to that income. On the final scheduled termination date or an early termination date, any available income that the Down-MACRO holding trust would have distributed if those dates were ordinary distribution dates will instead be included in the final distribution made by the Down-MACRO holding trust on the Down-MACRO holding shares and passed through on the Down-MACRO tradeable shares on those dates. On any redemption date, any available income to which the Down-MACRO holding trust has become entitled since the last distribution date will be included in the final distribution made by the Down-MACRO holding trust and passed through on the Down-MACRO tradeable shares on the redemption date. The amount of the quarterly distribution on any distribution date or the available income included in the final distribution may be less than you expected or it may be eliminated entirely as a result of the following factors:

         o if the ending level of the Applicable Reference Price of Crude Oil during the preceding calculation period is consistently above the starting level, the Down-MACRO holding trust will be required to pay all or a portion of its available income to the Up-MACRO holding trust under the income distribution agreement, instead of being able to distribute that income to its shareholders;

         o in order to pay the fees and expenses of the Down-MACRO holding trust and tradeable trusts, a fee deduction amount equal to an annual rate of 160 basis points or, after the first two years following the closing date, 150 basis points on the assets on deposit in the Down-MACRO holding trust is required to be deducted from the income of the trust before the trust may distribute any portion of that income as a quarterly distribution or final distribution to shareholders. If the fee deduction amount exceeds the income on the Down-MACRO holding trust's treasuries, the trust will not have any available income for distribution to its shareholders. In addition, if the Down-MACRO holding trust is not able to invest an amount equal to the aggregate par amount of its shares in treasuries on any distribution date, it will use income realized on subsequent distribution dates to make up any deficiency in the amount invested; and

         o the same fee deduction amount must be deducted from the income of the Up-MACRO holding trust. If this fee deduction amount exceeds the income on the Up-MACRO holding trust's treasuries, the Up-MACRO holding trust will not be required to make any payment to the Down-MACRO holding trust under the income distribution agreement or, if the Up-MACRO holding trust is making a final payment under any of the settlement contracts, that final payment will not include any income on the Up-MACRO holding trust's assets during the period since the last distribution date, and, further, the Up-MACRO holding trust will not be required to make up any of these payments or amounts on any subsequent date.

         The final distribution on your Down-MACRO holding shares will depend upon the underlying value of the Up-MACRO holding trust on the final scheduled termination date, an early termination date or any redemption date. The final distribution passed through on your Up-MACRO tradeable shares will depend upon the underlying value of the Up-MACRO holding trust on the final scheduled termination date or an early termination date.

         If the level of the Applicable Reference Price of Crude Oil increases, the underlying value of the Down-MACRO holding trust will decline proportionately, while the underlying value of the paired Up-MACRO holding trust will increase. Conversely, if the level of the Applicable Reference Price of Crude Oil decreases, the underlying value of the Down-MACRO holding trust will increase proportionately, while the underlying value of the paired Up-MACRO holding trust will decrease. When the settlement contracts are settled on the final scheduled termination date, an early termination date, or any redemption date, one of the paired holding trusts will make a payment to the other holding trust such that the amount of funds on deposit in each trust is equal to that trust's underlying value as of that date. The Down-MACRO holding trust will make a final distribution on the Down-MACRO holding shares after making or receiving the required final payment under the settlement contracts. Each Down-MACRO holding share will always be redeemed at its per share underlying value. The Down-MACRO tradeable trust will pass through this final distribution to the Down-MACRO tradeable shares on the final scheduled termination date or any early termination date.

         The initial underlying value of the Down-MACRO holding trust on the closing date will be equal to the aggregate par amount of the Down-MACRO holding shares issued on that date. However, if oil prices increase, as reflected by an increase in the level of the Applicable Reference Price of Crude Oil, then the underlying value of the Down-MACRO holding trust will decline proportionately. If the final scheduled termination date, an early termination date, or a redemption date occurs during this period of increasing oil prices, the Down-MACRO holding trust will make a final distribution that will be equal to less than the funds it held on deposit before the settlement contracts were settled on that date. In this case, the final distribution made on your Down-MACRO holding shares or passed through to you on your Down-MACRO tradeable shares may be significantly below the par amount of those shares and it may also be below the purchase price that you paid for them. As a result, you may lose substantially all of your investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares. If the Applicable Reference Price of Crude Oil increases to (or above) [ ] dollars, the underlying value of the Down-MACRO holding trust will be equal to 15% (or less) of the assets on deposit in that trust. If the Applicable Reference Price of Crude Oil remains at or above this level for three (3) consecutive price determination days, an early termination date will occur on the next scheduled distribution date and the paired holding trusts will automatically redeem all of their outstanding shares which will cause an early redemption of the related tradeable shares. The final distribution that will be made by the Down-MACRO holding trust on this early termination date on your Down-MACRO holding shares or passed through on your Down-MACRO tradeable shares will depend upon the Applicable Reference Price of Crude Oil on the last price determination day preceding the early termination date, which may be less than or greater than the level of that price which caused the termination trigger to occur.

There is currently no market for the Down-MACRO shares, and no market may develop.

         No market will exist for the Down-MACRO holding shares or the Down-MACRO tradeable shares prior to their initial issuance. The Down-MACRO tradeable shares, as well as the Up-MACRO tradeable shares, will be listed on the AMEX and we will seek to maintain such listings while any of these shares are outstanding. However, we cannot guarantee that a secondary market will develop for your Down-MACRO shares or, if a secondary market does develop, that it will provide liquidity of investment or continue for the life of those shares. The underwriters may, but will not be obligated to, make a market in any or all of the Down-MACRO holding shares, the Up-MACRO holding shares, the Down-MACRO tradeable shares and the Up-MACRO tradeable shares. The Down-MACRO holding shares and the Down-MACRO tradeable shares may experience price volatility due to the fact that there may be only a limited number of prospective buyers for the shares and the fact that there may be large-scale redemptions and a significant decrease in the size of the paired holding trusts as the Applicable Reference Price of Crude Oil approaches a level at which a termination trigger may occur. Price volatility may affect the price that you are able to obtain for your shares and your ability to resell the shares. The lack of a market for the Down-MACRO or Up-MACRO holding shares may adversely affect the development of a market for your Down-MACRO tradeable shares. Due to the foregoing considerations, you must be prepared to hold your Down-MACRO holding shares or your Down-MACRO tradeable shares until their final scheduled termination date. The underlying value of the Down-MACRO holding trust on the final scheduled termination date may be significantly less than its original underlying value and you may, as a result, receive only a minimal or no final distribution on that date and lose substantially all of your investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares.

Fluctuations in the underlying value of the Down-MACRO holding trust and other factors may affect the market price of your Down-MACRO shares.

         The market price of your Down-MACRO holding shares or your Down-MACRO tradeable shares will be determined by a number of different factors. These include, but are not limited to, the proportion of the current per share underlying value of the Down-MACRO holding trust that is represented by those Down-MACRO holding or tradeable shares, also referred to as their "per share underlying value," as well as factors associated with the Applicable Reference Price of Crude Oil, such as the prevailing interest rate environment, investor expectations about oil prices and the energy industry in general and the supply and demand for your shares. The market price of your shares on any date may differ from their per share underlying value as of that date for many reasons, including, but not limited to, the following:

         o investors may expect that the Applicable Reference Price of Crude Oil will decrease in the future and this expectation may cause an increase in the market price of your shares above their per share underlying value;

         o investors may expect that the Applicable Reference Price of Crude Oil will increase in the future and this expectation may cause a decrease in the market price of your shares below their per share underlying value;

         o the lack of availability of the Up-MACRO holding shares or the Up-MACRO tradeable shares in the secondary markets may cause an authorized participant to have to pay a premium for those shares in order to be able to effect a paired optional redemption; and, as a result, the price which an authorized participant is willing to pay for your Down-MACRO holding shares or your Down-MACRO tradeable shares may be decreased; and

         o a low rate of income on the treasuries in the paired holding trusts relative to the fee deduction amount that must be used by each of the paired holding trusts to pay their fees and expenses may result in minimal or no quarterly distributions on the Down-MACRO holding shares and the Down-MACRO tradeable shares.

The Down-MACRO holding shares can only be redeemed by authorized participants and only as part of a MACRO unit consisting of at least 50,000 Down-MACRO holding shares and 50,000 Up-MACRO holding shares. Consequently, in order to liquidate your investment in the Down-MACRO holding shares, you may have to sell those shares at their prevailing market price, which may be below the per share underlying value for the reasons discussed above.

         The Down-MACRO tradeable shares cannot be redeemed at the option of the holders of those shares. Further, unless you are an authorized participant, you will not be able to exchange your Down-MACRO tradeable shares for the underlying Down-MACRO holding shares or to direct a redemption of the Down-MACRO holding shares. Consequently, in order to liquidate your investment in the Down-MACRO tradeable shares, you may have to sell those shares at their prevailing market price, which may be below their per share underlying value for the reasons discussed above.

An investment in the Down-MACRO shares may not resemble a direct investment in oil.

         The yield on your Down-MACRO holding or tradeable shares will depend primarily upon the relationship between the underlying value of the Down-MACRO holding trust, movements in the Applicable Reference Price of Crude Oil, and upon how long the Down-MACRO holding shares and Down-MACRO tradeable shares are outstanding and receiving quarterly distributions and either (1) the underlying value of the Down-MACRO holding trust on the date you receive the final distribution on your shares or (2) the price at which you sell those shares. However, the yield on your shares may be affected by a number of factors unique to the MACROs structure, including the following:

         o one or both of the paired holding trusts may realize a low rate of income on their treasuries and such income may be insufficient to cover the fee deduction amount. In this case, the trustee will be required, on one or more distribution dates, to cover that amount using funds on deposit in the paired holding trusts that would otherwise have been reinvested in treasuries;

         o the Up-MACRO holding shares or the Up-MACRO tradeable shares may be trading at a premium and an authorized participant wishing to effect a paired optional redemption will have to pay this premium in order to acquire those shares, which may decrease the price that authorized participants and other investors are willing to pay for the Down-MACRO holding and tradeable shares;

         o once the underlying value of the Down-MACRO holding trust is equal to 100% of its assets plus 100% of the assets in the Up-MACRO holding trust, value of an investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares cannot increase beyond this point, even if the Applicable Reference Price of Crude Oil continues to fall. If the price falls to or below [ ] dollars and remains at or below that level for three (3) consecutive price determination days, an early redemption of all paired holding shares and tradeable shares will occur. If this occurs, the Down-MACRO holding trust will make a final distribution on your Down-MACRO holding shares equal to the per share underlying value represented by these shares and the Down-MACRO tradeable trust will pass through a final distribution on your Down-MACRO tradeable shares that will be equal to the per share underlying value represented by those shares on the last price determination day prior to the early termination date. This per share underlying value may be greater than or less than the per share underlying value at which the termination trigger occurred. Further, following this early redemption, there is no guarantee that you will be able to invest the proceeds from your Down-MACRO holding shares or your Down-MACRO tradeable shares in an investment with a comparable yield or an investment that will continue to allow you to realize comparable gains from the rising value of oil; and

         o if the Applicable Reference Price of Crude Oil falls to and stays at a level at which the underlying value of the Down-MACRO holding trust is almost equal to the underlying value at which a termination trigger will occur, but nevertheless slightly above that level, then unless you are able to sell your Down-MACRO holding shares or your Down-MACRO tradeable shares, you must hold those shares until the termination trigger does occur or until the final scheduled termination date even though only minimal additional yield can be realized on them, other than yield in the form of quarterly distributions.

         As a result of the foregoing structural factors, the yield on your Down-MACRO holding shares or your Down-MACRO tradeable shares may not resemble the yield that you may have achieved if you invested directly in oil.

The Down-MACRO holding trust will make distributions on the Down-MACRO holding shares solely from the assets deposited in the paired holding trusts.

         The Down-MACRO holding trust will not have any assets or sources of funds other than the treasuries purchased with the net proceeds of the sale of the Down-MACRO holding shares and its rights to receive payments from the Up-MACRO holding trust under the income distribution agreement and the settlement contracts. The Down-MACRO holding trust will be the only entity obligated to make distributions on the Down-MACRO holding shares. The Down-MACRO holding shares will not be insured or guaranteed by us, MacroMarkets LLC, the underwriters, the trustee, the administrative agent, the calculation agent, NYMEX or any of their respective affiliates. Holders of Down-MACRO holding shares, holders of Down-MACRO tradeable shares and the Down-MACRO tradeable trust will have no contractual recourse to any of these persons or to any other person or entity if the Down-MACRO holding trust has insufficient assets to make any quarterly distributions or a final distribution.

         Under the income distribution agreement and the settlement contracts, the Down-MACRO holding trust will be entitled to all of the treasuries that it holds on deposit and to all of the income on those treasuries at any time when the Applicable Reference Price of Crude Oil is below its starting level, and to only a portion or none of those treasuries and income at any time when the price is above its starting level. At any time when the level of the Applicable Reference Price of Crude Oil is below its starting level, the Down-MACRO holding trust will also be entitled to all or a portion of the treasuries in the Up-MACRO holding trust and all or a portion of the Up-MACRO holding trust's income. The Up-MACRO holding trust will satisfy its obligations under the settlement contracts only out of the assets that it holds on deposit, which will consist of the treasuries that the trustee, at the direction of the administrative agent, purchased on its behalf with the net proceeds of the sale of the Up-MACRO holding shares. The Up-MACRO holding trust will satisfy its obligations under the income distribution agreement only out of the income that it receives on its treasuries during the relevant calculation period, after it has set aside a portion of that income equal to the fee deduction amount to pay its fees and expenses and the fees and expenses of the Up-MACRO tradeable trust.

         The entitlement of the Down-MACRO holding trust to its assets and a portion, if any, of the assets in the Up-MACRO holding trust will be based on, and will fluctuate with, its underlying value, which will, in turn, fluctuate based on the level of the Applicable Reference Price of Crude Oil, as described in this prospectus. Regardless of fluctuations in the respective underlying values of the paired holding trusts, no assets other than available income will be transferred between the trusts until one or more settlement contracts are settled on a redemption date or all settlement contracts are settled on an early termination date or the final scheduled termination date. The sole sources of the final distribution on the Down-MACRO holding shares on any of these dates will be:

         o the portion of the cash and/or treasuries in the Down-MACRO holding trust, if any, which the Down-MACRO holding trust is entitled to retain under the settlement contracts, and

         o the portion or all of the cash and/or treasuries in the Up-MACRO holding trust, if any, which the Down-MACRO holding trust is entitled to receive under the settlement contracts.

On any distribution date on which the Applicable Reference Price of Crude Oil is above its starting level, the Down-MACRO holding trust will be entitled to none of the assets or income in the Up-MACRO holding trust and only a portion of its own assets and income. If the Applicable Reference Price of Crude Oil rises above [ ] dollars, the underlying value of the Down-MACRO holding trust will equal zero and it will be entitled to none of its own assets or income and none of the assets or income in the Up-MACRO holding trust. If the final scheduled termination date, an early termination date or a redemption date occurs while the Applicable Reference Price of Crude Oil is at or above this level, the final distribution made in redemption of your shares will be equal to zero.

         If the fees and expenses of the paired holding trusts and the related tradeable trusts exceed the fee deduction amount for each of the paired holding trusts, MacroMarkets LLC and Claymore Securities, Inc. will first reduce the fees that are payable to them by the trusts. If there are fees and expenses that remain unpaid even after MacroMarkets LLC and Claymore Securities, Inc. have waived their entire fees, we will pay such unpaid fees and expenses pursuant to agreements that we have entered into with the paired holding trusts and each of the trusts' service providers. In the event that we were to default on our obligations to pay the excess fees and expenses of the paired holding trusts, the trustee would seek direction from the paired holding trusts' shareholders (including, in the case of holding shares on deposit in the tradeable trusts, the holders of the tradeable shares) as to whether to use assets of the paired holding trusts to pay the unpaid fees and expenses. The fees and expenses of the paired holding trusts are not expected to exceed 150 basis points and it is unlikely that, if MacroMarkets LLC and Claymore Securities, Inc. were to waive their fees, the additional 75 basis points made available to the paired holding trusts would be insufficient to pay all outstanding fees and expenses. However, if the fees and expenses were to exceed the fee deduction amount and we were to default on our obligations to cover such excess liabilities and the shareholders did not direct the trustee to use the assets of the trusts for this purpose, the paired holding trusts may become subject to legal proceedings initiated against them by their creditors.

The Down-MACRO tradeable trust will make distributions on the Down-MACRO tradeable shares solely from funds that it receives from the Down-MACRO holding trust.

         The Down-MACRO tradeable trust will not have any assets or sources of funds other than Down-MACRO holding shares it holds on deposit. If the Down-MACRO holding trust does not make any distributions on the Down-MACRO holding shares, then the Down-MACRO tradeable trust will not be able to pass through any distributions to you on your Down-MACRO tradeable shares. The Down-MACRO tradeable trust will be the only entity obligated to make distributions on the Down-MACRO tradeable shares. The Down-MACRO tradeable shares will not be insured or guaranteed by us, MacroMarkets LLC, the underwriters, the trustee, the administrative agent, the calculation agent, NYMEX or any of their respective affiliates. Holders of Down-MACRO tradeable shares will have no contractual recourse to any of these persons or to any other person or entity if the Down-MACRO tradeable trust has insufficient assets to make any quarterly distributions or a final distribution. However, holders of Down-MACRO tradeable shares will have recourse against the trustee if the Down-MACRO holding trust makes a distribution to the Down-MACRO tradeable trust, but that distribution is not passed through to the holders of the Down-MACRO tradeable shares.

Income on the treasuries may be insufficient to make quarterly distributions.

         The assets on deposit in the paired holding trusts will consist entirely of treasuries that mature prior to each distribution date. Distribution dates will occur quarterly and, on these dates, each of the paired holding trusts must reinvest the proceeds of the matured treasuries in new treasuries that may be trading at a discount or may earn interest at a stated rate, in each case, based on the yield rates prevailing at the time of reinvestment. If interest rates decline, the interest income realized by the paired holding trusts will decline and if interest rates increase, the discount realized by the trusts will decline, and the aggregate amount of quarterly distributions made by the paired holding trusts will decline as well. In addition, the paired holding trusts will be required to hold their treasuries to maturity, so if interest rates increase or the treasuries are being sold at higher discounts at any time during the period between distribution dates, you will not be able to benefit from these changes until the next distribution date. As a result you are exposed, as a holder of Down-MACRO holding shares or Down-MACRO tradeable shares, to interest rate risk on the treasuries.

         Each of the paired holding trusts must use an amount equal to the fee deduction amount to pay its fees and expenses and the fees and expenses of the related tradeable trust on each distribution date, even if the amount remaining in either trust, as a result, is reduced below the aggregate par amount of its outstanding holding shares. The trustee must reinvest on behalf of each holding trust an amount equal to the aggregate par amount of that trust's shares in treasuries on each distribution date, if that amount is available to be reinvested out of the trust's proceeds on that date. If less than that amount is available, the resulting deficiency must be made up on subsequent distribution dates out of income available on those dates, if any, which will result in less income being distributed to you as quarterly distributions on those dates. If prevailing interest rates remain low for an extended period of time, less income will be available to cover the fee deduction amount and, as a result, little or no quarterly distributions may be made by the Down-MACRO holding trust on the Down-MACRO holding shares or passed through by the Down-MACRO tradeable trust on the Down-MACRO tradeable shares.

The return on your shares is uncertain.

         Your pre-tax return depends on several factors. Your pre-tax return on an investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares will depend upon:

         o        the purchase price you paid for your shares;

         o the amount and timing of income realized by the paired holding trusts on their treasuries;

         o the amount of quarterly distributions made by the Down-MACRO holding trust on the Down-MACRO holding shares or passed through on the Down-MACRO tradeable shares by the Down-MACRO tradeable trust;

         o        the length of time that your shares are outstanding; and

         o the underlying value of the Down-MACRO holding trust on the relevant redemption date or on the last price determination day preceding the final scheduled termination date or an early termination date or the redemption date on which you receive the final distribution on your shares or, if you sell your shares, the price that you are able to obtain for your shares.

         The underlying value of the Down-MACRO holding trust on any given date is uncertain. The underlying value of the Down-MACRO holding trust will be calculated on each price determination day by reference to the level of the Applicable Reference Price of Crude Oil established and reported by NYMEX or the substitute oil price provider on that day. The underlying value of the Down-MACRO holding trust on any day that is not a price determination day will be equal to its underlying value on the last preceding price determination day. The formula for calculating the underlying value of the Down-MACRO holding trust is described in detail in the summary section of this prospectus and in "GLOSSARY OF DEFINED TERMS." Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus. The underlying value on any price determination day will equal:

         o if the Applicable Reference Price of Crude Oil level is equal to its starting level of [ ] dollars, all of the treasuries, valued at their purchase price, on deposit in the Down-MACRO holding trust and all income accrued on those treasuries, net of the fee deduction amount;

         o if the Applicable Reference Price of Crude Oil level is below its starting level, all of the treasuries on deposit in the Down-MACRO holding trust and all available income on those treasuries plus a portion of the treasuries and available income in the Up-MACRO holding trust; and

         o if the Applicable Reference Price of Crude Oil is above its starting level, only that portion of the treasuries and available income in the Down-MACRO holding trust to which the Up-MACRO holding trust is not entitled.

         On any date of determination, the underlying value of the Down-MACRO holding trust will represent the portion of the assets in the paired holding trusts to which the Down-MACRO holding trust would be entitled if the settlement contracts were settled on that date. Your share of the underlying value of the Down-MACRO holding trust on any date of determination will represent the amount that you would be entitled to receive as the final distribution on your shares if that date of determination were the final scheduled termination date, an early termination date or a redemption date. If the Down-MACRO holding trust's underlying value has declined significantly or is equal to zero when the final distribution is made on your Down-MACRO holding shares on the final scheduled termination date, an early termination date or a redemption date or on your Down-MACRO tradeable shares on the final scheduled termination date or an early termination date, you will lose all or substantially all of your investment in those shares. Although you can never lose more than the amount you invested in the Down-MACRO holding or Down-MACRO tradeable shares, your losses may be relatively greater if you purchased your shares at a premium over their per share underlying value of the Down-MACRO holding trust.

         Fluctuations in the relative value of your investment in the Down-MACRO shares as a result of changes in the underlying value of the Down-MACRO holding trust will not be proportionate to fluctuations in the Applicable Reference Price of Crude Oil. The price you paid for your Down-MACRO holding shares or your Down-MACRO tradeable shares relative to the aggregate quarterly distributions and the final distribution you receive on those shares and the timing of those distributions will determine your yield. However, unless you purchase your shares at a time when both (i) the level of the Applicable Reference Price of Crude Oil is equal to its starting level and (ii) the market price or offering price of your shares is equal to their per share underlying value , (x) the magnitude of a change in the underlying value of the Down-MACRO holding trust relative to (y) the resulting change in the value of your investment may not be in the same proportion as (x) that same change in underlying value relative to (y) the magnitude of the movement in the Applicable Reference Price of Crude Oil which caused that change. Any description in this prospectus of how a given fluctuation in the level of the Applicable Reference Price of Crude Oil will result in a proportionate change in the underlying value of the Down-MACRO holding trust refers to changes in the underlying value of the trust relative to its original underlying value on the closing date, after giving effect to any redemptions and subsequent issuances that have occurred since that date. However, you and each other shareholder will experience, depending on the underlying value of the Down-MACRO holding trust when you or such other shareholder purchased your shares, a different proportionate change in the value of your investment and a different rate of return for any given fluctuation in the level of the Applicable Reference Price of Crude Oil.

         Quarterly distributions are based on the level of the Applicable Reference Price of Crude Oil. The paired holding trusts will realize income on their treasuries in the form of accrued interest and/or discount received on those treasuries. After each of the paired holding trusts has deducted an amount equal to the fee deduction amount, to be applied for the payment of its fees and expenses and the fees and expenses of the related tradeable trust and reinvested an amount equal to the Down-MACRO or Up-MACRO aggregate par amount, as applicable, in new treasuries on each distribution date, one of the paired holding trusts will be required to pay all or a portion of its remaining or "available" income, if any, to the other paired holding trust under the income distribution agreement, based on the change in the Applicable Reference Price of Crude Oil from its current starting level to its ending level on each price determination day during the calculation period that precedes the relevant distribution date. If the level of the Applicable Reference Price of Crude Oil has generally been above its starting level, this will result in a reduction in the amount of quarterly distributions made by the Down-MACRO holding trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date. If the level of the Applicable Reference Price of Crude Oil has generally been below its starting level, this will result in an increase in the amount of quarterly distributions made by the Down-MACRO holding trust to its shareholders on the next distribution date or as part of the final distribution on a redemption date.

         The Down-MACRO tradeable shares cannot be redeemed; the right to redeem the Down-MACRO holding shares is limited. The Down-MACRO tradeable shares may not be redeemed at the option of the holders of those shares. Holders of Down-MACRO tradeable shares also have no right to direct the redemption of the underlying Down-MACRO holding shares on deposit in the Down-MACRO tradeable trust. Authorized participants may exchange their Down-MACRO tradeable shares for an equal number of Down-MACRO holding shares in minimum lots of 50,000 shares. The Down-MACRO holding shares may only be redeemed by authorized participants and only in paired optional redemptions in which paired Down-MACRO and Up-MACRO holding shares constituting one ore more MACRO units are tendered for redemption. Only authorized participants that participate in DTC and have signed a participants agreement with us, the administrative agent and the trustee will be entitled to present a MACRO unit for redemption. Unless you are an authorized participant and hold the requisite number of Down-MACRO tradeable shares or paired holding shares, as applicable, you will not be able to exchange your shares for the underlying Down-MACRO holding shares or to effect a paired optional redemption. As a result, you must be prepared to hold your Down-MACRO holding shares or your Down-MACRO tradeable shares until their final scheduled termination date or to sell them in the secondary market, if any exists, at the prevailing market price, which may be below their per share underlying value and below the price that you paid for those shares. There may be no authorized participants who are willing to purchase your Down-MACRO holding shares or your Down-MACRO tradeable shares when you desire to sell them, because, among other reasons, no authorized participant is able to satisfy the conditions for a paired optional redemption. Furthermore, if the Up-MACRO holding shares are trading at a premium over their share of the underlying value of the Up-MACRO holding trust, the market price of the Down-MACRO holding shares may be adversely affected, because authorized participants may be willing to acquire your shares only if you sell them at a discount from their proportionate share of the Down-MACRO holding trust's underlying value. Due to the fact that shares are always redeemed at their per share underlying value, authorized participants would lose money in any paired optional redemption in connection with which they had to acquire the Down-MACRO and/or Up-MACRO holding shares at a premium to such per share underlying value. If you are unable to sell your shares in the secondary market to an authorized participant or to another investor, you may be prevented from realizing gains on the shares or be forced to incur increasing losses as the level of the Applicable Reference Price of Crude Oil continues to rise and the underlying value of the Down-MACRO holding trust continues to decrease.

         The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption. The paired holding trusts will deliver cash in a paired optional redemption if their funds are invested primarily in overnight repurchase agreements. However, if the paired holding trusts hold primarily U.S. Treasury obligations, then in a paired optional redemption, the paired holding trusts will generally make a final distribution in the form of all or a portion of the treasuries they hold on deposit rather than making a distribution in cash. The only exceptions to this will occur if a redemption order is delivered on a distribution date when the paired holding trusts hold all of their assets in cash or on any redemption date on which creation orders for paired subsequent issuances are also received, in which case the cash delivered to the trust by the authorized participants who are creating shares will be transferred to the authorized participants who are redeeming shares. Each of the paired holding trusts is required to deliver treasuries with a value equal to the underlying value of the applicable trust on the redemption date, or the portion of that underlying value that is allocable to the shares that are being redeemed. The market price of the treasuries delivered in a paired optional redemption may have decreased since the time that they were acquired by the paired holding trusts. As a result, the authorized participant who is directing the redemption may receive less if it liquidates those treasuries immediately after it receives them than it would have realized had it received a final distribution in cash. The market risk on the treasuries to which authorized participants may be exposed when they effect such paired optional redemptions may adversely affect the price they are willing to pay for the Down-MACRO holding shares and the Down-MACRO tradeable shares.

         Moreover, the remaining holders of Down-MACRO shares may realize somewhat reduced income accruals following a redemption, because the administrative agent will use the last in, first out method to select treasuries for delivery to redeeming authorized participants. As a result, in a rising interest rate environment, relatively higher-yielding treasuries will be purchased on behalf of the trust following each paired subsequent issuance that occurs during the calculation period between distribution dates. If a paired optional redemption is then directed, these higher-yielding treasuries will be delivered to the redeeming authorized participants while the relatively lower-yielding treasuries will remain on deposit in the paired holding trusts. Conversely, in a decreasing interest rate environment, the redeeming authorized participants will be the ones who will receive the relatively lower-yielding treasuries. The redeeming authorized participants and remaining holders will experience the same results if the paired holding trusts invest in repurchase agreements on U.S. Treasury obligations.

         The paired holding trusts and the tradeable trusts may terminate early. The Down-MACRO holding trust and the Down-MACRO tradeable trust may terminate prior to the final scheduled termination date for the Down-MACRO holding shares and the Down-MACRO tradeable shares as a result of the occurrence of one of the termination triggers described in this prospectus. Following the occurrence of any termination trigger, the paired holding trusts will settle all of the settlement contracts and make a final distribution on the paired holding shares. The Down-MACRO and Up-MACRO tradeable trusts will pass through this final distribution to their shareholders in redemption of the Down-MACRO and Up-MACRO tradeable shares. This early redemption may occur before you have had an opportunity to realize the maximum yield on your shares or to reduce your existing losses resulting from increases in the level of the Applicable Reference Price of Crude Oil. Furthermore, if the price moves in a direction that would have increased the underlying value of the Down-MACRO holding trust after the Down-MACRO shares have been redeemed, you will not be able to benefit from that price movement. One of the termination triggers occurs when the level of the Applicable Reference Price of Crude Oil rises above $[ ] for three (3) consecutive price determination days or falls below $[ ] for three (3) consecutive price determination days. This termination trigger is necessary, because the gains of the holders of the Down-MACRO holding shares are limited to the amount of assets in the Up-MACRO holding trust, as discussed below in "-- The return on the Down-MACRO shares is capped," and their losses are limited to the amount of assets in the Down-MACRO holding trust. Once the underlying value of one of the paired holding trusts begins to approach zero, the market price of its shares could begin to diverge from their per share underlying value. The termination trigger has been set at an oil price level at which the underlying value of one of the paired holding trusts reflects its entitlement to only 15% of the assets it holds on deposit. The volatility of the price of crude oil, as discussed below in "-- The price of oil is variable and volatile in the short term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; and there are risks associated with investing in a product linked to this price," may result in the Applicable Reference Price of Crude Oil fluctuating above $[ ] or below $[ ] and remaining above or below that level long enough to trigger an early termination of the transaction. If the Applicable Reference

Price of Crude Oil rises to or above $[ ] or drops to or below $[ ] and, in either case, remains at that level for three (3) consecutive price determination days, then your Down-MACRO holding shares or Down-MACRO tradeable shares will be subject to a mandatory redemption on the next scheduled distribution date and will receive a final distribution that will be calculated based on the Applicable Reference Price of Crude Oil on the last price determination day preceding that distribution date, also known as the early termination date. The Applicable Reference Price of Crude Oil on this price determination day may be higher or lower than the level of that price which caused the termination trigger to occur. Unless you are able to sell your Down-MACRO shares prior to the early termination date, you will receive a final distribution in redemption of those shares that is based on the oil price on the last price determination day preceding the mandatory redemption that will occur on that early termination date. There is no guarantee that you will be able to invest the proceeds of that redemption in an investment with a yield comparable to the yield you realized on your Down-MACRO holding shares or your Down-MACRO tradeable shares.

         The return on the Down-MACRO shares is capped. The return on the Down-MACRO holding or Down-MACRO tradeable shares is limited by the amount of assets in the Up-MACRO holding trust. Regardless of how low the Applicable Reference Price of Crude Oil falls, the Down-MACRO holding trust will not be entitled to receive an amount greater than 100% of the assets in the Down-MACRO holding trust. If the price falls to or below $[ ] dollars and remains at that level for three (3) consecutive price determination days, an early termination will occur and the paired holding shares and all of the tradeable shares will automatically be redeemed at their per share underlying value as of the price determination day that precedes the early termination date. Even if the price has fallen below $[ ] at the time you receive your final distribution on the early termination date, the final distribution made by the Down-MACRO holding trust will be equal to its underlying value when the price was $[ ], which reflects the maximum underlying value that it can attain. After receiving this final distribution, you may not be able to reinvest it in an instrument that allows you to achieve the same return as the return you realized on your Down-MACRO holding or Down-MACRO tradeable shares or to benefit from any additional decreases in crude oil prices.

The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price.

         The price of oil, including the price of light sweet crude oil, can be affected, at times dramatically, by factors that impact the supply and demand for oil. The demand for crude oil is determined primarily by industrial demand for power, consumer demand for heating, and both industrial and consumer transportation needs. The supply of oil is affected primarily by the amount of oil that countries with significant oil reserves choose or are able to produce.

         Worldwide demand for oil rises when countries or particular geographic regions industrialize or when the world's major economies enter periods of growth and expansion. Demand for oil also depends on weather conditions. In particular, demand increases appreciably during cold weather seasons and during any period of extreme or unseasonable weather conditions. This rise in demand may cause a spike in the price of oil, contributing to volatility. Demand for oil, in particular the light sweet grades of crude oil from which gasoline is derived, is also affected by industrial and consumer transportation preferences and the volume of people and goods which are being transported from one destination to another during any specific period of time. The factors which may affect the demand for oil include consumer demand for automobiles with greater fuel efficiency, the rising or waning popularity of sport utility vehicles and light trucks, the availability and dependability of public transportation systems, the volume of air travel and consumer preferences relating to leisure travel. The elasticity of consumer demand for oil in response to price increases and decreases may also have a significant impact on the overall volume of that demand. In addition, technological advances and innovation may decrease the demand for oil by enabling the development of alternative fuel sources and by providing methods to use oil more efficiently. Demand for oil may also be impacted by public policy decisions made by the governments of the world's wealthier and more populous countries, which consume the greatest amount of oil. For example, demand will generally fall in any country which enacts environmental laws that require decreased or more efficient uses of energy or which imposes taxes on oil or oil products.

         Changes in the volume of oil produced in one or more oil-producing regions may significantly affect the global supply of oil. The volume of production may vary due to a governmental decision to increase or reduce production in order to manipulate oil prices. It may also be affected by production interruptions caused by political instability, natural disasters, acts of war or sabotage, labor problems, machinery failure, or human error. Production interruptions are a significant source of volatility in the price of oil. Finally, exhaustion of the oil reserves in existing oil fields will decrease the global oil supply, while the discovery of, or decision to exploit, new oil reserves will increase this supply, which increase will be aided further by technological advances which make exploration and drilling in new areas economically feasible.

         The Applicable Reference Price of Crude Oil is equal to the daily settlement or "spot" price of the NYMEX Division light sweet crude oil futures contract, as calculated by NYMEX in accordance with its established rules. Futures markets are subject to temporary distortions due to various factors, including a lack of liquidity in the markets, the participation of speculators and government regulation and intervention, which affect the market price of futures contracts, including the price of the NYMEX Division light sweet crude oil futures contract. Due to the fact that oil, as well as the NYMEX Division light sweet crude oil futures contracts are priced in U.S. dollars, these prices may be affected by changes in the value of the U.S. dollar relative to other currencies. Interest rate changes, which affect exchange rates, may also have an impact on the price of oil and, specifically, on the price at which the NYMEX Division light sweet crude oil futures contracts are trading.

         All of these factors may adversely affect the level of the Applicable Reference Price of Crude Oil and may result in a significant degree of volatility in that price, which may have an adverse effect on the distributions on, and the market price of, your Down-MACRO shares. Moreover, if you intend to hold your Down-MACRO shares until the final scheduled termination date or if you are unable to liquidate your investment in the Down-MACRO shares, the return on your shares will depend upon the long-term price performance of crude oil, which is difficult if not impossible to predict since it may be dependent upon unforeseeable contingencies. For example, if new, as yet undeveloped technology permits the utilization of different energy sources which largely supplant crude oil, if new legal regulations make crude oil consumption prohibitively expensive, or a major and protracted military conflict envelops several oil-producing countries, the result may be a significant and irreversible increase or decrease in crude oil prices which cannot be predicted and the effect of which cannot be quantified at the time you purchase your shares.

Neither the Down-MACRO holding trust nor the Down-MACRO tradeable trust is regulated as a commodity pool.

         Neither the Down-MACRO holding trust nor the Down-MACRO tradeable trust holds or trades in commodity futures contracts regulated by the Commodity Exchange Act of 1974, as amended (the "CEA"), as administered by the Commodity Futures Trading Commission. The income distribution agreement and the settlement contracts held by the Down-MACRO holding trust constitute contracts which are generally excluded from regulation under the CEA, except that certain anti-fraud and anti-manipulation provisions of the CEA continue to apply to these transactions. Furthermore, neither the Down-MACRO holding trust nor the Down-MACRO tradeable trust is a commodity pool for purposes of the CEA, and we are not subject to regulation as a commodity pool operator or a commodity trading advisor by the Commodity Futures Trading Commission. Consequently, holders of Down-MACRO holding shares and holders of Down-MACRO tradeable shares do not have the regulatory protections provided to investors in instruments or commodity pools that are regulated by the Commodity Futures Trading Commission and will not receive the disclosure document and certified annual report required to be delivered by commodity pool operators.

Redemption orders are subject to postponement, suspension or rejection by the administrative agent in certain circumstances.

         The administrative agent may, in its discretion, and will when directed by us, suspend the right to effect a paired optional redemption or postpone any redemption date, (i) for any period during which the American Stock Exchange is closed (other than customary weekend or holiday closings) or trading on the

American Stock Exchange is suspended or restricted, (ii) for any period during which an emergency exists in the State of New York or any other jurisdiction as a result of which the delivery of treasuries is not reasonably practicable,
(iii) if such redemption would cause the amount of cash and treasuries (that have not yet matured) on deposit in the Down-MACRO holding trust and the Up-MACRO holding trust to equal less than 10 million dollars or (iv) for such other period as we determine to be necessary for the protection of the shareholders. None of the trustee, the administrative agent or us will be liable to any person in any way for any loss or damage that may result from any such suspension or postponement. In addition, the administrative agent will reject any redemption order that is not in the proper form required by the participants agreement or if the fulfillment of the order, in the opinion of counsel to the administrative agent, may be unlawful. Any such postponement, suspension or rejection may adversely affect the ability of authorized participants to effect paired optional redemptions and the demand for and market price of the Down-MACRO holding shares and the Down-MACRO tradeable shares.

If the Down-MACRO holding trust is taxable as a corporation for United States federal income tax purposes, your distributions will be reduced.

         There is no authority directly on point dealing with securities such as the Down-MACRO holding shares or transactions of the type described. Nevertheless, our tax counsel is of the opinion that the Down-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. These opinions, however, are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

         If the Down-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the IRS and this classification were upheld by the courts, the Down-MACRO holding trust's taxable income would be subject to income tax at regular corporate rates before being distributed as quarterly and final distributions to holders of the Down-MACRO holding shares. Furthermore, the income of the Down-MACRO holding trust would not flow through to the Down-MACRO tradeable trust and then to holders of the Down-MACRO tradeable shares for reporting on their own returns. The imposition of tax at the Down-MACRO holding trust level would reduce amounts available for distribution to you as a holder of Down-MACRO holding shares or as a holder of Down-MACRO tradeable shares.

If the Down-MACRO holding trust were determined not to qualify as a securitization partnership, and the Down-MACRO holding trust were to have built-in losses at the time you transfer your shares, the value of your shares could be affected.

         There is no authority directly on point dealing with the classification of partnerships as securitization partnerships. It is possible that the IRS could assert that the Down-MACRO holding trust does not qualify as a securitization partnership.

         If the Down-MACRO holding trust does not qualify as a securitization partnership and has a built-in loss at the time a share is transferred in excess of $250,000, then the purchaser of the Down-MACRO tradeable share would have its basis in its share of the Down-MACRO holding trust's assets reduced by an amount equal to the difference between its basis in its Down-MACRO tradeable share (as determined for federal income tax purposes) and its proportionate share of the Down-MACRO holding trust's tax basis in its assets. It is unclear, however, given the publicly traded nature of the Down-MACRO tradeable shares and the nature of the Down-MACRO holding trust's assets how such adjustments might be tracked and applied, and accordingly, how such shareholders might be affected. See "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" for more information.

You should be aware of the tax consequence of your investment in the Down-MACRO shares. For example, you may have United States federal income tax liabilities in advance, or in excess, of your quarterly distributions.

         It is possible that as a holder of Down-MACRO holding shares or a holder of Down-MACRO tradeable shares you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to those shares. In addition, capital losses and deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees and other expenses associated with the Down-MACRO holding trust will be separately stated for you and you may deduct such losses and expenses only to the extent permitted by law. In that regard, you should be aware that deductions for capital losses are subject to limitations and, if you are a non-corporate holder, you will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Internal Revenue Code of 1986, which means that those deductions, taken together with all your other miscellaneous itemized deductions, are only deductible to the extent that they exceed 2% of your adjusted gross income. Furthermore, for all non-corporate holders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code of 1986 imposes a reduction in the total amount for most itemized deductions.

The historical performance of the Applicable Reference Price of Crude Oil is not an indication of its future performance.

         It is impossible to predict whether the market price of Light Sweet Crude Oil will rise or fall from its current starting level following the closing date. The Applicable Reference Price of Crude Oil is affected by a large number of complex and interrelated factors. Past levels of the Applicable Reference Price of Crude Oil are not indicative of the levels to which the price may rise or fall in the future.

The Down-MACRO holding shares and the Down-MACRO tradeable shares do not confer upon their holders many of the rights normally associated with shares issued by a corporation.

         The holders of the Down-MACRO holding shares and the holders of the DOWN-MACRO tradeable shares are not entitled to many of the rights typically exercised by shareholders in a corporation. By acquiring Down-MACRO holding shares or Down-MACRO tradeable shares, you are not acquiring the right to elect directors, to vote on certain matters relating to the Down-MACRO holding trust or the Down-MACRO tradeable trust, as applicable, or to take other actions generally associated with the ownership of shares in a corporation. You will only have the limited rights described under "DESCRIPTION OF THE TRUST AGREEMENTS -- Trustee Termination Events" and "-- Modification and Waiver."

Potential conflicts of interests.

         We will act as depositor for the Up-MACRO holding and tradeable trusts and may from time to time act as depositor for other issuers of MACRO securities offered in public and private offerings. In addition, we are an affiliate of MacroMarkets LLC. The paired holding trusts will pay MacroMarkets LLC a licensing fee for the right to use the patented MACROs structure in structuring, issuing and offering MACRO securities. Our interests and the interests of our affiliate may in certain circumstances be different from the interests of the holders of Down-MACRO holding shares and the holders of Down-MACRO tradeable shares.

         Claymore Securities, Inc. will act as the administrative agent and marketing agent for the Down-MACRO holding and tradeable trusts and the Down-MACRO holding and tradeable trusts. Claymore Securities, Inc. is also the owner of 50% of our membership interests. Claymore's interests as administrative agent and marketing agent and as one of the owners of MACRO Securities Depositor, LLC may in certain circumstances be different from the interests of the holders of Down-MACRO holding shares and the holders of Down-MACRO tradeable shares.

The members of the Settlement Price Committee are permitted to hold light sweet crude oil futures contracts and MACRO securities.

         The members of the Settlement Price Committee are permitted to purchase or sell NYMEX Division light sweet crude oil futures contracts and MACRO securities. The decisions of the members of the Settlement Price Committee made in their capacity as members of the committee may conflict with their interests as holders of MACRO securities in the delivery months of the light sweet crude oil futures contract that represent 10% or less of the total open interest or in which less than 10% of trading volume occurs during the closing range and, therefore, the settlement price of that contract month will not be based on the weighted average price of all outright transactions that occur in the closing range. In such cases, NYMEX will determine the settlement prices based upon spread relationships that are determined in the judgment of the Settlement Price Committee by reference to spread transactions (defined in "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL -- The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract"). The Settlement Price Committee determines spread relationships by giving the greatest weight to spreads executed late in the trading day in large volumes and lesser weight to spreads traded in smaller volumes executed earlier in the trading day. In any circumstance where the Settlement Price Committee is considering bids and offers for spreads, it must consider the mid-point of the best bid and best offer, not the actual best bid or best offer.

                                    GLOSSARY

         This prospectus uses defined terms. You can find definitions of important terms used in this prospectus under "GLOSSARY OF DEFINED TERMS" beginning on page 104 in this prospectus.

                                USE OF PROCEEDS

         On or about August [ ],2006, the trustee for the Down-MACRO holding trust acting in accordance with the directions of the administrative agent, will apply the net proceeds of the sale of the Down-MACRO holding shares to purchase and deposit into the Down-MACRO holding trust bills, bonds and notes issued and guaranteed by the United States Treasury and repurchase agreements collateralized by United States Treasury securities, that are, in each case scheduled to mature prior to the first quarterly Distribution Date. We refer to these obligations generically as "treasuries."

         The trustee for the Up-MACRO holding trust will use the funds received from the sale of the Up-MACRO holding shares to acquire treasuries in accordance with the directions of the administrative agent and deposit these treasuries into the Up-MACRO holding trust.

                                 THE DEPOSITOR

         We were established as a limited liability company in the State of Delaware on April 28, 2004, and are a wholly-owned, limited-purpose subsidiary of MacroMarkets LLC, the owner of the patent on the MACROs structure. MacroMarkets LLC and Claymore Securities, Inc. are each the owner of 50% of our membership interests. Our registered office is located, care of The Corporation Trust Company, at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Our telephone number is (800) 767-4796.

         Our limited liability company agreement provides that we may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets and serving as depositor of one or more trusts that may issue and sell securities.

         We have formed the Paired Holding Trusts and the Down-MACRO and Up-MACRO tradeable trusts and we will perform on behalf of these trusts on an ongoing basis the services described in this prospectus.

                                MACROMARKETS LLC

         MacroMarkets LLC is a financial services company that has developed its patented MACRO(R) Securities, or "MACROs," as a means of transforming various economic goods and aggregate economic measures into interests that can be acquired by individual investors in the form of publicly tradeable securities. MACROs are securities the value of which is linked to the performance of a reference index, price or other economic variable.

         The following are brief profiles of the principal managers and officers of MacroMarkets:



         Robert J. Shiller is a founding member of MacroMarkets and also a member of its Board of Managers. Professor Shiller was a founder and director of Case Shiller Weiss, Inc. prior to joining MacroMarkets, and participated in developing CSW's products and services. He was also instrumental in helping to develop the MACROs (Proxy Assets) design and patent. He is the author of two books which developed some of the concepts of index-based risk management that helped lead to the development of MACROs: Macro Markets: Creating Institutions for Managing Society's Largest Economic Risks, Oxford University Press, 1993, and The New Financial Order: Risk in the 21st Century, Princeton University Press, 2003. He is also the author of Market Volatility, MIT Press, 1989, and of Irrational Exuberance, Princeton University Press 2000, which was a New York Times Best Seller. Professor Shiller is currently the Stanley B. Resor Professor of Economics at the Cowles Foundation for Research in Economics and International Center for Finance at Yale University. He was elected fellow of the Econometric Society in 1980. Since 1982, he has been Research Associate of the National Bureau of Economic Research, and is co-director of its workshops in behavioral economics. He has received a Guggenheim Fellowship, an honorary doctorate and several honorary professorships. He is a member of the American Philosophical Society and a fellow of the American Academy of Arts and Sciences.

         Samuel R. Masucci, III is a founding member of MacroMarkets and since 1999 has been MacroMarkets' Chief Executive Officer. Mr. Masucci has more than 15 years of experience on Wall Street, holding senior management positions at Bear Stearns, UBS and Merrill Lynch In 1997, he was a leader in the development of property derivatives by creating structured products that allow pension funds, insurance companies and hedge funds to invest in U.K. home price appreciation. Mr. Masucci headed a group to develop, securitize and trade Shared Appreciation Mortgages in both Europe and the U.S. as a means for homeowners to share home price risk in exchange for below market interest rates. He worked on developing institutional interest in high LTV residential mortgages. In 2001, he founded Cobblestone Consulting to bridge the gap between mortgage trade desks and small to medium-sized mortgage banks and lenders. During that time, he developed pricing, insurance and exit strategies for more than $1 billion of high LTV residential mortgages. Over the last four years, Mr. Masucci has a leading position in MacroMarkets.

         Larry Larkin is a Managing Director of MacroMarkets and a member of its Board of Managers. Mr. Larkin has spent 20 years at Goldman Sachs creating equity options, futures, program trading, and over-the-counter derivatives. He has held senior positions at First Boston, Leland O'Brien and Rubenstein, ING-Barings, and the American Stock Exchange. At the American Stock Exchange, he was responsible for New Product Development and the development of Exchange Traded Funds (ETFs). Mr. Larkin has served on the Board of Directors of the New York Futures Exchange, committees for the S.I.A., and the Chicago Mercantile Exchange. Mr. Larkin is a Chartered Financial Analyst (CFA).

         MacroMarkets has licensed the use of its patent on the MACROs structure to each of the Paired Holding Trusts. For a description of the licensing fee payable by the Paired Holding Trusts, see "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts." For more information about the MACRO Licensing Agreement, see "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The MACRO Licensing Agreement." MACRO(R) is a federally registered service mark of MacroMarkets. MacroMarkets considers all references, singular or plural, to "MACRO(R)" or "MACRO" in this prospectus its service mark and reserves all rights to that service mark.

                   FORMATION OF THE PAIRED HOLDING TRUSTS AND
                         THE DOWN-MACRO TRADEABLE TRUST

         We have created the Down-MACRO holding trust pursuant to the Down-MACRO Holding Trust Agreement. The Down-MACRO holding trust will issue the Down-MACRO holding shares offered by this prospectus.

         We have also created the Down-MACRO tradeable trust pursuant to the Down-MACRO Tradeable Trust Agreement. The Down-MACRO tradeable trust will issue the Down-MACRO tradeable shares offered by this prospectus.

         We have also concurrently created:

         o the Up-MACRO holding trust pursuant to the Up-MACRO Holding Trust Agreement. The Up-MACRO holding trust will issue the Up-MACRO holding shares; and

         o the Up-MACRO tradeable trust pursuant to Up-MACRO Tradeable Trust Agreement. The Up-MACRO tradeable trust will issue the Up-MACRO tradeable shares.

         The Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust and the Up-MACRO tradeable trust were all established by us under the laws of the State of New York. We have prepared a certificate of trust for each of these trusts in accordance with [ ] and filed these certificates with the New York Secretary of State on August [ ], 2006.

         The Paired Holding Trusts will enter into an income distribution agreement and multiple settlement contracts with each other, which are described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The Income Distribution Agreement" and "-- The Settlement Contracts." Payments under the income distribution agreement and the settlement contracts will be calculated on the basis of fluctuations in the Applicable Reference Price of Crude Oil, which is described under "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL." The payments that are made or received by the Down-MACRO holding trust under the income distribution agreement will determine Quarterly Distributions on the Down-MACRO holding shares, which are described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Quarterly Distributions." The final payment made or received by the Down-MACRO holding trust under the settlement contracts will determine the Final Distribution on the Down-MACRO holding shares, which is described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution." The Down-MACRO tradeable trust will pass through to the holders of its Down-MACRO tradeable shares all Quarterly Distributions and the Final Distribution that it receives on the Down-MACRO holding shares it holds on deposit.

         The assets of the Down-MACRO tradeable trust will consist of:

         o at least a majority of the Down-MACRO holding shares issued by the Down-MACRO holding trust and outstanding at any time;

         o a securities account created under the Down-MACRO Tradeable Trust Agreement into which all of the Down-MACRO holding shares acquired by the Down-MACRO tradeable trust on the Closing Date and on any Subsequent Issuance Date will be deposited;

         o a distribution account created under the Down-MACRO Tradeable Trust Agreement into which all distributions received on the Down-MACRO holding shares will be deposited prior to being distributed to the holders of the Down-MACRO tradeable shares; and

         o an authorized share account created under the Down-MACRO Tradeable Trust Agreement in which the previously redeemed shares of the Down-MACRO tradeable trust are held and from which these shares may be issued to Authorized Participants who are creating shares.

         For more information about the assets of the Down-MACRO tradeable trust, see "DESCRIPTION OF THE DOWN-MACRO TRADEABLE TRUST ASSETS."

         The assets of the Down-MACRO holding trust will consist of:

         o treasuries of the type described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- United States Treasury Obligations" and what we refer to as "income" on those treasuries, consisting of stated interest on treasury notes and bonds and the discount that is realized when the par amount received on a treasury bill, note or bond at maturity exceeds the purchase price at which the Down-MACRO holding trust acquired that treasury;

         o the trust's rights under the income distribution agreement, as described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The Income Distribution Agreement;"

         o the trust's rights under the settlement contracts, as described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts;"

         o the trust's rights under the MACRO Licensing Agreement with MacroMarkets to use the patented MACROs structure, as described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The MACRO Licensing Agreement;"

         o the trust's rights under the NYMEX Sublicensing Agreement entered into with MacroMarkets pursuant to which the trust will be permitted to use the settlement prices of the Light Sweet Crude Oil Futures Contract and the NYMEX name, as described under "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The NYMEX Sublicensing Agreement;"

         o the trust's rights under its trust agreement to rely on the services provided by the administrative agent, the marketing agent and the trustee, as described under "DESCRIPTION OF THE TRUST AGREEMENTS;"

         o a securities account created under the Down-MACRO Holding Trust Agreement into which all of the treasuries will be deposited for the benefit of the holders of the Down-MACRO holding shares;

         o a distribution account created under the Down-MACRO Holding Trust Agreement into which all income realized on the treasuries and all amounts received under the income distribution agreement and the settlement contracts will be deposited and then used first, to make a deposit to the fee payment account, second, to make payments to the Up-MACRO holding trust under the income distribution agreement and the settlement contracts, if applicable, and, third, to make Quarterly and Final Distributions to the holders of the Down-MACRO holding shares;

         o a fee payment account created under the Down-MACRO Holding Trust Agreement into which the fee deduction amount will be deposited on each Distribution Date and applied to pay the expenses and fees of the Down-MACRO holding and tradeable trusts; and

         o an authorized share account created under the Down-MACRO Holding Trust Agreement in which the previously redeemed shares of the Down-MACRO holding trust are held and from which these shares may be issued to Authorized Participants who are creating shares.

         The assets of the Up-MACRO holding trust will be identical to those described above for the Down-MACRO holding trust.

         For more information about the assets of the Paired Holding Trusts, see "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS."

         On the closing date, the investors, acting through Authorized Participants, will deliver the proceeds from the sale of the Up-MACRO tradeable shares to the trustee for the Up-MACRO tradeable trust, who in turn will deliver such funds to the trustee for the Up-MACRO holding trust. A portion of the Up-MACRO holding shares (representing less than 50% of the Up-MACRO holding shares) issued on the Closing Date may also be held by other investors who are not affiliated with the Up-MACRO tradeable trust. The trustee for the Down-MACRO holding trust will deliver the Up-MACRO holding shares to the Up-MACRO tradeable trust and the other investors in the Up-MACRO holding trust and the trustee for the Up-MACRO tradeable trust will deliver the Up-MACRO tradeable shares to investors in the Up-MACRO tradeable trust.

         There is no contractual relationship between the Up-MACRO tradeable trust and either the Down-MACRO tradeable trust or the Down-MACRO holding trust. In addition, although the relationship between the Up-MACRO holding trust and the Up-MACRO tradeable trust is similar to the relationship between the Down-MACRO holding trust and the Down-MACRO tradeable trust, any distributions made by the Up-MACRO tradeable trust will have no effect on the Down-MACRO tradeable trust. Accordingly, this prospectus contains disclosure relating to the Up-MACRO tradeable trust only to the extent that any matter relating to that trust is directly relevant to you, as a holder of Down-MACRO holding shares or a holder of Down-MACRO tradeable shares.

           DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES

General

         The initial Underlying Value of the Down-MACRO holding trust on the Closing Date will be equal to the Down-MACRO Aggregate Par Amount. It will also be equal to the initial Down-MACRO Asset Amount, which will consist of the aggregate purchase price of the treasuries that the trustee deposits into the Down-MACRO holding trust on the Closing Date. After the Closing Date, the Underlying Value of the Down-MACRO holding trust will generally fluctuate with the level of the Applicable Reference Price of Crude Oil. However, periodic increases and reductions in the Underlying Value of the Down-MACRO holding trust will have no effect on the Down-MACRO Asset Amount or on the Down-MACRO Aggregate Par Amount. The Down-MACRO Aggregate Par Amount will be increased only by subsequent issuances of additional Down-MACRO holding shares and reduced only by redemptions of Down-MACRO holding shares. Similarly, the Down-MACRO Asset Amount will increase only when additional assets are deposited into the Down-MACRO holding trust in connection with a subsequent issuance and will be reduced only when one or more settlement contracts are settled in connection with a redemption of Down-MACRO holding shares. The Down-MACRO Asset Amount will be lower than the Down-MACRO Aggregate Par Amount only if the fees and expenses of the Down-MACRO holding trust and the Down-MACRO tradeable trust have exceeded the Down-MACRO holding trust's income on any Distribution Date and, as a result, a portion of the proceeds of the treasuries which would otherwise be reinvested were instead used to cover such fees and expenses, as described under "-- Quarterly Distributions."

         Each Down-MACRO tradeable share will also have a stated par amount of $[ ] per share. The entitlement of the Down-MACRO tradeable trust to the Quarterly Distributions and the Final Distribution made by the Down-MACRO holding trust will be based on the number of Down-MACRO holding shares held on deposit by the Down-MACRO tradeable trust and the proportion that this number bears to the aggregate number of Down-MACRO holding shares issued by the Down-MACRO holding trust and outstanding on the relevant Distribution Date. The entitlement of each holder of Down-MACRO tradeable shares to any Quarterly Distributions and the Final Distribution made by the Down-MACRO holding trust to the Down-MACRO tradeable trust and passed through by the Down-MACRO tradeable trust to that holder will be based on the number of Down-MACRO tradeable shares held by that holder and the proportion that this number bears to the aggregate number of Down-MACRO tradeable shares issued by the Down-MACRO tradeable trust and outstanding on the relevant Distribution Payment Date.

         The Down-MACRO holding shares are being issued by the Down-MACRO holding trust pursuant to the terms of the Down-MACRO Holding Trust Agreement. Each Down-MACRO holding share represents an undivided beneficial interest in the Down-MACRO holding trust. The Down-MACRO holding shares do not represent interests in or obligations of us, the trustee, the administrative agent, MacroMarkets, the underwriters, the calculation agent, NYMEX or any of our or their affiliates.

         The Down-MACRO tradeable shares are being issued by the Down-MACRO tradeable trust pursuant to the terms of the Down-MACRO Tradeable Trust Agreement. Each Down-MACRO tradeable share represents an undivided beneficial interest in the pool of Down-MACRO holding shares deposited in the Down-MACRO tradeable trust. The Down-MACRO tradeable shares do not represent interests in or obligations of us, the trustee, the administrative agent, MacroMarkets, the underwriters, the calculation agent, NYMEX or any of our or their affiliates.

         The Down-MACRO holding shares and the Down-MACRO tradeable shares are denominated in, and all distributions with respect to the shares will be payable in, United States dollars. There are no minimum lot purchase requirements applicable to the Down-MACRO holding shares or the Down-MACRO tradeable shares.

         The underwriters expect to deliver the Down-MACRO holding shares and the Down-MACRO tradeable shares in book-entry form only through DTC, on or about the Closing Date.

Calculation of Underlying Value

         The Final Distribution made on the Down-MACRO holding shares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, will be based upon the Underlying Value of the Down-MACRO holding trust:

         o in the case of the Final Scheduled Termination Date, on the last Price Determination Day that precedes that date;

         o in the case of an Early Termination Date, also on the last Price Determination Day that precedes that date; and

         o        in the case of a Redemption Date, on such Redemption Date.

The Underlying Value of the Down-MACRO holding trust on any Price Determination Day will equal all, a portion or none of the value of the assets in the Down-MACRO holding trust and all, a portion or none of the value of the assets in the Up-MACRO holding trust. The Underlying Value of the Down-MACRO holding trust on each Price Determination Day is calculated by reference to the level of the Applicable Reference Price of Crude Oil on that day and represents the aggregate amount of the assets in the Paired Holding Trusts to which the Down-MACRO holding trust would be entitled if the settlement contracts were settled on that day. The Underlying Value of the Down-MACRO holding trust on each day also represents the aggregate final distribution to which holders of the Down-MACRO holding shares would be entitled if those shares were redeemed on that day. The Underlying Value of the Down-MACRO holding trust on any day that is not a Price Determination Day will be equal to its Underlying Value on the last preceding Price Determination Day.

         The Underlying Value of the Down-MACRO holding trust will be calculated on each Price Determination Day and will be based on the level of the Applicable Reference Price of Crude Oil on that day relative to the Starting Level of the Applicable Reference Price of Crude Oil on the Closing Date. Price Determination Days are generally the same as Business Days. On each Price Determination Day, the administrative agent will use the Applicable Reference Price of Crude Oil established and reported by NYMEX or the Substitute Oil Price Provider on that day to determine the Underlying Value of the Down-MACRO holding trust. A decrease in the Applicable Reference Price of Crude Oil will result in a proportionate increase in the Underlying Value of the Down-MACRO holding trust. An increase in the Applicable Reference Price of Crude Oil will result in a proportionate decrease in the Underlying Value of the Down-MACRO holding trust. After the Closing Date, the Applicable Reference Price of Crude Oil may fluctuate above or below the Starting Level. See "GLOSSARY OF DEFINED TERMS" for the formula for calculating Underlying Value on any Price Determination Day. The proportion of the funds in the Down-MACRO holding trust and the Up-MACRO holding trust will initially be 1:1 and this proportion will be maintained throughout the entire transaction by virtue of the requirement that redemptions and subsequent issuances must be done in MACRO Units composed of an equal number of Down-MACRO and Up-MACRO holding shares. The formula for calculating Underlying Value set forth in "GLOSSARY OF DEFINED TERMS" and Paired Optional Redemptions and issuances are designed to ensure that a $1 change in the settlement price of the Applicable Reference Price of Crude Oil will result in a $1 change in the Per Share Underlying Value of each Down-MACRO holding share.

         Hypothetical calculations of underlying value are included for illustrative purposes in Appendix C to this prospectus.

         On each Distribution Date and during the ensuing Calculation Period, the Down-MACRO Investment Amount and the Up-MACRO Investment Amount will represent:

         o the aggregate purchase price of the treasuries that the trustee actually acquired on that Distribution Date on behalf of the Down-MACRO holding trust or the Up-MACRO holding trust, as applicable, plus

         o the aggregate purchase price of the treasuries delivered to the applicable Paired Holding Trust in connection with any Paired Subsequent Issuance that occurs during that Calculation Period minus

         o the aggregate purchase price of the treasuries delivered by the applicable Paired Holding Trust to Authorized Participants that effect redemptions during that Calculation Period.

Unless the fees and expenses of a holding trust and the related tradeable trust exceed that holding trust's income during one or more preceding Calculation Periods, the Down-MACRO Asset Amount will equal the Down-MACRO Aggregate Par Amount and the Up-MACRO Asset Amount will equal the Up-MACRO Aggregate Par Amount on each Distribution Date and during the ensuing Calculation Period. The fees and expenses of each holding trust are described under "DESCRIPTION OF THE TRUST AGREEMENTS -- Fees and Expenses of the Paired Holding Trusts."

         The Down-MACRO Asset Amount and the Down-MACRO Asset Amount on each Distribution Date will not be calculated as described in the "GLOSSARY OF DEFINED TERMS," but will instead be equal to all interest, discount, principal and any other amounts received upon the maturity of each trust's treasuries and held as cash by the applicable trust on that Distribution Date.

         The trustee will calculate the Underlying Value of the Down-MACRO holding trust and the portion of that Underlying Value that is allocable to one Down-MACRO holding share and one Down-MACRO tradeable share and post those values on the website maintained by the administrative agent at http://www.claymoremacroshares.com within 4 hours of the time when NYMEX or the applicable Substitute Oil Price Provider makes available the Applicable Reference Price of Crude Oil. NYMEX generally releases the settlement price of its Light Sweet Crude Oil Futures Contract by 3:15 p.m. New York City time on each Price Determination Day.

Quarterly Distributions

         On each Distribution Date, the Down-MACRO holding trust will declare a Quarterly Distribution on the Down-MACRO holding shares. This Quarterly Distribution will be made out of the income that the Down-MACRO holding trust holds on deposit after it has:

         o deposited the Fee Deduction Amount into the fee payment account and

         o either made or received a payment under the income distribution agreement on that Distribution Date.

Each shareholder who is a registered holder of Down-MACRO holding shares or Down-MACRO tradeable shares on the Record Date will be entitled to receive the Quarterly Distribution as calculated below. The Quarterly Distribution will be paid out to shareholders on the Distribution Payment Date.

         The trustee for the Down-MACRO tradeable trust will pass through to each holder of the Down-MACRO tradeable shares, that holder's proportionate share of the Quarterly Distribution that the Down-MACRO holding trust made to the Down-MACRO tradeable trust on the date it receives that Quarterly Distribution. The Distribution Date, Record Date and Distribution Payment Date for the Down-MACRO tradeable trust are the same dates as for the Down-MACRO holding trust.

         On each Distribution Date, the Down-MACRO holding trust's entitlement under the income distribution agreement to its Available Income and the Available Income in the Up-MACRO holding trust will be based on the Applicable Reference Price of Crude Oil on each day during the preceding Calculation Period. On each day during the Calculation Period that precedes each Distribution Date, the entitlement of the Down-MACRO holding trust under the income distribution agreement, which we refer to as its "Down-MACRO Earned Income Accrual," for that day is determined as follows:

         o On every day on which the Ending Level of the Applicable Reference Price of Crude Oil is below the Starting Level, the Down-MACRO holding trust will become entitled to retain all of its Available Income accrual for that day and to receive all or a portion of the Up-MACRO holding trust's Available Income accrual for that day.

         o On every day on which the Ending Level of the Applicable Reference Price of Crude Oil exceeds the Starting Level, the Down-MACRO holding trust will become required to pay all or a portion of its Available Income accrual to the Up-MACRO holding trust.

         o On every day on which the Ending Level of the Applicable Reference Price of Crude Oil is the same as the Starting Level, the Down-MACRO holding trust will not be required to pay or entitled to receive any payment under the income distribution agreement.

         The Underlying Value of the Down-MACRO holding trust on each Distribution Date will be calculated before Available Income, if any, is deducted from that Underlying Value and set aside for payment as a Quarterly Distribution on the related Distribution Payment Date. As a result, the Underlying Value of the Down-MACRO holding trust on the day following each Distribution Date will reflect a relative decrease from the Underlying Value on that Distribution Date which will be unrelated to any movement in the level of the Applicable Reference Price of Crude Oil.

         On each Distribution Date, other than on the Final Scheduled Termination Date or an Early Termination Date and other than with respect to any holding shares for which a redemption order was placed on that Distribution Date, the Down-MACRO holding trust will declare a "Quarterly Distribution" on each outstanding Down-MACRO holding share equal to:

         o the sum of Down-MACRO Earned Income Accruals for each day of the preceding Calculation Period less any portion of this amount that was already distributed in connection with Paired Optional Redemptions that occurred during that Calculation Period multiplied by

         o a fraction the numerator of which is one Down-MACRO holding share and the denominator of which is the aggregate number of outstanding Down-MACRO holding shares on that Distribution Date.

         On the Distribution Payment Date that follows each Distribution Date, after the Down-MACRO holding trust has made a Quarterly Distribution on the Down-MACRO holding shares on deposit in the Down-MACRO tradeable trust, the Down-MACRO tradeable trust will pass through on each outstanding Down-MACRO tradeable share an amount equal to:

         o the Quarterly Distribution received by the Down-MACRO tradeable trust from the Down-MACRO holding trust on that Distribution Payment Date divided by

         o the aggregate number of outstanding Down-MACRO tradeable shares on that Distribution Date.

         For a more detailed description of how payments under the income distribution agreement are calculated, see "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The Income Distribution Agreement."

         Distributions of Down-MACRO Earned Income Accruals on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date will be made as part of the Final Distribution that is made on those dates, as described below under "-- Final Distribution."

         If available, an amount equal to the Down-MACRO Aggregate Par Amount will always be reinvested by the trustee, at the direction of the administrative agent, in new treasuries on each Distribution Date unless that Distribution Date is the Final Scheduled Termination Date or an Early Termination Date. If a Paired Optional Redemption is directed on a Distribution Date, the Down-MACRO Aggregate Par Amount will first be reduced by the aggregate par amount of any Down-MACRO holding shares being redeemed on that date. If, after depositing the Fee Deduction Amount into the fee payment account, the funds remaining on deposit in the Down-MACRO holding trust on any Distribution Date are equal to or less than the Down-MACRO Aggregate Par Amount, then all of these remaining funds must be reinvested in treasuries and the trust will have no Available Income on that date. If less than the Down-MACRO Aggregate Par Amount is invested in treasuries on any Distribution Date because the Fee Deduction Amount exceeded the income on the Down-MACRO holding trust's treasuries, the deficiency in the amount that is invested must be made up out of income received on subsequent Distribution Dates until the amount invested does equal the Down-MACRO Aggregate Par Amount.

         The Down-MACRO holding trust may make minimal or no quarterly distributions to its shareholders on one or more Distribution Dates, if treasury yield rates drop to and remain below the fee accrual rate of 1.60% for the first two years following the Closing Date or 1.50% thereafter. Assuming there are no deficiencies in the amount that was invested on behalf of each of the Paired Holding Trusts during previous Calculation Periods, any daily yield on the treasuries during any Calculation Period that is in excess of the Daily Fee Accrual Rate for that Calculation Period will be distributed to the holders of the Paired Holding Shares as a Quarterly Distribution. The allocation of this yield as between the Down-MACRO and the Up-MACRO holding shares will be determined under the income distribution agreement based on the respective Underlying Values of each of the Paired Holding Trusts on each day of the preceding Calculation Period. See "RISK FACTORS -- Income on the treasuries may be insufficient to make quarterly distributions."

         In a rising interest rate environment, any Paired Optional Redemptions effected during a Calculation Period may result in a decrease in the Daily Yield Rate on the treasuries in the Paired Holding Trusts, because treasuries are selected to be delivered using a "last in, first out" method. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption." The treasuries selected by the administrative agent to be delivered as the Final Distribution in a Paired Optional Redemption will be distributed ratably, by type, to each redeeming Authorized Participant.

         If available, an amount equal to the Up-MACRO Aggregate Par Amount on each Distribution Date (after taking into account any redemptions directed on that date) will always be reinvested by the trustee in new treasuries (unless such Distribution Date is the Final Scheduled Termination Date or an Early Termination Date), but the amount actually invested may be less on one or more Distribution Dates if the Fee Deduction Amount of the Up-MACRO holding trust exceeded the Up-MACRO holding trust's income on those Distribution Dates.

         If the aggregate purchase price of the treasuries on deposit in the Down-MACRO holding trust or the Up-MACRO holding trust is less than the Down-MACRO Aggregate Par Amount or the Up-MACRO Aggregate Par Amount, as applicable, because the Fee Deduction Amount exceeded the income on its treasuries on one or more previous Distribution Dates, income on the current Distribution Date will first be used to make up this shortfall before any payments under the income distribution agreement or any Quarterly Distributions are made. The Down-MACRO holding trust may make minimal or no Quarterly Distributions to its shareholders on one or more Distribution Dates if treasury yield rates drop to and remain below the aggregate Daily Fee Accrual Rate. See "RISK FACTORS -- Income on the treasuries may be insufficient to make quarterly distributions."

         On each Distribution Date and each Subsequent Issuance Date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Holding Trusts, treasuries with the same maturities or terms, stated interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each of the Down-MACRO and Up-MACRO Holding Trust Agreements. Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Holding Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each Paired Holding Trust invested in treasuries, a portion of the assets of a Paired Holding Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates. In addition, any treasuries delivered in connection with a Paired Optional Redemption will be selected by the administrative agent on a "last in, first out" basis. If interest rates are increasing and funds received in connection with Paired Subsequent Issuances are being invested in higher-yielding treasuries, this method of selection may result in relatively higher-yielding treasuries being delivered to redeeming Authorized Participants and relatively lower-yielding treasuries remaining in the Paired Holding Trusts, thereby causing a decrease in both trusts' Daily Yield Rates. Conversely, if interest rates are decreasing and funds received in connection with Paired Subsequent Issuances are being invested in lower-yielding treasuries, this method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming Authorized Participants. The treasuries selected by the administrative agent to be delivered as the Final Distribution in a Paired Optional Redemption will be distributed ratably, by type, to each redeeming Authorized Participant. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

         If on any Distribution Date the proceeds of the treasuries in the Down-MACRO holding trust minus its Fee Deduction Amount are equal to or less than the Down-MACRO Aggregate Par Amount, then the Down-MACRO holding trust will not make any payment under the income distribution agreement tha


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

it may otherwise have been required to make to the Up-MACRO holding trust. Similarly, if on any Distribution Date the proceeds of the treasuries in the Up-MACRO holding trust minus its Fee Deduction Amount are equal to or less than the Up-MACRO Aggregate Par Amount, then the Up-MACRO holding trust will not have any Available Income and it will not make any payment under the income distribution agreement that it may otherwise have been required to make to the Down-MACRO holding trust on that Distribution Date. If either of the Paired Holding Trusts fails to make a payment under the income distribution agreement on any Distribution Date because it does not have any Available Income, that trust will not be required to make up that payment on any subsequent Distribution Date, even if it has funds available to do so.

         Furthermore, if on any Distribution Date the Down-MACRO holding trust does not have any Available Income and does not receive any Available Income from the Up-MACRO holding trust, it will not make any Quarterly Distribution to its shareholders on that Distribution Date. The Down-MACRO holding trust is not required to make Quarterly Distributions in any stated amount and if no funds are available to make a Quarterly Distribution on any Distribution Date, no amounts will be payable with respect to that Distribution Date on any subsequent date. See "RISK FACTORS -- You may lose your entire investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

Final Distribution

         General

         The Down-MACRO holding trust will make a Final Distribution on all or a portion of the Down-MACRO holding shares on the earliest to occur of:

         o        the Final Scheduled Termination Date;

         o        an Early Termination Date; and

         o        a Redemption Date.

         The Final Distribution made by the Down-MACRO holding trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date will depend upon the payments that it is required to make to, or that it is entitled to receive from, the Up-MACRO holding trust under the settlement contracts being settled on that date. The final payment under the settlement contracts will, in turn, be based on the Underlying Value of the Down-MACRO holding trust on:

         o the last Price Determination Day preceding the Final Scheduled Termination Date;

         o the last Price Determination Day preceding an Early Termination Date; and

         o in the case of a Paired Optional Redemption, on the relevant Redemption Date.

         The Underlying Value on the relevant day will be calculated by reference to the Ending Level of the Applicable Reference Price of Crude Oil on that date. If the level of the Applicable Reference Price of Crude Oil on the relevant Price Determination Day is below its Starting Level, the Down-MACRO holding trust will be entitled to receive a final payment from the Up-MACRO holding trust in an amount proportional to the decrease in the level of the Applicable Reference Price of Crude Oil. If the level of the Applicable Reference Price of Crude Oil on the relevant Price Determination Day is above its Starting Level, the Down-MACRO holding trust will be required to make a final payment to the Up-MACRO holding trust in an amount proportional to the increase in the level of that price.

         The purpose of the final payment under the settlement contracts is to transfer assets between the Paired Holding Trusts such that each trust has cash and treasuries in an amount equal to its Underlying Value at the time of settlement. For a more detailed description of how the Underlying Value of the Down-MACRO holding trust and payments under the settlement contracts are calculated, see "-- Calculation of Underlying Value" and "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

         On the Final Scheduled Termination Date or an Early Termination Date, the Down-MACRO holding trust will declare a Final Distribution in redemption of its Down-MACRO holding shares in an amount equal to the Underlying Value of the Down-MACRO holding trust on the last Price Determination Day preceding the Final Scheduled Termination Date or the last Price Determination Day preceding the Early Termination Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the trustee will pay the Final Distribution to each holder of the outstanding Down-MACRO holding shares in redemption of those shares. On that same Distribution Payment Date, the Down-MACRO tradeable trust will pass through the Final Distribution that it receives on the Down-MACRO holding shares that it holds on deposit to the holders of its Down-MACRO tradeable shares, in redemption of those shares.

         On any Redemption Date, all or only a portion of the Paired Holding Shares may be redeemed in a Paired Optional Redemption at the direction of one or more Authorized Participants who are beneficial holders of those shares. Although the Down-MACRO tradeable shares may not be redeemed at the option of the holders of those shares, Authorized Participants may acquire Down-MACRO tradeable shares and exchange them for the underlying Down-MACRO holding shares. As discussed in greater detail later in this section, unless you are an Authorized Participant, you will not have a right to exchange your Down-MACRO tradeable shares for the underlying Down-MACRO holding shares or to direct a redemption of the Down-MACRO holding shares on deposit in the Down-MACRO tradeable trust. Consequently, you will be able to liquidate your investment in the Down-MACRO tradeable shares prior to the Final Scheduled Termination Date or an Early Termination Date only by selling them to an investor who is willing to purchase them from you, including any Authorized Participant who may wish to acquire those shares in order to exchange them for Down-MACRO holding shares and then direct a Paired Optional Redemption. The market price that you are able to obtain for your Down-MACRO tradeable shares may be less than the price you paid for those shares and less than the Per Share Underlying Value that is represented by those shares for the reasons discussed in "RISK FACTORS -- Fluctuations in the Underlying Value of the Down-MACRO holding trust and other factors may affect the market price of your

         If the Fee Deduction Amount that is required to be deposited into the fee payment account and made available for the payment of the expenses and fees of the Down-MACRO holding trust and the Down-MACRO tradeable trust exceeded the income of the Down-MACRO holding trust on the current Distribution Date or on one or more preceding Distribution Dates and the resulting deficiency in the Down-MACRO Investment Amount was not made up on subsequent Distribution Dates, the Underlying Value of the Down-MACRO holding trust and, consequently, the Final Distribution made by the Down-MACRO holding trust on the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date will reflect that resulting deficiency.

         Final Distributions on the Final Scheduled Termination Date or an Early Termination Date

         On the Final Scheduled Termination Date or an Early Termination Date, the trustee will cause the Paired Holding Trusts to settle all of the settlement contracts using the funds they hold on deposit on those dates, which will consist of all interest, discount, principal and any other amounts received by each trust upon the maturity of its treasuries immediately prior to those dates. After the settlement contracts have been settled, the Down-MACRO holding trust will declare a Final Distribution in redemption of its outstanding shares using all of the funds it then holds on deposit. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the Down-MACRO holding trust will distribute on each outstanding Down-MACRO holding share, a "Final Distribution" in cash equal to:


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

         o the Underlying Value of the Down-MACRO holding trust on the last Price Determination Day preceding that Final Scheduled Termination Date or that Early Termination Date divided by

         o the aggregate number of Down-MACRO holding shares that have been issued but not yet redeemed as of that date.

         For purposes of settling the settlement contracts and making a Final Distribution on the Final Scheduled Termination Date or an Early Termination Date, Underlying Value will include the Down-MACRO Earned Income Accrual for the Final Scheduled Termination Date or Early Termination Date. The Final Distribution will include the cumulative Down-MACRO Earned Income Accruals that would have been distributed as a Quarterly Distribution if the Final Scheduled Termination Date or Early Termination Date had been an ordinary Distribution Date.

         The Down-MACRO tradeable trust will pass through any Final Distribution it receives on the Down-MACRO holding shares that it holds on deposit on the Final Scheduled Termination Date or Early Termination Date. On the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date, the trustee will distribute on each outstanding Down-MACRO tradeable share an amount equal to:

         o the Final Distribution received from the Down-MACRO holding trust on that Distribution Payment Date divided by

         o the aggregate number of outstanding Down-MACRO tradeable shares that have been issued but not yet redeemed as of that date.

         Upon receipt of a Final Distribution on the Final Scheduled Termination Date or an Early Termination Date, your Down-MACRO holding shares or Down-MACRO tradeable shares will be considered to be redeemed in full and the Down-MACRO holding trust or the Down-MACRO tradeable trust, as applicable, will have no further obligations with respect to those shares even if the amount of the Final Distribution is less than aggregate par amount of your Down-MACRO holding or tradeable shares or less than the purchase price you paid for those shares. See "RISK FACTORS -- You may lose your entire investment in the Down-MACRO holding shares or the Down-MACRO tradeable shares which you hold; there is no guarantee as to the amount of any quarterly distribution or the amount of the final distribution."

         Authorized Participants may continue to direct Paired Optional Redemptions at the Per Share Underlying Value of the shares being redeemed after the occurrence of a Termination Trigger related to a decrease in the Underlying Value of one of the Paired Holding Trusts to 15% or less of the assets which that trust holds on deposit. The last redemption order may be placed on the last Business Day prior to the Early Termination Date that will follow the Termination Trigger.

         Final Distributions in Paired Optional Redemptions

         At any time prior to the Final Scheduled Termination Date or an Early Termination Date, the Paired Holding Shares may be redeemed on any Business Day in what we refer to as a "Paired Optional Redemption." The discussion which follows describing Paired Optional Redemptions and the Final Distribution that will be declared on the related Redemption Date applies only to the Down-MACRO holding shares, because the Down-MACRO tradeable shares cannot be redeemed. However, this discussion is relevant to holders of Down-MACRO tradeable shares because it explains the rules that Authorized Participants must follow in order to effect Paired Optional Redemptions and the ability to effect these redemptions may affect the demand for the Down-MACRO tradeable shares. See "RISK FACTORS

-- The return on your shares is uncertain -- The Down-MACRO tradeable shares cannot be redeemed; the right to redeem the Down-MACRO holding shares is limited."

         On any Price Determination Day, any Authorized Participant may direct a Paired Optional Redemption in which the Down-MACRO holding shares and Up-MACRO holding shares will be redeemed concurrently and proportionately in MACRO Units. Only Authorized Participants may direct the redemption of Paired Holding Shares.

         In order to effect a Paired Optional Redemption, an Authorized Participant must present to the trustee Paired Holding Shares in the minimum aggregate number that constitutes a MACRO Unit. Authorized Participants may acquire one or more MACRO Units by purchasing a sufficient number of holding shares or a sufficient number of tradeable shares, which they exchange for the underlying Down-MACRO or Up-MACRO holding shares. The Down-MACRO tradeable shares are exchangeable for the underlying Down-MACRO holding shares in minimum lots of 50,000. A tender of Paired Holding Shares for redemption will be irrevocable.

         Authorized Participants must place redemption orders with the trustee and the administrative agent at least thirty (30) minutes prior to the end of trading of Light Sweet Crude Oil Futures Contracts (typically, 2:30 p.m. New York City time) by open outcry on NYMEX on the relevant Redemption Date. Each redeeming Authorized Participant must deliver to the administrative agent, a redemption order with the following information:

         o a written statement that a redemption is being directed, delivered electronically;

         o its name and its personal identification number and, if applicable, the name and personal identification number of the person on behalf of whom shares are being redeemed;

         o        the number of MACRO Units being redeemed; and

         o the CUSIP numbers of the Down-MACRO holding shares and Up-MACRO holding shares being redeemed and/or the CUSIP numbers of the Down-MACRO and/or Up-MACRO tradeable shares being tendered for exchange and then redemption.

         After the Authorized Participant has submitted a redemption order, it must deliver the following to the trustee by 10:00 a.m. on the Business Day following the Redemption Date:

         o Down-MACRO holding and/or tradeable shares and Up-MACRO holding and/or tradeable shares that in the aggregate constitute the requisite number of MACRO Units being redeemed by such Authorized Participant;

         o        a Redemption Cash Component; and

         o a transaction fee of $500 for each of (i) any Down-MACRO holding shares being redeemed, (ii) any Down-MACRO tradeable shares being exchanged, (iii) any Up-MACRO holding shares being redeemed and (iv) any Up-MACRO tradeable shares being exchanged; the maximum transaction fee payable in connection with any redemption is $2,000, regardless of how many of each type of shares are presented for redemption or exchange; this fee will be payable directly to the trustee by the redeeming Authorized Participant to compensate the trustee for administrative costs that it will incur in connection with effecting the redemption.

         If all conditions to effecting a Paired Optional Redemption are satisfied, the trustee will effect the redemption by delivering cash and/or treasuries in accordance with the instructions of the administrative agent to the redeeming Authorized Participant (i) by 3:00 p.m. New York City time on the first Business Day following the Redemption Date if only holding shares were tendered for redemption, or (ii) by 3:00 p.m. New York City time on the third Business Day following the Redemption Date if any tradeable shares were tendered for exchange into holding shares and then redemption. If the redemption order was placed on a Distribution Date, the redeeming Authorized Participant will receive cash. If there was a net increase in the aggregate par amount of the Paired Holding Trusts on any settlement date for a Paired Optional Redemption, because more MACRO Units were created than redeemed, redeeming Authorized Participants will also receive their Final Distribution in cash out of the funds delivered to the trusts by the Authorized Participants who created shares on the same date. If any Paired Subsequent Issuances were effected on the settlement date for the redemption, even if there was a net decrease in the aggregate par amount of the Paired Holding Trusts, redeeming Authorized Participants will receive a portion of their Final Distribution in cash out of the funds delivered by the creating Authorized Participants and the remaining portion of that Final Distribution in treasuries. In all other cases, redeeming Authorized Participants will receive their Final Distribution in connection with a Paired Optional Redemption in treasuries. The combination of cash and treasuries that will be delivered to any redeeming Authorized Participant will be within the discretion of the administrative agent.

         The amount of cash and/or treasuries delivered in a redemption will always be equal to the combined Underlying Values of the Paired Holding Trusts. The combined Underlying Values of the Paired Holding Trusts will consist of:

         o the Underlying Value of the Down-MACRO holding trust on the relevant Redemption Date multiplied by the applicable Redemption Percentage for the Down-MACRO holding shares plus

         o the Underlying Value of the Up-MACRO holding trust on the relevant Redemption Date multiplied by the applicable Redemption Percentage for the Up-MACRO holding shares.

         Upon receipt of the Final Distribution in a Paired Optional Redemption, the Down-MACRO holding shares presented for redemption will be considered to be redeemed in full and the Down-MACRO holding trust will have no further obligations with respect to those shares, even if the amount of the Final Distribution was less than the aggregate par amount of those shares or less than the purchase price at which those shares were acquired by the Authorized Participant. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

         The number of settlement contracts that will be settled in connection with a Paired Optional Redemption will be equal to the number of MACRO Units that are being redeemed. If MACRO Units are being both redeemed and issued on the same day at the direction of several Authorized Participants, new settlement contracts will be entered into if there is a net increase in the Down-MACRO and Up-MACRO Aggregate Par Amounts and existing settlement contracts will be settled if there is a net decrease in these aggregate par amounts in order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO Unit.

         In connection with the settlement of the settlement contracts and payment of a Final Distribution in the case of redemption in which treasuries must be delivered, the administrative agent will direct the trustee to select and segregate treasuries on a "last in, first out" basis with an aggregate value equal to the product of the applicable Redemption Percentage and the aggregate Value of all the treasuries held by each trust. After the settlement contracts have been settled, the Paired Holding Trust that made a payment under the settlement contracts will deliver all of its remaining segregated treasuries to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The Paired Holding Trust that received a payment under the settlement contracts will deliver all of its own segregated treasuries and all of the treasuries that it received from the other holding trust to the redeeming Authorized Participant as the Final Distribution on the shares being redeemed. The treasuries selected by the administrative agent to be delivered as the Final Distribution will be distributed ratably, by type, to each redeeming Authorized Participant.

         Because treasuries must generally be held in minimum denominations of not less than $1,000 with a minimum investment of at least $10,000, the trustee may be required to liquidate a small portion of the treasuries in connection with a Paired Optional Redemption in order to be able to deliver the required Final Distribution to the Authorized Participant who directed the redemption.

         For more information about how payments under the settlement contracts are calculated, see "DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS -- The Settlement Contracts."

         The holders of Down-MACRO holding shares or Up-MACRO holding shares who are not participating in the Paired Optional Redemption will not entitled to any distribution on the relevant Redemption Date, unless that Redemption Date is also a Distribution Date, in which case they will receive only the Quarterly Distribution, if any, that is declared on the related Distribution Payment Date.

         Following a Paired Optional Redemption, the trustee will record a reduction in the aggregate number of Down-MACRO holding shares and Up-MACRO holding shares that are outstanding.

         Authorized Participants may exchange their tradeable shares for holding shares on any Redemption Date even if they do not wish to then effect any Paired Optional Redemption by placing an order with the administrative agent and following similar procedures to those discussed above for the Paired Holding Shares; however, exchanges must be in minimum lots of 50,000 and a transaction fee of $500 must be paid to the trustee for each exchange of Down-MACRO tradeable shares and $500 for each exchange of Up-MACRO tradeable shares. Authorized Participants will be registered as the beneficial holders of the holding shares on the third Business Day following the day on which the exchange order is placed.

         The administrative agent may, in its discretion, and will when directed by us, suspend the right to effect a Paired Optional Redemption or postpone any Redemption Date, (i) for any period during which the American Stock Exchange is closed (other than customary weekend or holiday closings) or trading on the American Stock Exchange is suspended or restricted, (ii) for any period during which an emergency exists in the State of New York or any other jurisdiction as a result of which the delivery of treasuries is not reasonably practicable, (iii) if such redemption would cause the amount of cash and treasuries (that have not yet matured) on deposit in the Down-MACRO holding trust and the Up-MACRO holding trust to equal less than 10 million dollars or
(iv) for such other period as we determine to be necessary for the protection of the shareholders. None of the trustee, the administrative agent or us will be liable to any person in any way for any loss or damage that may result from any such suspension or postponement. In addition, the administrative agent will reject any redemption order that is not in the proper form required by the Participants Agreement or if the fulfillment of the order, in the opinion of counsel to the administrative agent, may be unlawful.

Subsequent Issuances

         Paired Subsequent Issuances

         At any time prior to the Final Scheduled Termination Date or an Early Termination Date, on any day that is a Price Determination Day, an Authorized Participant may effect a "Paired Subsequent Issuance" by directing the Paired Holding Trusts to issue additional shares in a minimum number of Down-MACRO and Up-MACRO holding shares constituting at least one MACRO unit. If so directed, the Down-MACRO holding trust and the Up-MACRO holding trust will issue additional Paired Holding Shares to the Authorized Participant who may then sell those holding shares directly to investors or deposit all or a portion of them into the Down-MACRO and Up-MACRO tradeable trusts in minimum lots of 50,000 shares and direct the tradeable trusts to issue additional Down-MACRO and Up-MACRO tradeable shares, as applicable, to the Authorized Participant. Authorized Participants may continue to direct subsequent issuances at the Per Share Underlying Value of the shares being created after the occurrence of a Termination Trigger related to a decrease in the Underlying Value of one of the Paired Holding Trusts to 15% or less of the assets that trust holds on deposit. The last creation order may be placed on the last Business Day prior to the Early Termination Date that will follow the Termination Trigger..

         For each additional Down-MACRO holding share that is deposited into the Down-MACRO tradeable trust, the Down-MACRO tradeable trust will issue one additional Down-MACRO tradeable share. Although the number of Down-MACRO tradeable shares will increase with each subsequent issuance and decrease with each exchange by an Authorized Participant of Down-MACRO tradeable shares for Down-MACRO holding shares, the Down-MACRO tradeable shares you hold will always represent the same entitlement to the distributions made by the Down-MACRO tradeable trust, even though your proportionate share of the assets of the trust, expressed as a percentage, may increase or decrease based on the aggregate par amount of the Down-MACRO tradeable shares that are outstanding on any specified date.

         To create a new MACRO Unit, an Authorized Participant must place a creation order with the administrative agent at least thirty (30) minutes prior to the end of trading of Light Sweet Crude Oil Futures Contracts by open outcry on NYMEX on any Price Determination Day. Each creating Authorized Participant will deliver to the administrative agent, a creation order including the following information:

         o a written statement that a Paired Subsequent Issuance is being directed, delivered electronically;

         o its name and its personal identification number and, if applicable, the name and personal identification number of the person on behalf of whom shares are being created; and

         o        the number of MACRO Units being created.

         Concurrently with any Paired Subsequent Issuance, an Authorized Participant may also create tradeable shares. On any Subsequent Issuance Date, if an Authorized Participant wishes to create Down-MACRO and/or Up-MACRO tradeable shares, it must direct the Paired Holding Trusts to issue additional Paired Holding Shares for deposit into the applicable tradeable trust and the Down-MACRO and/or Up-MACRO tradeable trusts to issue tradeable shares. The subsequent creation of the tradeable shares may occur simultaneously with the Paired Subsequent Issuance of Paired Holding Shares if on the Subsequent Issuance Date, the creating Authorized Participant indicates that, after it deposits funds into the Paired Holding Trusts and receives in exchange Paired Holding Shares, it will then be depositing its newly created Paired Holding Shares into the applicable tradeable trust in exchange for newly created tradeable shares.

         By 10:00 a.m. New York City time on the next Business Day after the Subsequent Issuance Date the Authorized Participant must deposit:

         o immediately available funds in an amount equal to the Per Share Underlying Value of the Down-MACRO holding shares being created, as measured on the Subsequent Issuance Date;

         o immediately available funds in an amount equal to the Per Share Underlying Value of the Up-MACRO holding shares being created, as measured on the Subsequent Issuance Date; and

         o a transaction fee of $500 for each of (i) any Down-MACRO holding shares being issued, (ii) any Down-MACRO tradeable shares being issued, (iii) any Up-MACRO holding shares being issued and (iv) any Up-MACRO tradeable shares being issued. The maximum transaction fee payable in connection with any subsequent issuance is $2,000, regardless of how many of each type of shares are being issued; this fee will be payable directly to the trustee by the purchasing Authorized Participant to compensate the trustee for administrative costs that it will incur in connection with effecting the subsequent issuance.

         Creation orders for new MACRO Units will be processed through a manual clearing process operated by DTC. Creation orders for tradeable shares will be processed through a manual clearing process operated by DTC or through an enhanced clearing process that is available only to those DTC participants that also are participants in the Continuous Net Settlement System of the National Securities Clearing Corporation, or the "NSCC." Upon the deposit of the amounts described above, the trustee will give notice to DTC to credit the account of the applicable Authorized Participant.

         By 3:00 p.m. New York City time on the next Business Day following the Subsequent Issuance Date (in the case of an order for holding shares) or by 3:00 p.m. New York City time on the third Business Day following the Subsequent Issuance Date (in the case of an order for tradeable shares), the administrative agent will instruct the trustee to deliver the new shares.

         The trustee will cause the Paired Holding Trusts to enter into one new settlement contract for each new MACRO Unit that is created in a Paired Subsequent Issuance. If MACRO Units are being both created and redeemed on the same day, new settlement contracts will be entered into only if there is a net increase in the Down-MACRO and Up-MACRO Aggregate Par Amounts and settlement contracts will be settled if there is a net decrease in these aggregate par amounts in order to satisfy the requirement that one settlement contract must always be outstanding for each outstanding MACRO Unit.

         An Authorized Participant may also exchange its existing holding shares for tradeable shares (and vice versa) other than in connection with a Paired Subsequent Issuance by delivering the holding shares or the tradeable shares to the trustee for the applicable trust and requesting the trustee to register the Authorized Participant as a beneficial holder of the related shares. A transaction fee of (i) $500 for any Up-MACRO holding shares or tradeable shares and (ii) $500 for any Down-MACRO holding shares or tradeable shares will be charged for each such exchange.

         In connection with any subsequent issuance, any Authorized Participant that creates a MACRO Unit will be deemed to be an underwriter of the Paired Holding Shares and the Down-MACRO and Up-MACRO tradeable shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act. See "PLAN OF DISTRIBUTION."

Book-Entry Registration

         The Down-MACRO holding shares and the Down-MACRO tradeable shares will be evidenced by one or more global certificates. We will deposit each global certificate representing the Down-MACRO holding shares and the Down-MACRO tradeable shares with The Depository Trust Company in the United States or with Clearstream Banking, societe anonyme or Euroclear Bank S.A./NV in Europe. We refer to The Depository Trust Company as "DTC," Clearstream Banking, societe anonyme as "Clearstream" and the Euroclear system operated by Euroclear Bank S.A./NV as "Euroclear." Each global certificate will be registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         Beneficial interests in a global certificate may be held directly or indirectly through DTC, Clearstream or Euroclear. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Bank) will act as the relevant depositary for Euroclear. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global certificate to those persons may be limited.

         Shareholders who are not participants may beneficially own interests in a global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as "indirect participants." So long as Cede & Co., as the nominee of DTC, is the registered owner of a global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificates. Except as provided below, owners of beneficial interests in a global certificate will:

         o not receive physical delivery of certificates in definitive registered form; and

         o        not be considered holders of the global certificate.

         The trustee will make distributions on the shares to Cede & Co., as the registered owner of the global certificate, by wire transfer of immediately available funds on each Distribution Payment Date and on each settlement date for Paired Optional Redemptions. We and the trustee will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to the book-entry certificates. We and the trustee will not be responsible or liable for errors in payments made on account of the book-entry certificates, unless such error in payment was caused by an instruction error originating from us or the trustee.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

         Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant global certificate in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream participants may not deliver instructions directly to depositaries for Euroclear or Clearstream.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global certificates among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. DTC has advised us that it will take any action permitted to be taken by a holder of shares, including the presentation of shares for redemption or exchange, only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited, and only in respect of those shares represented by the global certificates as to which the participant or participants has or have given such direction.

         DTC has advised us that it is:

         o a limited purpose trust company organized under the laws of the State of New York and a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

         o        a "clearing agency" registered pursuant to the provisions of
                  Section 17A of the Exchange Act.

         DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies, clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream Banking, societe anonyme, Luxembourg, has advised us that it is:

         o incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository; and

         o subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.

         Clearstream holds certificates for its participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in the accounts of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream, will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear Bank S.A./NV has advised us that it is:

         o licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis; and

         o        regulated and examined by the Belgian Banking and Finance
                  Commission.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery and payment. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Euroclear Bank S.A./NV acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in a global certificate among participants. However, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures and may discontinue these procedures at any time.

         We will issue the shares in definitive certificated form, which we refer to as "Definitive Certificates," if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global certificate may be exchanged for Definitive Certificates upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that shares shall no longer be represented by global certificates, in which case we will issue shares in definitive form in exchange for the global certificates.

Termination Triggers

         Following the occurrence of specified events, which we refer to as "Termination Triggers," the income distribution agreement and the settlement contracts will automatically terminate and the trustee will redeem all of the Paired Holding Shares and the Down-MACRO and Up-MACRO tradeable shares. The Final Distribution made by the Down-MACRO holding trust to holders of Down-MACRO holding shares upon this redemption will be passed through by the Down-MACRO tradeable trust to holders of Down-MACRO tradeable shares in redemption of their shares as described above under "-- Final Distribution." Upon obtaining knowledge or receiving notice of the occurrence of a Termination Trigger, the trustee will file a Form 8-K describing the Termination Trigger pursuant to Regulation FD. The following events will constitute Termination
Triggers:

         o any of the following circumstances persists for five (5) consecutive business days: (i) the Applicable Reference Price of Crude Oil is not established by NYMEX or the Substitute Oil Price Provider; (ii) NYMEX or such Substitute Oil Price Provider refuses to make that price available to the administrative agent for the purpose of calculating Underlying Value; or (iii)(a) NYMEX terminates the license it has granted to MacroMarkets LLC to use and sublicense certain of its futures prices, and we and MacroMarkets LLC are unable to enter into a licensing agreement with the Dow Jones Energy Service or (b) in the event that we and MacroMarkets LLC have already entered into a licensing agreement with the Dow Jones Energy Service or another Substitute Oil Price Provider, such Substitute Oil Price Provider terminates that license and, in the case of either (a) or (b), the shareholders do not select a Substitute Oil Price Provider or we and MacroMarkets LLC are unable to enter into a licensing agreement with the Substitute Oil Price Provider that was selected by the shareholders;

         o the Applicable Reference Price of Crude Oil falls to or below $[ ] or rises to or above $[ ] and, in either case, remains at that level for three (3) consecutive Price Determination Days;

         o either of the Paired Holding Trusts, the Up-MACRO tradeable trust or the Down-MACRO tradeable trust becomes an "investment company" required to register under the Investment Company Act of 1940, as amended;

         o either of the Paired Holding Trusts, the Down-MACRO tradeable trust or the Up-MACRO tradeable trust is adjudged to be bankrupt or insolvent or becomes involved in voluntary or involuntary insolvency or similar proceedings that are not dismissed within 90 days; or


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

         o the amount of cash and treasuries on deposit in the Down-MACRO holding trust or the Up-MACRO holding trust is reduced to less than ten (10) million dollars.

         On the Early Termination Date, the trustee will cause the Paired Holding Trusts to settle all of the settlement contracts and then declare a final distribution in redemption of all of their outstanding shares, based on the Underlying Value of the Paired Holding Trust on the Price Determination Day preceding the Early Termination Date. This Underlying Value may be higher or lower than the Underlying Value at the time when the Termination Trigger occurred, as described under "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts and the tradeable trusts may terminate early." This Final Distribution will be determined as described above under "-- Final Distribution." Upon receipt of this Final Distribution, all of the Down-MACRO and Up-MACRO holding shares will be considered to be redeemed. After all funds on deposit in the Paired Holding Trusts have been distributed to the holders of the Paired Holding Shares, the trustee will liquidate the Paired Holding Trusts. The Down-MACRO tradeable trust will also be liquidated after making a final pass-through distribution to the holders of its Down-MACRO tradeable shares of the Final Distribution that it receives from the Down-MACRO holding trust on the Distribution Payment Date following the Early Termination Date. Following this Final Distribution, the Down-MACRO tradeable shares will be considered to be redeemed in full and will cease to be outstanding.

         Any payments under the income distribution agreement and the settlement contracts and any Quarterly or Final Distribution to be made by either of the Paired Holding Trusts, or passed through on the Down-MACRO tradeable shares by the Down-MACRO tradeable trust, may be subject to delays pending the resolution of bankruptcy proceedings if the relevant Termination Trigger was the voluntary or involuntary bankruptcy of either of the Paired Holding Trusts or of the Down-MACRO tradeable trust. Any delay of this type will affect when holders of Up-MACRO holding shares and holders of Down-MACRO tradeable shares receive the Final Distribution on their shares.

         The administrative agent will be responsible for monitoring the occurrence of a Termination Trigger that is related to a specified increase or decrease in the Applicable Reference Price of Crude Oil and the failure by NYMEX or the applicable Substitute Oil Price Provider to establish the Applicable Reference Price of Crude Oil or its refusal to make it available to the administrative agent. The administrative agent must notify the trustee of any of these occurrences. The trustee will be responsible for monitoring the occurrence of the Termination Triggers described in the third through fifth bullet points above.

         Upon obtaining knowledge or receiving notice of the occurrence of any Termination Trigger, the trustee will give prompt notice of that event to us, the administrative agent, the calculation agent, the trustee of the Up-MACRO holding trust, the trustee of the Down-MACRO tradeable trust, the trustee of the Up-MACRO tradeable trust and each holder of the Down-MACRO holding shares.

Listing

         The Down-MACRO tradeable shares will trade on the American Stock Exchange under the symbol "[ ]," but there is no assurance that the shares will continue to be eligible for trading on the American Stock Exchange during the entire time they remain outstanding.

         The Down-MACRO holding shares will not be listed on any exchange.

                      DESCRIPTION OF THE WORLD OIL MARKET

         The information in this section, as well as general information relating to the oil industry that is contained in the "RISK FACTORS" section of this prospectus, is primarily derived from information made available by the Energy Information Administration, or the "EIA," which operates under the auspices of the United States Department of Energy.

Oil Exploration, Extraction and Refining

         Crude oil is composed of compressed hydrocarbons and is found deep in the earth's crust in sedimentary rock reservoirs. The natural occurrence of crude oil is the result of a geological process that occurs over millions of years. Oil is found as concentrated pools or is diffused throughout the reservoir rocks. The same geological process also produces natural gas, which is a gas form of hydrocarbon, and coal, which is a solid form of hydrocarbon.

         In the form in which it is ultimately consumed, oil is the product of exploration, drilling, extraction, production and refining. Geologists determine that a site is ripe with oil either by using a seismic test where an artificial shockwave is sent through a cross-section of rock and subsequently measured and calibrated, or by extracting a rock or sediment sample and running tests on that sample. Often times, a site will contain both liquid and gas forms of hydrocarbons, because the gas will be integrated with the oil. In such cases, the natural gas must first be extracted from the oil. Once an oil site is identified, additional testing occurs to determine the boundaries of the reservoir and whether conditions are favorable for production. Upon that determination, production wells, tanks, pipelines and processing plants are installed at the site so that the oil can be extracted.

         Crude oil must go through a refining process before it can be consumed. The refining process involves "simple distillation," a heating process which effectively separates the crude oil into its various hydrocarbon components. Light products, such as naphtha, a product known as "straight-run gasoline" and liquid petroleum gases, separate from the oil at the lowest temperatures. Jet fuel, kerosene and distillates such as home heating oil and fuel follow. The heavier products, called "residuum" or "residual fuel oil," are removed at temperatures over 1000 degrees Fahrenheit. According to the EIA, refineries in the United States continue to process the heavier products into lighter products, because demand for oil products in the United States is primarily for lighter, premium forms of oil products such as gasoline.

         The quality of the crude oil determines the extent of processing necessary to achieve the desired product, which also affects the pricing of the crude. The lighter the crude oil, the more expensive it is because it is easier to refine. For example, West Texas Intermediate (WTI) crude oil and other light sweet crude oils are more expensive than other grades of oil because they are easier to refine than heavier grades of oil.

Supply and Demand for Oil

         The supply of crude oil in the world market is driven by worldwide oil inventories, or "oil stock levels," which are a function of successful exploration, feasibility of drilling, production levels, transportation costs and the ability of producers to refine the crude oil into consumable products. Technological advances have a significant impact on the crude oil supply by making exploration and drilling more economically feasible. Supply for crude oil is also impacted by production interruptions, which may be caused by political instability, natural disasters, acts of war or sabotage, labor problems, machinery failure or human error. Supply is also impacted when an oil-producing country or region makes a decision to increase or reduce its volume of production, usually as a means of manipulating prices. For example, the Organization of the Petroleum Exporting Countries, also known as "OPEC," has through out its history directed its member states to restrict or expand production in an effort to control oil prices. Furthermore, government programs and policies affect both the supply and the demand for crude oil. When governments act to restrict or to permit oil drilling in given areas, supply is affected.

         The demand for crude oil is driven by the consumption of energy for transportation, industrial consumption of power and the demand for sources of energy to be used for heating and cooling. Prosperous economies influence demand for oil as consumers seek more goods and services. Demand can be impacted by public policy. For example, the imposition of taxes on oil or oil products, or environmental laws that require decreased or more efficient use of energy, may affect demand. Demand will also be impacted by international trade agreements, which establish oil price levels among trading partners or trading blocs. Because oil is priced in U.S. dollars, the price of crude oil is affected by changes in exchange rates associated with the U.S. dollar. Interest rate changes, which affect exchange rates, also have an impact on prices. Technology also affects demand for oil by enabling the exploitation of alternative fuel sources and by providing methods to use oil more efficiently.

         Sources of Supply. Most of the world's oil production occurs in the Persian Gulf, Russia, West Africa and South America. According to the EIA, OPEC countries produced approximately 40 percent of the world's oil in 2004. The OPEC countries consist of Algeria, Indonesia, Iran, Iraq, Kuwait, Libya, Nigeria, Qatar, United Arab Emirates, Venezuela and Saudi Arabia. In 2004, 14 countries produced more than 2 million barrels of crude per day. Seven of the 14 countries were OPEC countries, and the other seven consist of the United States, Russia, Mexico, China, Canada, Norway and the United Kingdom.

         The EIA notes that the world supply of oil was affected by various events in 2004 and early 2005, including:

         o        lower worldwide oil inventories;

         o uncertainty about the volume of Iraqi oil exports as the country faced political and economic turmoil;

         o damage inflicted on the U.S. Gulf Coast and offshore oil installations following the 2004 hurricanes Charley, Frances and Ivan; and

         o constraints on the oil industry's ability to explore, drill, refine and transport oil.

         Furthermore, political instability in Venezuela, labor strikes in Nigeria and internal conflict between the Russian government and the Yukos Oil Company contributed to the increase in oil prices in 2004.

         According to the EIA, non-OPEC countries produced approximately 60 percent of the world's oil in 2004, with the United States as the world's third largest producer after Saudi Arabia and Russia. The EIA notes that most major non-OPEC countries (except Mexico) have private oil sectors and that their governments have little control over the production of oil. Companies react to international price expectations, exploring and drilling more and in higher cost areas when prices are high, and focusing on lower-cost production when prices are low.

         The EIA found that as of January 2005, approximately 89 percent, or
73.4 million barrels per day of the world's 82.4 million barrels per day, of crude oil refinery capacity was located in non-OPEC countries. Countries with high petroleum demand tend to have large refinery capacity, or the ability and resources to refine large quantities of crude oil. The United States, for example, has far more refinery capacity than any other country, with 149 of the world's 691 refineries, and a crude oil refinery capacity of about 16.9 million barrels per day. Russia's refinery capacity stands at an estimated 5.4 million barrels per day. The EIA notes Japan's and China's refinery capacity is 4.7 million and 4.6 million barrels per day, respectively. All other countries have a refinery capacity that is below three million barrels per day.

         The table that follows shows the countries that were the leading producers of crude oil in 2004:


                Top World Oil Producers, 2004(1)
                    (OPEC members in italics)

                                    Total Oil Production(2)
           Country                 (million barrels per day)
      ---------------------   ----------------------------------
        Saudi Arabia                         10.37
           Russia                             9.27
        United States                         8.69
            Iran                              4.09
           Mexico                             3.83
            China                             3.62
           Norway                             3.18
           Canada                             3.14
          Venezuela                           2.86
    United Arab Emirates                      2.76
           Kuwait                             2.51
           Nigeria                            2.51
       United Kingdom                         2.08
            Iraq                              2.03

         Source: Energy Information Administration
         (1) Table includes all countries with total oil production exceeding two million barrels per day in 2004.
         (2) Total oil production includes crude oil, natural gas liquids, condensate, refinery gain, and other liquids.

         Sources of Demand. According to the EIA, most of the world's oil is consumed by the United States and the People's Republic of China. In industrialized economies, demand for oil is largely a function of demand for products such as gasoline, jet fuel and diesel fuel. The EIA finds that oil consumption is higher in highly industrialized countries which have greater demands for energy for transportation; two-thirds of oil consumption in these countries is related to transportation. However, in developing or non-industrialized countries, demand for oil increases with the demand for heat and power, which is the case in China.

         China is the world's most populous country and, according to the EIA, as of July 2004, it is second only to the United States in its demand for oil. China's economy is evolving, as more state-owned firms privatize and the government encourages foreign investment activity. Between 2000 and 2002, China's three largest oil and gas firms--China Petroleum and Chemical Corp. (Sinopec), China National Petroleum Corporation (CNPC) and CNOOC Limited--carried out initial public offerings which resulted in an influx of billions of U.S. dollars in foreign capital. According to the EIA, China was the source of 40 percent of the demand for crude oil over the past four years. The EIA believes that China's continued demand is a significant factor in the world oil markets.

         The table that follows shows the countries with the greatest demand for crude oil in 2004:

               Top World Oil Consumers, 2004(1)

                                      Total Oil Consumption
           Country                  (million barrels per day)
     -----------------------    --------------------------------
        United States                         20.5
            China                              6.5
            Japan                              5.4
           Germany                             2.6
            Russia                             2.6
            India                              2.3
            Canada                             2.3
            Brazil                             2.2
         South Korea                           2.1
            France                             2.0
            Mexico                             2.0

         Source: Energy Information Administration
         (1) Table includes all countries that consumed more than two million barrels per day in 2004.

Overview of Historical Trends in Oil Price Fluctuations

         The price of crude oil has experienced significant fluctuations in the past due to a number of complex economic and political factors. In this section, we present an overview of historical trends in oil price fluctuations and related influences on those fluctuations consisting of notable international events and domestic energy policy during the past 35 years. We note, however, that historical movements in the price of oil may not provide any indication of future movements in the price of oil and the forces which determined supply and demand in the past may not have a similar effect in the future if they are negated by countervailing forces. Our source for data for the information and analysis contained in this section is the EIA report of May 2002, "Petroleum Chronology of Events 1970 - 2000."

         The following chart prepared by the EIA illustrates the movement in the price of a barrel of crude oil and notable domestic or world events between 1970 and 2000.



                                [GRAPHIC OMITTED]


         From the 1970s through the year 2000, a combination of U.S. domestic policy and political events in the Middle East have been the dominant factors impacting the price of oil. Domestically, the Clean Air Act Amendments of 1970 and 1990 and other legislation resulted in the steady upward trend of prices. The Arab oil embargo in 1973, the revolution in Iran in 1978-1979, and the Persian Gulf conflict in 1990 contributed to price volatility. Most recently, the war in Iraq and the devastation to the U.S. Gulf Coast by hurricanes in 2004 and 2005, have stimulated a dramatic upward trend in the price of crude oil.

         The Clean Air Act Amendments of 1970--The beginning of regulation

         Since the 1920s, lead was a significant component in gasoline. However, the Clean Air Act Amendments of 1970 were the beginning of the move toward unleaded gasoline and emission standards for sulfur dioxide, nitrous oxides, carbon monoxide, oxidants (ozone), non-methane hydrocarbons, and total suspended particulates. By July 1, 1974, the amendments required that most gasoline stations offer unleaded gasoline, with a minimum 87 octane, and by 1996, all grades of gasoline were required to be completely unleaded. The requirement to produce low-lead or unleaded gasoline required more advanced refining techniques, such as the use and construction of downstream conversion units, or catalytic converters, to produce high-octane blending components to replace lost lead. These changes resulted in increased production costs that influenced increases in the price of oil.

         The Arab Oil Embargo of 1973

         In 1973, the oil embargo by certain Arab nations against the United States, which was accompanied by a decrease in production by OPEC, resulted in a sudden shortage of oil and dramatic increases in world prices of oil. Once the embargo was lifted six months later, crude oil prices had tripled from the 1973 average to $12 per barrel. In the United States, refiners began changing the refining technology and processing methods to reduce fuel consumption and to increase operating efficiency. However, 1973-1974 marked the beginning of the U.S. import of foreign oil at historic high levels.

         U.S. Domestic Policy in the 1970s

         Domestically, the 1970s were a time of significant government intervention. Legislation was enacted to help manage what was deemed an energy crisis. The Emergency Petroleum Allocation Act of 1973 (EPAA) was enacted to facilitate the equitable distribution of a short supply of oil. The EPAA established a two-tier system for pricing domestic crude oil. Crude oil was separated into two variations, "old oil" and "new oil," which included "stripper oil" and "released oil." Old oil was crude oil that produced at or below the 1972 production levels and was subject to below-market prices. New oil was sold at market prices. Subsidies and entitlements that arose from the EPAA and other legislation in the 1970s, such as the Department of Energy Organization Act of 1977, the Airline Deregulation Act of 1978 and the Power Plant and Industrial Fuel Use Act of 1978, influenced the development of a fragmented domestic oil industry that operated inefficiently. Throughout the 1970s, crude oil imports more than doubled, reaching 6.6 million barrels per day by 1977.

         Iranian Revolution of 1978-1979

         The revolution in Iran caused production in that country to be dramatically reduced. Furthermore, after the Iran-Iraq War began in 1980, OPEC production, led by Saudi Arabia, dropped from nearly 30 million barrels per day to 22.8 million barrels per day. This disruption in production caused oil prices to rise dramatically from about $14 per barrel to a peak price of $35 per barrel. The drop in OPEC production caused non-OPEC countries to boost their production of oil. OPEC, however, responded with further cuts in production, which deceased to 16.6 million barrels per day. During this time, as the U.S. began importing more non-OPEC oil, oil consumption began to drop as energy conservation and efficiency were promoted. In 1981, due to what the U.S. government perceived to be an oil crisis, the U.S. government removed export restrictions as well as the price controls put into effect in the 1970s and allowed the market's supply and demand dynamics to dictate prices. The result was that small domestic refineries, which were the source for unrefined/unfinished oil products, were unable to compete and closed. U.S. refiners, therefore, began importing unrefined oils to compensate for the loss. Furthermore, domestic oil prices rose and became aligned with foreign prices.

         The Crude Oil Collapse of 1986

         After peaking in 1981, oil prices responded to supply and demand forces and exhibited a steady decline through the early 1980s. In 1985, Saudi Arabia dramatically reversed its position and increased its output of crude oil. Saudi Arabia also implemented a pricing model which tied crude oil prices to the value of refined products. Other OPEC countries followed Saudi Arabia's lead and increased production. This resulted in supply levels that exceeded demand. Prices dropped dramatically and suddenly in early 1986, which then caused the U.S. to resume its import of foreign crude oil. U.S. crude imports rose from 3.2 million barrels per day in 1986 to 9.1 million per day in 2000.

         Persian Gulf Crisis of 1990-1991

         In August 1990, following Iraq's invasion of Kuwait and the U.N. approved embargo on crude oil and refined products from Iraq and Kuwait, crude oil prices suddenly and dramatically rose from slightly over $16 per barrel to a new high since 1981 of about $40 per barrel. These price increases were triggered by market's supply concerns. However, the modern petroleum markets had controls in place intended to keep the logistics of world supply and demand balanced. Non-OPEC countries increased production to offset the seven percent shortfall in world supplies, which in its turn, caused the global prices to drop back to a low of $20 per barrel.

         U.S. Domestic Policy in 1990-2000

         During the early 1990s, movements in the price of crude oil were not as dramatic as previously seen. Fluctuations occurred within a range of the high teens to low $20s per barrel. U.S. domestic policy focused on the impact that the production and use of petroleum products had on the environment. The U.S. government and individual states imposed various legislation that introduced energy efficiency programs, the use of alternative fuels and renewable energy, requirements for gasoline formulas, and various tax credits and exemptions. The mid-1990s to 2000 was also a time of restructuring within the energy industry, with mergers and acquisitions consolidating market share among a handful of companies.

         The end of the 1990s marked the beginning of another period of volatility when the price of crude oil began rising from the low $20s per barrel to over $30 per barrel in early 2000. As illustrated in the following graph, the price of oil in the last five years has steadily increased, with smaller fluctuations in both directions during this period.

                                [GRAPHIC OMITTED]


         Source: EIA Petroleum Navigator, Cushing, OK WTI Spot Price FOB (Dollars per Barrel)

         West Texas Intermediate crude oil prices spike in February 2003

         In December 2002, a strike at the national oil company of Venezuela, Petroleos de Venezuela, S.A., resulted in the immediate loss for nearly 3 months of 3 million barrels per day of heavy, sour quality crude oil. The loss to the world market was substantial, and the impact to refining in the U.S. was great, because the U.S. imported more than half of Venezuela's crude oil and product exports. Thus, the U.S. and other countries that depended on the heavy, sour Venezuelan crude oil had to seek an alternative source for crude oil.
World prices for crude oil rose with this disruption of heavy crude production, including the price of the light sweet West Texas Intermediate crude oil which rose to $37 per barrel at the end of February 2003 from about $27 per barrel at the end of November 2002.

         The impact on the price of light sweet crude oil was a function of (i) the shift in demand to alternative sources for oil due to the sudden and dramatic imbalance in supply, (ii) low inventories in the U.S. at the time of the strike, and (iii) the close relationship between the price of light and heavy crude oils. After the strike, heavy crude oil refiners increased the import of light and intermediate crude oil, even as the production of such oils was declining, in order to meet the existing demand for products. In the U.S., below average crude oil and refined product inventories exacerbated those dynamics. The West Texas Intermediate price spike in February 2003, for example, reflected pressure from the market to continue supplying crude oil and refined products in the midst of low reserves and a supply imbalance. Furthermore, the light crude price increase reflected the relationship between general crude oil price increases and the differential between light and heavy crude oils. In a tight market, the price of light sweet products increases even more than that of the heavy crude, which means that light product margins are higher. Thus, the light crude oil becomes more valuable as against the heavy crude. With the strike in Venezuela, significant volumes of heavy crude oil were lost, making the light sweet variety more valuable, and therefore affecting the light-heavy price differential.

         WTI prices reach unprecedented high of $60s per barrel

         The year 2000 through January 2006 has been a period of extreme movement, with dramatic increases, in the price of crude oil. Toward the end of 2004, the price of crude oil reached the $50s per barrel and increased to the high $60s by the end of the year 2005. The continued trend toward higher oil prices reflects:

         o        increased world demand, especially from the U.S. and China;

         o uncertainty regarding the production of crude oil as well as the status of reserves due to continued tension in the Middle East and the war in Iraq, which has the third largest oil reserves behind Saudi Arabia and Canada, have significantly disrupted the production of oil; furthermore, OPEC's continued tightening of production has exacerbated price volatility as well as added to the uncertainty regarding supply and the status of reserves in the Middle East; and

         o infrastructural damage caused by hurricanes Ivan in 2004 and Rita and Katrina in 2005 which devastated the U.S. Gulf Coast, resulting in the disruption of production and the shortage of supply.

           DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL

         The Down-MACRO holding trust will make payments under the income distribution agreement and the settlement contracts and Quarterly and Final Distributions on its shares based on the Applicable Reference Price of Crude Oil. The Applicable Reference Price of Crude Oil will initially be the settlement price of the Light Sweet Crude Oil Futures Contract. If NYMEX terminates the five-year license it has granted to MacroMarkets to use and sublicense certain of its futures prices, and we and MacroMarkets are unable to negotiate an extension or renewal of that license, MacroMarkets and we will seek to negotiate a license with the Dow Jones Energy Service for their WTI spot price. If we unable to do so, the shareholders may vote to select another Substitute Oil Price Provider. If no Substitute Oil Price Provider may be identified with whom a licensing arrangement can be reached, a Termination Trigger will occur, which will result in an early redemption of the Paired Holding Shares and the Down-MACRO and Up-MACRO tradeable shares, as discussed in greater detail under "DESCRIPTION OF THE UP-MACRO HOLDING AND TRADEABLE SHARES -- Termination Triggers."

The NYMEX Division Light Sweet Crude Oil Futures Contract

         The NYMEX Division Light Sweet Crude Oil Futures Contract, or the "Light Sweet Crude Oil Futures Contract," is traded on the physical facilities of NYMEX. The Light Sweet Crude Oil Futures Contract is quoted on a per barrel basis and traded in units of 1,000 barrels (42,000 gallons) under the trading symbol "CL," followed by a reference to the month and year in which such contract settles. Prices are quoted for delivery at Cushing, Oklahoma, which is a major crude oil transshipment point with extensive pipeline connections to oil producing areas and refining centers in the Southwestern United States and along the U.S. Gulf Coast. According to NYMEX, their Light Sweet Crude Oil Futures Contract is used as an international pricing benchmark for oil because of its excellent liquidity and price transparency.

         Each Light Sweet Crude Oil Futures Contract traded on NYMEX has a specific delivery month and year in which such contract is scheduled to terminate. This month is referred to as that contract's "delivery month" or "contract month." For example, if one purchases the September 2006 Light Sweet Crude Oil Futures Contract, the delivery month and year would be September 2006, and such contract would obligate the seller to deliver 1,000 barrels of light sweet crude oil to the buyer at Cushing, Oklahoma during September 2006. In order to determine the price that the buyer has to pay on delivery, NYMEX terminates trading in a specific contract month for the Light Sweet Crude Oil Futures Contract on the third Business Day prior to the 25th day of the preceding month or, if the 25th day is not a Business Day, on the third Business Day prior to the Business Day that precedes the 25th day of the preceding month. For example, the September 2006 futures contract will stop trading on August 22, 2006, which is three Business Days prior to August 25, 2006.

         When we refer to a Light Sweet Crude Oil Futures Contract of the "Designated Maturity," we mean the contract that matures (i) during the next succeeding calendar month if the date of determination is the first day of the current calendar month through and including the tenth Business Day of the current calendar month and (ii) during the second succeeding calendar month if the date of determination is the eleventh Business Day through the last day of the current calendar month. For example, from September 1 through the tenth Business Day in September, the Applicable Reference Price of Crude Oil will reflect the price of the Light Sweet Crude Oil Futures Contract that is scheduled to settle in October. From the eleventh Business Day in September through and including September 30, the NYMEX contract of the Designated Maturity will be the contract that settles in November. From October 1 through and including the tenth Business Day in October, the NYMEX contract designated month will continue to be November. The reason for this is that around the middle of each calendar month, the highest volume of trading in Light Sweet Crude Oil Futures Contracts generally moves from the contract that settles in the following month to the contract that settles in the second following month. Switching into the next month's contract around the eleventh Business Day of each month is intended to minimize the reflection in the Applicable Reference Price of Crude Oil of factors related to the physical delivery of crude oil, such as physical storage and delivery costs. If the eleventh Business Day of any month occurs later than the seventeenth calendar day of that month, then the switch to the second month's contract will be made on the preceding Business Day that occurs on or prior to the seventeenth day of that calendar month.

         Under NYMEX's rules governing the Light Sweet Crude Oil Futures Contract, only certain types of oil meeting specified quality criteria may be delivered under the Light Sweet Crude Oil Futures Contract. NYMEX's rules specify the levels of sulfur, gravity, viscosity, vapor pressure, impurity levels and pour points for different grades of oil that can be delivered under the Light Sweet Crude Oil Futures Contract. This specificity serves as the definition of "light sweet crude oil" under the contract and ensures the quality of the oil to be delivered. The following domestic grades of oil may be delivered by the seller without any discount from the final futures price of the futures contract: West Texas Intermediate, Low Sweet Mix, New Mexican Sweet, North Texas Sweet, Oklahoma Sweet and South Texas Sweet crude oil. Foreign grades of oil may also be delivered by a seller with a specific discount or premium from the futures price. Specifically, U.K. Brent and Forties may be delivered at a 30(cent)-per-barrel discount from the final futures price; Norwegian Oseberg Blend may be delivered at a 55(cent)-per-barrel discount from the final futures price; and Nigerian Bonny Light, Qua Iboe and Colombian Cusiana may each be delivered at a 15(cent)-per-barrel premium to the final futures price. These price differentials are subject to annual review and amendment.

The primary deliverable grade of oil under the contract is West Texas Intermediate crude oil, which is the U.S. benchmark grade of oil.

         Trading in the Light Sweet Crude Oil Futures Contract occurs by open outcry on the trading floor at NYMEX from 10:00 a.m. until 2:30 p.m. (New York City time) on each Business Day. We refer to this session as the "regular trading session." All prices are quoted in U.S. dollars. Trading also occurs after hours via the NYMEX ACCESS(R) internet-based trading platform. The daily settlement price established by NYMEX for each Light Sweet Crude Oil Futures Contract is based only on trading that occurs during the regular trading session. At the commencement of each trading day, there is a price fluctuation limit in effect for each contract month of the Light Sweet Crude Oil Futures Contract of $10.00 per barrel above or below the previous day's settlement price for such contract month. If a market for any contract month is traded or, is bid in the case of upward price moves or is offered in the case of downward price moves, for five (5) minutes consecutively at the upper or lower price limit, as applicable, then a "triggering event" will be deemed to have occurred. As a result of such triggering event, the market will be immediately halted for a five (5) minute temporary trading halt in all contract months. Following the end of the 5-minute temporary trading halt, the market shall reopen simultaneously in all contract months. When trading resumes, price fluctuation limits for each contract month shall be expanded to $20.00 per barrel above and below the previous day's settlement price for such contract month. This procedure will be repeated for each triggering event that occurs during any one regular trading session, with each temporary trading halt being followed by an expansion of the price fluctuation limit for each contract month by an additional $10.00 per barrel above and below the previous day's settlement price for that contract month. There is no maximum price fluctuation limit for any one session.

         Regardless of any prior action concerning price limits during the regular trading session, commencing fifteen (15) minutes before the close of that session, there will be no price fluctuation limits on any contract month in the Light Sweet Crude Oil Futures Contract and, accordingly, no further trading halts may occur for the remainder of the regular trading session. In addition, there will be no limitations on price fluctuations for any contract month of the Light Sweet Crude Oil Futures Contract during the final trading day for that contract.

         The NYMEX Board of Directors may provide at any time that there shall be no trading during any one Business Day or trading session day in any commodity for future delivery in any specified month or months at prices more than a fixed limit above or below the settlement price for the preceding Business Day. At the discretion of the Board, any limitation so imposed by it may be changed or suspended or temporarily modified from time to time and without prior notice.

         The Light Sweet Crude Oil Futures Contract may be settled physically. Delivery must begin on or after the first calendar day of the delivery month and must be completed by the last calendar day of that month. All deliveries are made ratably over the course of the month. The seller's delivery obligation is fulfilled upon the delivery of the oil to any pipeline or storage facility in Cushing, Oklahoma with pipeline access to the Cushing storage facilities of Equilon Pipeline Company LLC or Texas Eastern Products Pipeline Company. In practice, the Light Sweet Crude Oil Futures Contract is usually settled in cash by means of the futures and clearing procedures of NYMEX.

         Futures markets are subject to temporary distortions due to various factors, including but not limited to a lack of liquidity in the markets, the participation of speculators, war, geopolitical instability, supply decisions and policies instituted by OPEC and other non-OPEC, oil-producing countries such as Russia, increased demand in developing countries, weather conditions, new environmental policies, government regulation and government intervention. These factors may cause dramatic fluctuations, or volatility, in the Applicable Reference Price of Crude Oil. Other factors, related specifically to the price of oil, may also add to volatility in the Applicable Reference Price of Crude Oil. All of these factors may adversely affect the Applicable Reference Price of Crude Oil and therefore adversely affect the distributions on the Down-MACRO holding shares. See "RISK FACTORS -- The price of oil is variable and volatile in the short-term; it is difficult to predict whether in the long-term the price of oil will reflect a generally upward or downward trend; there are risks associated with investing in a product linked to this price."

The Determination of the Settlement Price of the Light Sweet Crude Oil Futures Contract

         The Underlying Value of the Down-MACRO holding trust on each Price Determination Day will be determined by reference to the settlement price on that day of the Light Sweet Crude Oil Futures Contract of the Designated Maturity. At the close of each day's regular trading session, the NYMEX "Settlement Price Committee" establishes the settlement price of the Light Sweet Crude Oil Futures Contract for each delivery month that trades on NYMEX. The Settlement Price Committee was formed and operates under NYMEX's bylaws and its rules governing floor trading. It is generally composed of NYMEX members and representatives of such members. The Settlement Price Committee is divided into subcommittees for each futures and options contract traded on NYMEX. To the extent possible, each subcommittee consists of at least six members, at least one of whom must be a floor broker, one of whom must be a floor trader and one of whom must represent trade interests. A NYMEX employee is a voting member of the Settlement Price Committee and has the right and authority to veto and override any decision by the committee in conformance with the rules outlined below regarding settlement price determinations.

         Under NYMEX rules, members of the Settlement Price Committee are restricted from using or disclosing, for any purpose other than the performance of such member's official duties, any material non-public information obtained as a result of such member's participation on the Settlement Price Committee. Moreover, federal securities law prohibits the use of material non-public information in connection with the purchase and sale of any MACRO securities. However, members of the Settlement Price Committee are not prohibited from purchasing or selling Light Sweet Crude Oil Futures Contracts or Down-MACRO holding or tradeable shares or Up-MACRO holding or tradeable shares, as discussed in "RISK FACTORS -- The members of the Settlement Price Committee are permitted to hold light sweet crude oil futures contracts and MACRO securities."

         The settlement prices determined by the Settlement Price Committee for each contract month are the official prices used by the clearinghouse in determining net gains or losses and margin requirements on the Light Sweet Crude Oil Futures Contracts. The clearinghouse is a body associated with NYMEX that acts as the buyer to all sellers and the seller to all buyers.

         If two specified criteria are satisfied with respect to a particular contract month for the Light Sweet Crude Oil Futures Contract, then the settlement price of that contract month will be equal to the weighted average price (rounded to the minimum price fluctuation of $0.01) of all outright transactions that occurred in the closing range. "Outright transactions" mean contracts in which one of the parties has taken a position which is not offset by the opposite position taken by that party under another contract, thereby exposing that party to actual risk with respect to the settlement price of the futures contract. The "closing range" is defined under NYMEX rules as the last two minutes of the regular trading session or, for the final day of trading of the expiring Light Sweet Crude Oil Futures Contract, the last thirty (30) minutes of the regular trading session. The two specified criteria for each contract month and each Price Determination Day are as follows: the contract month must (1) have, as of the opening of business for that day, more than 10% of the total open interest for all contract months and (2) represent at least 10% of the closing range volume of all contract months traded on NYMEX on that day. For purposes of calculating total volume, "TAS volume," which is volume from limit orders placed prior to the close in which a buyer indicates that he or she is willing to take the settlement price, will be included, but trading volume done during the closing range in an expiring contract on its last day of trading will be excluded from the total volume. "Open interest" means the number of open or outstanding contracts for which an individual or entity is obligated to NYMEX because that individual or entity has not yet made an offsetting sale or purchase or for which an actual contract delivery has not yet occurred. "Closing range volume" is the volume of executed trades in the Light Sweet Crude Oil Futures Contract for a particular contract month that occurred on any given day of trading during the last two minutes of the regular trading session or, with respect to the last day of trading for that contract month, during the last thirty (30) minutes of the regular trading session. More than thirty (30) different Light Sweet Crude Oil Futures Contracts with delivery months ranging from one month to several years in the future trade on NYMEX.

         NYMEX determines the settlement prices for delivery months of the Light Sweet Crude Oil Futures Contract that represented 10% or less of the total open interest or in which less than 10% of trading volume occurred during the closing range based upon spread relationships determined in the judgment of the Settlement Price Committee by reference to spread transactions. "Spread transactions" refers to the simultaneous purchase and sale of futures contracts with different expirations. The Settlement Price Committee determines spread relationships by giving the greatest weight to spreads executed late in the trading day in large volumes and lesser weight to spreads traded in smaller volumes executed earlier in the trading day. In any circumstance where the Settlement Price Committee is considering bids and offers for spreads, it must consider the mid-point of the best bid and best offer, not the actual best bid or best offer.

         On occasion, a price spike may occur in the closing range. A "price spike" in the closing range will be deemed to have occurred if, in the sole discretion of the Settlement Price Committee, a significant change in the spread relationships between a given month, known as the "spiked month," and the contract months immediately preceding and following such month occurred during the closing range. If a price spike in the closing range occurs in a Light Sweet Crude Oil Futures Contract for a contract month with respect to which the open interest and volume criteria are met and the settlement price is therefore determined by weighted average price, the Settlement Price Committee may disregard the settlement price for the spiked month in considering spread relationships for the other months where the open interest and volume criteria were not met.

         The Settlement Price Committee may not establish a settlement price that would be lower than the best bid or higher than the best offer that had been posted with NYMEX and remained available for execution and unfilled for the final fifteen minutes of trading and was for at least 100 outright contracts in the relevant delivery month or at least 200 spread contracts involving that delivery month and a different delivery month.

         If any settlement price determined with respect to the relevant delivery month, either by calculation of the weighted average price or by reference to spread relationships, is inconsistent with transactions that occurred during the closing range in other delivery months of the Light Sweet Crude Oil Futures Contract or with market information known to the Settlement Price Committee (such as bids or offers for outright transactions and spreads that were unfilled during the closing range, or bids, offers or transactions in strips or outright transactions executed prior to the closing range), the Settlement Price Committee may, in its discretion, establish a settlement price at a level consistent with such other transactions or market information.

         In the event that the Settlement Price Committee establishes a settlement price as described in the preceding paragraph, or if it determines that a price spike in the closing range occurred or if it determines a settlement price by a majority rather than by unanimous agreement of its six members, the rules of NYMEX provide that the Settlement Price Committee must prepare a written record describing the basis upon which it established the relevant settlement price.

Historical Monthly Settlement Prices for the Light Sweet Crude Oil Futures Contract

         The following table shows the monthly settlement prices for the Light Sweet Crude Oil Futures Contract for the period from January 2000 through July 2006. The settlement price of the contract, reported on a per barrel basis fluctuated widely from day to day during this period and the table below may not capture this intra-day volatility. The results shown should not be considered representative of the Applicable Reference Price of Crude Oil in the future nor should the results be viewed as being indicative of the future performance of the Down-MACRO holding shares or the Down-MACRO tradeable shares.


                               Monthly Settlement Prices of the Light Sweet Crude Oil Futures Contracts
                                            (as reported by on a per barrel)


                                                                 Year
                  --------------------------------------------------------------------------------------------------
     Month           2000          2001           2002           2003           2004           2005          2006
   ------------   ---------    ----------    -------------   ------------   -----------    ----------    -----------
    January         27.64          28.66          19.48          33.51          33.05         48.20         67.92
   February         30.43          27.39          21.74          36.60          36.16         51.75         61.41
     March          26.90          26.29          26.31          31.04          35.76         55.40         66.63
     April          25.74          28.46          27.29          25.80          37.38         49.72         71.88
      May           29.01          28.37          25.31          29.56          39.88         51.97         71.29
     June           32.50          26.25          26.86          30.19          37.05         56.50         73.93
     July           27.43          26.35          27.02          30.54          43.80         60.57         74.40
    August          33.12          27.20          28.98          31.57          42.12         68.94
   September        30.84          23.43          30.45          29.20          49.64         66.24
    October         32.70          21.18          27.22          29.11          51.76         59.76
   November         33.82          19.44          26.89          30.41          49.13         57.32
   December         26.80          19.84          31.20          32.52          43.45         61.04


The table above shows, for each month, the settlement price determined on the last Business Day of that month, which will reflect the closing price of the Light Sweet Crude Oil Futures Contract of the Designated Maturity, which is the contract that matures during the second succeeding calendar month.

Description of New York Mercantile Exchange, Inc.

         Settlement contracts for crude oil and natural gas, as well as other energy products and precious metals, are bought and sold on the trading floor of New York Mercantile Exchange, Inc., or "NYMEX," located in New York City, New York. After NYMEX trading floor closes, trading occurs electronically by way of NYMEX's internet-based electronic trading system. According to NYMEX, it is the world's largest physical commodity futures exchange. NYMEX was founded in 1872 as the Butter and Cheese Exchange of New York. The exchange changed its name to the New York Mercantile Exchange in 1882 as the commodities traded at the exchange shifted away from agriculture toward industrial products. The exchange was incorporated in 2000.

Organization of NYMEX

         NYMEX is a self-regulatory organization. This means that NYMEX promulgates rules and procedures to regulate and oversee the activities of its members. NYMEX's self-regulatory authority is derived from the Commodity Exchange Act, or the "CEAct," which was enacted in 1936, and is regulated by the Commodity Futures Trading Commission, known as the "CFTC," which is a government agency whose five commissioners are appointed by the President of the United States. NYMEX does not trade futures or options, take positions in the market, or give investment advice to others regarding their positions. Rather, NYMEX serves as a forum where members, on behalf of their customers, their employers, or the members themselves, can trade settlement contracts, the terms of which have been standardized by NYMEX.

         NYMEX is owned by NYMEX Holdings, Inc., a Delaware for-profit corporation. NYMEX is governed by an elected board of directors who set policy and establish the future direction and scope of NYMEX's activities. Members of NYMEX need to be approved by its board and must meet strict standards for business integrity and financial solvency. Clearing members are subject to rigid capitalization requirements which NYMEX monitors on a daily basis.

         On August 3, 1994, NYMEX merged with the Commodity Exchange, Inc. or the "COMEX." As a result of the merger, two divisions were created--NYMEX Division, where crude oil, heating oil, gasoline, natural gas, propane, coal, electricity, platinum and palladium products are traded, and the COMEX

Division, where gold, silver, copper and aluminum are traded. The NYMEX Division consists of 816 seats held by approximately 600 individual members who can trade energy and platinum group metals futures and options and have proprietary electronic rights for all COMEX Division contracts. The COMEX Division is composed of 772 seats, which are held by approximately 615 individuals, who can trade futures and options on gold, silver, copper and aluminum, as well as NYMEX Division platinum group metal contracts.

NYMEX Rules and Procedures

         Trading on NYMEX is subject to rules and procedures governing position and price limits, margin requirements, and delivery procedures. NYMEX compliance department, which is composed of the trade group, the market group and the financial surveillance and risk management group, enforces the rules and procedures. NYMEX rules apply to both sides of a transaction, requiring NYMEX to maintain absolute neutrality toward the markets. Trade surveillance focuses on the trading activity of NYMEX members and member firms. Market surveillance reviews large trader data and surveys activity in the various physical markets underlying the settlement contracts. Financial surveillance and risk management monitors the fiscal suitability of participants in NYMEX markets and conducts periodic audits of certain member firms.

         THE NEW YORK MERCANTILE EXCHANGE, INC. (i) DOES NOT IN ANY WAY PARTICIPATE IN THE OFFERING, SALE, OR ADMINISTRATION OF THE DOWN-MACRO TRADEABLE SHARES, DOWN-MACRO HOLDING SHARES, UP-MACRO TRADEABLE SHARES OR UP-MACRO HOLDING SHARES, OR ANY DISTRIBUTIONS TO BE MADE ON ANY OF THE FOREGOING SECURITIES, (ii) DOES NOT IN ANY WAY ENSURE THE ACCURACY OF ANY OF THE STATEMENTS MADE IN THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATED TO THE OFFERING, SALE OR ADMINISTRATION OF THE FOREGOING SECURITIES, (iii) IS NOT LIABLE FOR ANY ERROR OR OMISSION IN ANY SETTLEMENT PRICE USED IN CONNECTION WITH ANY OF THE FOREGOING SECURITIES, AND (iv) IS NOT IN ANY WAY AN OFFEROR OF ANY OF THE FOREGOING SECURITIES.

              DESCRIPTION OF THE DOWN-MACRO TRADEABLE TRUST ASSETS

         The assets of the Down-MACRO tradeable trust will consist of Down-MACRO holding shares deposited into the trust on the Closing Date and from time to time after the Closing Date in connection with subsequent issuances of Down-MACRO tradeable shares. Each Down-MACRO tradeable share will represent an undivided beneficial interest in the pool of Down-MACRO holding shares deposited in the Down-MACRO tradeable trust. The number of Down-MACRO holding shares held by the Down-MACRO tradeable trust will decrease with each exchange by an Authorized Participant of Down-MACRO tradeable shares for the underlying Down-MACRO holding shares and may increase if all or some portion of a subsequent issuance of Down-MACRO holding shares is deposited into the Down-MACRO tradeable trust at the direction of Authorized Participant who directed that issuance. The Down-MACRO tradeable trust will always hold at least a majority of the outstanding Down-MACRO holding shares.

         As a holder of Down-MACRO holding shares, the Down-MACRO tradeable trust will be entitled to receive any Quarterly Distributions and the Final Distribution made by the Down-MACRO holding trust on those shares. The Down-MACRO tradeable trust will issue the same number of Down-MACRO tradeable shares as the number of Down-MACRO holding shares that it holds on deposit. The holders of the Down-MACRO tradeable shares will be entitled to vote on all matters relating to the Down-MACRO holding shares, as permitted by the terms of the Down-MACRO Holding Trust Agreement. However, only Authorized Participants may exchange the Down-MACRO tradeable shares for the underlying Down-MACRO holding shares.

         All distributions received on the Down-MACRO holding shares will be deposited into a segregated trust account established with the trustee and held by the trustee for the benefit of the Down-MACRO tradeable trust prior to being passed through to the holders of the Down-MACRO tradeable shares. We refer to this account as the "distribution account." The Down-MACRO holding shares will be held by the trustee for the benefit of the Down-MACRO tradeable trust in a segregated trust account which we refer


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to as the "securities account." All previously issued Down-MACRO tradeable shares that were redeemed will be held in a segregated trust account which we refer to as the "authorized share account" and all subsequent issuances of Down-MACRO tradeable shares will be made using, first, any shares on deposit in this account from time to time and, second, shares that are newly issued by the Down-MACRO tradeable trust.

               DESCRIPTION OF THE DOWN-MACRO HOLDING TRUST ASSETS

General

         The assets of the Down-MACRO holding trust will consist of the treasuries and repurchase agreements on treasuries that it will hold on deposit from time to time, the trust's rights under the income distribution agreement, the settlement contracts, the MACRO Licensing Agreement and the NYMEX Sublicensing Agreement, and trust accounts established and held by the trustee for the benefit of the Down-MACRO holding trust.

United States Treasury Obligations

         The net proceeds of the Down-MACRO holding shares will be invested by the trustee, acting in accordance with the directions of the administrative agent, on behalf of the Down-MACRO holding trust in United States Treasury obligations, issued by and backed by the full faith and credit of the government of the United States of America, and repurchase agreements collateralized by United States Treasury securities, which we refer to as "treasuries." All treasuries purchased by the trustee, acting in accordance with the directions of the administrative agent, on behalf of the Down-MACRO holding trust, on the Closing Date, on any Distribution Date or in connection with any subsequent issuance of Down-MACRO holding shares may consist of bills, notes and bonds of varying maturities and repurchase agreements of and repurchase agreements of varying terms that are fully collateralized by treasuries and entered into with counterparties that meet specified capital requirements or are deemed creditworthy by the administrative agent; however each such treasury and repurchase agreement must mature or terminate not later than the Business Day preceding the next scheduled Distribution Date. On each Distribution Date, except for the Final Scheduled Termination Date or an Early Termination Date, the administrative agent will direct the trustee to reinvest the proceeds received upon the maturity of the Down-MACRO and Up-MACRO holding trust's treasuries in new treasuries in the amount described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Quarterly Distributions." The administrative agent will also direct the trustee to invest in treasuries all funds delivered to it in connection with each subsequent issuance of Paired Holding Shares. On the Final Scheduled Termination Date or an Early Termination Date, all of the proceeds of the treasuries in the Paired Holding Trusts will be used to make final payments under the settlement contracts and a Final Distribution on each Paired Holding Share. On any Redemption Date for all or any portion of the outstanding Paired Holding Shares that is also a Distribution Date, all or the allocable portion of the cash in the Paired Holding Trusts will be used to make final payments under the settlement contracts being settled and these proceeds will then be delivered to the Authorized Participants who are redeeming Paired Holding Shares as a Final Distribution on those shares. On any Redemption Date for all or any portion of the outstanding Paired Holding Shares that is not a Distribution Date, all or the allocable portion of the cash and/or treasuries held by the Paired Holding Trusts will be used to make final payments under the settlement contracts being settled and these treasuries and/or cash will then be delivered to the Authorized Participants who are redeeming Paired Holding Shares as a Final Distribution on those shares.

         The assets in the Up-MACRO holding trust will also be invested in treasuries with the same maturity profiles. The obligations of the Up-MACRO holding trust to the Down-MACRO holding trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Up-MACRO holding trust, and the obligations of the Down-MACRO holding trust to the Up-MACRO holding trust under the income distribution agreement and the settlement contracts will be secured by the treasuries and any cash on deposit in the Down-MACRO holding trust.


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         On each Distribution Date and each Subsequent Issuance Date, the administrative agent will use commercially reasonable efforts to identify and direct the trustee to purchase, on behalf of each of the Paired Holding Trusts, treasuries with the same maturities or terms, stated interest rates, if any, and applicable discount rates in order for each trust to be able to realize comparable amounts of income during each quarter. The administrative agent will select treasuries for acquisition by the trustee in accordance with the acquisition guidelines specified in each of the Down-MACRO and Up-MACRO Holding Trust Agreements. Treasuries will be acquired and held in the minimum permissible denominations in order to facilitate the maintenance of parity in the assets held by each of the Paired Holding Trusts. Although the administrative agent will use commercially reasonable efforts to direct the trustee to keep all funds on deposit in each paired holding trust invested in treasuries, a portion of the assets of a Paired Holding Trust may from time to time be held in the form of cash, due to mismatches between the maturity profiles of treasuries available for purchase and the length of time between Distribution Dates. In addition, any treasuries delivered in connection with a Paired Optional Redemption will be selected by the administrative agent on a "last in, first out" basis. If interest rates are increasing and funds received in connection with Paired Subsequent Issuances are being invested in higher-yielding treasuries, this method of selection may result in the relatively higher-yielding treasuries being delivered to redeeming Authorized Participants and relatively lower-yielding treasuries remaining in the Paired Holding Trusts, thereby causing a decrease in both trusts' Daily Yield Rates. Conversely, if interest rates are decreasing and funds received in connection with Paired Subsequent Issuances are being invested in lower-yielding treasuries, this method of selection may result in the relatively lower-yielding treasuries being delivered to redeeming Authorized Participants. The treasuries selected by the administrative agent to be delivered as the Final Distribution in a Paired Optional Redemption will be distributed ratably, by type, to each redeeming Authorized Participant. See "RISK FACTORS -- The return on your shares is uncertain -- The paired holding trusts may deliver treasuries instead of cash in a paired optional redemption."

The Income Distribution Agreement

         On the Closing Date, the Down-MACRO holding trust will enter into a master ISDA agreement, referred to as the "Master ISDA", with the Up-MACRO holding trust. The trustee will also be a party to the Master ISDA and all of the schedules and confirmations executed as part of the Master ISDA. The Paired Holding Trusts will also execute on the Closing Date a confirmation to the Master ISDA which we refer to in this prospectus as the "income distribution agreement." Under the income distribution agreement, if the Up-MACRO Earned Income Accrual is less than the Up-MACRO Available Income Accrual, the Down-MACRO holding trust will be required to make a payment to the Up-MACRO holding trust on that Distribution Date; if the Down-MACRO Earned Income is less than the Down-MACRO Available Income Accrual, the Down-MACRO holding trust will be entitled to receive a payment from the Up-MACRO holding trust on that Distribution Date.

         Payments under the income distribution agreement will be calculated as follows:

With respect to any Distribution Date, an amount equal to

         o if the Down-MACRO Earned Income Accrual is equal to the Down-MACRO Available Income Accrual, for the Calculation Period preceding such Distribution Date, in which case, the Up-MACRO Earned Income Accrual will be equal to the Up-MACRO Available Income Accrual, for such Calculation Period, neither the Up-MACRO holding trust nor the Up-MACRO holding trust must make any payments to the other holding trust;

         o if the Down-MACRO Earned Income Accrual is less than the Down-MACRO Available Income Accrual, the Down-MACRO holding trust must make a payment to the Up-MACRO holding trust under the income distribution agreement in an amount equal to the positive difference, if any, between the Down-MACRO Available Income Accrual for the preceding Calculation Period and the Down-MACRO Earned Income Accrual for such Calculation Period; and


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

         o if the Up-MACRO Earned Income Accrual is less than the Up-MACRO Available Income Accrual, the Down-MACRO holding trust will be entitled to receive a payment from the Up-MACRO holding trust under the income distribution agreement in an amount equal to the positive difference, if any, between the Up-MACRO Available Income Accrual for the preceding Calculation Period and the Up-MACRO Earned Income Accrual for such Calculation Period.

         The trustee will calculate the Underlying Value of each of the Paired Holding Trusts, as well as the Down-MACRO Available Income Accrual, and the Up-MACRO Available Income Accrual on each Distribution Date and the trustee will use those calculations to determine the required payment to be made under the income distribution agreement and then cause the Down-MACRO or the Up-MACRO holding trust, as applicable, to make that payment to the other Paired Holding Trust.

The Settlement Contracts

         On the Closing Date, the Paired Holding Trusts will also execute a number of identical confirmations to the Master ISDA, which we refer to in this prospectus as the "settlement contracts." Each settlement contract will have a notional amount equal to the aggregate par amount of one MACRO Unit. A new settlement contract will be entered into by the Paired Holding Trusts upon the subsequent issuance of each new MACRO Unit of Paired Holding Shares, and upon the redemption of one or more MACRO Units in a Paired Optional Redemption, an equal number of settlement contracts will be settled,. except that multiple creation orders and multiple redemption orders received on the same day will be netted for purposes of determining the net increase or decrease in the number of outstanding MACRO Units. All of the settlement contracts will terminate and be settled on the earliest to occur of the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date for all of the outstanding Paired Holding Shares. Under each settlement contract, the Down-MACRO holding trust will be required to transfer a portion of its assets to the Up-MACRO holding trust if the Applicable Reference Price of Crude Oil is above its Starting Level on the Price Determination Day preceding the applicable Final Scheduled Termination Date, Early Termination Date or Redemption Date, and the Up-MACRO holding trust will be required to transfer a portion of its assets to the Down-MACRO holding trust if the Applicable Reference Price of Crude Oil is below its Starting Level on the relevant date. On the Final Scheduled Termination Date or an Early Termination Date, the applicable Paired Holding Trust must make a final payment out of the proceeds of the treasuries which it holds on deposit on that date to settle all of the settlement contracts. On each Redemption Date that occurs between Distribution Dates, the applicable Paired Holding Trust must transfer all or a portion of its cash and/or treasuries to the other Paired Holding Trust in order to settle one or more of the settlement contracts. A portion of the amount delivered on a Redemption Date may be in the form of cash, in the case of mismatches between the minimum denominations on the treasuries and the payment to be made under the Settlement Contracts. If the settlement payment date for any Settlement Contract is not a Distribution Date, the Down-MACRO holding trust or the Up-MACRO holding trust, as applicable, will instead of cash deliver treasuries with a Value equal to any Down-MACRO settlement payment or Up-MACRO settlement payment, as applicable owed on such date.

         In order to settle each settlement contract,

         o if the Ending Level (i) as of the last Price Determination Day preceding the Final Scheduled Termination Date, (ii) as of the last Price Determination Day preceding an Early Termination Date and (iii) on the Redemption Date in the case of a Paired Optional Redemption is equal to the Starting Level, neither the Down-MACRO holding trust nor the Up-MACRO holding trust will pay the other holding trust a settlement payment on such settlement payment date;


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         o        if the Ending Level as of the relevant Price Determination Day is below the Starting Level, the Up-MACRO holding trust will pay the Up-MACRO settlement payment to the Down-MACRO holding trust on such settlement payment date, the Up-MACRO settlement payment being an amount equal to: (a) if the Up-MACRO Underlying Value on the relevant Price Determination Day is greater than or equal to the Up-MACRO Asset Amount on such date, zero; and (b) if the Up-MACRO Underlying Value on the relevant Price Determination Day is less than the Up-MACRO Asset Amount on such date, an amount equal to (i) the excess of such Up-MACRO Asset Amount over such Up-MACRO Underlying Value divided by (ii) the applicable Redemption Percentage

         o if the Ending Level as of the relevant Price Determination Day is above the Starting Level, the Down-MACRO holding trust will pay the Down-MACRO settlement payment to the Up-MACRO holding trust on such settlement payment date, the Down-MACRO settlement payment being an amount equal to: (a) if the Down-MACRO Underlying Value on the relevant Price Determination Day is greater than or equal to the Down-MACRO Asset Amount on such date, zero; and (b) if the Down-MACRO Underlying Value on the relevant Price Determination Day is less than the Down-MACRO Asset Amount on such date, an amount equal to (i) the excess of such Down-MACRO Asset Amount over such Down-MACRO Underlying Value divided by (ii) the applicable Redemption Percentage.

The MACRO Licensing Agreement

         The Down-MACRO and Up-MACRO holding trusts have entered into a licensing agreement with our affiliate, MacroMarkets, which we refer to as the "MACRO Licensing Agreement." The MACRO Licensing Agreement grants to each of the Paired Holding Trusts a limited, U.S.-based, non-exclusive, non-transferable, fee-based license to utilize (i) MacroMarkets' patents and patent applications to employ the MACROs structure for the issuance of the tradeable and holding shares; and (ii) the trade names "MACRO" and "MacroMarkets" in connection with the offering, issuance and marketing of tradeable and holding shares. The licensing fee payable under the MACRO Licensing Agreement is equal to an annual rate of 0.40% on the Down-MACRO Asset Amount and will be payable in arrears on each Distribution Date out of the Fee Deduction Amount or, if the Fee Deduction Amount is not sufficient for such purpose, such fee will be paid by us, in our capacity as depositor.

         The MACRO Licensing Agreement expires upon the termination of both the Down-MACRO Holding Trust Agreement and the Up-MACRO Holding Trust Agreement and contains customary representations, warranties and covenants of the type found in third-party arms-length transactions. In addition, MacroMarkets, the Down-MACRO holding trust and the Up-MACRO holding trust have agreed to indemnify each other for breaches of their respective representations and warranties. MacroMarkets has further agreed to indemnify the Down-MACRO holding trust and the Up-MACRO holding trust in the event that the licenses granted under the MACRO Licensing Agreement infringe on the intellectual property rights of a third-party. The Down-MACRO holding trust and the Up-MACRO holding trust have each agreed to further indemnify MacroMarkets from liability arising from the offering of the holding shares or tradeable shares.

         MacroMarkets may assign the MACRO Licensing Agreement without consent from either of the Paired Holding Trusts, but MacroMarkets is required to give each of the Paired Holding Trusts notice of such assignment. Assignment by either of the Paired Holding Trusts is prohibited without the prior written consent of MacroMarkets. The Paired Holding Trusts may sublicense the MACRO Licensing Agreement only with the prior written consent of MacroMarkets. The MACRO Licensing Agreement may be amended only if the amendment is in writing and signed by authorized representatives of all parties to the MACRO Licensing Agreement.


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The NYMEX Sublicensing Agreement

         Our affiliate, MacroMarkets LLC, has entered into a licensing agreement with NYMEX for the use of the settlement prices for certain of the commodity futures contracts that trade on the facilities of NYMEX, including the Light Sweet Crude Oil Futures Contracts. The Down-MACRO holding trust and the Down-MACRO tradeable trust, together with the Up-MACRO holding trusts and the Up-MACRO tradeable trust, have collectively entered into a licensing agreement with MacroMarkets, and acknowledged by NYMEX, which we refer to as the "NYMEX Sublicensing Agreement." Under the NYMEX Sublicensing Agreement, MacroMarkets grants to each trust a royalty-free, worldwide, non-exclusive, non-transferable sublicense under the license agreement between MacroMarkets and NYMEX. Under this sublicense, each trust receives (i) certain rights to use NYMEX's proprietary settlement prices for the Light Sweet Crude Oil Futures Contracts for the front (or spot) month and the month immediately thereafter and (ii) the rights to use the service marks and trade names "NEW YORK MERCANTILE EXCHANGE" and "NYMEX." The licensing fee payable under the NYMEX Sublicensing Agreement is equal to an annual rate of 0.07% on the Down-MACRO Asset Amount and will be payable in arrears on each Distribution Date out of the Fee Deduction Amount or, if the Fee Deduction Amount is not sufficient for such purpose, such fee will be paid by us, in our capacity as depositor.

         The NYMEX Sublicensing Agreement contains customary representations, warranties and covenants. In addition, the Down-MACRO tradeable trust has agreed to indemnify MacroMarkets and NYMEX from liability arising from the Down-MACRO holding trust's or the Down-MACRO tradeable trust's (i) offering, issuance, marketing, promotion, sale or redemption of the Down-MACRO tradeable shares or any distributions of payments made by the applicable trust on such shares, and (ii) use of or inability to use the proprietary settlement prices or trade or service marks. The Down-MACRO tradeable trust is prohibited from assigning or sublicensing the NYMEX Sublicensing Agreement without the prior written consent of MacroMarkets. The NYMEX Sublicensing Agreement may be amended by written consent of all parties to the agreement.

         The term of the license granted by NYMEX is five years and upon the termination of the license agreement between MacroMarkets and NYMEX, the NYMEX Sublicensing Agreement will expire. NYMEX has the right to terminate the license earlier, if it believes that MacroMarkets LLC or any of its sublicensees have misused the license. Upon termination of the NYMEX license, MacroMarkets LLC and we will seek to negotiate a renewal of the license on terms comparable to those of the existing license or, if NYMEX refuses to renew the license on acceptable terms, we will seek to negotiate a license with the Dow Jones Energy Service for its West Texas Intermediate crude oil spot price on terms comparable to the NYMEX license. If such a license is obtained, this spot price will become the new Applicable Reference Price of Crude Oil. The Dow Jones Energy Service has not consented as of the date of this prospectus to the use by us of its West Texas Intermediate crude oil spot price. "Dow Jones" is a registered trademark of Dow Jones & Company, Inc. If we are unable to obtain a license from the Dow Jones Energy Service, the holders of the Paired Holding Shares (including the holders of the tradeable shares who will be entitled to vote the underlying holding shares on deposit in the tradeable trusts for this purpose) may vote to select a different crude oil price provider. If the shareholders are not able to agree unanimously on a new price provider or we are unable to negotiate a license with the provider selected by the shareholders, a Termination Trigger will occur and all outstanding holding and tradeable shares will be redeemed on the ensuing Early Termination Date.

         For more information about MacroMarkets, see "MACROMARKETS LLC."

                      DESCRIPTION OF THE TRUST AGREEMENTS

General

         We have created the Down-MACRO holding trust pursuant to, and that trust will issue the Down-MACRO holding shares under, the Down-MACRO Holding Trust Agreement.


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         We have created the Down-MACRO tradeable trust pursuant to, and that trust will issue the Down-MACRO tradeable shares under, the Down-MACRO Tradeable Trust Agreement.

         We have also created the Up-MACRO holding trust and the Up-MACRO tradeable trust pursuant to, and each of those trusts will issue the Up-MACRO holding shares and the Up-MACRO tradeable shares, respectively, under, the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement, respectively.

         We sometimes collectively refer to the Down-MACRO Holding Trust Agreement, the Down-MACRO Tradeable Trust Agreement, the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement as the "Trust Agreements" and each individually as a "Trust Agreement."

The Trustee

         Investors Bank & Trust Company, a Massachusetts trust company, will act as trustee for the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust, and the Up-MACRO tradeable trust. The office of the trustee is located at 200 Clarendon Street, Boston, Massachusetts and its telephone number is (617) [ ].

         For performing its duties under the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trust Agreement, the trustee will be compensated out of funds on deposit in the fee payment account as described below under "-- Fees and Expenses of the Paired Holding Trusts."

         The Trust Agreements will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified jointly and severally by both of the Paired Holding Trusts, the Down-MACRO tradeable trust and the Up-MACRO tradeable trust and will be held harmless by them against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreements, the Paired Holding Shares, the Down-MACRO tradeable shares and the Up-MACRO tradeable shares, or the performance of the trustee's duties under the Trust Agreements, other than any loss, liability or expense that was incurred by reason of the trustee's willful misconduct, bad faith or gross negligence in the performance of those duties. The trustee will not be liable for any indemnification provided to any person by the Down-MACRO holding trust, the Down-MACRO tradeable trust or us, and in no event will the trustee be liable for any investment losses on the treasuries. The trustee may be terminated and replaced by a successor trustee in the circumstances described under "-- Trustee Termination Events."

The Administrative Agent

         Claymore Securities, Inc., a Kansas corporation, will act as administrative agent and marketing agent for the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust and the Up-MACRO tradeable trust. Its rights and responsibilities will be specified in each Trust Agreement. The administrative agent will not be liable for any indemnification provided to any person by the Down-MACRO holding trust, the Down-MACRO tradeable trust or us, and in no event will the administrative agent be liable for any investment losses on the treasuries. For performing its duties as administrative agent and marketing agent under the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trust Agreement, Claymore Securities, Inc. will be compensated out of funds on deposit in the fee payment account as described below under "-- Fees and Expenses of the Paired Holding Trusts."

Fees and Expenses of the Paired Holding Trusts

         Pursuant to the Down-MACRO Holding Trust Agreement, on each Distribution Date, the Down-MACRO holding trust is required to deposit the Fee Deduction Amount in the fee payment account to be applied to the payment of the expenses and fees incurred by the Down-MACRO holding trust and the Down-MACRO tradeable trust during the preceding Calculation Period. After first being used to pay the expenses of the trusts, which will include (i) registration fees,
(ii) prospectus printing and delivery expenses,


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

(iii) trust administration expenses and (iv) treasury settlement expense, the remaining funds in the fee payment account will be applied to pay the fees charged by entities that provide services or license intellectual property to the trusts. These fees include (i) the fee payable to the trustee for administering the Down-MACRO holding trust and the Down-MACRO tradeable trust,
(ii) the fee payable to the administrative agent for administrating the treasuries held by the Down-MACRO holding trust, and performing various calculations and other services on behalf of the trusts and to the marketing agent for its marketing and distribution services, (iii) the fee payable to MacroMarkets for sublicensing to the trusts the right to reference the settlement price of the Light Sweet Crude Oil Futures Contract and the NYMEX name, (iv) the licensing fee payable to MacroMarkets for the use of its intellectual property related to the patented MACROs structure, (v) fees payable to the independent accountants, (vi) fees payable to the AMEX for acting as listing exchange and calculation agent and (vii) legal fees. These expenses and fees payable by the Down-MACRO holding trust will accrue during each Calculation Period and will be payable in arrears on each Distribution Date out of the fee deduction amount.

         To the extent that the remaining Fee Deduction Amount after payment of expenses is insufficient to pay in full all of the fees, MacroMarkets LLC and Claymore Securities, Inc. will reduce the fees payable to each of them by the Down-MACRO holding trust. If any deficiencies in the payment of the fees and expenses of the trust continue to exist after the waiver of these fees, these deficiencies will be paid by us, in our capacity as depositor for the trusts. If any funds remain on deposit in the fee payment account after the fees and expenses of the Down-MACRO holding and tradeable trusts have been paid in full on a Distribution Date, the trustee will deliver these excess funds to us, in our capacity as depositor for the trusts.

         Similarly, a Fee Deduction Amount for the Up-MACRO holding trust will be applied on each Distribution Date to pay the fees and expenses of the Up-MACRO holding trust and the Up-MACRO tradeable trust, which are expected to be comparable to those of the Up-MACRO holding and tradeable trusts.

         The trustee will also be entitled to the transaction fees payable in connection with the issuance of additional MACRO Units and Paired Optional Redemptions. See "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution" and "-- Subsequent Issuances."

Collections and Other Administrative Procedures

         The trustee will make reasonable efforts to collect, on behalf of the Down-MACRO holding trust, all payments under the treasuries, the settlement contracts and the income distribution agreement and, on behalf of the Down-MACRO tradeable trust, all distributions on the Down-MACRO holding shares.

Calculations

         The calculation agent will calculate the Underlying Value of the Down-MACRO holding trust and the Up-MACRO holding trust and the Price Level Percentage Change on each Price Determination Day based on the level of the Applicable Reference Price of Crude Oil on that Price Determination Day. The Underlying Value of each holding trust will be calculated using a formula where the only variable is the Applicable Reference Price of Crude Oil on that Price Determination Day. The calculation agent will provide the Underlying Value of each holding trust and the Price Level Percentage Change to the trustee by 4 p.m. (New York City time) on each Price Determination Day. The administrative agent will then calculate the amount of income realized on the treasuries in each of the Paired Holding Trusts and the amount of income allocable to each Down-MACRO and Up-MACRO holding trust. The administrative agent will also calculate the amount of Available Income in each of the Paired Holding Trusts and the Quarterly Distribution and Final Distribution to be made by each of the Paired Holding Trusts on each Distribution Date and passed through by the Down-MACRO tradeable trust. All calculations made by either the calculation agent or the administrative agent will be conclusive and binding on the holders of the Paired Holding Shares and the Down-MACRO and Up-MACRO tradeable shares, absent manifest error.


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Certain Matters Regarding Us and the Trustee

         Each Trust Agreement will provide that we, the trustee, and any of our or the trustee's respective directors, officers, employees and agents will not incur any liability for taking any action, or omitting to take action, in good faith pursuant to that trust agreement or for errors in judgment, provided that neither we nor the trustee nor any person related to us or the trustee will be protected against any liability that results:

         o from gross negligence, willful misfeasance or bad faith in the performance of our, MacroMarkets' or the trustee's duties; or

         o by reason of reckless disregard of our, MacroMarkets' or the trustee's respective obligations and duties under any Trust Agreement.

         Each Trust Agreement may also provide that we, the trustee, and any of our or the trustee's respective directors, officers, employees and agents will be entitled to indemnification by the related trust, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to that Trust Agreement or the shares issued by the related trust, unless the loss, liability or expense incurred was a result of our, the trustee's or a related person's gross negligence, willful misfeasance or bad faith in the performance of our or the trustee's respective duties and obligations or by reason of the reckless disregard of these duties and obligations.

         In addition, each Trust Agreement will provide that neither we nor the trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to our or its respective responsibilities under that Trust Agreement or which in our or its opinion may involve us or it in any expense or liability. We and the trustee may, however, in our or its discretion take any such action which we or it may deem necessary or desirable with respect to the related Trust Agreement and the rights and duties of the parties and the interests of the shareholders under that Trust Agreement.

         Any person into or with which the trustee may be merged or consolidated, or any person resulting from any merger or consolidation to which the trustee is a party, or any person succeeding to the business of the trustee, will be the successor of the trustee under the Trust Agreements.

Trustee Termination Events

         A "Trustee Termination Event" under the Down-MACRO or Up-MACRO Holding Trust Agreement will consist of the following:

         o a failure to make any Quarterly Distribution in the amount determined in accordance with the calculations required to be made under the applicable Trust Agreement and the income distribution agreement, to the extent that funds are available in the applicable holding trust to make those distributions, which failure continues unremedied for a period of two (2) or more Business Days;

         o a failure to make any Final Distribution, whether in the form of cash or, in the case of a Paired Optional Redemption that occurs on any date other than a Distribution Date, by means of the delivery of treasuries with the requisite value, determined in accordance with the calculations required to be made under the applicable Trust Agreement and the settlement contracts, to the extent that funds are available in the applicable holding trust to make those distributions, which failure continues unremedied for a period of two (2) or more Business Days;

         o a failure to make any payment required to be made under the income distribution agreement or the settlement contracts, to the extent that the applicable holding trust has the funds available to make any such payment;

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         o        a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

         o the bankruptcy of the trustee or the institution of voluntary or involuntary insolvency proceedings against the trustee;

         o the trustee becoming ineligible or incapable of acting as trustee under the related Trust Agreement; and

         o under the Down-MACRO Holding Trust Agreement, the occurrence of a Trustee Termination Event under the Down-MACRO Tradeable Trust Agreement as a result of which the trustee for the Down-MACRO tradeable trust is terminated, and under the Up-MACRO Holding Trust Agreement, the occurrence of a Trustee Termination Event under the Up-MACRO Tradeable Trust Agreement as a result of which the trustee for the Up-MACRO tradeable trust is terminated.

         A "Trustee Termination Event" under the Down-MACRO or Up-MACRO Tradeable Trust Agreement will consist of the following:

         o a failure to pass through to the shareholders any Quarterly Distribution received by the Down-MACRO or Up-MACRO tradeable trust, which failure continues unremedied for a period of two
                  (2) or more Business Days;

         o a failure to pass through to the shareholders any Final Distribution received by the Down-MACRO or Up-MACRO tradeable trust, which failure continues unremedied for a period of two
                  (2) or more Business Days;

         o a failure by the trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the shareholders, voting by par amount;

         o the bankruptcy of the trustee or the institution of voluntary or involuntary insolvency proceedings against the trustee;

         o the trustee becoming ineligible or incapable of acting as trustee under the related trust agreement; and

         o under the Down-MACRO Tradeable Trust Agreement, the occurrence of a Trustee Termination Event under the Down-MACRO Holding Trust Agreement as a result of which the trustee for the Down-MACRO holding trust is terminated, and, under the Up-MACRO Tradeable Trust Agreement, the occurrence of a Trustee Termination Event under the Up-MACRO Holding Trust Agreement as a result of which the trustee for the Up-MACRO holding trust is terminated.

         So long as a Trustee Termination Event remains unremedied, we may and, at the direction of the required percentage of shareholders, we will terminate the trustee's rights and obligations under the applicable Trust Agreement. A successor trustee will succeed to all the responsibilities, duties and liabilities of the terminated trustee under the applicable Trust Agreement and will be entitled to similar compensation arrangements. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable Trust Agreement after the delivery of a notice of removal, the terminated trustee may petition a court of competent jurisdiction for the appointment of a successor trustee with a net worth at the time of its appointment of at least $15,000,000. Pending that appointment, the


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terminated trustee is obligated to continue to act as trustee under the applicable Trust Agreement. Without the consent of a majority of the shareholders, voting by Par Amount, the compensation to be paid to the successor trustee may not be greater than the compensation paid to the terminated trustee under the applicable Trust Agreement.

Termination of the Trusts

         The Down-MACRO Tradeable Trust Agreement will be terminated, the Down-MACRO tradeable trust will be liquidated and your Down-MACRO tradeable shares will be redeemed upon the earliest to occur of the Final Scheduled Termination Date, an Early Termination Date and the date on which all outstanding Down-MACRO tradeable shares have been exchanged for Down-MACRO holding shares and all outstanding Paired Holding Shares are redeemed at the option of the holders of those shares. Upon the distribution of all assets remaining in the Down-MACRO tradeable trust to its shareholders, the trustee will wind up the activities and affairs of the Down-MACRO tradeable trust and cause its certificate of trust to be cancelled by filing a certificate of cancellation with the New York Secretary of State.

         If we are adjudged to be insolvent or if we are liquidated or dissolved for any reason, this will not (1) result in a termination of any of the Trust Agreements, or the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust or the Up-MACRO tradeable trust, (2) entitle our legal representatives or assigns to petition any court to partition or wind up all or any part of the Down-MACRO holding trust, the Down-MACRO tradeable trust, the Up-MACRO holding trust, the Up-MACRO tradeable trust or any of their respective properties or (3) otherwise affect the rights, obligations and liabilities of the trustee or the shareholders of any of the trusts.

Modification and Waiver

         We and the trustee may amend any of Trust Agreements without notice to or consent of the shareholders:

         o to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of any Trust Agreement;

         o to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of the final prospectus;

         o to add to the covenants, restrictions or obligations of any entity under any Trust Agreement for the benefit of the shareholders or to modify any provisions of that Trust Agreement so long as such modification does not adversely affect the interests of the shareholders of that trust in any material respect;

         o to evidence and provide for the acceptance of appointment under any Trust Agreement of a successor trustee;

         o in the event that the NYMEX license is terminated by NYMEX or in accordance with its 5-year term and we and MacroMarkets are unable to renew such license on terms comparable to the existing license, to negotiate a license with the Dow Jones Energy Service to use its West Texas Intermediate spot price as the new Applicable Reference Price of Crude Oil;

         o to conform the provisions of the Trust Agreements to this prospectus and the related attachments to this prospectus; and

         o to comply with any requirements imposed by the Code or any securities laws.


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         With the written consent of shareholders representing 66 and 2/3% of the Down-MACRO Aggregate Par Amount, we and the trustee may amend any Trust Agreement for the purpose of:

         o adding any provisions to or changing in any manner or eliminating any of the provisions of that Trust Agreement;

         o        modifying in any manner the rights of the shareholders; and

         o in the event that the depositor and administrative agent default on their contractual obligations to pay the fees and expenses of the paired holding trusts that exceed 150 basis points (or 160 basis points until the second anniversary of the Closing Date), the application of funds on deposit in the applicable paired holding trust to pay such excess fees and expenses.

         Without the written consent of each shareholder of any of the Paired Holding Trusts and the tradeable trusts that would be adversely affected, no amendment to any Trust Agreement may:

         o modify the formula upon which Underlying Value is calculated and any defined terms related to that formula;

         o modify the definition of the Applicable Reference Price of Crude Oil, except as otherwise permitted without the consent of any shareholder as described above;

         o modify the amount or timing of any distributions that are required to be made on the Paired Holding Shares;

         o modify the minimum number of Paired Holding Shares that constitute a MACRO Unit;

         o modify the manner in which treasuries are distributed in redemptions; or

         o reduce the percentage of shareholders that are required to consent to any of the foregoing amendments.

         The holders of the Down-MACRO tradeable shares will be able to direct the trustee in the exercise of the voting rights associated with the Down-MACRO holding shares held on deposit in the Down-MACRO tradeable trust.

         The trustee will not enter into any amendment or modification which would alter the status of the Down-MACRO tradeable trust as a grantor trust for federal income tax purposes or cause the Down-MACRO or Up-MACRO tradeable trust or either paired holding trust to be required to register as an investment company under the Investment Company Act of 1940, as amended.

Voting

         Each holder of Down-MACRO tradeable shares will be entitled to vote on:

         o any amendments requiring the prior written consent of shareholders as described in "--Modification and Waiver;"

         o any amendments to the income distribution agreement and the settlement contracts;

         o        the termination of the trustee;

         o        the appointment of a successor trustee;


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         o        the termination of the calculation agent;

         o        the appointment of a successor calculation agent; and

         o any amendments to the certificate of trust filed with the New York Secretary of State.

         Each holder's voting rights as of any date of determination will be based on the par amount of its Down-MACRO tradeable shares relative to the aggregate par amount of all Down-MACRO tradeable shares that remain outstanding on that date. Each holder of Down-MACRO holding shares will also be entitled to vote on all matters on which shareholders may or are required to vote under the Down-MACRO Holding Trust Agreement. Each Down-MACRO tradeable shareholder will be entitled to exercise the voting rights associated with the underlying Down-MACRO holding shares on deposit in the Down-MACRO tradeable trust based on the par amount of that holder's Down-MACRO tradeable shares. In circumstances where a vote of each holder of the holding and tradeable shares is required, such as a vote to terminate the trustee, the holders of the Down-MACRO holding shares, the Down-MACRO tradeable shares, the Up-MACRO holding shares and the Up-MACRO tradeable shares will each vote as a separate class, except that holders of the Down-MACRO tradeable shares and the Up-MACRO tradeable shares will be entitled to vote both their tradeable shares and the holding shares on deposit in their tradeable trusts. As described in this prospectus under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution," only Authorized Participants may exercise the redemption rights associated with the Down-MACRO and Up-MACRO holding shares.

Reports to Shareholders; Notices

         The administrative agent will prepare quarterly reports on Form 10-Q. The trustee will send these reports to DTC, to us, and to such other parties as may be specified in the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trust Agreement. The trustee will also file these reports with the Securities and Exchange Commission. These reports will include the following information as of each Distribution Date:

         o the aggregate par amount of the outstanding Down-MACRO tradeable shares;

         o the Down-MACRO Aggregate Par Amount of the Down-MACRO holding trust and the Up-MACRO Aggregate Par Amount of the Up-MACRO holding trust; o the Underlying Value of each of the Paired Holding Trusts and the portion of that Underlying Value that is allocable to each Down-MACRO and Up-MACRO holding share, in each case, prior to any distributions being made on that Distribution Date;

         o the amount of income realized on the treasuries in each of the Paired Holding Trusts and the amount of fees accrued for each trust;

         o the amount, if any, by which the Down-MACRO Aggregate Par Amount exceeds the Down-MACRO Asset Amount and the amount, if any, by which the Up-MACRO Aggregate Par Amount exceeds the Up-MACRO Asset Amount;

         o the Available Income in each of the Paired Holding Trusts, and the Available Income allocable to each Down-MACRO and Up-MACRO holding share;

         o the payments to be made by one of the Paired Holding Trusts under the income distribution agreement and the amount of cash and/or treasuries delivered under any settlement contracts that were settled during the preceding Distribution Date, in the aggregate and on a per share basis;


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         o        the number of Down-MACRO and Up-MACRO holding shares issued in subsequent issuances, and the number of Down-MACRO and Up-MACRO holding shares redeemed in Paired Optional
                  Redemptions during the preceding Calculation Period, as well as the amount of cash and treasuries delivered in such Paired Optional Redemptions, in the aggregate and on a per share basis;

         o the Quarterly Distribution to be made by the Down-MACRO holding trust on that Distribution Date, in the aggregate and on per share basis for both the Down-MACRO holding shares and the Down-MACRO tradeable shares; and

         o if the Distribution Date is the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, the Final Distribution to be made by the Down-MACRO holding trust on that Distribution Date, in the aggregate and on per share basis for both the Down-MACRO holding shares and the Down-MACRO tradeable shares.

         The trustee will furnish to each registered shareholder, within the time periods specified in the applicable Trust Agreement, a notice of any merger or consolidation to which the trustee is a party, or in the case of the trustee's resignation, the name of the successor trustee.

         Any notice required to be given to a registered holder of Down-MACRO tradeable shares or Down-MACRO holding shares will be mailed to the last address of the holder set forth in the applicable share register. Unless the Down-MACRO holding and/or tradeable shares are issued in physical form, the only registered holder of those shares will be Cede & Co., as the nominee for DTC.

Evidence As To Compliance

         Each Trust Agreement will provide for delivery to us, on or before a specified date in each year, of an annual statement by the trustee to the effect that the trustee has fulfilled its obligations under the applicable Trust Agreement throughout the preceding year. Copies of the statement of the trustee may be obtained by shareholders without charge upon written request to the trustee at the following address: 200 Clarendon Street, Boston, Massachusetts 02116.

Duties of the Trustee

         Under the Trust Agreements, the duties of the trustee will include, among others:

         o causing the Paired Holding Trusts to make their required payments under the income distribution agreement and the settlement contracts;

         o making Quarterly Distributions and a Final Distribution to the holders of the Down-MACRO holding shares;

         o passing through the Quarterly Distributions and any Final Distribution to the holders of the Down-MACRO tradeable shares and administering Paired Optional Redemptions and delivering treasuries to redeeming shareholders on each Redemption Date in accordance with the provisions described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution;"

         o administering each of the Paired Holding Trusts and the Down-MACRO tradeable trust;

         o        paying the fees and expenses of each trust;

         o administering the creation of new MACRO Units in accordance with the provisions described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Subsequent Issuances;"


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

         o administering the redemption of Paired Holding Shares and the exchange of Down-MACRO tradeable shares for Down-MACRO holding shares in accordance with the provisions described under "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution -- Final Distributions in Paired Optional Redemptions;"

         o investing cash on deposit in the Paired Holding Trusts in treasuries in accordance with the directions of the administrative agent;

         o on each Price Determination Day, calculating the Price Level Percentage Change, the Underlying Value of the Down-MACRO holding trust and the Per Share Underlying Value of one Down-MACRO holding share and one Down-MACRO tradeable share and posting these calculations on the website maintained by the administrative agent at http://www.claymoremacroshares.com;

         o calculating the Price Level Percentage Change and the respective Underlying Values of the Paired Holding Trusts prior to each Distribution Date, Redemption Date, Early Termination Date and the Final Scheduled Termination Date;

         o calculating, for each Distribution Date, the amount of available income on deposit in each of the Paired Holding Trusts, the payment due under the income distribution agreement and the Quarterly Distributions to be made on the Down-MACRO holding shares and passed through to the Down-MACRO tradeable shares;

         o calculating, for the Final Scheduled Termination Date, an Early Termination Date and each Redemption Date, the final payment due under the settlement contracts being settled and the Final Distribution to be made on the Down-MACRO holding shares and passed through to the Down-MACRO tradeable shares;

         o        delivering any notices required under any of the Trust
                  Agreements; and

         o        monitoring the occurrence of certain of the Termination
                  Triggers.


         The trustee may engage any other persons to assist it with its duties under the Trust Agreements, but the trustee will remain liable to the shareholders for the performance of these duties.

         The trustee will not make any representations as to the validity or sufficiency of any Trust Agreement, the shares issued by any of the trusts, the assets in any of the trusts, the settlement contracts, the income distribution agreement, the MACRO Licensing Agreement or any other related agreement, document or instrument. The trustee is required to perform only those duties specifically enumerated under the related Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form which the related Trust Agreement requires. However, the trustee is not responsible for the accuracy or content of any of these documents furnished to it under any Trust Agreement.

         The trustee may be held liable under any Trust Agreement for its own grossly negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the shareholders. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under any Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against any related risk or liability is not reasonably assured to it.


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Duties of the Administrative Agent

         Under the Trust Agreements, the administrative agent will perform or oversee the performance of duties including, among others:

         o directing the trustee in the acquisition of new treasuries for the Paired Holding Trusts on each Distribution Date and each Subsequent Issuance Date in accordance with the acquisition guidelines that are specified in the Trust Agreements for the Paired Holding Trusts;

         o selecting treasuries and repurchase agreements on treasuries to be delivered in connection with the settlement of the settlement contracts and in connection with Paired Optional Redemptions in accordance with the rules specified in the Trust Agreements;

         o preparing quarterly and annual reports for the Down-MACRO holding and tradeable trusts;

         o processing redemption and creation orders for holding and tradeable shares from Authorized Participants;

         o directing the trustee in effecting Paired Optional Redemptions and Paired Subsequent Issuances;

         o        maintaining the website located at
                  http://www.claymoremacroshares.com, where you can obtain information about the performance of your Down-MACRO holding shares or your Down-MACRO tradeable shares; and

         o        monitoring the occurrence of certain Termination Triggers.

Resignation of Trustee

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted its appointment within a specified period, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee. A resignation of the trustee will not become effective until a successor trustee has been appointed and has accepted its appointment.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following describes certain material United States federal income tax consequences of the purchase, ownership and disposition of Down-MACRO holding shares and Down-MACRO tradeable shares. This summary is based on the Code, final, temporary and proposed Treasury regulations, and Internal Revenue Service, or the "IRS," and judicial rulings, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. Apart from the opinions expressed below, see "-- Classification of the Down-MACRO Tradeable Trust" and "-- Classification of the Down-MACRO holding trust," Tax Counsel (as identified below) will provide no other opinion relating to United States federal income tax matters with respect to the holding trusts or holding shares or the tradeable trusts or tradeable shares.

         This summary is addressed only to shareholders who hold those shares as capital assets and not as a hedge, a position in a "straddle" or other conversion transaction or as part of a "synthetic" security or other integrated financial transaction. This summary does not describe all of the tax consequences of purchasing, owning or disposing of shares that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all United States federal income tax issues relating to shares that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons whose functional currency is not the U.S. dollar. This discussion does not address alternative minimum tax consequences, nor does it address any state, local or foreign tax consequences of purchasing, owning or disposing of shares.

         As used in this section, a "U.S. Holder" means a U.S. Person who is a beneficial owner of an Down-MACRO holding share or an Down-MACRO tradeable share. A "U.S. Person" means a person that is, for United States federal income tax purposes:

         o        a citizen or resident of the United States,

         o a corporation created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

         o an estate, the income of which is subject to United States federal income taxation regardless of its source, or

         o a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         "Non-U.S. Persons" means persons (other than entities treated as domestic partnerships for United States federal income tax purposes) that are not U.S. Persons.

         For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including for this purpose any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of shares.

         There is no authority directly on point dealing with securities such as Down-MACRO holding shares or Down-MACRO tradeable shares or the transactions of the type described in this prospectus, and the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

         It is strongly recommended that each prospective investor in Down-MACRO tradeable shares or Down-MACRO holding shares consult with its own tax advisor regarding the application of tax laws to its particular situation.

Classification of the Down-MACRO Tradeable Trust

         In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to us ("Tax Counsel"), under current law, and based on the facts and assumptions set forth in such opinion, the Down-MACRO tradeable trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and the remainder of this discussion assumes such classification. Accordingly, for United States federal income tax purposes, each holder of an Down-MACRO tradeable share will be considered the beneficial owner of an undivided interest in Down-MACRO holding shares held by the Down-MACRO tradeable trust, and each such holder will be required to include in its gross income its distributive share of income attributable to the Down-MACRO holding trust. No amount included in income with respect to an Down-MACRO tradeable share will be eligible for the corporate dividends-received deduction, nor will the lower tax rates applicable to certain dividends received after December 31, 2002 apply to such income.


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Classification of the Down-MACRO Holding Trust

         Tax Counsel is of the opinion that, under current law, and based on the facts and assumptions set forth in such opinion, the Down-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes such classification. Partnerships are not subject to United States federal income tax. Rather, the taxable income of a partnership is allocated among its partners and included in their taxable income. If the Down-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the Down-MACRO holding trust's taxable income would be subject to tax at regular corporate rates and such income would not flow through to its shareholders or to the shareholders of the Down-MACRO tradeable trust for reporting on their own returns. The imposition of tax at the Down-MACRO holding trust level would reduce amounts available for distribution to its shareholders and the shareholders of the Down-MACRO tradeable trust.

Classification of Down-MACRO Tradeable Shares

         For United States federal income tax purposes, each holder of an Down-MACRO tradeable share, as an owner of an interest in a grantor trust, will be considered the beneficial owner of an undivided interest in Down-MACRO holding shares held by the Down-MACRO tradeable trust, and each such holder will be required to include in its gross income its distributive share of the aggregate amount received on underlying Down-MACRO holding shares in the Down-MACRO tradeable trust.

Classification of Down-MACRO Holding Shares

         For United States federal income tax purposes, each holder of an Down-MACRO holding share will be considered to be a partner in the partnership constituted by the Down-MACRO holding trust. Each such shareholder will be required to include in its gross income its distributive share of income attributable to the Down-MACRO holding trust.

Income and Deductions

         A U.S. Holder of shares in the Down-MACRO tradeable or the Down-MACRO holding trust or the Down-MACRO holding trust will be required to take into account in computing the U.S. Holder's United States federal income tax liability:

         o the U.S. Holder's distributive share of the income, gains, losses, deductions, credits and items of tax preference and other tax items of the Down-MACRO holding trust in which the U.S. Holder has directly or indirectly invested for any taxable year of the Down-MACRO holding trust ending within or with the taxable year of the U.S. Holder, without regard to whether any distribution from the Down-MACRO holding trust has been or will be received.

         The Down-MACRO holding trust items of income and loss will generally have the same character (ordinary or capital, short-term or long-term) and source in the hands of U.S. Holders as they have in the hands of the Down-MACRO holding trust. As a result of the rules governing the allocation of income, gains, deductions and losses explained more fully below and the various limitations on certain deductions, a U.S. Holder may recognize taxable income in advance of (and potentially in excess of) its receipt of any cash distributions with respect to its Down-MACRO tradeable shares or Down-MACRO holding shares, as the case may be.


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

Allocation of Down-MACRO Holding Trust Income, Gains and Losses

         Under Section 704(b) of the Code:

         o a U.S. Holder's distributive share of an item of Down-MACRO holding trust income, gain, loss or deduction is determined in accordance with the U.S. Holder's "interest in the partnership" if the allocations of income, gain, loss and deduction under the Down-MACRO Holding Trust Agreement lack "substantial economic effect," and

         o each U.S. Holder is required to take into account such distributive share for each taxable year of the Down-MACRO holding trust on the holder's separate federal income tax return for the holder's taxable year that includes the last day of that taxable year of the Down-MACRO holding trust, except that if the U.S. Holder disposes of all of its Down-MACRO tradeable shares, or all of its Down-MACRO holding shares, the U.S. Holder will be required to take into account such distributive share for the holder's taxable year that includes the date of disposition.

         Final regulations promulgated under Section 704(b) of the Code contain intricate and detailed tests for determining whether allocations have "substantial economic effect." The allocations of income, gain, loss and deduction under the Down-MACRO Holding Trust Agreement are intended to meet these tests and, accordingly, we believe that the allocations under the Down-MACRO Holding Trust Agreement generally correspond to the U.S. Holders' interests in the Down-MACRO holding trust and, as a consequence, that such allocations should not be substantially modified if challenged by the IRS.

         Payments or accruals of earnings on the United States Treasury obligations held as collateral by the Down-MACRO holding trust will be taxable as ordinary income at the time those earnings accrue. Although not free from doubt because of the lack of direct authority, the Down-MACRO holding trust will treat gain (or loss) recognized in respect to the settlement contracts as capital gain (or loss). The Down-MACRO holding trust will treat payments received or made pursuant to the income distribution agreement as resulting in ordinary gain or loss; however, there can be no assurance that the IRS or a court will not treat them as capital gains or losses. Because the Down-MACRO holding trust will be an accrual-basis taxpayer for United States federal income tax purposes, income that is recognized for United States federal income tax purposes will accrue on Down-MACRO tradeable shares and Down-MACRO holding shares and will be allocated to holders of Down-MACRO tradeable shares and Down-MACRO holding shares on a daily accrual basis, regardless of the U.S. Holder's method of accounting. Actual cash distributions on Down-MACRO tradeable shares or Down-MACRO holding shares in respect of such accrual income will not, however, be separately reported as taxable income to the U.S. Holder at the time they are received. The Down-MACRO holding trust expects that its taxable year will be a calendar year unless another taxable year is required by law.

         In addition, non-corporate U.S. Holders will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Code, and, as a result, deductions in respect of payments under the income distribution agreement, trustee fees, licensing fees, and other expenses associated with the Down-MACRO holding trust or the Down-MACRO tradeable trust will be separately stated for each such U.S. Holder and will be deductible by it only to the extent such expenses, taken together with all other miscellaneous itemized deductions of each such U.S. Holder, exceed 2% of each such U.S. Holder's adjusted gross income. Furthermore, Section 68 of the Code further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions) (collectively, "Overall Limited Deductions"). Under that provision, Overall Limited Deductions in excess of 2% of adjusted gross income may be deducted only to the extent such Overall Limited Deductions exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specific amount or (ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.


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Limitation on Deductibility of Partnership Losses

         A U.S. Holder is restricted from taking into account for United States federal income tax purposes any Down-MACRO holding trust loss in excess of such U.S. Holder's adjusted tax basis (calculated as described below) in its Down-MACRO tradeable shares or its Down-MACRO holding shares, as the case may be. In addition, United States federal income tax law restricts certain U.S. Persons, including individuals and certain non-corporate taxpayers and closely-held corporations, from taking into account for United States federal income tax purposes any Down-MACRO holding trust net loss in excess of the amounts for which such U.S. Holder is "at risk" with respect to its shares as of the end of the Down-MACRO holding trust's taxable year in which such loss occurred. The amount for which such a U.S. Holder is "at risk" with respect to its Down-MACRO tradeable shares or its Down-MACRO holding shares, as the case may be, generally is equal to its adjusted tax basis for such shares, less any amounts borrowed:

         o in connection with its acquisition of such shares for which it is not personally liable and for which it has pledged no property other than its shares,

         o from persons who have a proprietary interest in the Down-MACRO holding trust and from certain persons related to such persons or

         o for which the U.S. Holder is protected against loss through non-recourse financing, guarantees or similar arrangements.

         A corporate taxpayer can utilize capital losses only to offset capital gains, with unused capital losses carried back three years and carried forward five years. Up to $3,000 of the excess of capital losses over capital gains in any year may be used to offset the ordinary income of non-corporate taxpayers, with any balance carried over indefinitely for use in subsequent years, subject to the same limitation.

         Non-corporate investors (and certain closely-held corporations, personal service corporations and S corporations) are subject to the limitations on using losses from passive business activities to offset business income, salary income and portfolio income (e.g., interest, dividends, capital gains from portfolio investments, royalties, etc.). All, or substantially all, of the Down-MACRO holding trust's income may be treated as portfolio income for these purposes. Therefore, investors may not be able to use passive business losses (such as losses from limited partnership interests) to offset income from the Down-MACRO holding trust.

Sale, Exchange, or Redemption of Down-MACRO Tradeable Shares or Down-MACRO Holding Shares

         Whereas changes in the value of the Applicable Reference Price of Crude Oil will not, in and of themselves, result in the recognition of income or loss by a U.S. Holder, the termination of one or more settlement contracts will result in the recognition of gain or loss by the Down-MACRO holding trust. In the case of a sale, exchange, redemption or other disposition of all or a portion of a U.S. Holder's Down-MACRO tradeable shares or Down-MACRO holding shares, as the case may be, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or other disposition and such U.S. Holder's tax basis in the shares. The amount realized is generally equal to the amount of the proceeds or cash distributions received in redemption (including any constructive cash distributions) and the U.S. Holder's adjusted tax basis in its shares. Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss and will be long-term capital gain if such shares were held for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates.

         A U.S. Holder will not recognize loss upon the partial redemption of its shares. Upon a distribution (including a constructive distribution) in partial redemption of a U.S. Holder's shares, or any other distribution (or constructive distribution) other than a distribution in redemption of all of a U.S. Holder's shares, the U.S. Holder's adjusted tax basis in its shares will be reduced and gain will be recognized to the extent that the U.S. Holder's adjusted tax basis would have been reduced below zero, as described below in "-- Adjusted Tax Basis for Down-MACRO Tradeable Shares and Down-MACRO Holding Shares." Because a U.S. Holder's tax basis in its shares is not adjusted to take into account the U.S. Holder's allocable share of the Down-MACRO holding trust's items of income or loss until the end of the Down-MACRO holding trust's taxable year, partial redemptions during the taxable year could result in taxable gain to a U.S. Holder even if the U.S. Holder's tax basis will be increased in respect of the U.S. Holder's share of Down-MACRO holding trust income for the taxable year and, as a result, no such gain would result if the same partial redemption were made at the end of the taxable year. Furthermore, in the case of a partial redemption, shares of the Down-MACRO holding trust's income or loss allocable to a U.S. Holder at the end of the taxable year will be taken into account by the U.S. Holder of the partially redeemed shares and will increase or decrease, as the case may be, such U.S. Holder's tax basis in its remaining shares as of the end of such taxable year. Gain or loss attributable to redemptions by Down-MACRO holding shareholders will be allocated to redeeming U.S. Holders under the Down-MACRO Holding and Tradeable Trust Agreements. The ability of a U.S. Holder to utilize a capital loss recognized on the sale of shares to offset ordinary income is limited.

Adjusted Tax Basis for Down-MACRO Tradeable Shares and Down-MACRO Holding Shares

         A U.S. Holder's adjusted tax basis in its Down-MACRO tradeable shares or Down-MACRO holding shares, as the case may be, generally will be equal to the amount of its initial capital contribution increased by (a) any additional capital contributions made by such U.S. Holder and (b) such U.S. Holder's allocable share of (i) items of Down-MACRO holding trust income and gain and
(ii) indebtedness of the Down-MACRO holding trust. A U.S. Holder's adjusted tax basis in its shares generally will be decreased, but not below zero, by such U.S. Holder's allocable share of (a) items of Down-MACRO holding trust deduction and loss, (b) in the case of a U.S. Holder of Down-MACRO tradeable shares, cash distributions by the Down-MACRO holding trust to the Down-MACRO tradeable trust and (c) any constructive distributions resulting from a reduction in such U.S. Holder's share of indebtedness of the Down-MACRO holding trust.

Adjustments to Basis in Down-MACRO Holding Trust Assets

         The Code provides that the basis of partnership property is not adjusted upon the transfer of an interest in the partnership unless an election has been made under Section 754 of the Code or the partnership is subject to mandatory adjustments under Section 743(b) because it has a "substantial built-in loss" with respect to its assets immediately after such transfer (generally, in excess of $250,000) and certain exceptions do not apply. The Down-MACRO holding trust does not expect to make the election permitted by
Section 754 of the Code and expects to qualify as a "securitization partnership" within the meaning of Section 743(f) of the Code and accordingly should qualify for an exception such that, even if it were to have a substantial built-in loss, the partnership should not be subject to mandatory adjustments. Given the absence of applicable authority with respect to the classification of partnerships as securitization partnerships, however, no assurance can be given that the IRS might not successfully assert that the Down-MACRO holding trust does not qualify as a securitization partnership. If it were determined that the Down-MACRO holding trust did not qualify as a securitization partnership and a substantial built-in loss were to exist at the time of a transfer of an Down-MACRO holding share the Down-MACRO holding trust would be subject to Section 743(b) adjustments.

         If Section 743(b) adjustments were required to be made, a subsequent purchaser of either an Down-MACRO holding share or an Down-MACRO tradeable share would have its basis in such holder's share of the Down-MACRO holding trust's assets reduced by an amount equal to the difference between the purchaser's initial adjusted United States federal income tax basis in such share and such holder's proportionate share of the Down-MACRO holding trust's tax basis in its assets. Section 743(b) adjustments would be made in respect of each subsequent purchaser separately and would not affect any other shareholders. It is unclear, however, given the publicly traded nature of the Down-MACRO tradeable shares and the nature of the Down-MACRO holding trust's assets, how, as a practical matter, such adjustments would be tracked and applied, and accordingly, how shareholders might be affected.


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

Down-MACRO Holding Trust-Level Audits

         Each U.S. Holder is required to treat partnership items on its tax return in a manner consistent with the treatment of the items on the Down-MACRO holding trust's tax return, except to the extent that the U.S. Holder notifies the IRS of any inconsistencies. It is possible that the federal information tax returns filed with the IRS by the Down-MACRO holding trust will be audited. Such an audit would generally be conducted at the holding trust level in a single proceeding rather than in separate proceedings with each partner. In any holding trust-level audit, the Down-MACRO holding trust will be represented by the trustee of the Down-MACRO holding trust as "tax matters partner." The Down-MACRO holding trust would bear the costs of any such audit. The tax matters partner would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to the Down-MACRO holding trust. Any such settlement by the Down-MACRO holding trust would not be binding upon any U.S. Holder who is timely identified to the IRS. However, the Down-MACRO Holding Trust Agreement provides that the U.S. Holders agree, to the extent permitted by law, not to take a position for tax purposes inconsistent with one taken by the Down-MACRO holding trust or by the tax matters partner. Under certain circumstances, U.S. Holders may have the right to participate (at their own expense) in litigation initiated by the trustee of the Down-MACRO holding trust and to initiate litigation with the IRS. Recently enacted legislation permits the IRS to determine, based on the partnership's return, whether to apply the holding trust-level procedures described above.

Investment Interest Limitation

         Interest on any amount borrowed by a non-corporate investor to purchase shares, and interest expense incurred by the Down-MACRO holding trust, will be "investment interest" and is subject to limitation on deductibility. In general, investment interest will be deductible only to the extent of a taxpayer's "net investment income." For this purpose, "net investment income" will include net income from the Down-MACRO holding trust and other income from property held for investment (other than property that generates passive business income). However, long-term capital gain is excluded from the definition of net investment income unless the taxpayer makes a special election to treat such gain as ordinary income rather than long-term capital gain. Interest that is not deductible in the year incurred because of the investment interest limitation may be carried forward and deducted in a future year in which the taxpayer has sufficient investment income.

Syndication and Organizational Expenditures

         Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is not deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code generally may be amortized ratably over a period of 180 months. There can be no assurance that the IRS will not successfully assert that a portion of the amounts paid by the Down-MACRO holding trust to the trustee, us or others should be deemed to be a reimbursement for organizational expenditures or nondeductible syndication expenses. If the IRS were successful in such assertion, U.S. Holders could recognize income in respect of their shares in excess of the amounts of current income distributed to them.

Tax Shelter Regulations

         In certain circumstances, a U.S. Holder of shares who disposes of the shares in a transaction resulting in the recognition by the holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with regulations governing tax shelters and other potentially tax-motivated transactions (the "Tax Shelter Regulations"). Failure to make the required disclosure in tax returns and statements will result in significant penalties. Investors should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of their shares.

Information Reporting and Backup Withholding Tax

         In general, income tax information with respect to Down-MACRO tradeable shares will be reported to shareholders on an IRS Form 1099 (and related information statements), which form should be mailed to shareholders of Down-MACRO tradeable shares by January 31 following each calendar year. In general, income tax information with respect to Down-MACRO holding shares will be reported to shareholders on an IRS Form 1041, Schedule K-1 which should be mailed to shareholders of Down-MACRO holding shares as promptly as possible following each calendar year. Backup withholding tax may also apply to such payments if the U.S. Holder fails to comply with certain identification requirements.

Non-U.S. Holders

         A "Non-U.S. Holder" means a holder other than a U.S. Holder. For United States federal income tax purposes, Non-U.S. Holders of shares should not be subject to withholding tax on their allocable share of payments or accruals of earnings on the United States Treasury obligations or payments received pursuant to the income distribution agreement or the settlement contracts. In addition, a Non-U.S. Holder generally will not be subject to United States federal income taxation on capital gains earned in connection with holding, selling or redeeming shares where such Non-U.S. Holder:

         o        does not have an office or fixed place of business in the U.S.
                  and otherwise does not carry on a U.S. trade or business;

         o is not an individual who is present in the U.S. for 183 days or more in a taxable year or who has a "tax home" in the U.S. for U.S. federal income tax purposes; or

         o        is not a former citizen of the U.S.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the shares. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the shares.

                          CERTAIN ERISA CONSIDERATIONS

Down-MACRO Tradeable Shares

         The underwriters anticipate that the Down-MACRO tradeable shares offered in this prospectus will meet the criteria of "publicly-offered securities" pursuant to the Plan Assets Regulation issued by the Department of Labor.

         Although no assurances can be given, we expect that:

         o there will be no restrictions imposed on the transfer of the Down-MACRO tradeable shares;

         o the Down-MACRO tradeable shares will be held by at least 100 independent investors at the conclusion of this offering; and

         o the Down-MACRO tradeable shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

         If the Down-MACRO tradeable shares were to fail to meet the criteria of publicly-offered securities, the assets of the Down-MACRO tradeable trust could be deemed under ERISA to include the assets of any plans that invested in the Down-MACRO tradeable trust. In that event, transactions involving the Down-MACRO tradeable trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code, unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption applies.

         Prospective fiduciaries of a plan considering the purchase of Down-MACRO tradeable shares should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the shares with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

         o whether the fiduciary has the authority to make the investment,

         o the composition of the plan's portfolio with respect to diversification by type of asset,

         o        the plan's funding objectives,

         o        the tax effects of the investment,

         o whether the assets of the trust that are represented by the Down-MACRO tradeable shares would be considered plan assets, and

         o whether, under the general fiduciary standards of investment prudence and diversification an investment in the Down-MACRO tradeable shares is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         Any purchaser of Down-MACRO tradeable shares that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered shares without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Down-MACRO Holding Shares

         The underwriters do not anticipate that the Down-MACRO holding shares will meet the criteria for "publicly-offered securities" or any other exception to the Plan Assets Regulation issued by the Department of Labor.

         Accordingly, in order to prevent the assets of the Down-MACRO holding trust from being treated as assets of a plan that is subject to ERISA or the Code, investors using assets of any (i) "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign pension plans and church plans,
(ii) "plan" (as defined in Section

4975(e)(1) of the Code), whether or not subject to Section 4975 of the Code, including without limitation individual retirement accounts and Keogh plans, or
(iii) entity whose underlying assets include plan assets by reason of such an employee benefit plan's or plan's investment in such entity, including without limitation, as applicable, an insurance company general account, (each of (i), (ii) and (iii) a "Benefit Plan Investor") will not be permitted to acquire the Down-MACRO holding shares. Each initial investor will be required to represent and each transferee or subsequent holder will be deemed to have represented that it is not a Benefit Plan Investor. Please note that only Authorized Participants may be allowed to exchange Down-MACRO tradeable shares for Down-MACRO holding shares and no Benefit Plan Investor (including, as applicable, an insurance company general account) can be an Authorized Participant.

         Any purported purchase or transfer of any Down-MACRO holding share by a purchaser or to a transferee that is or becomes a Benefit Plan Investor shall be null and void ab initio.

         Despite the foregoing, there can be no assurance that the assets of the Down-MACRO holding trust could never be deemed under ERISA to include the assets of any plans that invested in the Down-MACRO holding trust. In that event, transactions involving the Down-MACRO holding trust's assets and parties in interest or disqualified persons with respect to plans that invested in the trust will be prohibited under ERISA and the Code unless another exemption to the Plan Assets Regulation or a statutory or administrative exemption to prohibited transaction rules applies.

                              PLAN OF DISTRIBUTION

         The Down-MACRO holding trust and the Down-MACRO tradeable trust will issue newly created Down-MACRO holding shares and Down-MACRO tradeable shares, as applicable, to Authorized Participants in Paired Subsequent Issuances on a continuous basis. The Down-MACRO holding shares will be issued solely as part of MACRO Units, each constituting 50,000 Down-MACRO holding shares and 50,000 Up-MACRO holding shares. Each MACRO Unit will be issued by the Paired Holding Trusts in exchange for cash deposited into the Paired Holding Trusts in an amount equal to the combined Per Share Underlying Value of the Down-MACRO holding shares and the Up-MACRO holding shares, as measured on the Subsequent Issuance Date. The Down-MACRO tradeable shares will be issued in exchange for deposits of minimum lots of 50,000 Down-MACRO holding shares into the Down-MACRO tradeable trust. One Down-MACRO tradeable share will be issued for each deposited Down-MACRO holding share. For a detailed description of Paired Subsequent Issuances, see "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Subsequent Issuances." Because both Down-MACRO holding and tradeable shares can be issued on an ongoing basis, at any point during the life of the Down-MACRO holding trust or the Down-MACRO tradeable trust, as applicable, a continuous "distribution," within the meaning of the Securities Act, will be occurring. Authorized Participants, other broker-dealers and all other persons are cautioned that some of their activities will result in their being deemed to be participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery requirements and liability provisions of the Securities Act. For example, an Authorized Participant or any other person will be deemed to be a statutory underwriter of the Down-MACRO holding shares if it deposits cash into the Down-MACRO holding trust and the Up-MACRO holding trust in exchange for MACRO Units, and after the issuance sells the Down-MACRO holding shares which were part of the MACRO Unit to its customers; or an Authorized Participant or any other person will be deemed to be a statutory underwriter of both Down-MACRO holding shares and Down-MACRO tradeable shares if after creating Down-MACRO holding shares the Authorized Participant deposits these Down-MACRO holding shares into the Down-MACRO tradeable trust, directs the issuance of Down-MACRO tradeable shares in exchange for these holding shares and subsequently sells the Down-MACRO tradeable shares to its customers; or an Authorized Participant and other person will be deemed statutory underwriters if they couple the creation of a supply of new MACRO shares with an active selling effort involving the solicitation of secondary market demand of the shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of that participant or its clients in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to the designation of a person as a statutory underwriter.


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

         Investors that purchase Down-MACRO holding shares or Down-MACRO tradeable shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

         Dealers that are neither Authorized Participants nor "underwriters" but nonetheless are participating in a distribution, and thus dealing with Down-MACRO holding shares or Down-MACRO tradeable shares that are part of an "unsold allotment" within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act. Dealers unable to rely on the Section 4(3) prospectus delivery exemption will be subject to the prospectus delivery requirements of the Securities Act.

         We intend to qualify Down-MACRO holding shares and Down-MACRO tradeable shares in states selected by us and through broker-dealers who are members of the National Association of Securities Dealers, Inc. Investors intending to create or redeem MACRO Units or to direct the issuance of tradeable shares in exchange for holding shares through Authorized Participants in transactions not involving a broker-dealer registered in the respective investor's state of domicile or residence should consult their respective legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to that creation or redemption.

         [[        ] will act as underwriters for the initial offering of the
Down-MACRO holding shares and the Down-MACRO tradeable shares. The net proceeds to the Down-MACRO holding trust for the Down-MACRO holding shares will be used by the trustee, acting in accordance with the directions of the administrative agent, to purchase treasuries on behalf of the Down-MACRO holding trust as described under "USE OF PROCEEDS." The underwriters intend to make a public offering of the Down-MACRO holding shares and of the Down-MACRO tradeable shares at a per share offering price that will vary, depending, among other factors, on the current level of the Applicable Reference Price of Crude Oil and the current market price of Down-MACRO tradeable shares on the AMEX at the time of the offer. Down-MACRO tradeable shares offered at different times may have different offering prices. The underwriters will not receive from us or any of our affiliates any fees or other compensation in connection with the sale of the Down-MACRO holding or tradeable shares. The underwriters or their respective affiliates may receive customary compensation and brokerage fees from investors who purchase Down-MACRO holding or tradeable shares. An Authorized Participant who directs a Paired Subsequent Issuance is under no obligation to buy any specific number of MACRO Units and may sell the MACRO Units that it has purchased. In addition, an Authorized Participant is under no obligation to create or redeem MACRO Units at any time, and an Authorized Participant is under no obligation to offer to the public any shares that are part of a MACRO Unit which it did not create. In connection with any Paired Subsequent Issuance, any Authorized Participant that creates a MACRO Unit will be deemed to be an underwriter of the Paired Holding Shares and the Down-MACRO and Up-MACRO tradeable shares and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act.

         The Down-MACRO holding trust will receive net proceeds of approximately $[ ] from the initial sale of the Down-MACRO holding shares. This amount represents [ ]% of the aggregate offering price of the Down-MACRO holding shares. All offering expenses will be paid by us, in our capacity as depositor.]

         The Down-MACRO tradeable trust will be deemed to be a statutory underwriter of the Down-MACRO holding shares under the Securities Act and will be subject to the prospectus delivery requirements and liability provisions of the Securities Act in connection with its participation in a "distribution" of Down-MACRO holding shares. In addition, each underwriter of Down-MACRO tradeable shares will also be deemed to be an underwriter of the Down-MACRO holding shares.

         We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that [the underwriters] may be required to make in respect thereof.

         The Down-MACRO tradeable shares will be listed on the AMEX under the trading symbol [ ]. The Down-MACRO holding shares will not be listed on an exchange.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Down-MACRO holding shares and Down-MACRO tradeable shares and certain federal income tax consequences will be passed upon for the issuers, MacroMarkets and the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing MacroMarkets and its affiliates in connection with other transactions.

                           GLOSSARY OF DEFINED TERMS


         "Applicable Reference Price of Crude Oil" means, for any Price Determination Day, the settlement price of the Light Sweet Crude Oil Futures Contract, as established and reported by NYMEX on a per barrel basis in U.S. dollars at the end of each such day based upon the trading that has occurred in that contract by open outcry and published to the consolidated tape, provided, that if NYMEX abandons its open outcry format for the Light Sweet Crude Oil Futures Contract, the Applicable Reference Price of Crude Oil will be based on trading of the Light Sweet Crude Oil Futures Contract on the substitute electronic trading platform established by NYMEX, and, in the event that the NYMEX license has been terminated by NYMEX and MacroMarkets and the depositor have successfully negotiated a license with a Substitute Oil Price Provider, the settlement price for the Substitute Reference Oil Price that is established for each such Price Determination Day.

         "Authorized Participant" means an entity that:

         o is a registered broker-dealer and a member in good standing with the National Association of Securities Dealers, Inc., or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of the National Association of Securities Dealers, Inc. in order to engage in securities transactions;

         o is a participant in DTC or has indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC participant;

         o is not a benefit plan investor for purposes of the Employee Retirement Income Security Act of 1974; and

         o        has entered into a Participants Agreement.

         "Available Income" means, on each Distribution Date, an amount calculated as,

         o in the case of the Down-MACRO holding trust, the sum of the available income accruals for each day of the preceding Calculation Period, as reduced by any portion of those accruals that were paid out as part of Final Distributions made in any Paired Optional Redemptions made during that same period and increased in connection with Paired Subsequent Issuances by the portion of the Underlying Value at which shares were created that represents Down-MACRO Earned Income Accruals.

         o in the case of the Up-MACRO holding trust, the sum of the available income accruals for each day of the preceding Calculation Period, as reduced by any portion of those accruals that were paid out as part of Final Distributions made in any Paired Optional Redemptions made during that same period and increased in connection with Paired Subsequent Issuances by the portion of the Underlying Value at which shares were created that represents Up-MACRO Earned Income Accruals; and

If the Available Income of either Paired Holding Trust for any Calculation Period is a negative number, then the Available Income of that trust for the applicable Distribution Date will be equal to zero and that trust will not make any payments under the income distribution agreement or any Quarterly Distribution to its shareholders on that Distribution Date unless it was entitled to and received a portion of the other Paired Holding Trust's Available Income.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close.

         "Calculation Period" means each period between Distribution Dates, beginning on the preceding Distribution Date and ending on the day prior to the current Distribution Date.

         "Closing Date" means August [   ], 2006.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Daily Fee Accrual" means, for the Down-MACRO or Up-MACRO holding trust, the Down-MACRO or Up-MACRO Asset Amount, as applicable, on each day multiplied by the Daily Fee Accrual Rate. The sum of the Daily Fee Accruals for the Down-MACRO holding trust or the Up-MACRO holding trust for an entire Calculation Period will be equal to the Fee Deduction Amount for that Calculation Period and that trust.

         "Daily Fee Accrual Rate" means an annual rate equal to 1.60% until the second anniversary of the Closing Date and an annual rate of 1.50% for each succeeding year, divided by 365 or 366, depending on the actual number of days in the current year. These rates represent the annual rate at which the funds of each Paired Holding Trust are allocated to be used for the payment of each trust's fees and expenses.

         "Daily Yield Rate" means for purposes of calculating the Down-MACRO Available Income Accrual and the Up-MACRO Available Income Accrual for each treasury on deposit in the applicable holding trust, the yield rate applicable to that treasury divided by either 365 or 366, depending upon the actual number of days in the current year. For purposes of this definition, the "yield rate" for each treasury will be equal to its stated interest rate, if any, plus any applicable discount rate, based on the date of purchase and the purchase price at which the applicable holding trust acquired that treasury.

         "Designated Maturity" has the meaning described in "DESCRIPTION OF THE APPLICABLE REFERENCE PRICE OF CRUDE OIL -- The NYMEX Division Light Sweet Crude Oil Futures Contract."

         "Distribution Date" means the 25th day of March, June, September and December of each year or, if any of those days is not a Business Day, on the following Business Day, commencing in September of 2006.

         "Distribution Payment Date" means the first Business Day of the month immediately following the month in which the related Distribution Date occurred.

         "Down-MACRO Aggregate Par Amount" means an amount determined on any date by multiplying the aggregate number of Down-MACRO holding shares issued by the Down-MACRO holding trust, whether on the Closing Date or in subsequent issuances less any shares that were redeemed prior to that date, by the Par Amount.

         "Down-MACRO Asset Amount" refers to the amount of assets on deposit in the Down-MACRO holding trust, calculated as of any day of a Calculation Period as the sum of:

         o        the Down-MACRO Investment Amount

                  plus

         o the Down-MACRO Available Income Accrual for each elapsed day of that Calculation Period (not including the date of determination)

                  minus

         o any portion of that Down-MACRO Available Income Accrual which was distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the date of determination plus

         o funds deposited into the Down-MACRO holding trust in connection with all Paired Subsequent Issuances that have occurred during such Calculation Period prior to the date of determination that represent the aggregate available income that would have accrued on the Down-MACRO Aggregate Par Amount if cash equal to that amount had been invested on the preceding Distribution Date.

         The Down-MACRO Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to all interest, discount, principal and any other amounts received upon the maturity of each trust's treasuries and held as cash by the Down-MACRO holding trust on that Distribution Date.

         "Down-MACRO Available Income Accrual" means, for each day, (i) the sum of, for each treasury on deposit in the Down-MACRO holding trust on that day, the product of the purchase price at which the trust acquired that treasury multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Down-MACRO Available Income Accrual will be equal to zero.

         "Down-MACRO Earned Income Accrual" means, for any Price Determination
Day:

         o if on such day the Ending Level is below the Starting Level, the Down-MACRO Available Income Accrual plus the Up-MACRO Available Income Accrual on that Price Determination Day multiplied by the Price Level Percentage Change on that day;

         o if on such day the Ending Level is above the Starting Level, the Down-MACRO Available Income Accrual minus the Down-MACRO Available Income Accrual multiplied by the Price Level Percentage Change on that day; and

         o if on such day the Ending Level is equal to the Starting Level, the Down-MACRO Available Income Accrual. The Down-MACRO Earned Income Accrual for each day that is not a Price Determination Day will be determined by reference to the Price Level Percentage Change on the last preceding Price Determination Day.

         The Down-MACRO Earned Income Accrual for each Calculation Period will be equal to the sum of the Down-MACRO Earned Income Accruals for each day of that Calculation Period, as reduced by any portion of that accrual which was distributed in connection with one or more Paired Optional Redemptions effected during that Calculation Period and increased in connection with Paired Subsequent Issuances by the portion of the Underlying Value at which shares were created that represents Down-MACRO Earned Income Accruals.

         "Down-MACRO Holding Trust Agreement" means a trust agreement, dated as of August [ ], 2006, entered into by us, as depositor, Investors Bank & Trust Company, as trustee for the Down-MACRO holding trust, and Claymore Securities, Inc., as administrative agent and marketing agent.

         "Down-MACRO Investment Amount" will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Down-MACRO holding trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and
(y) all funds that the trust holds on deposit on that Distribution Date. The "Down-MACRO Investment Amount" on any day during a Calculation Period (other than the Distribution Date) will equal the aggregate par amount of the Down-MACRO holding shares that are outstanding on that day if the amount actually invested on the preceding Distribution Date was equal to the Down-MACRO Aggregate Par Amount on that date. If the amount actually invested on the last Distribution Date was less than the Down-MACRO Aggregate Par Amount, then the "Down-MACRO Investment Amount" for each day of the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Down-MACRO holding shares outstanding on that Distribution Date, multiplied by the number of Down-MACRO holding shares that are outstanding on the day on which the calculation is being made. Since the trustee is required to invest an amount equal to the Down-MACRO Aggregate Par Amount in treasuries on each Distribution Date, the Down-MACRO Investment Amount should be equal to the Down-MACRO Aggregate Par Amount, as increased and decreased by Paired Optional Redemptions and Paired Subsequent Issuances, throughout the ensuing Calculation Period. The only case in which this will not be true is if the Down-MACRO holding trust's Daily Fee Accrual Rate exceeded the Daily Yield Rate on its treasuries during one or more preceding Calculation Periods and the resulting deficiency was not made up with income realized by the Down-MACRO holding trust during other preceding Calculation Periods following a general rise in interest rates. If a deficiency does exist during a Calculation Period, this deficiency will be reflected in the Per Share Underlying Value at which Authorized Participants may create and redeem the Down-MACRO holding shares.

         "Down-MACRO Tradeable Trust Agreement" means a trust agreement, dated as of August [ ], 2006, entered into by us, as depositor, Investors Bank & Trust Company, as trustee for the Down-MACRO tradeable trust, and Claymore Securities, Inc., as administrative agent and marketing agent.

         "DTC" means The Depository Trust Company.

         "Early Termination Date" means the next Distribution Date that follows the occurrence of a Termination Trigger.

         "Ending Level" means, for each Price Determination Day, the price established and reported by NYMEX or the Substitute Oil Price Provider for the Applicable Reference Price of Crude Oil on that Price Determination Day.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fee Deduction Amount" means, for each Calculation Period and each Paired Holding Trust, an amount equal to the sum of, for each day during that Calculation Period, the Down-MACRO Asset Amount or the Up-MACRO Asset Amount, as applicable, as of that day multiplied by an annual rate of 1.60% for the first two years following the Closing Date and an annual rate of 1.50% thereafter, divided by 365 or 366, depending upon the number of days in the current year.

         "Final Distribution" means any distribution made in redemption of all or a portion of the Up-MACRO holding shares on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, as described in "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution." The Final Distribution received by the Down-MACRO tradeable trust on the Down-MACRO holding shares it holds on deposit will be passed through by that trust to the holders of its Down-MACRO tradeable shares on the date of receipt.

         "Final Scheduled Termination Date" means [      ], 2026.

         "Light Sweet Crude Oil Futures Contract" means the NYMEX Division Light Sweet Crude Oil Futures Contract of the Designated Maturity.

         "MACRO Unit" means 50,000 Up-MACRO holding shares and 50,000 Down-MACRO holding shares.

         "MacroMarkets" means MacroMarkets LLC.

         "NYMEX" means New York Mercantile Exchange, Inc.

         "Paired Holding Shares" means the Down-MACRO holding shares and the Up-MACRO holding shares.

         "Paired Holding Trusts" means the Down-MACRO holding trust and the Up-MACRO holding trust.

         "Paired Optional Redemption" means a redemption of the Paired Holding Shares in MACRO Units as described in "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Final Distribution -- Final Distributions in Paired Optional Redemptions."

         "Paired Subsequent Issuance" means the issuance of Paired Holding Shares in MACRO Units as described in "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Subsequent Issuances -- Paired Subsequent Issuances."

         "Par Amount" means for each Down-MACRO holding share and each Up-MACRO holding share, a stated amount equal to $[ ] per share.

         "Participants Agreement" means an agreement entered into by us, the entity or entities acting as the administrative agents and trustees of the Down-MACRO holding trust, the Up-MACRO holding trust, the Down-

MACRO tradeable trust and the Up-MACRO tradeable trust and an Authorized Participant, that specifies procedures for the subsequent issuance and redemption of Paired Holding Shares and procedures for the creation and exchange of tradeable shares for holding shares and holding shares for tradeable shares.

         "Per Share Underlying Value" means, with respect to each Price Determination Day and each Down-MACRO holding share or Down-MACRO tradeable share, an amount calculated by dividing the Underlying Value of the Down-MACRO holding trust by the number of Down-MACRO holding shares outstanding on that day. The Per Share Underlying Value of an Down-MACRO tradeable share will always equal the Per Share Underlying Value of an Down-MACRO holding share.

         "Price Determination Day" means each day on which the Applicable Reference Price of Crude Oil is established.

         "Price Level Percentage Change" means, on any Price Determination Day, the absolute value of (x) the Ending Level of the Applicable Reference Price of Crude Oil on that Price Determination Day minus the Starting Level of the Applicable Reference Price of Crude Oil divided by (y) the Starting Level.

         "Quarterly Distribution" means, for each Distribution Date, the distribution to be made to the holders of the Down-MACRO holding shares that is described in "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Quarterly Distributions." The Quarterly Distribution received by the Down-MACRO tradeable trust on the Down-MACRO holding shares it holds on deposit will be passed through by that trust to the holders of its Down-MACRO tradeable shares on the date of receipt.

         "Record Date" means the second Business Day following each Distribution Date.

         "Redemption Cash Component" means the cash that must be delivered to the Down-MACRO holding trust in connection with a Paired Optional Redemption by the redeeming Authorized Participant to compensate the trust for the excess value that will be delivered to such redeeming Authorized Participant in the form of treasuries delivered to it as a Final Distribution.

         "Redemption Date" means any Business Day on which an Authorized Participant places an order for a Paired Optional Redemption of all or a portion of the Paired Holding Shares.

         "Redemption Percentage" means:

         o        on any Redemption Date, a fraction, expressed as a percentage:

                  - the numerator of which is the aggregate number of Down-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Down-MACRO holding shares that are outstanding prior to the redemption, in the case of the Down-MACRO holding shares; and

                  - the numerator of which is the aggregate number of Up-MACRO holding shares that are being redeemed and the denominator of which is the aggregate number of Up-MACRO holding shares that are outstanding prior to the redemption, in the case of the Up-MACRO holding shares; or

         o on the Final Scheduled Termination Date or an Early Termination Date, a percentage equal to 100%. "Securities Act" means the United States Securities Act of 1933, as amended.

         "Starting Level" means $[ ], which represents the Applicable Reference Price of Crude Oil, rounded to the nearest dollar, on August [ ], 2006, the last Price Determination Day prior to the Closing Date.

         "Subsequent Issuance Date" means the day on which a creation order is placed by an Authorized Participant with the administrative agent directing a Paired Subsequent Issuance.

         "Substitute Reference Oil Price" means the spot price for West Texas Intermediate Oil generated by the Dow Jones Energy Service, or if we, in our capacity as the Depositor, are unable to obtain a license from the Dow Jones Energy Service, the crude oil price generated or determined by another Substitute Oil Price Provider.

         "Substitute Oil Price Provider" means the Dow Jones Energy Service or any other price provider selected by the shareholders.

         "Termination Triggers" has the meaning described in "DESCRIPTION OF THE DOWN-MACRO HOLDING AND TRADEABLE SHARES -- Termination Triggers."

         "Trust Agreements" means the Down-MACRO Holding Trust Agreement, the Down-MACRO Tradeable Trust Agreement, the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement.

         "Trustee Termination Event" has the meaning described in "DESCRIPTION OF THE TRUST AGREEMENTS -- Trustee Termination Events."

         "Underlying Value" of the Down-MACRO holding trust will equal, on any Price Determination Day:

         o if the Ending Level of the Applicable Reference Price of Crude Oil on a Price Determination Day is below the Starting Level:

                       - the sum of the Down-MACRO Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including that Price Determination Day plus

                       - the Down-MACRO Investment Amount for that Calculation Period plus

                       - the Up-MACRO Investment Amount for that Calculation Period multiplied by the Price Level Percentage Change for the Down-MACRO holding trust on that Price Determination Day,

                  OR

         o if the Ending Level of the Applicable Reference Price of Crude Oil on a Price Determination Day is above the Starting Level:

                       - the sum of the Down-MACRO Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including that Price Determination Day plus

                       - the Down-MACRO Investment Amount for that Calculation Period minus

                       - the Down-MACRO Investment Amount for that Calculation Period multiplied by the Price Level Percentage Change for the Down-MACRO holding trust on that Price Determination Day,

                  OR

         o if the Ending Level of the Applicable Reference Price of Crude Oil on a Price Determination Day is equal to the Starting Level, the sum of the Down-MACRO Earned Income Accruals for each day that has elapsed during the current Calculation
                  Period, up to and including that Price Determination Day plus the Down-MACRO Investment Amount.

Hypothetical calculations of Underlying Value are included for illustrative purposes in Appendix C to this prospectus.

         "Up-MACRO Aggregate Par Amount" means an amount determined on any date by multiplying the aggregate number of Up-MACRO holding shares issued by the Up-MACRO holding trust, whether on the Closing Date or in subsequent issuances less any shares that were redeemed prior to that date, by the Par Amount.

         "Up-MACRO Asset Amount" refers to the amount of assets on deposit in the Up-MACRO holding trust, calculated as of any day of a Calculation Period as the sum of:

         o        the Up-MACRO Investment Amount

                  plus

         o the Up-MACRO Available Income Accrual for each elapsed day of that Calculation Period (not including the date of determination)

                  minus

         o any portion of that Up-MACRO Available Income Accrual which was distributed in connection with all Paired Optional Redemptions that have occurred during that Calculation Period prior to the date of determination plus

         o funds deposited into the Up-MACRO holding trust in connection with all Paired Subsequent Issuances that have occurred during such Calculation Period prior to the date of determination that represent the aggregate available income that would have accrued on the Up-MACRO Aggregate Par Amount if cash equal to that amount had been invested on the preceding Distribution Date.

         The Up-MACRO Asset Amount on each Distribution Date will not be calculated as described above, but will instead be equal to all interest, discount, principal and any other amounts received upon the maturity of each trust's treasuries and held as cash by the Up-MACRO holding trust on that Distribution Date.

         "Up-MACRO Available Income Accrual" means, for each day, (i) the sum of, for each treasury on deposit in the Up-MACRO holding trust on that day, the product of the purchase price at which the trust acquired that treasury multiplied by the Daily Yield Rate applicable to that treasury minus (ii) the Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Up-MACRO Available Income Accrual will be equal to zero.

         "Up-MACRO Earned Income Accrual" means, for any Price Determination
         Day:

         o if on such day the Ending Level is above the Starting Level, the Up-MACRO Available Income Accrual plus the Down-MACRO Available Income Accrual on that Price Determination Day multiplied by the Price Level Percentage Change on that day;

         o if on such day the Ending Level is below the Starting Level, the Up-MACRO Available Income Accrual minus the Up-MACRO Available Income Accrual multiplied by the Price Level Percentage Change on that day; and

         o if on such day the Ending Level is equal to the Starting Level, the Up-MACRO Available Income Accrual.

         The Up-MACRO Earned Income Accrual for each day that is not a Price Determination Day will be determined by reference to the Price Level Percentage Change on the last preceding Price Determination Day.

         The Up-MACRO Earned Income Accrual for each Calculation Period will be equal to the sum of the Up-MACRO Earned Income Accruals for each day of that Calculation Period, as reduced by any portion of that accrual which was distributed in connection with one or more Paired Optional Redemptions effected during that Calculation Period and increased in connection with Paired Subsequent Issuances by the portion of the Underlying Value at which shares were created that represents Up-MACRO Earned Income Accruals.

         "Up-MACRO Holding Trust Agreement" means a trust agreement, dated as of August [ ], 2006, entered into by us, as depositor, Investors Bank & Trust Company, as trustee for the Up-MACRO holding trust, and Claymore Securities, Inc., as administrative agent and marketing agent.

         "Up-MACRO Investment Amount" will equal, on any Distribution Date, the amount of cash that was actually invested on behalf of the Up-MACRO holding trust in treasuries on that Distribution Date, which is required to equal the lesser of (x) the aggregate par amount of its outstanding shares and (y) all funds that the trust holds on deposit on that Distribution Date. The "Up-MACRO Investment Amount" on any day during a Calculation Period (other than the Distribution Date) will equal the aggregate par amount of the Up-MACRO holding shares that are outstanding on that day if the amount actually invested on the preceding Distribution Date was equal to the Up-MACRO Aggregate Par Amount on that date. If the amount actually invested on the last Distribution Date was less than the Up-MACRO Aggregate Par Amount, then the "Up-MACRO Investment Amount" for each day of the ensuing Calculation Period will equal the amount that was actually invested divided by the number of Up-MACRO holding shares outstanding on that Distribution Date, multiplied by the number of Up-MACRO holding shares that are outstanding on the day on which the calculation is being made. Since the trustee is required to invest an amount equal to the Up-MACRO Aggregate Par Amount in treasuries on each Distribution Date, the Up-MACRO Investment Amount should be equal to the Up-MACRO Aggregate Par Amount, as increased and decreased by Paired Optional Redemptions and Paired Subsequent Issuances, throughout the ensuing Calculation Period. The only case in which this will not be true is if the Up-MACRO holding trust's Daily Fee Accrual Rate exceeded the Daily Yield Rate on its treasuries during one or more preceding Calculation Periods and the resulting deficiency was not made up with income realized by the Up-MACRO holding trust during other preceding Calculation Periods following a general rise in interest rates. If a deficiency does exist during a Calculation Period, this deficiency will be reflected in the Per Share Underlying Value at which Authorized Participants may create and redeem the Up-MACRO holding shares.

         "Up-MACRO Tradeable Trust Agreement" means a trust agreement, dated as of August [ ], 2006, entered into by us, as depositor, Investors Bank & Trust Company, as trustee for the Up-MACRO tradeable trust, and Claymore Securities, Inc., as administrative agent and marketing agent.

         "Value" means, with respect to each treasury, the purchase price at which the applicable trust acquired that treasury plus all interest and/or discount accrued on that treasury since its acquisition date.

                                   Appendix A

                                                                  Appendix A




Hypothetical Scenarios

         As discussed in the preceding sections of this prospectus, Quarterly Distributions and the Final Distribution on your Down-MACRO holding shares or your Down-MACRO tradeable shares will depend upon the Underlying Value of the Down-MACRO holding trust. The Underlying Value of the Down-MACRO holding trust at any time will depend on the level of the Applicable Reference Price of Crude Oil. It is not possible to show all possible payment scenarios on Down-MACRO holding and tradeable shares, because we cannot predict future fluctuations in the level of the Applicable Reference Price of Crude Oil or the prevailing interest and discount rates associated with the treasuries deposited in the paired holding trusts at any particular point in time. However, to illustrate the unique structural and performance characteristics of the Down-MACRO holding and tradeable shares, we have created fifteen different hypothetical scenarios to show the hypothetical performance of one Down-MACRO holding or tradeable share.

         The tables that follow illustrate the performance of one Down-MACRO holding or tradeable share under various scenarios based on different assumptions about the level of the Applicable Reference Price of Crude Oil and the yield on the treasuries in the paired holding trusts. For presentation purposes only, we have assigned hypothetical values to the Applicable Reference Price of Crude Oil and hypothetical yields on the treasuries in the paired holding trusts to illustrate different possible performance scenarios. We have set the beginning value of the Applicable Reference Price of Crude Oil at $50.0, which is the level of the Applicable Reference Price of Crude Oil on the closing date, to facilitate comparisons between the level of the Applicable Reference Price of Crude Oil on the closing date and the level of the Applicable Reference Price of Crude Oil on subsequent dates. The levels of the Applicable Reference Price of Crude Oil contained in the tables do not represent the actual levels of the Applicable Reference Price of Crude Oil at any particular point in time and are not predictions about the future levels of the Applicable Reference Price of Crude Oil.

         The tables that follow present fifteen different hypothetical scenarios. The following matrix represents the various scenarios covered by the fifteen hypothetical tables:


-------------------------------------------------------------------------------------------------------
               Price Levels                                  Interest Rate Scenarios
                                                                  Interest Rates      Interest Rates
                                           Interest Rates Rise         Fall          Remain Constant
  Price Increases                                Table 1             Table 2             Table 3
  Price Decreases                                Table 4             Table 5             Table 6
  Price is Volatile with No Net Change           Table 7             Table 8             Table 9
  Price is Volatile with a Net Decrease         Table 10             Table 11            Table 12
  Price is Volatile with a Net Increase         Table 13             Table 14            Table 15

-------------------------------------------------------------------------------------------------------


         Each of the following hypothetical tables is based on the following assumptions:

         o the current starting level of the Applicable Reference Price of Crude Oil on the closing date is $50.0;

         o  the final scheduled termination date is [            ], 2010;

         o on each distribution date, the aggregate purchase price of the treasuries in the Down-MACRO holding trust is at least equal to the Down-MACRO Aggregate Par Amount, and the aggregate purchase price of the treasuries in the Up-MACRO holding trust is at least equal to the Up-MACRO Aggregate Par Amount;

         o on each distribution date, the amounts passed through by the Down-MACRO tradeable trust to holders of the Down-MACRO tradeable shares are equal to the amounts distributed by the Down-MACRO holding trust to the Down-MACRO tradeable trust on the Down-MACRO holding shares held by the Down-MACRO tradeable trust;

         o the Down-MACRO Aggregate Par Amount is equal to the Up-MACRO Aggregate Par Amount;

         o a $1 change in the Applicable Reference Price of Crude Oil results in a $1 change in the Underlying Value of the Down-MACRO holding trust;

         o the Underlying Value of each paired holding trust is calculated as of the period indicated in the related hypothetical table and does not reflect earnings or fees and expenses of the applicable trust;

         o no paired optional redemptions will occur prior to the final scheduled termination date;

         o no subsequent issuances will occur during the period from the closing date to the final scheduled termination date;

         o no Termination Triggers will occur during the period from the closing date to the final scheduled termination date;

         o all of the Down-MACRO holding shares have been deposited into the Down-MACRO tradeable trust and all of the Up-MACRO holding shares have been deposited into the Up-MACRO tradeable trust;

         o on the closing date, the portion of the Underlying Value of the Down-MACRO holding trust allocable to one Down-MACRO holding share is $50 and the portion of the Underlying Value of the Up-MACRO holding trust allocable to one Up-MACRO holding share is $50;

         o the number of Down-MACRO holding shares equals the number of Down-MACRO tradeable shares and the number of an Up-MACRO holding shares equals the number of an Up-MACRO tradeable shares;

         o the aggregate annual fees for the Down-MACRO holding trust, including MSR's licensing fee, the trustee's fee and the expenses of the Down-MACRO tradeable trust, will be equal to 1.00% per annum; and

         o the aggregate annual fees for the Up-MACRO holding trust, including MSR's licensing fee, the trustee's fee and the expenses of the Up-MACRO tradeable trust, will be equal to 1.00% per annum.

         You should note that the concept of Underlying Value as well as the realization of Available Income and the accrual of fees are associated with the paired holding trusts, rather than the Down-MACRO tradeable trust or the Up-MACRO tradeable trust. However, for purposes of the hypothetical tables presented below, we have related these concepts to both the paired holding shares and the Down-MACRO and an Up-MACRO tradeable trust. No additional assumptions need to be made in order to relate these concepts to the Up-MACRO tradeable shares, because the Up-MACRO tradeable shares and the Down-MACRO tradeable shares receive only pass-through distributions of amounts distributed by the Up-MACRO holding trust and the Down-MACRO holding trust, respectively.


         As an example of the way the MACRO trusts function in a scenario in which the available income are insufficient to pay the quarterly fees of the trusts, we refer you to the hypothetical table on page [91]. In that hypothetical table, during the months September 2003 to August 2004, the available income did not suffice to pay the quarterly fees which caused the reduction of the par amount and, accordingly, the underlying value. As soon as the treasuries earnings increased above the level of the quarterly fees and available income were created, as was the case in September 2004, the available income were used to increase the par amount until it reached its original value, in December 2004, which enabled the trusts to continue their quarterly distributions.

          Hypothetical Table 1: Price Increases and Interest Rates Rise

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil and the interest rate on the treasuries held in the paired holding trusts have each increased steadily from the closing date through the final scheduled termination date.


                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                Change      Underlying Value(4)
                                    -------------------             in Price      --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------

  January 2006   50.00    3.00%
   April 2006    51.25    3.10%       $0.21      $0.21      2.50%     2.50%      $51.25      $48.75
   July 2006     52.50    3.20%       $0.21      $0.21      5.00%     2.44%      $52.50      $47.50
  October 2006   53.75    3.30%       $0.21      $0.21      7.50%     2.38%      $53.75      $46.25
  January 2007   55.00    3.40%       $0.21      $0.21     10.00%     2.33%      $55.00      $45.00
   April 2007    56.25    3.50%       $0.21      $0.21     12.50%     2.27%      $56.25      $43.75
   July 2007     57.50    3.60%       $0.21      $0.21     15.00%     2.22%      $57.50      $42.50
  October 2007   58.75    3.70%       $0.21      $0.21     17.50%     2.17%      $58.75      $41.25
  January 2008   60.00    3.80%       $0.21      $0.21     20.00%     2.13%      $60.00      $40.00
   April 2008    61.25    3.90%       $0.21      $0.21     22.50%     2.08%      $61.25      $38.75
   July 2008     62.50    4.00%       $0.21      $0.21     25.00%     2.04%      $62.50      $37.50
  October 2008   63.75    4.10%       $0.21      $0.21     27.50%     2.00%      $63.75      $36.25
  January 2009   65.00    4.20%       $0.21      $0.21     30.00%     1.96%      $65.00      $35.00
   April 2009    66.25    4.30%       $0.21      $0.21     32.50%     1.92%      $66.25      $33.75
   July 2009     67.50    4.40%       $0.21      $0.21     35.00%     1.89%      $67.50      $32.50
  October 2009   68.75    4.50%       $0.21      $0.21     37.50%     1.85%      $68.75      $31.25
  January 2010   70.00    4.60%       $0.21      $0.21     40.00%     1.82%      $70.00      $30.00
   April 2010    71.25    4.70%       $0.21      $0.21     42.50%     1.79%      $71.25      $28.75
   July 2010     72.50    4.80%       $0.21      $0.21     45.00%     1.75%      $72.50      $27.50
  October 2010   73.75    4.90%       $0.21      $0.21     47.50%     1.72%      $73.75      $26.25
------------------------------------------------------------------------------------------------------


Table 1 - cont'd



------------------------------------------------------------------------------------------
                                           Cumulative Quarterly
                 Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                 -----------------------   ----------------------  ----------------------

                     Up-        Down-        Up-         Down-        Up-        Down-
    Quarter         MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended          Share       Share       Share        Share       Share       Share
-------------    ---------   -----------   --------    --------    ---------   ----------

  January 2006
   April 2006       $0.17       $0.16       $0.17        $0.16      $51.42      $48.91
   July 2006        $0.18       $0.17       $0.35        $0.32      $52.85      $47.82
  October 2006      $0.20       $0.17       $0.55        $0.50      $54.30      $46.75
  January 2007      $0.22       $0.18       $0.77        $0.68      $55.77      $45.68
   April 2007       $0.24       $0.19       $1.01        $0.86      $57.26      $44.61
   July 2007        $0.26       $0.19       $1.27        $1.05      $58.77      $43.55
  October 2007      $0.28       $0.20       $1.54        $1.25      $60.29      $42.50
  January 2008      $0.30       $0.20       $1.84        $1.45      $61.84      $41.45
   April 2008       $0.32       $0.20       $2.16        $1.65      $63.41      $40.40
   July 2008        $0.34       $0.21       $2.51        $1.86      $65.01      $39.36
  October 2008      $0.37       $0.21       $2.87        $2.06      $66.62      $38.31
  January 2009      $0.39       $0.21       $3.26        $2.27      $68.26      $37.27
   April 2009       $0.41       $0.21       $3.67        $2.48      $69.92      $36.23
   July 2009        $0.44       $0.21       $4.11        $2.69      $71.61      $35.19
  October 2009      $0.46       $0.21       $4.57        $2.90      $73.32      $34.15
  January 2010      $0.49       $0.21       $5.06        $3.11      $75.06      $33.11
   April 2010       $0.52       $0.21       $5.58        $3.32      $76.83      $32.07
   July 2010        $0.54       $0.21       $6.12        $3.53      $78.62      $31.03
  October 2010      $0.57       $0.20       $6.69        $3.73      $80.44      $29.98
------------------------------------------------------------------------------------------



(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Up-MACRO or Down-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of an Up-MACRO holding or tradeable share or of a Down-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Up-MACRO or Down-MACRO holding trust, as applicable, to which that an Up-MACRO holding or tradeable share or that Down-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 2: Price Increases and Interest Rates Fall


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has increased steadily and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006    50.00    3.000%
   April 2006     51.25    2.900%      $0.21        $0.21     2.50%     2.50%       $51.25      $48.75
   July 2006      52.50    2.800%      $0.21        $0.21     5.00%     2.44%       $52.50      $47.50
  October 2006    53.75    2.700%      $0.21        $0.21     7.50%     2.38%       $53.75      $46.25
  January 2007    55.00    2.600%      $0.21        $0.21     10.00%    2.33%       $55.00      $45.00
   April 2007     56.25    2.500%      $0.21        $0.21     12.50%    2.27%       $56.25      $43.75
   July 2007      57.50    2.400%      $0.21        $0.21     15.00%    2.22%       $57.50      $42.50
  October 2007    58.75    2.300%      $0.21        $0.21     17.50%    2.17%       $58.75      $41.25
  January 2008    60.00    2.200%      $0.21        $0.21     20.00%    2.13%       $60.00      $40.00
   April 2008     61.25    2.100%      $0.21        $0.21     22.50%    2.08%       $61.25      $38.75
   July 2008      62.50    2.000%      $0.21        $0.21     25.00%    2.04%       $62.50      $37.50
  October 2008    63.75    1.900%      $0.21        $0.21     27.50%    2.00%       $63.75      $36.25
  January 2009    65.00    1.800%      $0.21        $0.21     30.00%    1.96%       $65.00      $35.00
   April 2009     66.25    1.700%      $0.21        $0.21     32.50%    1.92%       $66.25      $33.75
   July 2009      67.50    1.600%      $0.21        $0.21     35.00%    1.89%       $67.50      $32.50
  October 2009    68.75    1.500%      $0.21        $0.21     37.50%    1.85%       $68.72      $31.23
  January 2010    70.00    1.400%      $0.21        $0.21     40.00%    1.82%       $69.93      $29.97
   April 2010     71.25    1.300%      $0.21        $0.21     42.50%    1.79%       $71.14      $28.71
   July 2010      72.50    1.200%      $0.21        $0.21     45.00%    1.75%       $72.36      $27.45
  October 2010    73.75    1.100%      $0.21        $0.21     47.50%    1.72%       $73.57      $26.18
------------------------------------------------------------------------------------------------------


Table 2 - cont'd


------------------------------------------------------------------------------------------
                                           Cumulative Quarterly
                 Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                 -----------------------   ----------------------  ----------------------

                     Up-        Down-        Up-         Down-        Up-        Down-
    Quarter         MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended          Share       Share       Share        Share       Share       Share
-------------    ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006          $0.17       $0.16       $0.17       $0.16       $51.42      $48.91
   July 2006           $0.16       $0.14       $0.32       $0.30       $52.82      $47.80
  October 2006         $0.15       $0.13       $0.47       $0.43       $54.22      $46.68
  January 2007         $0.14       $0.11       $0.61       $0.54       $55.61      $45.54
   April 2007          $0.13       $0.10       $0.73       $0.64       $56.98      $44.39
   July 2007           $0.11       $0.08       $0.85       $0.72       $58.35      $43.22
  October 2007         $0.10       $0.07       $0.95       $0.79       $59.70      $42.04
  January 2008         $0.09       $0.06       $1.04       $0.85       $61.04      $40.85
   April 2008          $0.08       $0.05       $1.12       $0.90       $62.37      $39.65
   July 2008           $0.06       $0.04       $1.18       $0.94       $63.68      $38.44
  October 2008         $0.05       $0.03       $1.23       $0.97       $64.98      $37.22
  January 2009         $0.03       $0.02       $1.26       $0.98       $66.26      $35.98
   April 2009          $0.02       $0.01       $1.28       $0.99       $67.53      $34.74
   July 2009           $0.00       $0.00       $1.28       $0.99       $68.78      $33.49
  October 2009         $0.00       $0.00       $1.28       $0.99       $69.99      $32.23
  January 2010         $0.00       $0.00       $1.28       $0.99       $71.21      $30.96
   April 2010          $0.00       $0.00       $1.28       $0.99       $72.42      $29.70
   July 2010           $0.00       $0.00       $1.28       $0.99       $73.63      $28.44
  October 2010         $0.00       $0.00       $1.28       $0.99       $74.84      $27.18
---------------------------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

    Hypothetical Table 3: Price Increases and Interest Rates Remain Constant


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has increased steadily and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    51.25    3.000%      $0.21       $0.21      2.50%     2.50%      $51.25       $48.75
   July 2006     52.50    3.000%      $0.21       $0.21      5.00%     2.44%      $52.50       $47.50
  October 2006   53.75    3.000%      $0.21       $0.21      7.50%     2.38%      $53.75       $46.25
  January 2007   55.00    3.000%      $0.21       $0.21      10.00%    2.33%      $55.00       $45.00
   April 2007    56.25    3.000%      $0.21       $0.21      12.50%    2.27%      $56.25       $43.75
   July 2007     57.50    3.000%      $0.21       $0.21      15.00%    2.22%      $57.50       $42.50
  October 2007   58.75    3.000%      $0.21       $0.21      17.50%    2.17%      $58.75       $41.25
  January 2008   60.00    3.000%      $0.21       $0.21      20.00%    2.13%      $60.00       $40.00
   April 2008    61.25    3.000%      $0.21       $0.21      22.50%    2.08%      $61.25       $38.75
   July 2008     62.50    3.000%      $0.21       $0.21      25.00%    2.04%      $62.50       $37.50
  October 2008   63.75    3.000%      $0.21       $0.21      27.50%    2.00%      $63.75       $36.25
  January 2009   65.00    3.000%      $0.21       $0.21      30.00%    1.96%      $65.00       $35.00
   April 2009    66.25    3.000%      $0.21       $0.21      32.50%    1.92%      $66.25       $33.75
   July 2009     67.50    3.000%      $0.21       $0.21      35.00%    1.89%      $67.50       $32.50
  October 2009   68.75    3.000%      $0.21       $0.21      37.50%    1.85%      $68.75       $31.25
  January 2010   70.00    3.000%      $0.21       $0.21      40.00%    1.82%      $70.00       $30.00
   April 2010    71.25    3.000%      $0.21       $0.21      42.50%    1.79%      $71.25       $28.75
   July 2010     72.50    3.000%      $0.21       $0.21      45.00%    1.75%      $72.50       $27.50
  October 2010   73.75    3.000%      $0.21       $0.21      47.50%    1.72%      $73.75       $26.25
------------------------------------------------------------------------------------------------------



Table 3 - cont'd


-----------------------------------------------------------------------------------------
                                           Cumulative Quarterly
                 Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                 -----------------------   ----------------------  ----------------------

                     Up-        Down-        Up-         Down-        Up-        Down-
    Quarter         MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended          Share       Share       Share        Share       Share       Share
-------------    ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006         $0.17       $0.16       $0.17       $0.16       $51.42      $48.91
   July 2006          $0.17       $0.15       $0.34       $0.31       $52.84      $47.81
  October 2006        $0.17       $0.15       $0.51       $0.46       $54.26      $46.71
  January 2007        $0.18       $0.15       $0.69       $0.61       $55.69      $45.61
   April 2007         $0.18       $0.14       $0.87       $0.75       $57.12      $44.50
   July 2007          $0.19       $0.14       $1.06       $0.89       $58.56      $43.39
  October 2007        $0.19       $0.13       $1.25       $1.02       $60.00      $42.27
  January 2008        $0.19       $0.13       $1.44       $1.15       $61.44      $41.15
   April 2008         $0.20       $0.13       $1.64       $1.28       $62.89      $40.03
   July 2008          $0.20       $0.12       $1.84       $1.40       $64.34      $38.90
  October 2008        $0.21       $0.12       $2.05       $1.52       $65.80      $37.77
  January 2009        $0.21       $0.11       $2.26       $1.63       $67.26      $36.63
   April 2009         $0.21       $0.11       $2.48       $1.74       $68.73      $35.49
   July 2009          $0.22       $0.11       $2.69       $1.84       $70.19      $34.34
  October 2009        $0.22       $0.10       $2.92       $1.94       $71.67      $33.19
  January 2010        $0.23       $0.10       $3.14       $2.04       $73.14      $32.04
   April 2010         $0.23       $0.09       $3.37       $2.14       $74.62      $30.89
   July 2010          $0.23       $0.09       $3.61       $2.22       $76.11      $29.72
  October 2010        $0.24       $0.09       $3.85       $2.31       $77.60      $28.56
-----------------------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 4: Price Decreases and Interest Rates Rise


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has decreased steadily and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    48.75    3.100%      $0.21       $0.21      -2.50%    -2.50%     $48.75       $51.25
   July 2006     47.50    3.200%      $0.21       $0.21      -5.00%    -2.56%     $47.50       $52.50
  October 2006   46.25    3.300%      $0.21       $0.21      -7.50%    -2.63%     $46.25       $53.75
  January 2007   45.00    3.400%      $0.21       $0.21     -10.00%    -2.70%     $45.00       $55.00
   April 2007    43.75    3.500%      $0.21       $0.21     -12.50%    -2.78%     $43.75       $56.25
   July 2007     42.50    3.600%      $0.21       $0.21     -15.00%    -2.86%     $42.50       $57.50
  October 2007   41.25    3.700%      $0.21       $0.21     -17.50%    -2.94%     $41.25       $58.75
  January 2008   40.00    3.800%      $0.21       $0.21     -20.00%    -3.03%     $40.00       $60.00
   April 2008    38.75    3.900%      $0.21       $0.21     -22.50%    -3.13%     $38.75       $61.25
   July 2008     37.50    4.000%      $0.21       $0.21     -25.00%    -3.23%     $37.50       $62.50
  October 2008   36.25    4.100%      $0.21       $0.21     -27.50%    -3.33%     $36.25       $63.75
  January 2009   35.00    4.200%      $0.21       $0.21     -30.00%    -3.45%     $35.00       $65.00
   April 2009    33.75    4.300%      $0.21       $0.21     -32.50%    -3.57%     $33.75       $66.25
   July 2009     32.50    4.400%      $0.21       $0.21     -35.00%    -3.70%     $32.50       $67.50
  October 2009   31.25    4.500%      $0.21       $0.21     -37.50%    -3.85%     $31.25       $68.75
  January 2010   30.00    4.600%      $0.21       $0.21     -40.00%    -4.00%     $30.00       $70.00
   April 2010    28.75    4.700%      $0.21       $0.21     -42.50%    -4.17%     $28.75       $71.25
   July 2010     27.50    4.800%      $0.21       $0.21     -45.00%    -4.35%     $27.50       $72.50
  October 2010   26.25    4.900%      $0.21       $0.21     -47.50%    -4.55%     $26.25       $73.75
------------------------------------------------------------------------------------------------------


Table 4 - cont'd


------------------------------------------------------------------------------------------
                                            Cumulative Quarterly
                  Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                  -----------------------   ----------------------  ----------------------

                      Up-        Down-        Up-         Down-        Up-        Down-
    Quarter          MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended           Share       Share       Share        Share       Share       Share
-------------     ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006          $0.16       $0.17       $0.16       $0.17       $48.91      $51.42
   July 2006           $0.17       $0.18       $0.32       $0.35       $47.82      $52.85
  October 2006         $0.17       $0.20       $0.50       $0.55       $46.75      $54.30
  January 2007         $0.18       $0.22       $0.68       $0.77       $45.68      $55.77
   April 2007          $0.19       $0.24       $0.86       $1.01       $44.61      $57.26
   July 2007           $0.19       $0.26       $1.05       $1.27       $43.55      $58.77
  October 2007         $0.20       $0.28       $1.25       $1.54       $42.50      $60.29
  January 2008         $0.20       $0.30       $1.45       $1.84       $41.45      $61.84
   April 2008          $0.20       $0.32       $1.65       $2.16       $40.40      $63.41
   July 2008           $0.21       $0.34       $1.86       $2.51       $39.36      $65.01
  October 2008         $0.21       $0.37       $2.06       $2.87       $38.31      $66.62
  January 2009         $0.21       $0.39       $2.27       $3.26       $37.27      $68.26
   April 2009          $0.21       $0.41       $2.48       $3.67       $36.23      $69.92
   July 2009           $0.21       $0.44       $2.69       $4.11       $35.19      $71.61
  October 2009         $0.21       $0.46       $2.90       $4.57       $34.15      $73.32
  January 2010         $0.21       $0.49       $3.11       $5.06       $33.11      $75.06
   April 2010          $0.21       $0.52       $3.32       $5.58       $32.07      $76.83
   July 2010           $0.21       $0.54       $3.53       $6.12       $31.03      $78.62
  October 2010         $0.20       $0.57       $3.73       $6.69       $29.98      $80.44
------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 5: Price Decreases and Interest Rates Fall


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil and the interest rate on the treasuries held in the paired holding trusts have each decreased steadily from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    48.75    2.900%      $0.21       $0.21      -2.50%    -2.50%     $48.75       $51.25
   July 2006     47.50    2.800%      $0.21       $0.21      -5.00%    -2.56%     $47.50       $52.50
  October 2006   46.25    2.700%      $0.21       $0.21      -7.50%    -2.63%     $46.25       $53.75
  January 2007   45.00    2.600%      $0.21       $0.21     -10.00%    -2.70%     $45.00       $55.00
   April 2007    43.75    2.500%      $0.21       $0.21     -12.50%    -2.78%     $43.75       $56.25
   July 2007     42.50    2.400%      $0.21       $0.21     -15.00%    -2.86%     $42.50       $57.50
  October 2007   41.25    2.300%      $0.21       $0.21     -17.50%    -2.94%     $41.25       $58.75
  January 2008   40.00    2.200%      $0.21       $0.21     -20.00%    -3.03%     $40.00       $60.00
   April 2008    38.75    2.100%      $0.21       $0.21     -22.50%    -3.13%     $38.75       $61.25
   July 2008     37.50    2.000%      $0.21       $0.21     -25.00%    -3.23%     $37.50       $62.50
  October 2008   36.25    1.900%      $0.21       $0.21     -27.50%    -3.33%     $36.25       $63.75
  January 2009   35.00    1.800%      $0.21       $0.21     -30.00%    -3.45%     $35.00       $65.00
   April 2009    33.75    1.700%      $0.21       $0.21     -32.50%    -3.57%     $33.75       $66.25
   July 2009     32.50    1.600%      $0.21       $0.21     -35.00%    -3.70%     $32.50       $67.50
  October 2009   31.25    1.500%      $0.21       $0.21     -37.50%    -3.85%     $31.23       $68.72
  January 2010   30.00    1.400%      $0.21       $0.21     -40.00%    -4.00%     $29.97       $69.93
   April 2010    28.75    1.300%      $0.21       $0.21     -42.50%    -4.17%     $28.71       $71.14
   July 2010     27.50    1.200%      $0.21       $0.21     -45.00%    -4.35%     $27.45       $72.36
  October 2010   26.25    1.100%      $0.21       $0.21     -47.50%    -4.55%     $26.18       $73.57
------------------------------------------------------------------------------------------------------


Table 5 - Cont'd


-----------------------------------------------------------------------------------------
                                           Cumulative Quarterly
                 Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                 -----------------------   ----------------------  ----------------------

                     Up-        Down-        Up-         Down-        Up-        Down-
    Quarter         MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended          Share       Share       Share        Share       Share       Share
-------------    ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006         $0.16       $0.17       $0.16       $0.17       $48.91      $51.42
   July 2006          $0.14       $0.16       $0.30       $0.32       $47.80      $52.82
  October 2006        $0.13       $0.15       $0.43       $0.47       $46.68      $54.22
  January 2007        $0.11       $0.14       $0.54       $0.61       $45.54      $55.61
   April 2007         $0.10       $0.13       $0.64       $0.73       $44.39      $56.98
   July 2007          $0.08       $0.11       $0.72       $0.85       $43.22      $58.35
  October 2007        $0.07       $0.10       $0.79       $0.95       $42.04      $59.70
  January 2008        $0.06       $0.09       $0.85       $1.04       $40.85      $61.04
   April 2008         $0.05       $0.08       $0.90       $1.12       $39.65      $62.37
   July 2008          $0.04       $0.06       $0.94       $1.18       $38.44      $63.68
  October 2008        $0.03       $0.05       $0.97       $1.23       $37.22      $64.98
  January 2009        $0.02       $0.03       $0.98       $1.26       $35.98      $66.26
   April 2009         $0.01       $0.02       $0.99       $1.28       $34.74      $67.53
   July 2009          $0.00       $0.00       $0.99       $1.28       $33.49      $68.78
  October 2009        $0.00       $0.00       $0.99       $1.28       $32.23      $69.99
  January 2010        $0.00       $0.00       $0.99       $1.28       $30.96      $71.21
   April 2010         $0.00       $0.00       $0.99       $1.28       $29.70      $72.42
   July 2010          $0.00       $0.00       $0.99       $1.28       $28.44      $73.63
  October 2010        $0.00       $0.00       $0.99       $1.28       $27.18      $74.84
-----------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

    Hypothetical Table 6: Price Decreases and Interest Rates Remain Constant


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has decreased steadily and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    48.75    3.000%      $0.21       $0.21      -2.50%    -2.50%     $48.75       $51.25
   July 2006     47.50    3.000%      $0.21       $0.21      -5.00%    -2.56%     $47.50       $52.50
  October 2006   46.25    3.000%      $0.21       $0.21      -7.50%    -2.63%     $46.25       $53.75
  January 2007   45.00    3.000%      $0.21       $0.21     -10.00%    -2.70%     $45.00       $55.00
   April 2007    43.75    3.000%      $0.21       $0.21     -12.50%    -2.78%     $43.75       $56.25
   July 2007     42.50    3.000%      $0.21       $0.21     -15.00%    -2.86%     $42.50       $57.50
  October 2007   41.25    3.000%      $0.21       $0.21     -17.50%    -2.94%     $41.25       $58.75
  January 2008   40.00    3.000%      $0.21       $0.21     -20.00%    -3.03%     $40.00       $60.00
   April 2008    38.75    3.000%      $0.21       $0.21     -22.50%    -3.13%     $38.75       $61.25
   July 2008     37.50    3.000%      $0.21       $0.21     -25.00%    -3.23%     $37.50       $62.50
  October 2008   36.25    3.000%      $0.21       $0.21     -27.50%    -3.33%     $36.25       $63.75
  January 2009   35.00    3.000%      $0.21       $0.21     -30.00%    -3.45%     $35.00       $65.00
   April 2009    33.75    3.000%      $0.21       $0.21     -32.50%    -3.57%     $33.75       $66.25
   July 2009     32.50    3.000%      $0.21       $0.21     -35.00%    -3.70%     $32.50       $67.50
  October 2009   31.25    3.000%      $0.21       $0.21     -37.50%    -3.85%     $31.25       $68.75
  January 2010   30.00    3.000%      $0.21       $0.21     -40.00%    -4.00%     $30.00       $70.00
   April 2010    28.75    3.000%      $0.21       $0.21     -42.50%    -4.17%     $28.75       $71.25
   July 2010     27.50    3.000%      $0.21       $0.21     -45.00%    -4.35%     $27.50       $72.50
  October 2010   26.25    3.000%      $0.21       $0.21     -47.50%    -4.55%     $26.25       $73.75
------------------------------------------------------------------------------------------------------


Table 6 - Cont'd


------------------------------------------------------------------------------------------
                                            Cumulative Quarterly
                  Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                  -----------------------   ----------------------  ----------------------

                      Up-        Down-        Up-         Down-        Up-        Down-
    Quarter          MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended           Share       Share       Share        Share       Share       Share
-------------     ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006          $0.16       $0.17       $0.16       $0.17       $48.91      $51.42
   July 2006           $0.15       $0.17       $0.31       $0.34       $47.81      $52.84
  October 2006         $0.15       $0.17       $0.46       $0.51       $46.71      $54.26
  January 2007         $0.15       $0.18       $0.61       $0.69       $45.61      $55.69
   April 2007          $0.14       $0.18       $0.75       $0.87       $44.50      $57.12
   July 2007           $0.14       $0.19       $0.89       $1.06       $43.39      $58.56
  October 2007         $0.13       $0.19       $1.02       $1.25       $42.27      $60.00
  January 2008         $0.13       $0.19       $1.15       $1.44       $41.15      $61.44
   April 2008          $0.13       $0.20       $1.28       $1.64       $40.03      $62.89
   July 2008           $0.12       $0.20       $1.40       $1.84       $38.90      $64.34
  October 2008         $0.12       $0.21       $1.52       $2.05       $37.77      $65.80
  January 2009         $0.11       $0.21       $1.63       $2.26       $36.63      $67.26
   April 2009          $0.11       $0.21       $1.74       $2.48       $35.49      $68.73
   July 2009           $0.11       $0.22       $1.84       $2.69       $34.34      $70.19
  October 2009         $0.10       $0.22       $1.94       $2.92       $33.19      $71.67
  January 2010         $0.10       $0.23       $2.04       $3.14       $32.04      $73.14
   April 2010          $0.09       $0.23       $2.14       $3.37       $30.89      $74.62
   July 2010           $0.09       $0.23       $2.22       $3.61       $29.72      $76.11
  October 2010         $0.09       $0.24       $2.31       $3.85       $28.56      $77.60
------------------------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

                 Hypothetical Table 7: Price is Volatile with No
                 Net Approximate Change and Interest Rates Rise

         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has increased steadily from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    52.40    3.100%      $0.21       $0.21      4.80%     4.80%      $52.40       $47.60
   July 2006     56.71    3.200%      $0.21       $0.21      13.42%    8.23%      $56.71       $43.29
  October 2006   48.78    3.300%      $0.21       $0.21      -2.45%   -13.99%     $48.78       $51.22
  January 2007   49.59    3.400%      $0.21       $0.21      -0.82%    1.67%      $49.59       $50.41
   April 2007    55.10    3.500%      $0.21       $0.21      10.20%    11.11%     $55.10       $44.90
   July 2007     55.38    3.600%      $0.21       $0.21      10.77%    0.51%      $55.38       $44.62
  October 2007   49.74    3.700%      $0.21       $0.21      -0.51%   -10.18%     $49.74       $50.26
  January 2008   52.14    3.800%      $0.21       $0.21      4.29%     4.82%      $52.14       $47.86
   April 2008    48.09    3.900%      $0.21       $0.21      -3.83%    -7.78%     $48.09       $51.91
   July 2008     47.93    4.000%      $0.21       $0.21      -4.13%    -0.32%     $47.93       $52.07
  October 2008   36.15    4.100%      $0.21       $0.21     -27.70%   -24.59%     $36.15       $63.85
  January 2009   37.73    4.200%      $0.21       $0.21     -24.54%    4.38%      $37.73       $62.27
   April 2009    49.41    4.300%      $0.21       $0.21      -1.17%    30.97%     $49.41       $50.59
   July 2009     46.91    4.400%      $0.21       $0.21      -6.17%    -5.06%     $46.91       $53.09
  October 2009   45.31    4.500%      $0.21       $0.21      -9.39%    -3.43%     $45.31       $54.69
  January 2010   48.90    4.600%      $0.21       $0.21      -2.19%    7.94%      $48.90       $51.10
   April 2010    44.39    4.700%      $0.21       $0.21     -11.22%    -9.23%     $44.39       $55.61
   July 2010     44.74    4.800%      $0.21       $0.21     -10.51%    0.80%      $44.74       $55.26
  October 2010   49.87    4.900%      $0.21       $0.21      -0.26%    11.46%     $49.87       $50.13
------------------------------------------------------------------------------------------------------


Table 7 - Cont'd


-----------------------------------------------------------------------------------------
                                          Cumulative Quarterly
                Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                -----------------------   ----------------------  ----------------------

                    Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share        Share       Share       Share
-------------   ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006           $0.17       $0.15       $0.17       $0.15       $52.57      $47.76
   July 2006            $0.20       $0.15       $0.37       $0.31       $57.08      $43.60
  October 2006          $0.18       $0.19       $0.55       $0.50       $49.33      $51.72
  January 2007          $0.20       $0.20       $0.75       $0.70       $50.34      $51.11
   April 2007           $0.23       $0.19       $0.98       $0.89       $56.08      $45.79
   July 2007            $0.25       $0.20       $1.23       $1.09       $56.61      $45.71
  October 2007          $0.24       $0.24       $1.47       $1.33       $51.21      $51.58
  January 2008          $0.26       $0.24       $1.73       $1.57       $53.87      $49.42
   April 2008           $0.25       $0.27       $1.98       $1.84       $50.06      $53.75
   July 2008            $0.26       $0.29       $2.24       $2.12       $50.17      $54.19
  October 2008          $0.21       $0.37       $2.45       $2.49       $38.60      $66.34
  January 2009          $0.23       $0.37       $2.67       $2.86       $40.40      $65.13
   April 2009           $0.31       $0.32       $2.98       $3.18       $52.39      $53.76
   July 2009            $0.30       $0.34       $3.29       $3.52       $50.20      $56.61
  October 2009          $0.30       $0.37       $3.59       $3.89       $48.90      $58.58
  January 2010          $0.34       $0.36       $3.93       $4.25       $52.83      $55.34
   April 2010           $0.32       $0.40       $4.25       $4.65       $48.64      $60.26
   July 2010            $0.33       $0.41       $4.59       $5.06       $49.33      $60.32
  October 2010          $0.39       $0.39       $4.97       $5.45       $54.85      $55.58
-------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

         Hypothetical Table 8: Price is Volatile with No Net Approximate
                         Change and Interest Rates Fall


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has decreased steadily from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    52.40    2.900%      $0.21       $0.21      4.80%     4.80%      $52.40       $47.60
   July 2006     56.71    2.800%      $0.21       $0.21      13.42%    8.23%      $56.71       $43.29
  October 2006   48.78    2.700%      $0.21       $0.21      -2.45%   -13.99%     $48.78       $51.22
  January 2007   49.59    2.600%      $0.21       $0.21      -0.82%    1.67%      $49.59       $50.41
   April 2007    55.10    2.500%      $0.21       $0.21      10.20%    11.11%     $55.10       $44.90
   July 2007     55.38    2.400%      $0.21       $0.21      10.77%    0.51%      $55.38       $44.62
  October 2007   49.74    2.300%      $0.21       $0.21      -0.51%   -10.18%     $49.74       $50.26
  January 2008   52.14    2.200%      $0.21       $0.21       4.29%    4.82%      $52.14       $47.86
   April 2008    48.09    2.100%      $0.21       $0.21      -3.83%    -7.78%     $48.09       $51.91
   July 2008     47.93    2.000%      $0.21       $0.21      -4.13%    -0.32%     $47.93       $52.07
  October 2008   36.15    1.900%      $0.21       $0.21     -27.70%   -24.59%     $36.15       $63.85
  January 2009   37.73    1.800%      $0.21       $0.21     -24.54%    4.38%      $37.73       $62.27
   April 2009    49.41    1.700%      $0.21       $0.21      -1.17%    30.97%     $49.41       $50.59
   July 2009     46.91    1.600%      $0.21       $0.21      -6.17%    -5.06%     $46.91       $53.09
  October 2009   45.31    1.500%      $0.21       $0.21      -9.39%    -3.43%     $45.28       $54.67
  January 2010   48.90    1.400%      $0.21       $0.21      -2.19%    7.94%      $48.85       $51.05
   April 2010    44.39    1.300%      $0.21       $0.21     -11.22%    -9.23%     $44.32       $55.53
   July 2010     44.74    1.200%      $0.21       $0.21     -10.51%    0.80%      $44.66       $55.14
  October 2010   49.87    1.100%      $0.21       $0.21      -0.26%    11.46%     $49.75       $50.00
------------------------------------------------------------------------------------------------------


Table 8 - Cont'd


-----------------------------------------------------------------------------------------
                                          Cumulative Quarterly
                Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                -----------------------   ----------------------  ----------------------

                    Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share        Share       Share       Share
-------------   ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006        $0.17       $0.15       $0.17       $0.15       $52.57      $47.76
   July 2006         $0.17       $0.13       $0.34       $0.28       $57.05      $43.57
  October 2006       $0.13       $0.14       $0.47       $0.42       $49.25      $51.65
  January 2007       $0.12       $0.13       $0.60       $0.55       $50.19      $50.96
   April 2007        $0.12       $0.10       $0.72       $0.65       $55.82      $45.55
   July 2007         $0.11       $0.09       $0.83       $0.74       $56.21      $45.36
  October 2007       $0.09       $0.09       $0.92       $0.83       $50.66      $51.08
  January 2008       $0.08       $0.07       $1.00       $0.90       $53.14      $48.76
   April 2008        $0.06       $0.06       $1.06       $0.96       $49.14      $52.88
   July 2008         $0.05       $0.05       $1.10       $1.02       $49.04      $53.08
  October 2008       $0.03       $0.05       $1.13       $1.06       $37.28      $64.92
  January 2009       $0.02       $0.03       $1.15       $1.09       $38.88      $63.36
   April 2009        $0.01       $0.01       $1.16       $1.11       $50.57      $51.69
   July 2009         $0.00       $0.00       $1.16       $1.11       $48.07      $54.19
  October 2009       $0.00       $0.00       $1.16       $1.11       $46.45      $55.77
  January 2010       $0.00       $0.00       $1.16       $1.11       $50.02      $52.15
   April 2010        $0.00       $0.00       $1.16       $1.11       $45.48      $56.64
   July 2010         $0.00       $0.00       $1.16       $1.11       $45.82      $56.25
  October 2010       $0.00       $0.00       $1.16       $1.11       $50.91      $51.11
-------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

     Hypothetical Table 9: Price is Volatile with No Net Approximate Change and Interest Rates Remain Constant


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced large amounts of volatility and the interest rate on the treasuries held in the paired holding trusts has not changed from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    52.40    3.000%      $0.21       $0.21      4.80%     4.80%      $52.40       $47.60
   July 2006     56.71    3.000%      $0.21       $0.21      13.42%    8.23%      $56.71       $43.29
  October 2006   48.78    3.000%      $0.21       $0.21      -2.45%   -13.99%     $48.78       $51.22
  January 2007   49.59    3.000%      $0.21       $0.21      -0.82%    1.67%      $49.59       $50.41
   April 2007    55.10    3.000%      $0.21       $0.21      10.20%    11.11%     $55.10       $44.90
   July 2007     55.38    3.000%      $0.21       $0.21      10.77%    0.51%      $55.38       $44.62
  October 2007   49.74    3.000%      $0.21       $0.21      -0.51%   -10.18%     $49.74       $50.26
  January 2008   52.14    3.000%      $0.21       $0.21      4.29%     4.82%      $52.14       $47.86
   April 2008    48.09    3.000%      $0.21       $0.21      -3.83%    -7.78%     $48.09       $51.91
   July 2008     47.93    3.000%      $0.21       $0.21      -4.13%    -0.32%     $47.93       $52.07
  October 2008   36.15    3.000%      $0.21       $0.21     -27.70%   -24.59%     $36.15       $63.85
  January 2009   37.73    3.000%      $0.21       $0.21     -24.54%    4.38%      $37.73       $62.27
   April 2009    49.41    3.000%      $0.21       $0.21      -1.17%    30.97%     $49.41       $50.59
   July 2009     46.91    3.000%      $0.21       $0.21      -6.17%    -5.06%     $46.91       $53.09
  October 2009   45.31    3.000%      $0.21       $0.21      -9.39%    -3.43%     $45.31       $54.69
  January 2010   48.90    3.000%      $0.21       $0.21      -2.19%    7.94%      $48.90       $51.10
   April 2010    44.39    3.000%      $0.21       $0.21     -11.22%    -9.23%     $44.39       $55.61
   July 2010     44.74    3.000%      $0.21       $0.21     -10.51%    0.80%      $44.74       $55.26
  October 2010   49.87    3.000%      $0.21       $0.21      -0.26%    11.46%     $49.87       $50.13
------------------------------------------------------------------------------------------------------


Table 9 - Cont'd


------------------------------------------------------------------------------------------
                                           Cumulative Quarterly
                 Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                 -----------------------   ----------------------  ----------------------

                     Up-        Down-        Up-         Down-        Up-        Down-
    Quarter         MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended          Share       Share       Share        Share       Share       Share
-------------    ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006         $0.17       $0.15       $0.17       $0.15       $52.57      $47.76
   July 2006          $0.18       $0.14       $0.35       $0.29       $57.06      $43.59
  October 2006        $0.16       $0.17       $0.51       $0.46       $49.29      $51.69
  January 2007        $0.16       $0.16       $0.67       $0.62       $50.26      $51.03
   April 2007         $0.18       $0.15       $0.85       $0.77       $55.95      $45.67
   July 2007          $0.18       $0.14       $1.03       $0.91       $56.41      $45.53
  October 2007        $0.16       $0.16       $1.19       $1.08       $50.94      $51.33
  January 2008        $0.17       $0.16       $1.36       $1.23       $53.50      $49.09
   April 2008         $0.16       $0.17       $1.52       $1.40       $49.60      $53.31
   July 2008          $0.16       $0.17       $1.67       $1.57       $49.61      $53.64
  October 2008        $0.12       $0.21       $1.79       $1.78       $37.94      $65.63
  January 2009        $0.12       $0.20       $1.91       $1.98       $39.64      $64.25
   April 2009         $0.16       $0.16       $2.07       $2.14       $51.48      $52.73
   July 2009          $0.15       $0.17       $2.22       $2.31       $49.14      $55.40
  October 2009        $0.15       $0.18       $2.37       $2.49       $47.68      $57.19
  January 2010        $0.16       $0.17       $2.53       $2.66       $51.43      $53.75
   April 2010         $0.14       $0.18       $2.67       $2.84       $47.06      $58.45
   July 2010          $0.15       $0.18       $2.82       $3.02       $47.56      $58.27
  October 2010        $0.16       $0.16       $2.98       $3.18       $52.85      $53.31
--------------------------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 10: Price is Volatile with a Net Decrease and Interest Rates Increase


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts increased from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    35.98    3.100%      $0.21       $0.21     -28.03%   -28.03%     $35.98       $64.02
   July 2006     24.75    3.200%      $0.21       $0.21     -50.51%   -31.23%     $24.75       $75.25
  October 2006   25.93    3.300%      $0.21       $0.21     -48.13%    4.80%      $25.93       $74.07
  January 2007   28.07    3.400%      $0.21       $0.21     -43.86%    8.23%      $28.07       $71.93
   April 2007    24.14    3.500%      $0.21       $0.21     -51.72%   -13.99%     $24.14       $75.86
   July 2007     24.55    3.600%      $0.21       $0.21     -50.91%    1.67%      $24.55       $75.45
  October 2007   27.27    3.700%      $0.21       $0.21     -45.45%    11.11%     $27.27       $72.73
  January 2008   27.41    3.800%      $0.21       $0.21     -45.18%    0.51%      $27.41       $72.59
   April 2008    24.62    3.900%      $0.21       $0.21     -50.76%   -10.18%     $24.62       $75.38
   July 2008     25.81    4.000%      $0.21       $0.21     -48.38%    4.82%      $25.81       $74.19
  October 2008   23.80    4.100%      $0.21       $0.21     -52.40%    -7.78%     $23.80       $76.20
  January 2009   23.72    4.200%      $0.21       $0.21     -52.55%    -0.32%     $23.72       $76.28
   April 2009    17.89    4.300%      $0.21       $0.21     -64.22%   -24.59%     $17.89       $82.11
   July 2009     18.67    4.400%      $0.21       $0.21     -62.65%    4.38%      $18.67       $81.33
  October 2009   24.46    4.500%      $0.21       $0.21     -51.09%    30.97%     $24.46       $75.54
  January 2010   23.22    4.600%      $0.21       $0.21     -53.56%    -5.06%     $23.22       $76.78
   April 2010    22.42    4.700%      $0.21       $0.21     -55.15%    -3.43%     $22.42       $77.58
   July 2010     24.20    4.800%      $0.21       $0.21     -51.59%    7.94%      $24.20       $75.80
  October 2010   21.97    4.900%      $0.21       $0.21     -56.06%    -9.23%     $21.97       $78.03
------------------------------------------------------------------------------------------------------


Table 10 - Cont'd


------------------------------------------------------------------------------------------
                                           Cumulative Quarterly
                 Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                 -----------------------   ----------------------  ----------------------

                     Up-        Down-        Up-         Down-        Up-        Down-
    Quarter         MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended          Share       Share       Share        Share       Share       Share
-------------    ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006         $0.12       $0.21       $0.12       $0.21       $36.10      $64.22
   July 2006          $0.09       $0.26       $0.20       $0.47       $24.95      $75.72
  October 2006        $0.10       $0.28       $0.30       $0.75       $26.23      $74.81
  January 2007        $0.11       $0.29       $0.41       $1.03       $28.48      $72.97
   April 2007         $0.10       $0.32       $0.51       $1.36       $24.66      $77.21
   July 2007          $0.11       $0.34       $0.62       $1.69       $25.17      $77.15
  October 2007        $0.13       $0.34       $0.75       $2.04       $28.03      $74.77
  January 2008        $0.14       $0.36       $0.89       $2.40       $28.30      $74.99
   April 2008         $0.13       $0.39       $1.02       $2.80       $25.64      $78.17
   July 2008          $0.14       $0.41       $1.16       $3.20       $26.97      $77.39
  October 2008        $0.14       $0.44       $1.30       $3.64       $25.10      $79.84
  January 2009        $0.14       $0.46       $1.44       $4.10       $25.16      $80.37
   April 2009         $0.11       $0.51       $1.55       $4.61       $19.44      $86.72
   July 2009          $0.12       $0.53       $1.67       $5.13       $20.35      $86.46
  October 2009        $0.16       $0.51       $1.84       $5.64       $26.29      $81.19
  January 2010        $0.16       $0.54       $2.00       $6.18       $25.22      $82.96
   April 2010         $0.16       $0.56       $2.16       $6.74       $24.58      $84.32
   July 2010          $0.18       $0.57       $2.34       $7.31       $26.55      $83.10
  October 2010        $0.17       $0.60       $2.51       $7.91       $24.48      $85.94
-------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 11: Price is Volatile with a Net Decrease and Interest Rates Decrease


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts decreased from the closing date through the final scheduled termination date.

                                                                  Appendix A
------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    35.98    2.900%      $0.21       $0.21     -28.03%   -28.03%     $35.98       $64.02
   July 2006     24.75    2.800%      $0.21       $0.21     -50.51%   -31.23%     $24.75       $75.25
  October 2006   25.93    2.700%      $0.21       $0.21     -48.13%    4.80%      $25.93       $74.07
  January 2007   28.07    2.600%      $0.21       $0.21     -43.86%    8.23%      $28.07       $71.93
   April 2007    24.14    2.500%      $0.21       $0.21     -51.72%   -13.99%     $24.14       $75.86
   July 2007     24.55    2.400%      $0.21       $0.21     -50.91%    1.67%      $24.55       $75.45
  October 2007   27.27    2.300%      $0.21       $0.21     -45.45%    11.11%     $27.27       $72.73
  January 2008   27.41    2.200%      $0.21       $0.21     -45.18%    0.51%      $27.41       $72.59
   April 2008    24.62    2.100%      $0.21       $0.21     -50.76%   -10.18%     $24.62       $75.38
   July 2008     25.81    2.000%      $0.21       $0.21     -48.38%    4.82%      $25.81       $74.19
  October 2008   23.80    1.900%      $0.21       $0.21     -52.40%    -7.78%     $23.80       $76.20
  January 2009   23.72    1.800%      $0.21       $0.21     -52.55%    -0.32%     $23.72       $76.28
   April 2009    17.89    1.700%      $0.21       $0.21     -64.22%   -24.59%     $17.89       $82.11
   July 2009     18.67    1.600%      $0.21       $0.21     -62.65%    4.38%      $18.67       $81.33
  October 2009   24.46    1.500%      $0.21       $0.21     -51.09%    30.97%     $24.44       $75.51
  January 2010   23.22    1.400%      $0.21       $0.21     -53.56%    -5.06%     $23.20       $76.70
   April 2010    22.42    1.300%      $0.21       $0.21     -55.15%    -3.43%     $22.39       $77.46
   July 2010     24.20    1.200%      $0.21       $0.21     -51.59%    7.94%      $24.16       $75.64
  October 2010   21.97    1.100%      $0.21       $0.21     -56.06%    -9.23%     $21.91       $77.84
------------------------------------------------------------------------------------------------------


Table 11 - cont'd


-----------------------------------------------------------------------------------------
                                          Cumulative Quarterly
                Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                -----------------------   ----------------------  ----------------------

                    Up-        Down-        Up-         Down-        Up-        Down-
    Quarter        MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended         Share       Share       Share        Share       Share       Share
-------------   ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006        $0.12       $0.21       $0.12       $0.21       $36.10      $64.22
   July 2006         $0.07       $0.23       $0.19       $0.43       $24.94      $75.69
  October 2006       $0.07       $0.20       $0.26       $0.64       $26.20      $74.70
  January 2007       $0.07       $0.18       $0.33       $0.82       $28.40      $72.75
   April 2007        $0.05       $0.17       $0.39       $0.99       $24.53      $76.84
   July 2007         $0.05       $0.15       $0.43       $1.14       $24.98      $76.59
  October 2007       $0.05       $0.13       $0.48       $1.26       $27.76      $73.99
  January 2008       $0.04       $0.11       $0.52       $1.37       $27.94      $73.96
   April 2008        $0.03       $0.09       $0.55       $1.47       $25.18      $76.84
   July 2008         $0.03       $0.07       $0.58       $1.54       $26.39      $75.73
  October 2008       $0.02       $0.06       $0.60       $1.60       $24.40      $77.80
  January 2009       $0.01       $0.04       $0.61       $1.63       $24.33      $77.91
   April 2009        $0.00       $0.02       $0.61       $1.65       $18.51      $83.76
   July 2009         $0.00       $0.00       $0.61       $1.65       $19.29      $82.98
  October 2009       $0.00       $0.00       $0.61       $1.65       $25.06      $77.16
  January 2010       $0.00       $0.00       $0.61       $1.65       $23.81      $78.36
   April 2010        $0.00       $0.00       $0.61       $1.65       $23.00      $79.11
   July 2010         $0.00       $0.00       $0.61       $1.65       $24.77      $77.30
  October 2010       $0.00       $0.00       $0.61       $1.65       $22.53      $79.49
-------------------------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down--MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 12: Price is Volatile with a Net Decrease and Interest Rates Remain Constant


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net decrease in price and the interest rate on the treasuries held in the paired holding trusts remains constant from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    35.98    3.000%      $0.21       $0.21     -28.03%   -28.03%     $35.98       $64.02
   July 2006     24.75    3.000%      $0.21       $0.21     -50.51%   -31.23%     $24.75       $75.25
  October 2006   25.93    3.000%      $0.21       $0.21     -48.13%    4.80%      $25.93       $74.07
  January 2007   28.07    3.000%      $0.21       $0.21     -43.86%    8.23%      $28.07       $71.93
   April 2007    24.14    3.000%      $0.21       $0.21     -51.72%   -13.99%     $24.14       $75.86
   July 2007     24.55    3.000%      $0.21       $0.21     -50.91%    1.67%      $24.55       $75.45
  October 2007   27.27    3.000%      $0.21       $0.21     -45.45%    11.11%     $27.27       $72.73
  January 2008   27.41    3.000%      $0.21       $0.21     -45.18%    0.51%      $27.41       $72.59
   April 2008    24.62    3.000%      $0.21       $0.21     -50.76%   -10.18%     $24.62       $75.38
   July 2008     25.81    3.000%      $0.21       $0.21     -48.38%    4.82%      $25.81       $74.19
  October 2008   23.80    3.000%      $0.21       $0.21     -52.40%    -7.78%     $23.80       $76.20
  January 2009   23.72    3.000%      $0.21       $0.21     -52.55%    -0.32%     $23.72       $76.28
   April 2009    17.89    3.000%      $0.21       $0.21     -64.22%   -24.59%     $17.89       $82.11
   July 2009     18.67    3.000%      $0.21       $0.21     -62.65%    4.38%      $18.67       $81.33
  October 2009   24.46    3.000%      $0.21       $0.21     -51.09%    30.97%     $24.46       $75.54
  January 2010   23.22    3.000%      $0.21       $0.21     -53.56%    -5.06%     $23.22       $76.78
   April 2010    22.42    3.000%      $0.21       $0.21     -55.15%    -3.43%     $22.42       $77.58
   July 2010     24.20    3.000%      $0.21       $0.21     -51.59%    7.94%      $24.20       $75.80
  October 2010   21.97    3.000%      $0.21       $0.21     -56.06%    -9.23%     $21.97       $78.03
------------------------------------------------------------------------------------------------------


Table 12 - cont'd


------------------------------------------------------------------------------------------
                                           Cumulative Quarterly
                 Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                 -----------------------   ----------------------  ----------------------

                     Up-        Down-        Up-         Down-        Up-        Down-
    Quarter         MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended          Share       Share       Share        Share       Share       Share
-------------    ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006         $0.12       $0.21       $0.12       $0.21       $36.10      $64.22
   July 2006          $0.08       $0.24       $0.20       $0.45       $24.94      $75.70
  October 2006        $0.08       $0.24       $0.28       $0.69       $26.22      $74.76
  January 2007        $0.09       $0.23       $0.37       $0.92       $28.44      $72.86
   April 2007         $0.08       $0.25       $0.45       $1.17       $24.59      $77.03
   July 2007          $0.08       $0.24       $0.53       $1.41       $25.08      $76.87
  October 2007        $0.09       $0.24       $0.62       $1.65       $27.89      $74.38
  January 2008        $0.09       $0.24       $0.71       $1.89       $28.12      $74.47
   April 2008         $0.08       $0.24       $0.79       $2.13       $25.41      $77.51
   July 2008          $0.08       $0.24       $0.87       $2.37       $26.68      $76.56
  October 2008        $0.08       $0.25       $0.95       $2.62       $24.75      $78.82
  January 2009        $0.08       $0.25       $1.02       $2.86       $24.75      $79.14
   April 2009         $0.06       $0.27       $1.08       $3.13       $18.97      $85.24
   July 2009          $0.06       $0.26       $1.14       $3.39       $19.82      $84.72
  October 2009        $0.08       $0.24       $1.22       $3.64       $25.68      $79.18
  January 2010        $0.08       $0.25       $1.30       $3.89       $24.52      $80.67
   April 2010         $0.07       $0.25       $1.37       $4.14       $23.79      $81.72
   July 2010          $0.08       $0.25       $1.45       $4.39       $25.65      $80.18
  October 2010        $0.07       $0.25       $1.52       $4.64       $23.49      $82.67
-------------------------------------------------------------------------------------------

(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 13: Price is Volatile with a Net Increase and Interest Rates Increase


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts increased from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    60.41    3.100%      $0.21       $0.21      20.82%    20.82%     $60.41       $39.59
   July 2006     57.32    3.200%      $0.21       $0.21      14.65%    -5.11%     $57.32       $42.68
  October 2006   49.81    3.300%      $0.21       $0.21      -0.37%   -13.10%     $49.81       $50.19
  January 2007   48.88    3.400%      $0.21       $0.21      -2.23%    -1.87%     $48.88       $51.12
   April 2007    48.81    3.500%      $0.21       $0.21      -2.38%    -0.15%     $48.81       $51.19
   July 2007     43.55    3.600%      $0.21       $0.21     -12.90%   -10.78%     $43.55       $56.45
  October 2007   36.88    3.700%      $0.21       $0.21     -26.25%   -15.32%     $36.88       $63.12
  January 2008   48.90    3.800%      $0.21       $0.21      -2.19%    32.61%     $48.90       $51.10
   April 2008    49.93    3.900%      $0.21       $0.21      -0.15%    2.09%      $49.93       $50.07
   July 2008     56.60    4.000%      $0.21       $0.21      13.20%    13.37%     $56.60       $43.40
  October 2008   57.99    4.100%      $0.21       $0.21      15.99%    2.46%      $57.99       $42.01
  January 2009   57.70    4.200%      $0.21       $0.21      15.39%    -0.51%     $57.70       $42.30
   April 2009    56.12    4.300%      $0.21       $0.21      12.23%    -2.74%     $56.12       $43.88
   July 2009     54.28    4.400%      $0.21       $0.21      8.55%     -3.28%     $54.28       $45.72
  October 2009   60.45    4.500%      $0.21       $0.21      20.89%    11.37%     $60.45       $39.55
  January 2010   66.47    4.600%      $0.21       $0.21      32.94%    9.96%      $66.47       $33.53
   April 2010    68.87    4.700%      $0.21       $0.21      37.73%    3.61%      $68.87       $31.13
   July 2010     92.27    4.800%      $0.21       $0.21      84.54%    33.98%     $92.27       $7.73
  October 2010   80.76    4.900%      $0.21       $0.21      61.52%   -12.47%     $80.76       $19.24
------------------------------------------------------------------------------------------------------


Table 13 - cont'd


------------------------------------------------------------------------------------------
                                           Cumulative Quarterly
                 Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                 -----------------------   ----------------------  ----------------------

                     Up-        Down-        Up-         Down-        Up-        Down-
    Quarter         MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended          Share       Share       Share        Share       Share       Share
-------------    ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006         $0.20       $0.13       $0.20       $0.13       $60.60      $39.72
   July 2006          $0.20       $0.15       $0.40       $0.28       $57.72      $42.95
  October 2006        $0.19       $0.19       $0.58       $0.46       $50.40      $50.65
  January 2007        $0.20       $0.20       $0.78       $0.67       $49.66      $51.78
   April 2007         $0.21       $0.22       $0.98       $0.89       $49.79      $52.08
   July 2007          $0.20       $0.25       $1.18       $1.14       $44.73      $57.59
  October 2007        $0.17       $0.30       $1.35       $1.44       $38.23      $64.56
  January 2008        $0.24       $0.25       $1.60       $1.69       $50.50      $52.79
   April 2008         $0.26       $0.26       $1.86       $1.96       $51.79      $52.03
   July 2008          $0.31       $0.24       $2.17       $2.19       $58.77      $45.59
  October 2008        $0.33       $0.24       $2.50       $2.43       $60.49      $44.44
  January 2009        $0.35       $0.25       $2.85       $2.69       $60.54      $44.99
   April 2009         $0.35       $0.27       $3.20       $2.96       $59.31      $46.85
   July 2009          $0.35       $0.30       $3.55       $3.26       $57.82      $48.98
  October 2009        $0.41       $0.27       $3.96       $3.52       $64.40      $43.08
  January 2010        $0.46       $0.23       $4.42       $3.76       $70.89      $37.29
   April 2010         $0.50       $0.23       $4.92       $3.98       $73.78      $35.12
   July 2010          $0.69       $0.06       $5.61       $4.04       $97.88      $11.77
  October 2010        $0.62       $0.15       $6.23       $4.19       $86.99      $23.43
-------------------------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 14: Price is Volatile with a Net Increase and Interest Rates Decrease


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts decreased from the closing date through the final scheduled termination date.

                                                                  Appendix A

-------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    60.41    2.900%      $0.21       $0.21      20.82%    20.82%     $60.41       $39.59
   July 2006     57.32    2.800%      $0.21       $0.21      14.65%    -5.11%     $57.32       $42.68
  October 2006   49.81    2.700%      $0.21       $0.21      -0.37%   -13.10%     $49.81       $50.19
  January 2007   48.88    2.600%      $0.21       $0.21      -2.23%    -1.87%     $48.88       $51.12
   April 2007    48.81    2.500%      $0.21       $0.21      -2.38%    -0.15%     $48.81       $51.19
   July 2007     43.55    2.400%      $0.21       $0.21     -12.90%   -10.78%     $43.55       $56.45
  October 2007   36.88    2.300%      $0.21       $0.21     -26.25%   -15.32%     $36.88       $63.12
  January 2008   48.90    2.200%      $0.21       $0.21      -2.19%    32.61%     $48.90       $51.10
   April 2008    49.93    2.100%      $0.21       $0.21      -0.15%    2.09%      $49.93       $50.07
   July 2008     56.60    2.000%      $0.21       $0.21      13.20%    13.37%     $56.60       $43.40
  October 2008   57.99    1.900%      $0.21       $0.21      15.99%    2.46%      $57.99       $42.01
  January 2009   57.70    1.800%      $0.21       $0.21      15.39%    -0.51%     $57.70       $42.30
   April 2009    56.12    1.700%      $0.21       $0.21      12.23%    -2.74%     $56.12       $43.88
   July 2009     54.28    1.600%      $0.21       $0.21      8.55%     -3.28%     $54.28       $45.72
  October 2009   60.45    1.500%      $0.21       $0.21      20.89%    11.37%     $60.42       $39.53
  January 2010   66.47    1.400%      $0.21       $0.21      32.94%    9.96%      $66.40       $33.50
   April 2010    68.87    1.300%      $0.21       $0.21      37.73%    3.61%      $68.76       $31.09
   July 2010     92.27    1.200%      $0.21       $0.21      84.54%    33.98%     $92.08       $7.72
  October 2010   80.76    1.100%      $0.21       $0.21      61.52%   -12.47%     $80.56       $19.19
-------------------------------------------------------------------------------------------------------



Table 13 - cont'd


------------------------------------------------------------------------------------------
                                           Cumulative Quarterly
                 Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                 -----------------------   ----------------------  ----------------------

                     Up-        Down-        Up-         Down-        Up-        Down-
    Quarter         MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended          Share       Share       Share        Share       Share       Share
-------------    ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006         $0.20       $0.13       $0.20       $0.13       $60.60      $39.72
   July 2006          $0.17       $0.13       $0.37       $0.26       $57.69      $42.93
  October 2006        $0.14       $0.14       $0.50       $0.39       $50.32      $50.58
  January 2007        $0.12       $0.13       $0.63       $0.52       $49.51      $51.64
   April 2007         $0.11       $0.11       $0.74       $0.64       $49.55      $51.83
   July 2007          $0.09       $0.11       $0.82       $0.75       $44.37      $57.20
  October 2007        $0.06       $0.11       $0.89       $0.86       $37.76      $63.98
  January 2008        $0.07       $0.08       $0.96       $0.94       $49.86      $52.03
   April 2008         $0.06       $0.06       $1.02       $1.00       $50.95      $51.07
   July 2008          $0.06       $0.04       $1.08       $1.04       $57.68      $44.44
  October 2008        $0.04       $0.03       $1.12       $1.07       $59.11      $43.08
  January 2009        $0.03       $0.02       $1.15       $1.09       $58.85      $43.40
   April 2009         $0.01       $0.01       $1.16       $1.10       $57.28      $44.99
   July 2009          $0.00       $0.00       $1.16       $1.10       $55.44      $46.83
  October 2009        $0.00       $0.00       $1.16       $1.10       $61.58      $40.64
  January 2010        $0.00       $0.00       $1.16       $1.10       $67.57      $34.60
   April 2010         $0.00       $0.00       $1.16       $1.10       $69.93      $32.19
   July 2010          $0.00       $0.00       $1.16       $1.10       $93.25       $8.82
  October 2010        $0.00       $0.00       $1.16       $1.10       $81.72      $20.29
------------------------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

          Hypothetical Table 15: Price is Volatile with a Net Increase and Interest Rates Remain Constant


         The following table illustrates the hypothetical scenario in which the Applicable Reference Price of Crude Oil has experienced volatility while experiencing a net increase in price and the interest rate on the treasuries held in the paired holding trusts remains constant from the closing date through the final scheduled termination date.

                                                                  Appendix A

------------------------------------------------------------------------------------------------------

                                       Total Fees (3)                 Change     Underlying Value(4)
                                    -------------------              in Price    --------------------
                          Three-                            Total   Since the
                 Price    Month        Up-       Down-      Price      Most        Up-        Down-
    Quarter      Level   Treasury     MACRO      MACRO      Level     Recent      MACRO       MACRO
     Ended        (1)   Yield (2)     Share      Share     Change     Period      Share       Share
-------------   ------  ---------   --------   --------  ---------  ---------   --------    ---------
  January 2006   50.00    3.000%
   April 2006    60.41    3.000%      $0.21       $0.21      20.82%    20.82%     $60.41       $39.59
   July 2006     57.32    3.000%      $0.21       $0.21      14.65%    -5.11%     $57.32       $42.68
  October 2006   49.81    3.000%      $0.21       $0.21      -0.37%   -13.10%     $49.81       $50.19
  January 2007   48.88    3.000%      $0.21       $0.21      -2.23%    -1.87%     $48.88       $51.12
   April 2007    48.81    3.000%      $0.21       $0.21      -2.38%    -0.15%     $48.81       $51.19
   July 2007     43.55    3.000%      $0.21       $0.21     -12.90%   -10.78%     $43.55       $56.45
  October 2007   36.88    3.000%      $0.21       $0.21     -26.25%   -15.32%     $36.88       $63.12
  January 2008   48.90    3.000%      $0.21       $0.21      -2.19%    32.61%     $48.90       $51.10
   April 2008    49.93    3.000%      $0.21       $0.21      -0.15%    2.09%      $49.93       $50.07
   July 2008     56.60    3.000%      $0.21       $0.21      13.20%    13.37%     $56.60       $43.40
  October 2008   57.99    3.000%      $0.21       $0.21      15.99%    2.46%      $57.99       $42.01
  January 2009   57.70    3.000%      $0.21       $0.21      15.39%    -0.51%     $57.70       $42.30
   April 2009    56.12    3.000%      $0.21       $0.21      12.23%    -2.74%     $56.12       $43.88
   July 2009     54.28    3.000%      $0.21       $0.21      8.55%     -3.28%     $54.28       $45.72
  October 2009   60.45    3.000%      $0.21       $0.21      20.89%    11.37%     $60.45       $39.55
  January 2010   66.47    3.000%      $0.21       $0.21      32.94%    9.96%      $66.47       $33.53
   April 2010    68.87    3.000%      $0.21       $0.21      37.73%    3.61%      $68.87       $31.13
   July 2010     92.27    3.000%      $0.21       $0.21      84.54%    33.98%     $92.27       $7.73
  October 2010   80.76    3.000%      $0.21       $0.21      61.52%   -12.47%     $80.76       $19.24
------------------------------------------------------------------------------------------------------


Table 15 - cont'd


------------------------------------------------------------------------------------------
                                           Cumulative Quarterly
                 Quarterly Distributions      Distributions (5)    Cumulative Returns (6)
                 -----------------------   ----------------------  ----------------------

                     Up-        Down-        Up-         Down-        Up-        Down-
    Quarter         MACRO       MACRO       MACRO        MACRO       MACRO       MACRO
     Ended          Share       Share       Share        Share       Share       Share
-------------    ---------   -----------   --------    --------    ---------   ----------
  January 2006
   April 2006         $0.20       $0.13       $0.20       $0.13       $60.60      $39.72
   July 2006          $0.19       $0.14       $0.38       $0.27       $57.71      $42.94
  October 2006        $0.16       $0.16       $0.54       $0.43       $50.36      $50.62
  January 2007        $0.16       $0.17       $0.70       $0.59       $49.59      $51.71
   April 2007         $0.16       $0.17       $0.86       $0.76       $49.67      $51.95
   July 2007          $0.14       $0.18       $1.00       $0.94       $44.55      $57.39
  October 2007        $0.12       $0.20       $1.12       $1.15       $38.00      $64.27
  January 2008        $0.16       $0.17       $1.28       $1.31       $50.18      $52.41
   April 2008         $0.16       $0.16       $1.44       $1.48       $51.37      $51.55
   July 2008          $0.18       $0.14       $1.62       $1.62       $58.22      $45.02
  October 2008        $0.19       $0.14       $1.81       $1.75       $59.80      $43.76
  January 2009        $0.19       $0.14       $2.00       $1.89       $59.69      $44.20
   April 2009         $0.18       $0.14       $2.18       $2.03       $58.30      $45.92
   July 2009          $0.18       $0.15       $2.36       $2.18       $56.63      $47.91
  October 2009        $0.20       $0.13       $2.55       $2.31       $63.00      $41.86
  January 2010        $0.22       $0.11       $2.77       $2.42       $69.24      $35.95
   April 2010         $0.22       $0.10       $2.99       $2.52       $71.86      $33.65
   July 2010          $0.30       $0.03       $3.29       $2.54       $95.56      $10.28
  October 2010        $0.26       $0.06       $3.55       $2.61       $84.31      $21.84
--------------------------------------------------------------------------------------------


(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three-Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next distribution date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the underlying value of the Down-MACRO or an Up-MACRO share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is used in this prospectus in relation to the paired holding trusts. The Underlying Value of a paired holding trust on any date represents the total amount of assets in both paired holding trusts to which the first trust is entitled under the settlement contracts. For purposes of this table, when we refer to the "underlying value" of a Down-MACRO holding or tradeable share or of an Up-MACRO holding or tradeable share, we mean the proportionate share of the underlying value of the Down-MACRO or an Up-MACRO holding trust, as applicable, to which that Down-MACRO holding or tradeable share or that an Up-MACRO holding or tradeable share is entitled.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable distribution date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

                                  Appendix B

                Historical Graph of Monthly Settlement Prices
               for the Light Sweet Crude Oil Futures Contracts

         The following graph shows the monthly settlement prices for the Light Sweet Crude Oil Futures Contracts for a four year period ended February 2006. The price of oil per barrel increased during this period. Concurrently, the settlement prices of the contracts, reported on a per barrel basis increased significantly during this period. The results shown should not be considered representative of the Applicable Reference Price of Crude Oil in the future nor should the results be viewed as being indicative of the future performance of the Down-MACRO holding shares or the Down-MACRO tradeable shares.

                              [GRAPHIC OMITTED]

Historical Month-End Yield on the 91-day United States Treasury Bill

         The following table shows the historical month-end yield on the 91-day United States treasury bill for the period from January 1980 through May 2005. The yield on the 91-day United States treasury bill fluctuated widely during this period. The results shown should not be considered representations of the yield on the treasuries held in the Paired Holding Trusts in the future nor should the results be considered a representation of the future distributions on the Down-MACRO holding shares or the Down-MACRO tradeable shares.



           Month-End Yield on the 91-day United States Treasury Bill
      (as reported by The Federal Reserve Board of Governors, unaudited)
                      (on an annualized percentage basis)

---------------------------------------------------------------------------------------------------------------------------------
                                                                                        Years
    Month Ended         1980       1981         1982        1983       1984       1985      1986      1987      1988      1989
---------------------------------------------------------------------------------------------------------------------------------
January                12.00%     14.59%       12.52%       8.10%      8.89%     8.05%     6.97%     5.60%     5.64%     8.39%
February               14.01%     14.22%       12.44%       7.93%      9.14%     8.50%     7.02%     5.45%     5.62%     8.71%
March                  14.24%     12.46%       13.26%       8.64%      9.72%     8.18%     6.34%     5.61%     5.71%     8.90%
April                  10.39%     14.86%       12.34%       8.08%      9.72%     7.85%     6.10%     5.53%     5.98%     8.41%
May                    7.75%      15.10%     11.50%(1)      8.63%      9.75%     7.14%     6.30%     5.68%     6.43%     8.61%
June                   7.88%      14.28%       12.76%       8.79%      9.92%     6.83%     5.96%     5.73%     6.56%     7.99%
July                   8.62%      14.87%       10.17%       9.22%     10.40%     7.28%     5.79%     6.07%     6.95%     7.80%
August                 9.96%      15.52%       8.42%        9.26%     10.63%     7.14%     5.17%     6.25%     7.30%     7.89%
September              11.44%     14.34%       7.62%        8.71%     10.22%     7.04%     5.20%     6.61%     7.25%     7.91%
October                12.71%     12.75%       7.90%        8.51%      9.01%     7.19%     5.20%     5.27%     7.36%     7.77%
November               14.48%     10.37%       8.28%        8.88%      8.44%     7.16%     5.39%     5.21%     7.83%     7.59%
December               14.30%     11.08%       7.92%        8.97%      7.85%     7.05%     5.67%     5.68%     8.10%     7.55%
---------------------------------------------------------------------------------------------------------------------------------

(continued)
-----------------------------------------------------

    Month Ended         1990       1991        1992
-----------------------------------------------------
January                7.74%       6.19%      3.84%
February               7.77%       6.04%      3.93%
March                  7.80%    5.74%(1)      4.05%
April                  7.79%       5.51%      3.70%
May                    7.75%       5.53%      3.70%
June                   7.74%       5.54%      3.57%
July                   7.49%       5.53%      3.18%
August                 7.39%       5.33%      3.16%
September              7.14%       5.11%      2.69%
October                7.11%       4.82%      2.96%
November               7.02%       4.35%      3.27%
December               6.44%       3.88%      3.08%
-----------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
    Month Ended         1993        1994      1995      1996      1997      1998       1999        2000      2001       2002
January                 2.90%      2.96%     5.83%     4.91%     5.02%     5.06%       4.37%      5.53%     4.86%       1.73%
February                2.95%      3.36%     5.76%     4.89%     5.09%     5.18%       4.55%      5.62%     4.73%       1.76%
March                   2.89%      3.48%     5.70%     5.00%     5.21%     5.02%       4.37%      5.72%     4.20%       1.76%(1)
April                   2.91%      3.87%     5.69%     5.01%     5.14%     4.87%       4.43%      5.66%     3.86%       1.74%
May                     3.06%(1)   4.16%     5.63%     5.04%     4.82%     4.89%       4.53%(1)   5.48%     3.55%       1.71%
June                    3.03%      4.15%     5.44%     5.04%     5.06%     4.97%       4.65%      5.71%     3.57%       1.67%
July                    3.03%      4.27%     5.42%     5.18%     5.11%     4.97%       4.62%      6.03%     3.46%       1.68%
August                  3.01%      4.56%     5.29%     5.15%     5.10%     4.77%       4.84%      6.13%     3.30%       1.66%
September               2.92%      4.67%     5.24%     4.91%     4.93%     4.26%       4.74%      6.05%     2.35%       1.54%
October                 3.03%      5.03%     5.32%     5.03%     5.07%     4.23%       4.97%      6.19%     2.01%       1.42%
November                3.14%      5.56%     5.32%     5.00%     5.08%     4.42%       5.15%      6.03%     1.75%       1.20%
December                3.01%      5.53%     4.96%     5.07%     5.22%     4.37%       5.17%      5.73%     1.71%       1.20%
---------------------------------------------------------------------------------------------------------------------------------

(continued)
---------------------------------------------------------------------------------------------------------------------------------
    Month Ended         2003       2004        2005

January                1.16%       0.90%      2.48%
February               1.18%       0.94%      2.72%
March                  1.12%       0.93%      2.73%
April                  1.11%       0.96%      2.84%
May                    1.09%       1.06%(1)   2.93%
June                   0.89%       1.31%
July                   0.94%       1.42%
August                 0.96%       1.57%
September              0.93%       1.68%
October                0.94%       1.87%
November               0.91%       2.20%
December               0.93%       2.18%
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
         (1)      For this month, the historical yield on the 91-day United
                  States treasury bill for the last Business Day of the month is not available, therefore, the yield on the 91-day United
                  States treasury bill for the second to last Business Day of the month is presented above.

Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO

         The following table illustrates the hypothetical monthly performance of a Down-MACRO holding or tradeable share and an Up-MACRO holding or tradeable share from the period beginning on June 30, 2000 through May 31, 2005. This hypothetical table uses the historical monthly closing settlement prices of the Light Sweet Crude Oil Futures Contract set forth in the table titled "Monthly Settlement Prices of the Light Sweet Crude Oil Futures Contracts" in the related prospectus and the historical information for three-month treasury yields set forth in the table titled "Month-End Yield on 91-day United States Treasury Bill" on page B-2. Furthermore, other than assumptions relating to the Starting Level and the Final Scheduled Termination Date, this table makes each of the assumptions relating to the hypothetical tables set forth in "APPENDIX A -- Hypothetical Scenarios."

                                 Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO
                                                              (unaudited)

-------------------------------------------------------------------------------------------------------------------


                                                               Change                              Quarterly
                                     Total Fees (3)             in Price   Underlying Value(4)    Distributions
                                     --------------     Total  Since the   -------------------    -------------
               Price  Three-Month     Up-      Down-    Price    Most       Up-      Down-       Up-        Down-
   Quarter     Level    Treasury     MACRO     MACRO    Level   Recent     MACRO     MACRO      MACRO       MACRO
    Ended       (1)    Yield (2)     Share     Share   Change   Period     Share     Share      Share       Share
-------------------------------------------------------------------------------------------------------------------
  June 2000    32.50     5.71%       0.00      0.00     0.00%    0.00%     32.50     32.50       0.00       0.00
  July 2000    27.43     6.03%         *         *     -15.60%  -15.60%    27.43     37.57        *           *
 August 2000   33.12     6.13%         *         *      1.91%   20.74%     33.12     31.88        *           *
September 2000 30.84     6.05%       0.08      0.09    -5.11%   -6.88%     30.84     34.16       0.36       0.41
 October 2000  32.70     6.19%         *         *      0.62%    6.03%     32.70     32.30        *           *
November 2000  33.82     6.03%         *         *      4.06%    3.43%     33.82     31.18        *           *
December 2000  26.80     5.73%       0.08      0.08    -17.54%  -20.76%    26.80     38.20       0.39       0.43
 January 2001  28.66     4.86%         *         *     -11.82%   6.94%     28.66     36.34        *           *
February 2001  27.39     4.73%         *         *     -15.72%  -4.43%     27.39     37.61        *           *
  March 2001   26.29     4.20%       0.07      0.09    -19.11%  -4.02%     26.29     38.71       0.32       0.44
  April 2001   28.46     3.86%         *         *     -12.43%   8.25%     28.46     36.54        *           *
   May 2001    28.37     3.55%         *         *     -12.71%  -0.32%     28.37     36.63        *           *
  June 2001    26.25     3.57%       0.07      0.09    -19.23%  -7.47%     26.25     38.75       0.22       0.30
  July 2001    26.35     3.46%         *         *     -18.92%   0.38%     26.35     38.65        *           *
 August 2001   27.20     3.30%         *         *     -16.31%   3.23%     27.20     37.80        *           *
September 2001 23.43     2.35%       0.06      0.10    -27.91%  -13.86%    23.43     41.57       0.16       0.25
 October 2001  21.18     2.01%         *         *     -34.83%  -9.60%     21.18     43.82        *           *
November 2001  19.44     1.75%         *         *     -40.18%  -8.22%     19.44     45.56        *           *
December 2001  19.84     1.71%       0.05      0.11    -38.95%   2.06%     19.84     45.16       0.07       0.15
-------------------------------------------------------------------------------------------------------------------


(continued)

                Cumulative Quarterly
                   Distributions (5)   Cumulative Returns (6)
                 --------------------  ----------------------
                     Up-      Down-        Up-       Down-
   Quarter          MACRO     MACRO       MACRO      MACRO
    Ended           Share     Share       Share      Share
--------------------------------------------------------------
  June 2000           *         *         32.50      32.50
  July 2000           *         *           *          *
 August 2000          *         *           *          *
September 2000      0.36       0.41       31.20      34.57
 October 2000         *         *           *          *
November 2000         *         *           *          *
December 2000       0.75       0.83       27.55      39.03
 January 2001         *         *           *          *
February 2001         *         *           *          *
  March 2001        1.08       1.28       27.37      39.99
  April 2001          *         *           *          *
   May 2001           *         *           *          *
  June 2001         1.30       1.58       27.55      40.33
  July 2001           *         *           *          *
 August 2001          *         *           *          *
September 2001      1.46       1.83       24.89      43.40
 October 2001         *         *           *          *
November 2001         *         *           *          *
December 2001       1.53       1.98       21.37      47.14
--------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------


                                                               Change                              Quarterly
                                     Total Fees (3)             in Price   Underlying Value(4)    Distributions
                                     --------------     Total  Since the   -------------------    -------------
               Price  Three-Month     Up-      Down-    Price    Most       Up-      Down-       Up-        Down-
   Quarter     Level    Treasury     MACRO     MACRO    Level   Recent     MACRO     MACRO      MACRO       MACRO
    Ended       (1)    Yield (2)     Share     Share   Change   Period     Share     Share      Share       Share
------------------------------------------------------------------------------------------------------------------
 January 2002  19.48     1.73%         *         *     -40.06%  -1.82%     19.48     45.52        *           *
February 2002  21.74     1.76%         *         *     -33.11%  11.60%     21.74     43.26        *           *
  March 2002   26.31     1.76%       0.06      0.11    -19.05%  21.02%     26.31     38.69       0.04       0.08
  April 2002   27.29     1.74%         *         *     -16.03%   3.73%     27.29     37.71        *           *
   May 2002    25.31     1.71%         *         *     -22.12%  -7.26%     25.31     39.69        *           *
  June 2002    26.86     1.67%       0.07      0.10    -17.35%   6.12%     26.86     38.14       0.05       0.07
  July 2002    27.02     1.68%         *         *     -16.86%   0.60%     27.02     37.98        *           *
 August 2002   28.98     1.66%         *         *     -10.83%   7.25%     28.98     36.02        *           *
September 2002 30.45     1.54%       0.07      0.09    -6.31%    5.07%     30.45     34.55       0.05       0.06
 October 2002  27.22     1.42%         *         *     -16.25%  -10.61%    27.22     37.78        *           *
November 2002  26.89     1.20%         *         *     -17.26%  -1.21%     26.89     38.11        *           *
December 2002  31.20     1.20%       0.07      0.09    -4.00%   16.03%     31.20     33.80       0.04       0.05
 January 2003  33.51     1.16%         *         *      3.11%    7.40%     33.51     31.49        *           *
February 2003  36.60     1.18%         *         *     12.62%    9.22%     36.60     28.40        *           *
  March 2003   31.04     1.12%       0.08      0.08    -4.49%   -15.19%    31.04     33.96       0.02       0.02
  April 2003   25.80     1.11%         *         *     -20.62%  -16.88%    25.80     39.20        *           *
   May 2003    29.56     1.09%         *         *     -9.05%   14.57%     29.56     35.44        *           *
  June 2003    30.19     0.89%       0.07      0.09    -7.11%    2.13%     30.19     34.81       0.01       0.01
  July 2003    30.54     0.94%         *         *     -6.03%    1.16%     30.54     34.46        *           *
 August 2003   31.57     0.96%         *         *     -2.86%    3.37%     31.57     33.43        *           *
September 2003 29.20     0.93%       0.08      0.09    -10.15%  -7.51%     29.19     35.79       0.00       0.00
 October 2003  29.11     0.94%         *         *     -10.43%  -0.31%     29.10     35.88        *           *
November 2003  30.41     0.91%         *         *     -6.43%    4.47%     30.40     34.58        *           *
December 2003  32.52     0.93%       0.08      0.09     0.06%    6.94%     32.50     32.46       0.00       0.00
 January 2004  33.05     0.90%         *         *      1.69%    1.63%     33.03     31.93        *           *
February 2004  36.16     0.94%         *         *     11.26%    9.41%     36.14     28.82        *           *
  March 2004   35.76     0.93%       0.09      0.08    10.03%   -1.11%     35.73     29.21       0.00       0.00
  April 2004   37.38     0.96%         *         *     15.02%    4.53%     37.35     27.59        *           *
   May 2004    39.88     1.06%         *         *     22.71%    6.69%     39.85     25.09        *           *
  June 2004    37.05     1.31%       0.10      0.07    14.00%   -7.10%    37.015     27.915      0.00       0.00
  July 2004    43.80     1.42%         *         *     34.77%   18.22%    43.765     21.165       *           *
 August 2004   42.12     1.57%         *         *     29.60%   -3.84%    42.085     22.845       *           *
September 2004 49.64     1.68%       0.11      0.05    52.74%   17.85%    49.635     15.355      0.00       0.00
------------------------------------------------------------------------------------------------------------------

(continued)

-------------------------------------------------------------


               Cumulative Quarterly
                  Distributions (5)   Cumulative Returns (6)
                --------------------  ----------------------
                    Up-      Down-        Up-       Down-
   Quarter         MACRO     MACRO       MACRO      MACRO
    Ended          Share     Share       Share      Share
-------------------------------------------------------------
 January 2002        *         *           *          *
February 2002        *         *           *          *
  March 2002       1.57       2.06       27.88      40.75
  April 2002         *         *           *          *
   May 2002          *         *           *          *
  June 2002        1.62       2.13       28.48      40.27
  July 2002          *         *           *          *
 August 2002         *         *           *          *
September 2002     1.67       2.19       32.12      36.74
 October 2002        *         *           *          *
November 2002        *         *           *          *
December 2002      1.71       2.24       32.91      36.04
 January 2003        *         *           *          *
February 2003        *         *           *          *
  March 2003       1.72       2.25       32.76      36.21
  April 2003         *         *           *          *
   May 2003          *         *           *          *
  June 2003        1.73       2.27       31.92      37.08
  July 2003          *         *           *          *
 August 2003         *         *           *          *
September 2003     1.72       2.26       30.92      38.06
 October 2003        *         *           *          *
November 2003        *         *           *          *
December 2003      1.72       2.25       34.24      34.73
 January 2004        *         *           *          *
February 2004        *         *           *          *
  March 2004       1.71       2.25       37.47      31.49
  April 2004         *         *           *          *
   May 2004          *         *           *          *
  June 2004        1.71       2.24       38.76      30.19
  July 2004          *         *           *          *
 August 2004         *         *           *          *
September 2004     1.74       2.26       51.38      17.62
-------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------


                                                               Change                              Quarterly
                                     Total Fees (3)             in Price   Underlying Value(4)    Distributions
                                     --------------     Total  Since the   -------------------    -------------
               Price  Three-Month     Up-      Down-    Price    Most       Up-      Down-       Up-        Down-
   Quarter     Level    Treasury     MACRO     MACRO    Level   Recent     MACRO     MACRO      MACRO       MACRO
    Ended       (1)    Yield (2)     Share     Share   Change   Period     Share     Share      Share       Share
------------------------------------------------------------------------------------------------------------------
 October 2004  51.76     1.87%         *         *     59.26%    4.27%    51.755     13.235       *           *
November 2004  49.13     2.20%         *         *     51.17%   -5.08%    49.125     15.865       *           *
December 2004  43.45     2.18%       0.12      0.04    33.69%   -11.56%    43.45     21.55      0.075       0.025
 January 2005  48.20     2.48%         *         *     48.31%   10.93%     48.20     16.80        *           *
February 2005  51.75     2.72%         *         *     59.23%    7.37%     51.75     13.25        *           *
  March 2005   55.40     2.73%       0.13      0.03    70.46%    7.05%     55.40      9.60       0.15       0.04
  April 2005   49.72     2.84%         *         *     52.98%   -10.25%    49.72     15.28        *           *
   May 2005    51.97     2.93%         *         *     59.91%    4.53%     51.97     13.03        *           *

------------------------------------------------------------------------------------------------------------------

(continued)

-------------------------------------------------------------


               Cumulative Quarterly
                  Distributions (5)   Cumulative Returns (6)
                --------------------  ----------------------
                    Up-      Down-        Up-       Down-
   Quarter         MACRO     MACRO       MACRO      MACRO
    Ended          Share     Share       Share      Share
-------------------------------------------------------------
October 2004        *         *           *          *
November 2004        *         *           *          *
December 2004      1.82       2.28       45.27      23.83
 January 2005        *         *           *          *
February 2005        *         *           *          *
  March 2005       1.98       2.32       57.38      11.92
  April 2005         *         *           *          *
   May 2005          *         *           *          *

-------------------------------------------------------------


*        Not applicable.


Footnotes to the table titled "Hypothetical Historical Performance of a Light Sweet Crude Oil MACRO":
(1) "Price Level" refers to the hypothetical price level of the Applicable Reference Price of Crude Oil.
(2) "Three Month Treasury Yield" is the hypothetical yield rate associated with the treasuries that mature on or prior to the next Distribution Date for each quarterly period.
(3) "Total Fees" are calculated by multiplying the Underlying Value of the Down-MACRO or Up-MACRO tradeable share by an annualized fee accrual rate equal to 1.00%.
(4) Underlying Value is a concept that is only used in this prospectus in relation to the Paired Holding Trusts. The Underlying Value of a paired holding trust on any date represents the amount that investors would receive on the shares issued by that trust if the transaction were to end on that date. However, for purposes of simplification, we have assumed that the Down-MACRO tradeable shares represent in the aggregate an "Underlying Value" that is equal to the Underlying Value of the Down-MACRO holding trust and the Up-MACRO tradeable shares represent in the aggregate an "Underlying Value" that is equal to the Underlying Value of the Up-MACRO holding trust.
(5) "Cumulative Quarterly Distributions" are calculated by adding the current Quarterly Distribution to all previously distributed amounts.
(6) "Cumulative Returns" are calculated by adding the Underlying Value of the relevant trust for the applicable Distribution Date (see related columns above) to the Cumulative Quarterly Distribution for the related three month period (see related columns above).

                                   Appendix C

The following is a hypothetical example of how Underlying Value will be calculated:

Example 1
---------

         Assumptions: The Starting Level is $80 the Down-MACRO Holding Trust and Up-MACRO Holding Trust have each raised $100,000,000 and have 1,250,000 holding shares outstanding at a Stated Par Amount of $80 per share; the range for the Down-MACRO Holding Trust is $0 to $80 and the range for the Up-MACRO Holding Trust is $80 to $160; the Daily Yield Rate is 5.00% / 365 for all of the Treasuries and the Daily Fee Accrual is 1.60%/365.

    Day 1 of calculation period --> Applicable Reference Price of Crude Oil drops to $60 (Ending Level = $60).

         Relevant Variables:
         -------------------

         o    Daily Fee Accrual for each trust:

               Daily fee      x      Down-MACRO
              Accrual Rate           Asset Amount

              (1.6% / 365)    x      $100,000,000      = $4,383.56

         o    Available Income Accrual for each trust:

            Daily Yield Rate         Down-MACRO         Daily Fee
           on the Treasuries         Investment          Accrual
                               x       Amount      -

              {(5% / 365)      x    100,000,000}
                        = $13,698.63               -     $4,383.56   = $9,315.07


         o Price Level Percentage Change for Down-MACRO Holding Trust and the Up-MACRO Holding Trust:

                    60 - 80
                    -------    = ABS(-20)/80 = 25%
                      80

         o    Daily Earned Income Accrual for the Down-MACRO Holding Trust:

                  Since Ending Level is lower than Starting Level,

         o    Down-MACRO Available Income Accrual

                  plus

         o    Up-MACRO Available Income Accrual x Price Level Percentage Change


                   $9,315.07  +  ($9,315.07 x 25%)   =   $11.643.84

         o    Down-MACRO and Up-MACRO Investment Amount:

                  Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Down-MACRO or Up-MACRO Aggregate Par Amount:

                      1,250,000  x   $80   =  $100,000,000

Underlying Value on Day 1
-------------------------

                  The Underlying Value of the Down-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

                  Since Ending Level is lower than Starting Level,

         o        the aggregated Earned Income Accrual to this date

                  plus

         o        the Down-MACRO Investment Amount

                  plus

         o the Up-MACRO Investment Amount multiplied by the Price Level Percentage Change for the Down-MACRO Holding Trust

       $11.643.84  +  $100,000,000  +  ($100,000,000 x 25%)  =  $125,011,643.84

    Day 2 of calculation period --> Applicable Reference Price of Crude Oil remains at $60 (Ending Level = $60).

         Relevant Variables:
         -------------------

         o    Daily Fee Accrual for each trust:

               Daily fee      x      Down-MACRO
              Accrual Rate           Asset Amount

              (1.6% / 365)    x      $100,009,315.06      = $4,383.56

         o    Daily Available Income Accrual for each trust:

            Daily Yield Rate         Down-MACRO         Daily Fee
           on the Treasuries         Investment          Accrual
                               x       Amount      -

              {(5% / 365)      x    100,000,000}
                        = $13,698.63               -     $4,383.97   = $9,314.66


         o Price Level Percentage Change for Down-MACRO Holding Trust and the Up-MACRO Holding Trust:

                    60 - 80
                    -------    = ABS(-20)/80 = 25%
                      80

         o     Earned Income Accrual for the Down-MACRO Holding Trust:

                  Since Ending Level is greater than Starting Level,

         o        Down-MACRO Available Income Accrual

                  plus

         o        Up-MACRO Available Income Accrual x Price Level Percentage
                  Change

                   $9,314.66  +  ($9,314.66 x 25%)  =  $11,643.33

         o    Down-MACRO and Up-MACRO Investment Amount:

                  Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x Stated Par Amount per share, also referred to as the Down-MACRO or Up-MACRO Aggregate Par Amount:

                      1,250,000  x   $80   =  $100,000,000

         o     Accrual Down-MACRO and Up-MACRO Asset Amount =

         Investment Amount + Accrual Income Amount = $100,000,000 + $9,315.07 + 9,314.66 = $100,018,629.73

Underlying Value on Day 2

                  The Underlying Value of the Down-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

                  Since Ending Level is lower than Starting Level,

         o        the Earned Income Accrual to this date

                  plus

         o        the Down-MACRO Investment Amount

                  plus

         o the Up-MACRO Investment Amount multiplied by the Price Level Percentage Change for the Down-MACRO Holding Trust

      $27,943.98  +   $100,000,000   +  ($100,000,000 x 25%)  =  $125,023,287.16

    Day 3 of calculation period --> Applicable Reference Price of Crude Oil rises to $90 (Ending Level = $90).

         Relevant Variables:
         -------------------

         o    Daily Fee Accrual for each trust:

               Daily fee      x      Down-MACRO
              Accrual Rate           Asset Amount

              (1.6% / 365)    x      $100,018,629.66      = $4,384.38

         o    Daily vailable income accrual for each trust:

            Daily Yield Rate         Down-MACRO         Daily fee
           on the Treasuries         Investment          accrual
                               x       Amount      -

              {(5% / 365)      x    100,000,000}
                        = $13,698.63               -     $4,384.38   = $9,314.25


         o Price Level Percentage Change for Down-MACRO Holding Trust and the Up-MACRO Holding Trust:

                    90 - 80
                    -------    = 10/80 = 12.5%
                      80

         o     Earned Income Accrual for the Down-MACRO Holding Trust:

                  Since Ending Level is greater than Starting Level,

         o        Down-MACRO Available Income Accrual

                  minus

         o        Up-MACRO Available Income Accrual x Price Level Percentage
                  Change

                   $9,314.65  -   ($9,314.65 x 12.5%)    =   $8,149.97

         o    Down-MACRO and Up-MACRO Investment Amount:

                  Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Down-MACRO or Up-MACRO Aggregate Par Amount:

                      1,250,000  x   $80   =  $100,000,000

         o    Accrual Down-MACRO and Up-MACRO Asset Amount =

         Investment Amount + aggregated Accrual Income Amount = $100,000,000 + $18,629.73 + $9,314.25=$100,027,943.98

Underlying Value on Day 3
-------------------------

                  The Underlying Value of the Down-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

                  Since Ending Level is greater than Starting Level,

         o        the aggregated Earned Income Accrual to this date

                  plus

         o        the Down-MACRO Investment Amount

                  minus

         o the Up-MACRO Investment Amount multiplied by the Price Level Percentage Change for the Down-MACRO Holding Trust

      $27,943.18  +   $100,000,000  -  ($100,000,000 x 12.5%)  =  $87,531,437.13

Day 4 of calculation period -> Applicable Reference Price of Crude Oil drops to $55 (Ending Level=$55) and a Subsequent Issuance order for 7 MACRO Units and a Redemption order for 12 MACRO Units are due (or net, 250,000 Down-MACRO Holding Shares and 250,000 Up-MACRO Holding Shares, representing 20% of the outstanding Paired Holding Trust shares has been redeemed).

         Relevant Variables:

         o    Down-MACRO Asset Amount:

              Down-MACRO Asset    x       Down-MACRO
              Amount reduction           Asset Amount

             250,000/1,250,000    x    $100,027,943.98    = $80,022,355.18

         o    Daily Fee Accrual for each trust:

              Daily Fee           x       Down-MACRO
            Accrual Rate                 Asset Amount

            (1.6% / 365)          x     $80,022,355.18    = $3,507.83

         o    Available Income Accrual for each trust:

            Daily Yield Rate         Down-MACRO         Daily Fee
            on the Treasuries        Investment         Accrual
                               x       Amount      -

               {(5% / 365)     x    $80,000,000}

                         = $10,958.90             -      $3,507.83   = $7,451.07

         o Price Level Percentage Change for Down-MACRO Holding Trust and Up-MACRO Holding Trust:

                               55 - 80
                               -------    = ABS(-25)/80 = 31.25%
                                 80

         o    Earned Income Accrual for the Down-MACRO Holding Trust:

                  Since Ending Level is lower than Starting Level,

         o        Down-MACRO Available Income Accrual

                  plus

         o        Up-MACRO Available Income Accrual x Price Level Percentage
                  Change

                   $7,451.07  +   ($7,451.07 x 31.25%)    =   $9,779.54

         o    Down-MACRO and Up-MACRO Investment Amount:

                  Since no "losses" have been suffered, and the Daily Yield Rate on the Treasuries exceeds the Daily Fee Accrual Rate, the Investment Amount for each trust equals the number of shares x the Stated Par Amount per share, also referred to as the Down-MACRO or Up-MACRO Aggregate Par Amount:

                      1,000,000  x   $80   =  $80,000,000

         o    Accrual Down-MACRO and Up-MACRO Asset Amount =

         Investment Amount + aggregated Accrual Income Amount = $80,000,000 + $7,451.07 + (80%*$27,943.98) = $80,029,806.25

Underlying Value on Day 4
-------------------------

                  The Underlying Value of the Down-MACRO Holding Trust equals, on the basis of the foregoing variables, the following:

                  Since Ending Level is lower than Starting Level,

         o        the aggregated Earned Income Accrual to this date

                  plus

         o        the Down-MACRO Investment Amount

                  plus

         o the Up-MACRO Investment Amount multiplied by the Price Level Percentage Change for the Down-MACRO Holding Trust

       $41,216.67   +   $80,000,000   +  ($80,000,000 x 31.25%)  =  $105,041,217

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM











                         [To be attached when available]

                  WE, IN OUR CAPACITY AS DEPOSITOR, PRESENT HEREIN DRAFT FINANCIAL STATEMENTS FOR THE DOWN-MACRO HOLDING TRUST THAT ARE INTENDED TO BE ILLUSTRATIVE OF STATEMENTS THAT WILL BE PREPARED BY US ON BEHALF OF THE TRUST AND AUDITED BY AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UPON THE FORMATION OF THE TRUST. THESE ILLUSTRATIVE FINANCIAL STATEMENTS PRESENT THE SEED CAPITAL OF THE TRUST AND SPECIFY IMPORTANT ACCOUNTING POLICIES THAT WILL BE EMPLOYED BY THE TRUST IN ACCOUNTING FOR ITS ASSETS AND LIABILITIES UNDER THE SETTLEMENT CONTRACTS AND THE INCOME DISTRIBUTION AGREEMENT.


                   Claymore MACROshares Oil Down Holding Trust


                        STATEMENT OF FINANCIAL CONDITION

                             as of August [ ], 2006



        Assets
        Current Assets

           Cash                                  $1,000

           Total Assets                          $1,000
                                                  =====

        Shareholders' Equity

        Founder's Capital Shares                 $1,000
           (1,000 shares, par value $1/share)

        Total Liabilities and Shareholders'
        Equity                                   $1,000
                                                  =====





See accompanying notes.

                  NOTES TO THE STATEMENT OF FINANCIAL CONDITION
                             as of August [ ], 2006


A.       Organization

                  The Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust") is a trust formed under the laws of the State of New York by MACRO Securities Depositor, LLC (the "Depositor") on August [ ], 2006 pursuant to a trust agreement entered into by the Depositor, Investors Bank & Trust Company, as trustee (in such capacity, the "Trustee") and Claymore Securities Inc., as administrative agent and marketing agent (in such capacities, the "Administrative Agent" and the "Marketing Agent") which governs the activities of the Down-MACRO Holding Trust and specifies the terms of the Down-MACRO Holding Shares. The Depositor has also formed the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust" and, together with the Down-MACRO Holding Trust, the "Paired Holding Trusts"). Each of the Paired Holding Trusts will issue shares on a continuous basis (which are referred to, respectively, as "Down-MACRO Holding Shares" and "Up-MACRO Holding Shares," and, collectively, as "Paired Holding Shares") in minimum aggregations called "MACRO Units," each of which consists of 50,000 Down-MACRO Holding Shares and 50,000 Up-MACRO Holding Shares. Paired Holding Shares will be issued at the direction of Authorized Participants (as defined herein). The objective of the Paired Holding Trusts is, in the case of the Down-MACRO Holding Trust, to provide investors with investment returns that correspond with changes in the price of NYMEX crude oil futures contracts within the principal range from (i) zero to (ii) twice the starting level of that price on or about the date of the first issuance of Paired Holding Shares (the "Starting Level") and, in the case of the Up-MACRO Holding Trust, to provide investors with investment returns that correspond inversely with the price of NYMEX crude oil futures within the principal range from (i) zero to (ii) twice the Starting Level. For example, if the Starting Level is $75, the price range within which the Paired Holding Trusts will provide principal returns is $0 to $150.

                  As of the date hereof, the Down-MACRO Holding Trust has had no operations or transactions, other than the issuance of 1,000 non-voting, non-transferable Founders' Shares with a par value of $1 per share in return for $1,000, which constitutes the initial and permanent capital of the Down-MACRO Holding Trust. Claymore Securities, Inc. and the Depositor were each issued 500 of the Founders' Shares. The Founders' Shares were issued to two separate entities to ensure that the Down-MACRO Holding Trust maintains its designation as a partnership for federal tax law.

                  Once issued, not less than a majority of all outstanding Down-MACRO Holding Shares must always be held by another trust formed by the Depositor -- the Claymore MACROshares Oil Down Tradeable Trust (the "Down-MACRO Tradeable Trust") which will issue the Claymore MACROshares Oil Down Tradeable Shares or the "Down-MACRO Tradeable Shares." Once issued, not less than a majority of all outstanding Up-MACRO Holding Shares must always be held by the Claymore MACROshares Oil Up Tradeable Trust, also formed by the Depositor (the "Up-MACRO Tradeable Trust" and, together with the Down-MACRO Tradeable Trust, the "Tradeable Trusts"), which will issue the Claymore MACROshares Oil Up Tradeable Shares or the "Up-MACRO Tradeable Shares." Authorized Participants may exchange Down-MACRO Holding Shares for Down-MACRO Tradeable Shares and

Down-MACRO Tradeable Shares for Down-MACRO Holding Shares. Each such exchange must be made in minimum lots of 50,000 shares. One Down-MACRO Holding Share on deposit in the Down-MACRO Tradeable Trust will be delivered for each Down-MACRO Tradeable Share tendered for exchange. One Down-MACRO Tradeable Share will be delivered for each Down-MACRO Holding Share deposited into the Down-MACRO Tradeable Trust. The sole business of the Down-MACRO Tradeable Trust will consist of investing in and holding the Down-MACRO Holding Shares and the sole business of the Up-MACRO Tradeable Trust will consist of investing in and holding the Up-MACRO Holding Shares.

                  The assets of the Down-MACRO Holding Trust will consist of cash, U.S. government securities, repurchase agreements collateralized by U.S. government securities and OTC derivative instruments entered into between the Paired Holding Trusts. These derivative instruments will consist of "Settlement Contracts" which provide that the Down-MACRO Holding Trust will be entitled to receive from, or be required to make to, the Up-MACRO Holding Trust a payment at the termination of each of these contracts in an amount that reflects the percentage change between the settlement price of NYMEX crude oil futures contracts (the "Closing Price") at the time when the Settlement Contracts are terminated and the Starting Level of that price. The NYMEX crude oil futures contracts that will be referenced by the Paired Holding Trusts are (i) futures contracts that mature during the next calendar month succeeding the current month for any date of determination occurring on or after the first day of the current month up to but excluding the 11th New York Business Day of that month and (ii) futures contracts that mature during the second calendar month succeeding the current calendar month for any date of determination occurring on or after such 11th New York Business Day (provided that the switch out of next month's contract to the succeeding month's contract may not take place later than the 17th day of each month).

                  For purposes of determining the per share net asset value at which Paired Holding Shares will be redeemed or created, each Settlement Contract will be valued on each "New York Business Day" (any day on which stock exchanges and New York money center banks are open for business) against the Closing Price and the resulting percentage change in the Closing Price from the Starting Level. The performance obligations of the Paired Holding Trusts to each other under the Settlement Contracts are 100% collateralized by cash, U.S. government securities and repurchase agreements backed by U.S. government securities that are held in each of the Paired Holding Trusts. The Down-MACRO Holding Trust's obligations will not be leveraged and the trust will realize capital gains or losses only when a Settlement Contract is terminated in connection with a paired optional redemption, an early termination or the final scheduled termination of the Paired Holding Trusts.

                  The "Income Distribution Agreement" entered into between the Paired Holding Trusts is the means for allocating between the Paired Holding Trusts the daily income accrual on the U.S. government securities and other assets on deposit in the trusts. These assets were purchased with cash held by the trusts at the beginning of each calendar quarter and cash received from investors who directed subsequent issuances of Paired Holding Shares during that calendar quarter, less the daily expense accrual for each of the Paired Holding Trusts. Under the Income Distribution Agreement, the Down-MACRO Holding Trust will be obligated to pay a portion of its income to the Up-MACRO Holding Trust or entitled to receive a portion of the Up-MACRO Holding Trust's income, based on the percentage change of the Closing Price from its Starting

Level on each day of the calendar quarter between distribution dates. The Down-MACRO Holding Trust's daily income recorded under the Income Distribution Agreement will reflect either an asset receivable by it or a liability payable by it, based upon the daily value changes in the Closing Price relative to its Starting Level. A payment will be made by one of the Paired Holding Trusts to the other on each quarterly distribution date and the Down-MACRO Holding Trust will then distribute its remaining income (if it had to make a payment under the Income Distribution Agreement) or all of its income and a portion of the income it received from the Up-MACRO Holding Trust (if it received a payment under the Income Distribution Agreement) as a quarterly distribution to its shareholders on or immediately following such quarterly distribution date.

                  The shares of the Paired Holding Trusts are expected to be held primarily by entities who are banks, broker-dealers or other participant members of The Depository Trust Company ("DTC") and who have executed a contract with the Trustee and the Administrative Agent ("Authorized Participants"). Authorized Participants may direct the issuance and redemption of Down-MACRO and Up-MACRO Holding Shares in MACRO Units on a continuous basis. "Paired Subsequent Issuances" are all issuances of Paired Holding Shares in MACRO Units that occur at any time after the formation of the Paired Holding Trusts, and "Paired Optional Redemptions" are all optional, shareholder-directed redemptions of Paired Holding Shares in MACRO Units. Paired Holding Shares are always issued in Paired Subsequent Issuances and always redeemed in Paired Optional Redemptions at a specified redemption price equal to the combined net assets of the Paired Holding Trusts attributable to the shares being issued or redeemed. The final distribution made on the Down-MACRO Holding Shares being redeemed in a Paired Optional Redemption will equal the ratable portion of the net assets of the Down-MACRO Holding Trust that are remaining in the trust after it has made or received a settlement payment under each Settlement Contract that was terminated in connection with such redemption. The market price of the Down-MACRO or Up-MACRO Tradeable Shares at the time of the redemption of any Paired Holding Shares will have no effect on or relation to the price at which the applicable holding trust is required to redeem those holding shares.

                  Orders for Paired Subsequent Issuances and Paired Optional Redemptions will be accepted from Authorized Participants on each New York Business Day. Paired Subsequent Issuances and Paired Optional Redemptions can be settled on order date plus one business day or order date plus three business days, depending upon whether the Authorized Participants tender Paired Holding Shares or Tradeable Shares (which must first be exchanged for the underlying Down-MACRO or Up-MACRO Holding Shares).

B.       Significant Accounting Policies

                  The following is a summary of the significant accounting policies which will be consistently followed by the Down-MACRO Holding Trust in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Government Securities

                  The Down-MACRO Holding Trust will invest in debt securities issued by the U.S. government and repurchase agreements (or "repos") collateralized by U.S. government securities, which have, in each case, remaining maturities or terms of less than ninety (90) days. The government securities and repos will be valued at amortized cost.

The Settlement Contracts

                  Upon each issuance of Down-MACRO Holding Shares as part of a MACRO Unit in a Paired Subsequent Issuance, the Down-MACRO Holding Trust will enter into a new Settlement Contract with the Up-MACRO Holding Trust. For each New York Business Day, the Paired Optional Redemptions and Paired Subsequent Issuances ordered on that day will be netted for purposes of determining how many Settlement Contracts need to be entered into or terminated on that day; however, one Settlement Contract must always be outstanding for one MACRO Unit of outstanding Paired Holding Shares. Under the Settlement Contracts, the Down-MACRO Holding Trust will either (1) be required to deliver all or a portion of its assets (held in the form of cash, government securities and repos) to the Up-MACRO Holding Trust or (2) be entitled to receive all or a portion of the assets (held in the form of the same types of assets) of the Up-MACRO Holding Trust. These settlement obligations will be based on the change in the Closing Price from its Starting Level on the day on which a redemption order for Paired Holding Shares is delivered to the Administrative Agent. The final distribution made on the Down-MACRO Holding Shares will depend upon the settlement payment that the Down-MACRO Holding Trust will either be required to make or be entitled to receive under the Settlement Contracts when such contracts are settled in connection with Paired Optional Redemptions, early terminations or the final scheduled termination of the Down-MACRO Holding Trust.

                  The settlement obligations of the Paired Holding Trusts under the Settlement Contracts are fully supported by the cash, government securities and repos held by each trust. Each daily recording of the difference between the Closing Price and the Starting Level is referred to as the daily calculation of the amount due to or from the Down-MACRO Holding Trust under the Settlement Contract. If the Closing Price exceeds its Starting Level an asset receivable will be recorded as being due from the Down-MACRO Holding Trust under the Settlement Contracts. If the Closing Price is less than its Starting Level, a liability payable to the Down-MACRO Holding Trust will be recorded under the Settlement Contracts. If the Closing Price equals its Starting Level, no account entry will be recorded.

Income Distribution Agreement

                  Under the Income Distribution Agreement with the Up-MACRO Holding Trust, the Down-MACRO Holding Trust will, on each quarterly distribution date, either (1) be required to pay all or a portion of its income from its government securities and repos, after deduction of a fixed number of basis points for the payment of fees and expenses, to the Up-MACRO Holding Trust or
(2) be entitled to receive all or a portion of the Up-MACRO Holding Trust's income, after the Up-MACRO Holding Trust has deducted a fixed number of basis points for payment of its expenses and fees, based on its daily accrued income for each day during the preceding calendar quarter and the Closing Price for that day. If the Closing Price on any New York Business Day exceeds its Starting Level, the Down-MACRO Holding Trust will record a payment obligation payable to the Up-MACRO Holding Trust under the Income Distribution Agreement as an asset receivable for that day. If the Closing Price is less than its Starting Level on any New York Business Day, the Down-MACRO Holding Trust will record a liability to be made to it by the Up-MACRO Holding Trust under the Income Distribution Agreement. If the Closing Price equals its Starting Level, no account entry will be recorded. For any day that is not a New York Business Day, the Closing Price from the last preceding New York Business Day will be used to calculate the asset or liability under the Income Distribution Agreement for that day. The assets receivable and liabilities payable for each day by the Down-MACRO Holding Trust will be netted in order to determine whether it will make a net payment to, or be entitled to receive a net payment from, the Up-MACRO Holding Trust on the quarterly distribution date, prior to distributing its income to its shareholders.

Federal Income Taxes

                  The Down-MACRO Holding Trust is treated as a partnership for federal income tax purposes and, therefore, no provision for federal income taxes is required.

Fees and Expenses

                  Fees and expenses will be deducted from the income realized by the Down-MACRO Holding Trust (and, if income is insufficient during any quarter, from the assets of the Down-MACRO Holding Trust) in an amount equal to the product of the trust's assets and (i) a rate of 160 basis points per annum until the second anniversary of the formation of the Down-MACRO Holding Trust and (ii) a rate of 150 basis points per annum thereafter. The amount deducted will be used to pay general administrative expenses of the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust and the fees and expenses of parties that provide various services to these trusts such as the Trustee, the Administrative Agent and the Marketing Agent, to pay intellectual property licensing fees to the NYMEX and to MacroMarkets LLC, and to reimburse the Depositor for a portion of the offering and organizational costs of the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust. If actual fees and expenses incurred by the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust exceed the applicable fee deduction rate of 160 or 150 basis points, MacroMarkets LLC and the Administrative Agent have agreed to waive their fees. If, after the waiver, a shortfall remains, the Depositor will assume these expenses. To the extent there is a surplus, the Depositor is entitled to the excess.

Redeemable Down-MACRO Holding Shares

                  The Down-MACRO Holding Shares are classified as "redeemable" for financial statement purposes, because they are subject to continuous redemption as described herein. Individual investors cannot purchase or redeem shares in direct transactions with the Down-MACRO Holding Trust. The Down-MACRO Holding Trust only deals with Authorized Participants, who may redeem Down -MACRO Holding Shares at any time (but only together with Up-MACRO Holding Shares in the prescribed minimum aggregations that constitute MACRO Units), provided that optional redemptions of shares may be suspended in certain circumstances which are described in the trust agreement.

Indemnifications

                  Under the Down-MACRO Holding Trust's organizational documents, the Depositor, the Administrative Agent, the Trustee, NYMEX and MacroMarkets LLC are indemnified by the Down-MACRO Holding Trust against any liability or expense that any of them may incur in connection with the service and licensing agreements into which they entered with the Down-MACRO Holding Trust and Down-MACRO Tradeable Trust that is not the result of gross negligence, bad faith, willful misconduct or reckless disregard on their part. The Down-MACRO Holding Trust's maximum exposure under these indemnification arrangements (as set forth in its trust agreement, the trust agreement for the Down-MACRO Tradeable Trust and certain licensing agreements) is unknown and dependent Upon future claims that may be made against the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust based on events that have not yet occurred.

Concentration Risk

                  The Down-MACRO Holding Trust's performance will be determined by the daily Closing Price of NYMEX light sweet crude oil futures contracts. Therefore, the primary risk of loss to the Down-MACRO Holding Trust comes from fluctuations in the Closing Price of crude oil futures contracts. The minimum price level of crude oil futures for which the Down-MACRO Holding Trust can deliver investment returns corresponding to the price of such crude oil futures is equal to $0.00. (Conversely, the maximum price level of crude oil futures for which the Up-MACRO Holding Trust can deliver inverse investment returns corresponding to the price of such crude oil futures is equal to twice the Starting Level.) In addition, the Down-MACRO Holding Trust is exposed to possible indemnification obligations, as described above. An additional risk comes from interest rate fluctuations, which will affect the total amount of income earned by the Paired Holding Trusts.

Termination of the Trust

                  The Down-MACRO Holding Trust will be terminated on the twentieth anniversary date of its first scheduled quarterly distribution date. On such date, the holders of any Down-MACRO Holding Shares which remain outstanding will receive the net assets of the Down-MACRO Holding Trust after the settlement and termination of all outstanding Settlement Contracts in the same manner as such contracts would be settled and terminated in connection with any Paired Optional Redemption. The Income Distribution Agreement will also be terminated, but no settlement obligations will be due thereunder.

                  Additional termination events of the Down-MACRO Holding Trust consist of (i) any event in which any of the Paired Holding Trusts or the Tradeable Trusts (collectively, the "MACRO Trusts") become insolvent or bankrupt; (ii) any of the MACRO Trusts become required to register as "investment companies" under the Investment Company Act of 1940, as amended;
(iii) the MACRO Trusts are prohibited from using, or NYMEX or the applicable substitute oil price provider does not establish, a settlement price for light sweet crude oil futures or the applicable substitute reference oil price for five consecutive New York Business Days and no other substitute oil benchmark is identified and approved by the shareholders and/or the Depositor is unable to negotiate a licensing arrangement with any such substitute oil price provider;

(iv) the Closing Price falls to only 15% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to receive all but 15% of the Up-MACRO Holding Trust's assets) or the Closing Price rises to a level that is equal to 185% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to retain only 15% of its own assets under the Settlement Contracts); and (v) the reduction of the funds of either of the Paired Holding Trusts to an amount below $10 million U.S. dollars.

                  In the case of each of these termination events, including the event described in clause (iv) above, the Settlement Contracts would settle on the next distribution date on the basis of the Closing Price on the last New York Business Day that preceded that distribution date, which may be different from the Closing Price at the time when the termination event occurred.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM











                         [To be attached when available]

WE, IN OUR CAPACITY AS DEPOSITOR, PRESENT HEREIN DRAFT FINANCIAL STATEMENTS FOR THE DOWN-MACRO TRADEABLE TRUST THAT ARE INTENDED TO BE ILLUSTRATIVE OF STATEMENTS THAT WILL BE PREPARED BY US ON BEHALF OF THE TRUST AND AUDITED BY AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UPON THE FORMATION OF THE TRUST. THESE ILLUSTRATIVE FINANCIAL STATEMENTS PRESENT THE SEED CAPITAL OF THE TRUST AND SPECIFY IMPORTANT ACCOUNTING POLICIES THAT WILL BE EMPLOYED BY THE TRUST IN ACCOUNTING FOR ITS ASSETS AND LIABILITIES UNDER THE SETTLEMENT CONTRACTS AND THE INCOME DISTRIBUTION AGREEMENT.


                  Claymore MACROshares Oil Down Tradeable Trust


                        STATEMENT OF FINANCIAL CONDITION

                             as of August [ ], 2006



        Assets
        Current Assets
        Cash                                     $1,000

        Total Assets                             $1,000
                                                  =====
        Shareholders' Equity

        Founder's Capital Shares
           (1,000 shares, par value $1/share)    $1,000

        Total Liabilities and Shareholders'
        Equity                                   $1,000
                                                  =====




         See accompanying notes.

                  NOTES TO THE STATEMENT OF FINANCIAL CONDITION
                             as of August [ ], 2006

A.       Organization

                  MACRO Securities Depositor, LLC (the "Depositor") has formed the Claymore MACROshares Oil Down Tradeable Trust (the " Down-MACRO Tradeable Trust"), the Claymore MACROshares Oil Up Tradeable Trust (the "Up-MACRO Tradeable Trust"), the Claymore MACROshares Oil Down Holding Trust (the "Down-MACRO Holding Trust") and the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust"). Each of the trusts was formed under the laws of the State of New York on August [ ], 2006.

                  The Down-MACRO Holding Trust and the Up-MACRO Holding Trust are referred to as "Paired Holding Trusts." Each of the Paired Holding Trusts will issue shares (which are referred to, respectively, as "Down-MACRO Holding Shares" and "Up-MACRO Holding Shares," and, collectively, as "Paired Holding Shares") in minimum aggregations called "MACRO Units," each of which consists of 50,000 Down-MACRO Holding Shares and 50,000 Up-MACRO Holding Shares. The objective of the Paired Holding Trusts is, in the case of the Down-MACRO Holding Trust, to provide investors with investment returns that correspond with changes in the price of NYMEX crude oil futures contracts within the principal range from (i) zero to (ii) twice the starting level of that price on or about the date of the first issuance of Paired Holding Shares (the "Starting Level") and, in the case of the Up-MACRO Holding Trust, to provide investors with investment returns that correspond inversely with the price of NYMEX crude oil futures within the principal range from (i) zero to (ii) the twice the Starting Level. For example, if the Starting Level is $75, the price range within which the Paired Holding Trusts will provide principal returns is $0 to $150.

                  The Depositor, Investors Bank & Trust Company, as trustee (in such capacity, the "Trustee") and Claymore Securities Inc., as administrative agent and marketing agent (in such capacities, the "Administrative Agent" and the "Marketing Agent") have entered into a trust agreement that governs the activities of the Down-MACRO Tradeable Trust and specifies the terms of the shares issued by the Down-MACRO Tradeable Trust (the "Down-MACRO Tradeable Shares"). The Down-MACRO Tradeable Trust intends to issue the Down-MACRO Tradeable Shares on a continuous basis in exchange for deposits of Down-MACRO Holding Shares. Down-MACRO Tradeable Shares will only be issued or exchanged for the underlying Down-MACRO Holding Shares in connection with an issuance of Down-MACRO Holding Shares that are deposited into the Down-MACRO Tradeable Trust or the withdrawal of Down-MACRO Holding Shares from the Down-MACRO Tradeable Trust. One Down-MACRO Tradeable Share will be issued for each Down-MACRO Holding Share deposited into the Down-MACRO Tradeable Trust. The per share net asset value of one Down-MACRO Tradeable Share will always equal the per share net asset value of one Down-MACRO Holding Share. Paired Holding Shares may only be created and redeemed, and Down-MACRO Tradeable Shares may only be created and exchanged, through entities who are banks, broker-dealers or other participant members of The Depository Trust Company ("DTC") who have executed a contract with the Trustee and the Administrative Agent ("Authorized Participants"). Each Down-MACRO Tradeable Share represents an undivided beneficial interest in the pool of Down-MACRO Holding Shares deposited in the Down-MACRO Tradeable Trust.

                  As of the date hereof, the Down-MACRO Tradeable Trust has had no operations or transactions, other than the issuance of 1,000 Founders' Shares with a par value of $1 per share in return for $1,000, which constitutes the initial and permanent capital of the Up-MACRO Tradeable Trust. Claymore Securities, Inc. and the Depositor were each issued 500 of the Founders' Shares.

                  The assets of the Down-MACRO Tradeable Trust will consist solely of the initial deposit of $1,000 and the Down-MACRO Holding Shares on deposit from time to time therein. The Down-MACRO Tradeable Trust shares will trade on the American Stock Exchange ("Amex"), at negotiated prices, during "New York Business Days" (any day on which stock exchanges and New York money center banks are open for business). The market price of the Down-MACRO Tradeable Shares is expected to reflect the current market price of the referenced NYMEX light sweet crude oil futures contracts to which the Down-MACRO Tradeable Shares are benchmarked. This market price may diverge from the closing per share net asset value of the Down-MACRO Tradeable Trust. Based on market demand throughout the trading day, the Down-MACRO Tradeable Shares may trade at a premium or a discount to their per share net asset value. However, the market price is expected to be realigned with the per share net asset value by arbitrage activity on the part of Authorized Participants. If the Down-MACRO Tradeable Shares are trading at a premium to their per share net asset value, Authorized Participants would be expected to create additional shares at their per share net asset value (by creating Paired Holding Shares and depositing new Down-MACRO Holding Shares into the Down-MACRO Tradeable Trust), thereby increasing supply and decreasing the market price. If the Down-MACRO Tradeable Shares are trading at a discount to their per share net asset value, Authorized Participants would be expected to redeem the shares at their per share net asset value (by exchanging the shares for the underlying Down-MACRO Holding Shares and then redeeming such shares, together with the paired Up-MACRO Holding Shares), thereby decreasing supply and increasing the market price of the Down-MACRO Tradeable Shares. The ability of Authorized Participants to arbitrage the premium or discount reflected in the market price of the Down-MACRO Tradeable Shares will depend upon the premium or discount, if any, at which the Up-MACRO Holding Shares are concurrently trading.

                  The assets of the Down-MACRO Holding Trust will consist of cash, government securities, repurchase agreements collateralized by U.S. government securities and OTC derivative instruments entered into between the Paired Holding Trusts. These derivative instruments will consist of "Settlement Contracts" which provide that the Down-MACRO Holding Trust will be entitled to receive from, or be required to make to, the Up-MACRO Holding Trust a payment at the termination of each of these contracts in an amount that reflects the percentage change between the settlement price of NYMEX crude oil futures contracts (the "Closing Price") at the time when the Settlement Contracts are terminated and the Starting Level of that price on August [ ], 2006 (the "Starting Level"). The NYMEX crude oil futures contracts that will be referenced by the Paired Holding Trusts are (i) futures contracts that mature during the next calendar month succeeding the current month for any date of determination occurring on or after the first day of the current month up to but excluding the 11th New York Business Day of that month and (ii) futures contracts that mature during the second calendar month succeeding the current calendar month for any date of determination occurring on or after such 11th New York Business Day (provided that the switch out of next month's contract to the succeeding month's contract may not take place later than the 17th day of each month).

                  For purposes of determining the per share net asset value at which Paired Holding Shares will be redeemed or created, each Settlement Contract will be valued on each New York Business Day against the Closing Price and the resulting percentage change in the Closing Price from the Starting Level. The performance obligations of the Paired Holding Trusts to each other under the Settlement Contracts are 100% collateralized by cash, U.S. government securities and repurchase agreements backed by U.S. government securities that are held in each of the Paired Holding Trusts. The Down-MACRO Holding Trust's obligations will not be leveraged and the trust will realize capital gains or losses only when a Settlement Contract is terminated in connection with a paired optional redemption, an early termination or the final scheduled termination of the Paired Holding Trusts.

                  The "Income Distribution Agreement" entered into between the Paired Holding Trusts is the means for allocating between the Paired Holding Trusts the daily income accrual on the U.S. government securities and other assets on deposit in the trusts. These assets were purchased with cash held by the trusts at the beginning of each calendar quarter and cash received from investors who directed subsequent issuances of Paired Holding Shares during that calendar quarter, less the daily expense accrual for each of the Paired Holding Trusts. Under the Income Distribution Agreement, the Down-MACRO Holding Trust will be obligated to pay a portion of its income to the Up-MACRO Holding Trust or entitled to receive a portion of the Up-MACRO Holding Trust's income, based on the percentage change of the Closing Price from its Starting Level on each day of the calendar quarter between distribution dates. The Down-MACRO Holding Trust's daily income recorded under the Income Distribution Agreement will reflect either an asset receivable by it or a liability payable by it, based upon the daily value changes in the Closing Price relative to its Starting Level. A payment will be made by one of the Paired Holding Trusts to the other on each quarterly distribution date and the Down-MACRO Holding Trust will then distribute its remaining income (if it had to make a payment under the Income Distribution Agreement) or all of its income and a portion of the income it received from the Up-MACRO Holding Trust (if it received a payment under the Income Distribution Agreement) as a quarterly distribution to its shareholders on or immediately following such quarterly distribution date.

B.       Significant Accounting Policies

                  The following is a summary of the significant accounting policies which will be consistently followed by the Down-MACRO Tradeable Trust in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Federal Income Taxes

                  The Down-MACRO Holding Trust is treated as a grantor trust for federal income tax purposes and, therefore, no provision for federal income taxes is required.

Fees and Expenses

                  All fees and expenses of the Down-MACRO Tradeable Trust will be paid by the Down-MACRO Holding Trust. Because the Down-MACRO Tradeable Trust invests solely in the shares of the Down-MACRO Holding Trust, its investment will be subject to the fees and expenses charged by the Down-MACRO Holding Trust.

Distributions

                  The Down-MACRO Tradeable Trust will pass through each quarterly and final distribution it receives on the Down-MACRO Holding Shares it holds on deposit on the date of receipt thereof.

Indemnifications

                  Under the Down-MACRO Holding Trust's and the Down-MACRO Tradeable Trust's organizational documents, the Depositor, the Administrative Agent, the Trustee, NYMEX and MacroMarkets LLC are indemnified by the Down-MACRO Holding Trust against any liability or expense that any of them may incur in connection with the service and licensing agreements into which they entered with the Down-MACRO Holding Trust and Down-MACRO Tradeable Trust that is not the result of gross negligence, bad faith, willful misconduct or reckless disregard on their part. The Down-MACRO Holding Trust's maximum exposure under these indemnification arrangements (as set forth in its trust agreement, the trust agreement for the Down-MACRO Tradeable Trust and certain licensing agreements) is unknown and dependent upon future claims that may be made against the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust based on events that have not yet occurred.

Concentration Risk

                  The Down-MACRO Holding Trust's performance will be determined by the daily Closing Price of NYMEX light sweet crude oil futures contracts. Therefore, the primary risk of loss to the Down-MACRO Holding Trust comes from fluctuations in the Closing Price of crude oil futures contracts. The minimum price level of crude oil futures for which the Down-MACRO Holding Trust can deliver investment returns corresponding to the price of such crude oil futures is equal to $0.00. (Conversely, the maximum price level of crude oil futures for which the Up-MACRO Holding Trust can deliver inverse investment returns corresponding to the price of such crude oil futures is equal to twice the Starting Level.) In addition, the Down-MACRO Holding Trust is exposed to possible indemnification obligations, as described above. An additional risk comes from interest rate fluctuations, which will affect the total amount of income earned by the Paired Holding Trusts.

Termination of the Trust

                  The Down-MACRO Tradeable Trust will terminate in connection with any termination of the Down-MACRO Holding Trust. The Down-MACRO Holding Trust will be terminated on the twentieth anniversary date of its first scheduled quarterly distribution date. On such date, the holders of any Down-MACRO Holding Shares which remain outstanding will receive the net assets of the Down-MACRO Holding Trust after the settlement and termination of all outstanding Settlement Contracts in the same manner as such contracts would be settled and terminated in connection with any Paired Optional Redemption. The Down-MACRO Tradeable Trust will pass through to its shareholders the per share net asset value it receives on the Down-MACRO Holding Shares it holds on deposit on the final distribution date. The Income Distribution Agreement will also be terminated on this date, but no settlement obligations will be due thereunder.

                  Additional termination events of the Down-MACRO Holding Trust consist of (i) any event in which any of the Paired Holding Trusts or the Tradeable Trusts (collectively, the "MACRO Trusts") become insolvent or bankrupt; (ii) any of the MACRO Trusts become required to register as "investment companies" under the Investment Company Act of 1940, as amended;
(iii) the MACRO Trusts are prohibited from using, or NYMEX or the applicable substitute oil price provider does not establish, a settlement price for light sweet crude oil futures or the applicable substitute reference oil price for five consecutive New York Business Days and no other substitute oil benchmark is identified and approved by the shareholders and/or the Depositor is unable to negotiate a licensing arrangement with any such substitute oil price provider;
(iv) the Closing Price falls to only 15% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to receive all but 15% of the Up-MACRO Holding Trust's assets) or the Closing Price rises to a level that is equal to 185% of its Starting Level (at which Closing Price the Down-MACRO Holding Trust would be entitled to retain only 15% of its own assets under the Settlement Contracts); and (v) the reduction of the funds of either of the Paired Holding Trusts to an amount below $10 million U.S. dollars.

                  In the case of each of these termination events, including the event described in clause (iv) above, the Settlement Contracts would settle on the next distribution date on the basis of the Closing Price on the last New York Business Day that preceded that distribution date, which may be different from the Closing Price at the time when the termination event occurred.

                  Claymore MACROshares Oil Down Holding Shares

                   Claymore MACROshares Oil Down Holding Trust
                                     Issuer


                 Claymore MACROshares Oil Down Tradeable Shares

                  Claymore MACROshares Oil Down Tradeable Trust
                                     Issuer


                        MACRO Securities Depositor, LLC,
                                    Depositor

                                _________________

                                   Prospectus
                                _________________


                                  Underwriters




                  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.


                  We are not offering these shares in any state where the offer is not permitted, and we do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.


                  Dealers will deliver a prospectus when acting as underwriters of the Down-MACRO holding shares or the Down-MACRO tradeable shares and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus, all dealers selling the Down-MACRO holding shares or the Down-MACRO tradeable shares will deliver a prospectus.

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

                                TABLE OF CONTENTS


Item 13.          Other Expenses of Issuance and Distribution.*

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.


Registration fees for the
Down-MACRO Holding Trust                                $                107.00
Registration fees for the
Down-MACRO Tradeable Trust                              $                107.00
Federal taxes                                           $                     *
State taxes and fees                                    $                     *
Trustee fees                                            $                     *
Printing and engraving expenses                         $                     *
Legal fees and expenses                                 $                     *
Insurance                                               $                     *
Accounting                                              $                     *
Miscellaneous                                           $                     *
--------------------------------------------------------------------------------
Total                                                   $                     *

____________________

*All such expenses are estimated and are subject to revision upon completion of the offering

Item 14.          Indemnification of Directors and Officers.


                  Section 18-108 of the Delaware Limited Liability Company Act, as amended (the "Delaware Act"), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 8.1 of the Operating Agreement of the Depositor (the "Agreement") provides that no manager (or affiliate thereof), member or officer of the Depositor shall have any liability to the Depositor for any act or failure to act on behalf of the Depositor unless such act or failure to act resulted from the gross negligence or intentional misconduct of such person or entity. Section 8.2(a) of the Agreement provides that the managers (or any affiliate of the managers), any officers, directors, stockholders or employees of any affiliate of the managers and the members, officers and employees of the Depositor shall each be an "Indemnified Party" under the Agreement. In addition,
Section 8.2(a) of the Agreement provides that to the fullest extent permitted by applicable law, the Depositor shall indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnified Party may be involved, or is threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Depositor or which relates to or arises out of the Depositor or its property, business or affairs. An Indemnified Party shall not be entitled to indemnification with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence.

                  Section 18-303 of the Delaware Act provides that except as otherwise provided therein, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section
3.3 and Section 4.8 of the Agreement provide that except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Depositor, whether existing in contract, tort, or otherwise, shall be obligations and liabilities of the Depositor and no member or manager shall be obligated personally for such debt, obligation or liability of the Depositor solely by means of being a member or manager of the Depositor. Section 8.2(a) provides that any Indemnified Party shall be fully protected from any action or inaction based upon or in accordance with the advice or opinions received from counsel or accountants consulted with respect to the affairs of the Depositor. Notwithstanding any of the foregoing to the contrary, the provisions of Section
8.2 of the Agreement shall not relieve any Indemnified Party of any liability, to the extent that such liability may not be waived, modified or limited under applicable law.

                  Section 9.3 of the Down-MACRO Holding Trust Agreement provides that the Depositor and its members, managers, officers, employees, affiliates, and subsidiaries (each, a "Depositor Indemnified Parties") shall be indemnified by the Down-MACRO Holding Trust and held harmless against any loss, liability or expense incurred hereunder without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Depositor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Down-MACRO Holding Trust Agreement or (2) reckless disregard on the part of such Depositor Indemnified Party of its obligations and duties under the Down-MACRO Holding Trust Agreement. Each Depositor Indemnified Party shall also be indemnified by the Down-MACRO Holding Trust and held harmless against any loss, liability or expense arising under the Income Distribution Agreement, the Settlement Contracts or any Participants Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Depositor by any of the Calculation Agent, the Administrative Agent and the Trustee. Such indemnity shall include payment from the Down-MACRO Holding Trust of the costs and expenses incurred by such Depositor Indemnified Party in defending itself against any such indemnified claim or liability. Capitalized terms used in this paragraph shall have the meanings set forth in the form of Claymore MACROshares Oil Down Holding Trust Agreement filed as exhibit 4.1 hereto.

                  Section 10.1 of the Down-MACRO Tradeable Trust Agreement provides that in the absence of gross negligence or willful misconduct on the part of the Depositor, Administrative Agent, MacroMarkets or the Trustee, the Depositor, the Administrative Agent, MacroMarkets and the Trustee shall not be liable for any action taken, suffered or omitted by it in the performance of its duties under the Down-MACRO Tradeable Trust Agreement. The Depositor, the Administrative Agent, MacroMarkets and the Trustee shall not be liable for any error in judgment made in good faith unless such party has been grossly negligent in ascertaining or failing to ascertain the pertinent facts. In no event shall the Depositor, the Administrative Agent, MacroMarkets or the Trustee be liable for special, consequential or punitive damages or for any failure or delay in the performance of its obligations under the Down-MACRO Tradeable Trust Agreement due to forces reasonably beyond the control of the Depositor, the Administrative Agent, MacroMarkets or the Trustee including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services including, without limitation, Internet services; it being understood that the Depositor, the Administrative Agent, MacroMarkets and the Trustee shall each use commercially reasonable efforts which are consistent with accepted practices in its industry to resume performance as soon as practicable under the circumstances. Capitalized terms used in this paragraph shall have the meanings set forth in the form of Claymore MACROshares Oil Down Tradeable Trust Agreement filed as exhibit 4.2 hereto.

Item 15.          Recent Sales of Unregistered Securities.

         Not applicable.

Item 16.          Exhibits and Financial Statement Schedules.

         (a)      Exhibits

   Exhibit
   Number      Description
   -------     ----------------------------------------------------------------

     3.1 Certificate of Formation of MACRO Securities Depositor, LLC, dated April 28, 2004**

     3.2 Operating Agreement of MACRO Securities Depositor, LLC, dated April 28, 2004**

     4.1       Form of Claymore MACROshares Oil Down Holding Trust Agreement

     4.2       Form of Claymore MACROshares Oil Down Tradeable Trust Agreement

     4.3       Form of Participants Agreement

     4.4       Form of 1992 ISDA Master Agreement**

     4.5       Form of Income Distribution Agreement

     4.6       Form of Settlement Contract

     4.7       Form of MACRO License Agreement**

     4.8       Form of NYMEX Sublicensing Agreement

     5 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality*

     8 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters

     10.1      Form of Depository Agreement*

     23.1      Consents of Accountants**

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinions filed as Exhibits 5 and 8)*

     24.2      Power of Attorney, dated August 16, 2006

     99.1 Form of Claymore MACROshares Oil Up Holding Share and Tradeable Share Prospectus

     99.2      Form of Claymore MACROshares Oil Up Holding Trust Agreement

     99.3      Form of Claymore MACROshares Oil Up Tradeable Trust Agreement


-------------------
* To be filed by amendment.

**       Previously filed.

Item 17.          Undertakings.

         The undersigned Registrant hereby undertakes

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) If applicable, to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (4) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (5) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-1 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 16, 2006.



                                    MACRO SECURITIES DEPOSITOR, LLC,
                                    as Depositor of the Claymore MACROshares Oil
                                    Down Holding Trust and the Claymore
                                    MACROshares Oil Down Tradeable Trust,



                                    By:      /s/ Samuel Masucci
                                       -----------------------------------------
                                    Name: Samuel Masucci, III
                                    Title:  President, Principal Executive
                                    Officer, Principal Financial Officer and
                                    Principal Accounting Officer

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



              Signature                                 Capacity                              Date
--------------------------------------    --------------------------------------    -------------------------
                                          President, Principal Executive                August 16, 2006
                                          Officer, Principal Financial Officer
/s/ Samuel Masucci, III                   and Principal Accounting Officer
------------------------
Samuel Masucci, III
                                          Treasurer and Manager                         August 16, 2006
/s/ Robert J. Shiller
------------------------
Robert J. Shiller
                                          Manager                                       August 16, 2006
/s/ Lawrence Larkin
------------------------
Lawrence Larkin
-------------------------------------------------------------------------------------------------------------

                                  EXHIBIT INDEX

   Exhibit
   Number      Description
   --------    ----------------------------------------------------------------

     3.1 Certificate of Formation of MACRO Securities Depositor, LLC, dated April 28, 2004**

     3.2 Operating Agreement of MACRO Securities Depositor, LLC, dated April 28, 2004**

     4.1       Form of Claymore MACROshares Oil Down Holding Trust Agreement

     4.2       Form of Claymore MACROshares Oil Down Tradeable Trust Agreement

     4.3       Form of Participants Agreement

     4.4       Form of 1992 ISDA Master Agreement**

     4.5       Form of Income Distribution Agreement

     4.6       Form of Settlement Contract

     4.7       Form of MACRO License Agreement**

     4.8       Form of NYMEX Sublicensing Agreement

     5 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality*

     8 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters

     10.1      Form of Depository Agreement*

     23.1      Consents of Accountants**

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinions filed as Exhibits 5 and 8)*

     24.2      Power of Attorney, dated August 16, 2006

     99.1 Form of Claymore MACROshares Oil Up Holding Share and Tradeable Share Prospectus

     99.2      Form of Claymore MACROshares Oil Up Holding Trust Agreement

     99.3      Form of Claymore MACROshares Up Oil Tradeable Trust Agreement

-------------------
*        To be filed by amendment.

**       Previously filed.